As filed with the Securities and Exchange Commission on June 13, 2025

Registration No. ___

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

Seneca Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	6021	Pending
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

35 Oswego Street

Baldwinsville, New York 13027

(315) 638-0233
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Joseph G. Vitale

President and Chief Executive Officer

35 Oswego Street

Baldwinsville, New York 13027

(315) 638-0233
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Benjamin M. Azoff, Esq. Elizabeth Cook, Esq. Luse Gorman, PC 5335 Wisconsin Avenue, N.W., Suite 780 Washington, D.C. 20015 (202) 274-2000	Edward Olifer, Esq. Stephen F. Donahoe, Esq. Kilpatrick Townsend & Stockton LLP 701 Pennsylvania Avenue, NW, Suite 200 Washington, D.C. 20004 (202) 508-5800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus Supplement

SENECA SAVINGS 401(k) PLAN

Offering of Participation Interests in up to 135,438 Shares of

Seneca Bancorp, Inc. common stock

Seneca Bancorp, Inc., a new Maryland corporation that we refer to as “Seneca Bancorp” throughout this prospectus supplement, is offering shares of common stock for sale at $10.00 per share in connection with the conversion of Seneca Financial MHC, a federally-chartered mutual holding company, from the mutual holding company to the stock holding company form of organization. The shares being offered represent the ownership interest of Seneca Financial MHC in Seneca Financial Corp., an existing federal corporation. Seneca Financial Corp.’s common stock is quoted on the OTC Pink Markets under the trading symbol “SNNF.” We expect Seneca Bancorp’s common stock will be quoted on the OTCQX Market upon conclusion of the conversion and stock offering.

In connection with the offering, Seneca Savings is allowing participants in the Seneca Savings 401(k) Plan, as adopted by Seneca Savings (the “401(k) Plan”), to invest a portion of their account balances in Seneca Bancorp common stock. This prospectus supplement relates to the elections by 401(k) Plan participants to direct the trustee of the 401(k) Plan to invest up to 50% of their account balances in the 401(k) Plan in Seneca Bancorp common stock at the time of the offering. Based upon the value of the 401(k) Plan assets as of December 31, 2024, the trustee of the 401(k) Plan could purchase up to 135,438 shares of Seneca Bancorp common stock at the purchase price of $10.00 per share.

Before you consider investing, you should read the prospectus of Seneca Bancorp, dated [*], 2025, which accompanies this prospectus supplement. It contains detailed information regarding the stock offering of Seneca Bancorp common stock and the financial condition, results of operations and business of Seneca Savings. This prospectus supplement provides information regarding the 401(k) Plan. You should read this prospectus supplement together with the prospectus and keep both for future reference.

For a discussion of risks that you should consider, see “Risk Factors” beginning on page 16 of the accompanying prospectus and “Notice of Your Rights Concerning Employer Securities” below.

The interests in the 401(k) Plan and the offering of the shares of Seneca Bancorp common stock have not been approved or disapproved by the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, nor any other federal or state securities regulator. Any representation to the contrary is a criminal offense.

The securities offered in this prospectus supplement are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

This prospectus supplement may be used only in connection with offers and sales by Seneca Bancorp of participation interests in shares of Seneca Bancorp common stock pursuant to the 401(k) Plan. No one may use this prospectus supplement to re-offer or resell participation interests or shares of Seneca Bancorp common stock acquired through the 401(k) Plan.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus. Seneca Bancorp, Seneca Savings and the 401(k) Plan have not authorized anyone to provide you with information that is different.

This prospectus supplement does not constitute an offer to sell or solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. Neither the delivery of this prospectus supplement and the prospectus nor any sale of Seneca Bancorp common stock or participation interests representing an ownership interest in Seneca Bancorp common stock shall under any circumstances imply that there has been no change in the affairs of Seneca Financial Corp., Seneca Savings or the 401(k) Plan since the date of this prospectus supplement, or that the information contained in this prospectus supplement or incorporated by reference is correct as of any time after the date of this prospectus supplement.

The date of this prospectus supplement is [*], 2025.

RISK FACTORS

In addition to considering the material risks disclosed under “Risk Factors” beginning on page 16 of the attached prospectus, you should also consider the following:

If you elect to purchase Seneca Bancorp common stock using your 401(k) Plan account balance and the stock offering is oversubscribed, you will bear the risk of price changes in the investment funds of the 401(k) Plan.

If you elect to purchase Seneca Bancorp common stock using your 401(k) Plan account balance, the 401(k) Plan trustee will sell the designated amount within your 401(k) Plan account among your investment fund balances. If the stock offering is oversubscribed (i.e., there are more orders for Seneca Bancorp common stock than shares available for sale in the stock offering), and the 401(k) Plan trustee cannot use any or all of the funds you allocate to purchase Seneca Bancorp common stock, the funds that cannot be invested in Seneca Bancorp common stock, and any interest earned on such funds, will be reinvested in your existing investment funds of the 401(k) Plan, according to your then existing investment election (i.e., in proportion to your investment direction for future contributions). During the period from when the 401(k) Plan trustee sells a percentage of each of your investment funds until reinvestment of some or all of those funds back into your investment funds as a result of an oversubscription, you will bear the risk of price changes in the investment funds. It is possible that during this period some or all of the investment funds may have increased in value more than the amount of any interest you may have earned on the reinvested funds before reinvestment. See “The Offering – Purchases in the Offering and Oversubscriptions” in this prospectus supplement.

THE OFFERING

Securities Offered

Seneca Savings is offering participants in the 401(k) Plan the opportunity to purchase participation interests in shares of common stock of Seneca Bancorp through the 401(k) Plan. A “participant interest” represents your indirect ownership of a share of Seneca Bancorp common stock and is equivalent to one share of Seneca Bancorp common stock. At the stock offering purchase price of $10.00 per share and allowing participants to use up to 50% of their account balances, the 401(k) Plan may acquire up to 135,438 shares of Seneca Bancorp common stock in the stock offering, based on the approximate fair market value of the 401(k) Plan’s assets as of December 31, 2024.

Only employees of Seneca Savings may become participants in the 401(k) Plan and only participants may purchase shares of Seneca Bancorp common stock through the 401(k) Plan. Your investment in shares of Seneca Bancorp common stock in connection with the stock offering is subject to the purchase priorities listed below.

Information regarding the 401(k) Plan is contained in this prospectus supplement and information with regard to the consolidated financial condition, results of operations and business of Seneca Financial Corp. and Seneca Bancorp is contained in the accompanying prospectus. The address of the principal executive office of Seneca Bancorp and Seneca Savings is 35 Oswego Street, Baldwinsville, New York 13027. Seneca Savings’ telephone number is (315) 638-0233.

Any questions about purchasing Seneca Bancorp stock in the offering through the 401(k) Plan or about this prospectus supplement should be addressed to Scott Turner, Director of Human Resources, Seneca Savings, 35 Oswego Street, Baldwinsville, New York, 13027, telephone number: (315) 638-0233; email: sturner@senecasavings.com.

Direct all questions about the stock offering, the prospectus, or obtaining a stock order form to purchase stock in the stock offering outside the 401(k) Plan to the Stock Information Center at ([#]), Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center will be closed on weekends and bank holidays.

Election to Purchase Seneca Bancorp, Inc. Common Stock	In connection with the stock offering, you may elect to designate up to 50% of your 401(k) Plan account balance percent (reduced by the amount of any participant loans you have outstanding) to a money market fund called “Stock Purchase Fund,”, which will be used to purchase common stock of Seneca Bancorp issued in the stock offering at $10 per share. In making this determination, you should carefully consider the information set forth on page S-17 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.” The trustee of the Seneca Bancorp, Inc. Stock Fund will purchase common stock of Seneca Bancorp at $10.00 per share to be held as stock in accordance with your directions. However, your elections are subject to the purchase priorities and purchase limitations, as described below.

Purchase Priorities	All 401(k) Plan participants are eligible to elect to subscribe for Seneca Bancorp common stock in the stock offering. However, such directions are subject to the purchase priorities and purchase limitations in the Plan of Conversion and Reorganization of Seneca Financial MHC, which provides for a subscription offering and a community offering, as described below.

In the offering, the purchase priorities are as follows and apply in the case more shares are ordered than are available for sale (an “oversubscription”):

Subscription offering:

(1)      First, to depositors at Seneca Savings with aggregate balances of at least $50 or more at the close of business on March 31, 2024.

(2)      Second, to the tax-qualified plans of Seneca Savings, including the employee stock ownership plan and the 401(k) Plan.

(3)      Third, to depositors of Seneca Savings with aggregate balances of at least $50 or more on deposit at the close of business on [Date].

(4)      Fourth, to depositors of Seneca Savings at the close of business on [Date] and borrowers of Seneca Savings as of March 24, 2017, who maintained such borrowings as of the close of business on [Date].

If there are shares remaining after all of the orders in the subscription offering have been filled, shares will be offered in a community offering with a preference to natural persons (including trusts of natural persons) residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga, and then to Seneca Financial Corp.’s public stockholders at the close of business on [Date].

If you fall into subscription offering categories (1), (3), or (4) above, you have subscription rights to purchase Seneca Bancorp common stock in the subscription offering in the highest category and you may use funds (up to 50% of your account balance) in the 401(k) Plan to pay for the Seneca Bancorp common stock.

If you fall into purchase priority (1), (3), or (4), you will separately receive offering materials in the mail, including a Stock Order Form. If you wish to purchase stock outside of the 401(k) Plan, you must complete and submit the original Stock Order Form and payment, before the Subscription Offering deadline.

In addition to, or instead of, placing an order outside of the 401(k) Plan through a Stock Order Form, as a 401(k) Plan participant, you may place an order for the purchase of Seneca Bancorp common stock through the 401(k) Plan in the manner described below under “The Offering — How to Order Stock in the Offering.”

Purchases in the Offering and Oversubscriptions	The trustee of the 401(k) Plan will purchase Seneca Bancorp common stock in accordance with your election. Once you make your election, the amount that you elect to transfer from your existing investment options for the purchase of Seneca Bancorp common stock in connection with the stock offering will be removed from your existing investment options and transferred to the Stock Purchase Fund, which will be invested in a money market fund during the stock offering period, pending the formal closing of the stock offering, several weeks later.

After the end of the stock offering period, we will determine whether all or any portion of your order may be filled (based on your purchase priority as described above and whether the stock offering is oversubscribed). The amount that can be used toward your order will be applied to the purchase of participation interests and will be denominated in shares of Seneca Bancorp common stock in the 401(k) Plan.

If the stock offering is oversubscribed, and the trustee of the 401(k) Plan is unable to use the full amount allocated by you to purchase shares of Seneca Bancorp common stock in the stock offering, the amount that cannot be invested in shares of common stock, and any interest earned, will be transferred from the Stock Purchase Fund and reinvested in the existing investment funds of the 401(k) Plan in accordance with your then existing investment election (in proportion to your investment direction for future contributions).

If you choose not to direct the investment of your account balances towards the purchase of any shares in the offering, your account balances will remain in the investment funds of the 401(k) Plan as previously directed by you.

Composition of Seneca Bancorp, Inc. Stock Fund

At the conclusion of the offering, once the eligible assets in the Stock Purchase Fund have been used to purchase Seneca Bancorp common stock, the shares of Seneca Bancorp common stock will be transferred to the 401(k) Plan and held in the Seneca Bancorp, Inc. Stock Fund. The Seneca Bancorp, Inc. Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather, it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by 401(k) Plan participants in the stock offering through the 401(k) Plan. The Seneca Bancorp, Inc. Stock Fund will consist solely of shares of Seneca Bancorp common stock purchased by participants in the 401(k) Plan, which will be initially valued at $10.00 per share (i.e., the purchase price).

Your interests in the Seneca Bancorp, Inc. Stock Fund will be referred to as participation interests and will be denominated in shares of Seneca Bancorp common stock.

Following the closing of the stock offering, each day the aggregate value of the Seneca Bancorp, Inc. Stock Fund will be determined by dividing the total market value of the fund at the end of the day by the total number of shares held in the fund by all participants as of the previous day’s end. The change in share value reflects the day’s change in Seneca Bancorp common stock price, and the value of each participation interest should be the same as one shares of Seneca Bancorp common stock.

Investment in Seneca Bancorp common stock involves risks common to investment in shares of common stock. For a discussion of material risks you should consider, see the “Risk Factors” section of the enclosed prospectus and the section of the prospectus supplement called “Notice of Your Rights Concerning Employer Securities” (see below).

The portion of your 401(k) Plan account invested in the Seneca Bancorp, Inc. Stock Fund will be reported to you on your regular 401(k) Plan participant statements. You can also go online at any time to www.principal .com or call (800) 547-7754 (toll-free) to review your account balances.

Value of the 401(k) Plan Assets	As of December 31, 2024, the market value of the assets of the 401(k) Plan attributable to active and former employees of Seneca Savings was approximately $1,354,374.01. The 401(k) Plan administrator informed each participant of the value of his or her account balance under the 401(k) Plan as of December 31, 2024, however participants can also go online and look at their account balances at any time.

Election to Purchase Stock in the Offering	If you wish to use your account balance in the 401(k) Plan (reduced by any participant loans you have outstanding) to purchase Seneca Bancorp common stock issued in the offering, you can follow the steps below on this page S-5 under “The Offering — How to Order Stock in the Offering.” In making this determination, you should carefully consider the information set forth on page S-17 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.”

How to Order Stock in the Offering	You can elect to transfer up to 50% of your current 401(k) Plan account balance (reduced by the value of any participant loans you have outstanding) to the Stock Purchase Fund by following the procedures described below. Please note the following conditions concerning this election:

•    Your election is subject to a minimum purchase of 25 shares which equates to $250.00.

•    Your election, plus any order you placed outside the 401(k) Plan, is subject to a maximum purchase of 25,000 shares which equates to $250,000 or 35,000 shares ($350,000) if you purchase in concert with an associate or a group of persons acting in concert (as more fully described in the prospectus).

•    The election period for 401(k) Plan purchases (the “Plan Purchase Period”) closes at [*] p.m., Eastern time, [*], 2025.

•    Your election to purchase Seneca Bancorp common stock in the offering through the 401(k) Plan will be accepted by Principal Financial Group, the third party plan administrator. After your election is accepted by Principal Financial Group, it will be rounded down to the closest dollar amount divisible by $10.00 and will be used by the trustee to purchase shares of Seneca Bancorp common stock in the stock offering. The difference will remain in the Stock Purchase Fund until the offering closes and the shares are acquired by the 401(k) Plan.

•    At the formal close of the stock offering, which will occur several weeks later, the shares purchased in the Stock Purchase Fund based on your election will be transferred to the Seneca Bancorp, Inc. Stock Fund and any remaining funds from your account will be transferred out of the Stock Purchase Fund for investment in the other funds under the 401(k) Plan, based on your election currently on file for future contributions.

•    Following the completion of the stock offering, your purchased shares of Seneca Bancorp common stock will be reflected in your 401(k) Plan account through the Seneca Bancorp, Inc., Stock Fund.

Follow these steps to elect to use all or part of your account balance in the 401(k) Plan to purchase shares in the stock offering:

•    Go to www.principal.com and log into our 401(k) Plan account. In Account Login, click on drop down and choose “Personal” then “GO.” Enter your Username and Password. If you haven’t established your Username and Password, click on the line “Establish your Username and Password” and follow the prompts.

•    On your Personal Summary Page, choose the line for the Seneca Savings 401(k) Plan and click on “View Details” for your 401(k) Plan account.

•    When you reach “Your Account Overview,” click on “Investments” across the top navigation of the screen, and then click on “Change Investments.”

•    When you reach the “Change Investments” screen, click on the box titled “Move Balances.” Then click on “Make a Transfer.”

•    Click on “Advanced Transfer Features” and choose “Dollars” then enter the amount you would like to transfer in dollars, “From” each investment. When you have completed transferring “From” each investment, choose “Continue.”

•    Enter the dollars you will be transferring into the Stock Purchase Fund. The Stock Purchase Fund is a money market investment that will hold the funds until the stock offering is concluded. All of the funds that you transferred “From” other investments must be transferred to another investment.

•    When you have completed the “To” portion of the transaction, click “Continue.” You will be taken to a confirmation page. Please review your transaction for accuracy. If you need to make changes, click on “Cancel” or “Start Over” or “Previous” to make changes. If the information is correct, click on the box, “Submit Request” to authorize Principal Financial Group to process the request. You will receive a communication in your Message Center confirming your transaction.

•    After you completed your online election, you must also complete the Stock Information Form and return it to Scott Turner, Director of Human Resources, Seneca Savings, 35 Oswego Street, Baldwinsville, New York, 13027 by hand delivery, by e-mail to sturner@senecasavings.com or by fax to [Fax #] no later than 2:00 p.m., Eastern time, on [*], 2025.

Order Deadline

You must make your election online at www.principal.com and return your Stock Information Form to Scott Turner, Director of Human Resources, by hand delivery, by e-mail to sturner@senecasavings.com or by fax to [Fax #]; no later than 2:00 p.m., Eastern time, on [*], 2025.

IF YOU FAIL TO BOTH MAKE YOUR ONLINE STOCK PURCHASE ELECTION AND RETURN YOUR 401(K) PLAN STOCK INFORMATION FORM BY 2:00 P.M. EASTERN TMIME ON [*], 2025, YOUR ELECTION WILL NOT BE PROCESSED AND YOUR ORDER WILL BE VOID.

Irrevocability of Transfer Direction	You may not revoke your election to transfer all or a portion of your account to the Stock Purchase Fund once it has made. Your election is irrevocable. You will, however, continue to have the ability to transfer amounts not directed towards the purchase of Seneca Bancorp common stock in the offering among all of the other investment funds on a daily basis.

Future Direction to Purchase and Sell Seneca Bancorp Common Stock

You will be able to purchase Seneca Bancorp common stock after the completion of the stock offering through the 401(k) Plan by vesting your future contributions through the Seneca Bancorp, Inc. Stock Fund, provided that no more than 50% of your future contribution (both employer and employee) may be invested in the Seneca Bancorp, Inc. Stock Fund. Additionally, after the completion of the stock offering, you will be able to transfer no more than 50% of your account balance to the Seneca Bancorp, Inc. Stock Fund.

After the completion of the stock offering, to the extent that shares are available, the trustee of the 401(k) Plan will acquire shares of Seneca Bancorp common stock at your election in open market transactions at the prevailing price, which may be less than or more than $10.00 per share. In addition, a brokerage commission of $0.05 per share of stock purchased will be charged.

After the completion of the stock offering, you will have the opportunity to direct the 401(k) Plan trustee to sell any shares that you purchased in the stock offering. Special restrictions may apply to transfers directed to and from the Seneca Bancorp, Inc. Stock Fund by the participants who are subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, relating to the purchase and sale of securities by officers, directors and principal shareholders of Seneca Bancorp.

Voting Rights of Common Stock	You may direct the 401(k) Plan trustee as to how to vote your shares of Seneca Bancorp common stock held in the Seneca Bancorp, Inc. Stock Fund. If the trustee does not receive your voting instructions, the trustee will be directed by Seneca Savings to vote your shares in the same proportion as the voting instructions received from other participants related to their shares of Seneca Bancorp common stock held by the 401(k) Plan, provided that such vote is made in accordance with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). All voting instructions will be kept confidential.

DESCRIPTION OF THE 401(k) PLAN

Introduction

Seneca Savings originally adopted the 401(k) Plan in 2018. The 401(k) Plan was last restated effective January 1, 2025. The 401(k) Plan is a single-employer tax-qualified plan with a cash or deferred compensation feature established in accordance with the requirements under Section 401(a) and Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”).

Seneca Savings intends that the 401(k) Plan, in operation, will comply with the requirements under Section 401(a) and Section 401(k) of the Code. Seneca Savings will adopt any amendments to the 401(k) Plan that may be necessary to ensure the continuing qualified status of the 401(k) Plan under the Code and applicable Treasury Regulations.

Employee Retirement Income Security Act of 1974 (“ERISA”). The 401(k) Plan is an “individual account plan” other than a “money purchase pension plan” within the meaning of ERISA. As such, the 401(k) Plan is subject to all the provisions of Title I (Protection of Employee Benefit Rights) and Title II (Amendments to the Code Relating to Retirement Plans) of ERISA, except the funding requirements contained in Part 3 of Title I of ERISA, which by their terms do not apply to an individual account plan (other than a money purchase plan). The 401(k) Plan is not subject to Title IV (Plan Termination Insurance) of ERISA. The funding requirements contained in Title IV of ERISA are not applicable to participants or beneficiaries under the 401(k) Plan.

Reference to Full Text of 401(k) Plan. The following portions of this prospectus supplement summarize certain provisions of the 401(k) Plan. They are not complete and are qualified in their entirety by the full text of the 401(k) Plan. Copies of the 401(k) Plan are available to all employees by filing a request with the 401(k) Plan Administrator c/o Seneca Savings, Attn: Scott Turner, Director of Human Resources, 35 Oswego Street, Baldwinsville, New York, 13027, telephone number: (315) 638-0233. You are urged to read carefully the full text of the 401(k) Plan.

Eligibility and Participation

Seneca Savings employees generally become eligible to enter the 401(k) Plan on the first day of the first payroll period after both attaining age 18 and completing two months of service.

Once an eligible employee has satisfied the eligibility conditions, the employee will become a participant and will be eligible to make employee salary deferrals, including after-tax Roth 401(k) deferrals, and to receive employer matching contributions. An employee will generally become eligible for employer profit sharing contributions, if made, after completing one year of service. An eligible employee may also roll over contributions from another eligible plan.

As of December 31, 2024, there were approximately 71 active and former employees with account balances in the 401(k) Plan.

Contributions under the 401(k) Plan

Pre-Tax Elective Deferrals. 401(k) Plan participants are permitted to defer on a pre-tax basis up to 100% of their Plan Compensation (defined below), subject to certain restrictions imposed by the Code, and to have that amount contributed to the 401(k) Plan on their behalf. Pre-tax deferrals are subject to certain limitations imposed by the Code, and for 2025, the elective deferral limit is $23,500, however, if a 401(k) Plan participant becomes age 50 during the plan year, he or she may defer an additional amount as a “catch-up” contribution (“catch up contributions” are discussed further below). For 2025, the limit on catch-up contributions is $7,500. The limit on the regular elective deferral and “catch-up” contribution are subject to change on an annual basis. The “Plan Compensation” means the participant’s annual compensation based on the participant’s wages reported on Form W-2, including any pre-tax deferrals, for the applicable year, provided that the amount taken into account under the 401(k) Plan for each participant is limited by the Code, and for 2025 the limit is $350,000 (this limit may change on an annual basis). Canceling or changing the contribution percentage can be accomplished either over the telephone or over the internet at any time.

The 401(k) Plan includes an automatic salary deferral feature. If a 401(k) Plan participant meets the eligibility requirements but does not make a deferral election, 3% of the participant’s Plan Compensation will be automatically deferred as a pre-tax deferral. The automatic deferral amount will increase each year by 1% of Plan Compensation up to a maximum of 10% of Plan Compensation unless you designate otherwise under a salary deferral election. 401(k) Plan participants can complete a salary deferral agreement to elect an alternate deferral amount or to elect not to make elective deferrals to the 401(k) Plan. If an automatic deferral of 3% of a participant’s Plan Compensation is applied, the participant can request a refund of the amount deferred. Ordinary income taxes will be withheld on the amounts refunded.

Roth Elective Deferrals. 401(k) Plan participants may elect to designate all or a portion of their deferrals as Roth elective deferrals. Roth elective deferrals do not reduce total taxable income or current taxes. Because taxes are paid on Roth elective deferrals when they are made, these contributions will not be taxed later when received as a benefit and distributed as a qualified distribution. A distribution will be a qualified distribution if (i) the distribution is made on or after attaining age 59 1⁄2, on or after the date of death, or as a result of becoming disabled as defined by the Code; or (ii) the distribution is made after the end of the 5-taxable-year period beginning with the first taxable year in which the Roth elective deferral contribution is made to the 401(k) Plan.

Catch-up Contributions. If a participant has made the maximum amount of elective deferrals allowed by the 401(k) Plan or other legal limits and has attained at least age 50 (or will reach age 50 prior to the end of the tax year, which is December 31), that participant is also eligible to make an additional catch-up contribution. In 2025, the maximum catch-up contribution is $7,500. A participant may authorize Seneca Savings to withhold a specified dollar amount of your Plan Compensation for this purpose.

Matching Contributions. Seneca Savings makes a matching contribution equal to 50% of a 401(k) Plan participant’s salary deferrals to the extent that the salary deferrals do not exceed 10% of Plan Compensation.

Profit Sharing Contributions. Seneca Savings may, in its discretion, make profit sharing contributions to the accounts of eligible participants from time to time on a nondiscriminatory basis. The amount of any profit-sharing contributions, if made, will be determined in the sole discretion of Seneca Savings.

Rollover Contributions. The 401(k) Plan may accept a rollover contribution from another tax-qualified plan or eligible individual retirement account made on behalf of an eligible employee. Any rollover contributions will be held in a rollover account for a participant. A participant will be 100% vested in his or her rollover contributions.

Limitations on Contributions

Contribution Limits. For the tax year beginning January 1, 2025, the amount of a participant’s elective deferrals may not exceed $23,500 per calendar year, or $31,000 if the participant is eligible to make catch-up contributions. Contributions in excess of this limit are known as excess deferrals. If a participant defers amounts in excess of this limitation, his or her gross income for federal income tax purposes will include the excess in the year of the deferral. In addition, unless the excess deferral is distributed before April 15 of the following year, it will be taxed again in the year distributed. Income on the excess deferral distributed by April 15 of the immediately succeeding year will be treated, for federal income tax purposes, as earned and received by the participant in the tax year in which the contribution is made.

The total amount of contributions that a participant makes, and any contribution Seneca Savings makes to the participant’s account in one year is limited to the lesser of 100% of the participant’s Plan Compensation or $70,000 (for 2025), or if applicable, $77,500 (for 2025) including catch-up contributions.

Rollovers. Participants may make a rollover contribution of an eligible rollover distribution from any other qualified retirement plan or an individual retirement arrangement (IRA). These funds will be maintained in a separate rollover account in which the participant will have a nonforfeitable vested interest.

Benefits under the 401(k) Plan

Vesting. At all times, 401(k) Plan participants have a fully vested, nonforfeitable interest in their elective deferrals, including Roth elective deferrals, catch-up contributions, if any, and rollover contributions.

Employer profit sharing and matching contributions allocated to participants’ accounts will vest, ratably, based on the following years of service:

Vesting Schedule
Profit Sharing Contributions and Matching Contributions

Period of Service	Vested Percentage
Less than 1 year	0%
1 year	20%
2 years	40%
3 years	60%
4 years	80%
5 years or more	100%

Participants become 100% vested in employer profit-sharing contributions and matching contributions upon attaining normal retirement age (i.e., age 65), or death, or disability.

Distribution at Termination of Employment. 401(k) Plan participants will be entitled to receive a distribution of the vested amounts in their account when their employment terminates for any reason. The 401(k) Plan will make involuntary cash-out distributions of vested account balances in accordance with the 401(k) Plan. If the participant is not a 5% or more owner of his or her employer, the required benefit commencement date is the April 1st following the close of the year in which the later occurs: the participant attains age 73 or terminates employment.

Distribution after Death of Participant. In the event of death, the value of the participant’s entire account will be payable to the participant’s beneficiary in accordance with the 401(k) Plan.

Investment of Contributions and Account Balances

All amounts credited to a participant’s accounts under the 401(k) Plan are held in the 401(k) Plan trust (the “Trust”), which is administered by the trustee of the 401(k) Plan. Before the effective date of the stock offering, participants were provided the opportunity to direct the investments of their accounts into one or more of the investment options described below:

Investment Fund	Asset Class/Investment Fund Type
PIMCO Income Institutional Fund	Fixed Income
American Funds American High-Income Trust R6 Fund	Fixed Income
Bond Market Index Separate Account	Fixed Income
Core Plus Bond Separate Account	Fixed Income
Inflation Protection Separate Account	Fixed Income
Principal LifeTime Strategic Income Account	Balanced/Asset Allocation
Principal LifeTime 2015 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2020 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2025 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2030 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2035 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2040 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2045 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2050 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2055 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2060 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2065 Separate Account	Balanced/Asset Allocation
Principal LifeTime 2070 Separate Account	Balanced/Asset Allocation
Equity Income Separate Account	Large U.S. Equity
Capital Appreciation Separate Account	Large U.S. Equity
LargeCap S&P 500 Index Separate Account	Large U.S. Equity
Blue Chip Separate Account	Large U.S. Equity
MidCap Value I Separate Account	Small/Mid U.S. Equity
MidCap S&P 400 Index Separate Account	Small/Mid U.S. Equity
BlackRock Mid-Cap Growth Equity K Fund	Small/Mid U.S. Equity
SmallCap Value II Separate Account	Small/Mid U.S. Equity
SmallCap S&P 600 Index Separate Account	Small/Mid U.S. Equity
Fidelity Advisor Small Cap Growth Z Fund	Small/Mid U.S. Equity
BlackRock Emerging Markets K Fund	Global/International Equity
Diversified International Separate Account	Global/International Equity
American Funds EuroPacific Growth R6 Fund	Global/International Equity
Principal Guaranteed Option	Short-Term Fixed Income

Performance History

The following table provides performance data with respect to the investment funds in the 401(k) Plan:

	Average Annual Total Return (as of March 31, 2025)
Investment Option Name	1-Year	3-Year	5-Year	10-Year	Incept Date
PIMCO Income Institutional Fund	7.41%	4.63%	5.23%	4.41%	3/2007
American Funds American High-Income Trust R6 Fund	8.56%	5.67%	8.81%	5.23%	5/2009
Bond Market Index Separate Account	4.74%	0.41%	(0.54)%	1.28	12/2009
Core Plus Bond Separate Account	4.33%	0.07%	0.48%	1.90%	2/1983
Inflation Protection Separate Account	5.85%	(0.18)%	2.34%	2.21%	12/2004
Principal LifeTime Strategic Income Separate Account	5.07%	3.26%	5.06%	3.99%	3/2001
Principal LifeTime 2015 Income Separate Account	4.98%	3.27%	6.80%	5.01%	2/2008
Principal LifeTime 2020 Income Separate Account	4.91%	3.50%	7.90%	5.57%	3/2001
Principal LifeTime 2025 Income Separate Account	4.76%	3.77%	9.10%	6.15%	2/2008
Principal LifeTime 2030 Income Separate Account	4.87%	4.14%	10.19%	6.65%	3/2001
Principal LifeTime 2035 Income Separate Account	4.83%	4.61%	11.35%	7.18%	2/2008
Principal LifeTime 2040 Income Separate Account	4.78%	5.26%	12.42%	7.66%	3/2001
Principal LifeTime 2045 Income Separate Account	4.70%	5.70%	13.29%	8.01%	2/2008
Principal LifeTime 2050 Income Separate Account	4.64%	6.04%	13.89%	8.28%	3/2001
Principal LifeTime 2055 Income Separate Account	4.61%	6.04%	14.18%	8.39%	2/2008
Principal LifeTime 2060 Income Separate Account	4.58%	6.02%	14.37%	8.44%	3/2013
Principal LifeTime 2065 Income Separate Account	4.54%	5.99%	14.46%	—	12/2017
Principal LifeTime 2070 Income Separate Account	4.59%	—	—	—	5/2023
Equity Income Separate Account	7.82%	6.53%	15.33%	9.67%	6/2009
Capital Appreciation Separate Account	6.42%	10.15%	18.92%	12.65%	6/2009
LargeCap S&P 500 Index Separate Account	8.18%	8.99%	18.51%	12.44%	1/1990
Blue Chip Separate Account	5.90%	9.17%	17.31%	14.90%	9/2013
MidCap Value I Separate Account	0.55%	5.51%	18.14%	8.37%	7/1999
MidCap S&P 400 Index Separate Account	(2.80)%	4.35%	16.82%	8.35%	8/1999
BlackRock Mid-Cap Growth Equity K Fund	(9.71)%	(1.98)%	9.05%	9.42%	3/2016
SmallCap Value II Separate Account	(5.09)%	3.15%	18.19%	6.98%	6/2004
SmallCap S&P 600 Index Separate Account	(3.48)%	0.64%	14.96%	7.43%	8/1999
Fidelity Advisor Small Cap Growth Z Fund	(5.62)%	2.62%	13.23%	10.15%	2/2017
BlackRock Emerging Markets K Fund	(2.19)%	(1.39)%	5.54%	3.81%	1/2018
Diversified International Separate Account	5.45%	5.86%	12.48%	5.95%	5/1987
American Funds EuroPacific Growth R6 Fund	0.34%	3.28%	9.93%	5.33%	5/2009

Description of the Investment Funds

The following is a description of each of the funds:

PIMCO Income Institutional Fund

The investment seeks to maximize current income; long-term capital appreciation is a secondary objective. The fund invests at least 65% of its total assets in a multi-sector portfolio of Fixed Income Instruments of varying maturities, which may be represented by forwards or derivatives such as options, futures contracts or swap agreements. It may invest up to 50% of its total assets in high yield securities rated below investment grade by Moody's, S&P or Fitch, or if unrated, as determined by PIMCO.

American Funds American High-Income Trust R6 Fund

The investment seeks to provide a high level of current income; the secondary investment objective is capital appreciation. The fund invests primarily in higher yielding and generally lower quality debt securities (rated Ba1 / BB+ or below by Nationally Recognized Statistical Rating Organizations or unrated but determined by the fund's investment adviser to be of equivalent quality), including corporate loan obligations. It may also invest a portion of its assets in securities tied economically to countries outside the United States.

Bond Market Index Separate Account

The investment seeks to provide current income. The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in debt securities held by the Barclays U. S. Aggregate Bond Index at the time of purchase. The index is composed of investment grade, fixed rate debt issues, including government, corporate, asset-backed, and mortgage-backed securities, with maturities of one year or more. It employs a passive investment approach designed to attempt to track the performance of the index.

Core Plus Bond Separate Account

The investment option invests primarily in intermediate-term, fixed-income investments such as public and private corporate bonds, commercial and residential mortgages, asset-backed securities, and US government and agency-backed securities. Value is added primarily through sector allocation and security selection. The Separate Account may enter into reverse repurchase agreements to attempt to enhance portfolio return and income.

Inflation Protection Separate Account

The investment seeks to provide current income and real (after inflation) total returns. The fund invests primarily in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and U.S. and non-U.S. corporations. Under normal circumstances, the fund maintains an average portfolio duration that is within 20% of the duration of the Bloomberg U.S. Treasury Inflation Protected Securities ("TIPS") Index. The fund is not managed to a particular maturity.

Principal LifeTime Strategic Income Separate Account

The investment seeks current income, and as a secondary objective, capital appreciation. The fund is a fund of funds and invests in underlying funds of Principal Exchange-Traded Funds ("PETF") and Principal Funds, Inc. ("PFI"). Its underlying funds consist of domestic and foreign equity funds, fixed-income funds, real asset funds, and other funds that aim to offer diversification beyond traditional equity and fixed-income securities. Its asset allocation is designed for investors who are approximately 10 years beyond the normal retirement age of 65.

Principal LifeTime Target Date Separate Account

The investment seeks a total return consisting of long-term growth of capital and current income. The fund operates as a “target date fund” that invests according to an asset allocation strategy designed for investors having a retirement investment goal close to the stated year. It is a fund of funds and invests in underlying funds of Principal Exchange-Traded Funds (“PETF”) and Principal Funds, Inc. (“PFI”). Its underlying funds consist of domestic and foreign equity funds, fixed-income funds, real asset funds, and other funds that aim to offer diversification beyond traditional equity and fixed-income securities.

Equity Income Separate Account

The investment seeks to provide current income and long-term growth of income and capital. Under normal circumstances, the fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in dividend-paying equity securities. The managers define dividend-paying equity securities as securities that produced dividend income within the last rolling 12 months. It usually invests in equity securities of companies with large and medium market capitalizations.

Capital Appreciation Separate Account

The investment seeks to provide long-term growth of capital. The fund invests primarily in equity securities of companies with any market capitalization, but it has a greater exposure to large market capitalization companies than small or medium market capitalization companies. The managers seek to invest in securities of businesses that they believe are trading at a discount to their private market value (i.e., the value of the business if it was sold), have a competitive advantage, and/or that have barriers to entry in their respective industries.

LargeCap S&P 500 Index Separate Account

The investment option normally invests the majority of assets in common stocks of companies that compose the S&P 500 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 500 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 500 Index.

Blue Chip Separate Account

The investment seeks long-term growth of capital. The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies with large market capitalizations that, in the fund's investment advisor's opinion, display characteristics of a "blue chip" company. The advisor tends to focus on securities of companies that show potential for growth of capital as well as an expectation for above average earnings. The fund also invests in securities of foreign companies.

MidCap Value I Separate Account

The investment seeks long-term growth of capital. Under normal circumstances, the fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of value companies with medium market capitalizations. It invests in value equity securities, an investment strategy that emphasizes buying equity securities that appear to be undervalued.

MidCap S&P 400 Index Separate Account

The investment option normally invests the majority of assets in common stocks of companies that compose the S&P MidCap 400 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P MidCap 400 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P MidCap 400 Index.

BlackRock Mid-Cap Growth Equity K Fund

The investment seeks long-term capital appreciation. The fund normally invests at least 80% of its net assets in equity securities issued by U.S. mid-capitalization companies which the fund management believes have above-average earnings growth potential. The fund adviser generally defines these companies, at the time of the fund's investment, as those with market capitalizations comparable in size to the companies in the Russell Midcap(R) Growth Index. It primarily invests in common stock but also can invest in preferred stock, convertible securities and other equity securities.

SmallCap Value II Separate Account

The investment seeks long-term growth of capital. Under normal circumstances, the fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies with small market capitalizations. It invests in value equity securities, an investment strategy that emphasizes buying equity securities that appear to be undervalued.

SmallCap S&P 600 Index Separate Account

The investment seeks long-term growth of capital and normally invests the majority of assets in common stocks of companies that compose the S&P SmallCap 600 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 600 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 600 Index.

Fidelity Advisor Small Cap Growth Z Fund

The investment seeks capital appreciation. The fund invests primarily in common stocks. It invests at least 80% of its assets in securities of companies with small market capitalizations. The fund invests in companies that Fidelity Management & Research Company LLC (FMR) believes have above-average growth potential (stocks of these companies are often called "growth" stocks). It invests in domestic and foreign issuers. The fund uses fundamental analysis of factors such as each issuer's financial condition and industry position, as well as market and economic conditions, to select investments.

BlackRock Emerging Markets K Fund

The investment seeks long-term capital appreciation. The fund normally invests at least 80% of its net assets plus any borrowings for investment purposes in equity securities of issuers located in countries with developing capital markets. Countries with developing capital markets can be found in regions such as Asia, Latin America, Eastern Europe and Africa. For this purpose, developing capital markets include, but are not limited to, the markets of all countries that comprise the MSCI Emerging Markets Index. It normally invests in at least three countries at any given time.

Diversified International Separate Account

The investment option normally invests the majority of assets in companies in at least three different countries. It invests in securities of companies with their principal place of business or principal office outside of the United States; companies for which the principal securities trade on a foreign exchange; and companies, regardless of where their securities are traded, that derive 50% or more of their total revenue from goods or services produced or sold outside of the United States. The Separate Account may invest in securities of companies with small to medium market capitalizations.

American Funds EuroPacific Growth R6 Fund

The investment seeks long-term growth of capital. The fund invests primarily in common stocks in Europe and the Pacific Basin that the investment adviser believes have the potential for growth. Growth stocks are stocks that the investment adviser believes have the potential for above-average capital appreciation. It normally will invest at least 80% of its net assets in securities of issuers in Europe and the Pacific Basin. The fund may invest a portion of its assets in common stocks and other securities of companies in emerging markets.

An investment in any of the funds listed above is not a deposit of a bank and is not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. As with any mutual fund or other investment, there is always a risk that you may lose money on your investment in any of the funds listed above.

Seneca Bancorp, Inc. Stock Fund

In connection with the stock offering, 401(k) Plan participants may, in the manner described earlier, elect to direct the trustee to invest up to 50% of their 401(k) Plan accounts in Seneca Bancorp common stock by investing in the Seneca Bancorp, Inc. Stock Fund as an additional choice among the investment options described above. The Seneca Bancorp, Inc. Stock Fund is neither a mutual fund nor a diversified or managed investment option. Rather it is merely a recordkeeping mechanism established by the 401(k) Plan custodian to track the shares purchased by participants through the 401(k) Plan.

Performance of the Seneca Bancorp, Inc. Stock Fund depends on a number of factors, including the financial condition of Seneca Bancorp, Inc., Seneca Savings and market conditions for shares of Seneca Bancorp, Inc. common stock generally.

Investments in Seneca Bancorp, Inc. Stock Fund involve special risks common to investments in the shares of common stock of Seneca Bancorp. In making a decision to invest all or a part of your account balance in the Seneca Bancorp, Inc. Stock Fund, you should carefully consider the information set forth on page S-17 of this prospectus supplement under “Notice of Your Rights Concerning Employer Securities — The Importance of Diversifying Your Retirement Savings.”

For a discussion of material risks you should consider, see “Risk Factors” beginning on page 16 of the attached prospectus and the section of this prospectus supplement called “Notice of Your Rights Concerning Employer Securities” below.

Withdrawals from the 401(k) Plan

Applicable federal law requires the 401(k) Plan to impose substantial restrictions on the right of a 401(k) Plan participant to withdraw amounts held for his or her benefit under the 401(k) Plan prior to the participant’s termination of employment with Seneca Savings. A substantial federal tax penalty may also be imposed on withdrawals made prior to the participant’s attainment of age 59 1⁄2, regardless of whether such a withdrawal occurs during his or her employment with Seneca Savings or after termination of employment.

Withdrawal from your Account prior to Retirement. Once a 401(k) Plan participant has attained age 59 1⁄2, the participant may request distribution of all or part of the amounts credited to the participant’s account attributable to elective deferrals, matching contributions, and employer profit sharing contributions.

Hardship Withdrawals. If a participant incurs a financial hardship, the participant may request a withdrawal from the portion of the participant’s account attributable to his or her pre-tax and after-tax Roth elective deferrals.

Rollover Contributions. 401(k) Plan participants may withdraw amounts contributed to the 401(k) Plan as a rollover contribution at any time.

Loan. Participants may request a loan from their accounts pursuant to the procedures established in the 401(k) Plan.

Administration of the 401(k) Plan

The Trustee and Custodian. The trustee of the 401(k) Plan is Principal Trust Company, however, in connection with the offering, Seneca Savings, will appoint a “special trustee” consisting of certain officers of Seneca Savings, to manage the purchases in the stock offering and the Stock Purchase Fund. After the offering has concluded, the special trustee will resign and Principal Trust Company will be the sole trustee of the 401(k) Plan.

Plan Administrator. Pursuant to the terms of the 401(k) Plan, the 401(k) Plan is administered by the 401(k) Plan administrator. The address of the 401(k) Plan administrator is Seneca Savings, 35 Oswego Street, Baldwinsville, New York 13027. The 401(k) Plan administrator is responsible for the administration of the 401(k) Plan, interpretation of the provisions of the 401(k) Plan, prescribing procedures for filing applications for benefits, preparation and distribution of information explaining the 401(k) Plan, maintenance of plan records, books of account and all other data necessary for the proper administration of the 401(k) Plan, preparation and filing of all returns and reports relating to the 401(k) Plan which are required to be filed with the U.S. Department of Labor and the Internal Revenue Service, and for all disclosures required to be made to participants, beneficiaries and others under Sections 104 and 105 of ERISA.

Reports to 401(k) Plan Participants. The 401(k) Plan administrator will furnish a statement to 401(k) Plan participants at least quarterly showing the balance in their accounts as of the end of that period, the amount of contributions allocated to their accounts for that period, and any adjustments to their accounts to reflect earnings or losses (if any). In addition, participants can go online to principal.com or call 800-547-7754 at any time to review their account balances.

Amendment and Termination

Seneca Savings intends to continue the 401(k) Plan indefinitely. Nevertheless, Seneca Savings may terminate the 401(k) Plan at any time. If the 401(k) Plan is terminated in whole or in part, then regardless of other provisions in the 401(k) Plan, participants will have a fully vested interest in their accounts. Seneca Savings reserves the right to make any amendment or amendments to the 401(k) Plan which do not cause any part of the trust to be used for, or diverted to, any purpose other than the exclusive benefit of participants or their beneficiaries; provided, however, that Seneca Savings may make any amendment it determines necessary or desirable, with or without retroactive effect, to comply with ERISA.

Merger, Consolidation or Transfer

In the event of the merger or consolidation of the 401(k) Plan with another plan, or the transfer of the trust assets to another plan, the 401(k) Plan requires that you receive a benefit immediately after the merger, consolidation or transfer which is equal to or greater than the benefit each participant would have been entitled to receive immediately before the merger, consolidation or transfer.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax aspects of the 401(k) Plan. You should not rely on this summary as a complete or definitive description of the material federal income tax consequences relating to the 401(k) Plan. Statutory provisions change, as do their interpretations, and their application may vary in individual circumstances. Finally, the consequences under applicable state and local income tax laws may not be the same as under the federal income tax laws. Please consult your tax advisor with respect to any distribution from the 401(k) Plan and transactions involving the 401(k) Plan.

As a “tax-qualified retirement plan,” the Code affords the 401(k) Plan special tax treatment, including:

(1)     the sponsoring employer is allowed an immediate tax deduction for the amount contributed to the 401(k) Plan each year;

(2)     participants pay no current income tax on elective deferrals, other than Roth deferrals, contributed by the employer on their behalf (Roth deferrals are taxed in the year deferred);

(3)     earnings of the 401(k) Plan are tax-deferred, thereby permitting the tax-free accumulation of income and gains on investments; and

(4).    Amounts distributed from the 401(k) Plan are generally taxed at ordinary income tax rates at the time of distribution.

Roth deferrals and earnings on Roth deferrals that are distributed in a qualifying distribution receive special tax treatment (see the discussion on Roth deferrals under the section on “Description of the 401(k) Plan—Contributions Under the 401(k) Plan”) In addition, special tax treatment is afforded to shares of common stock of Seneca Bancorp distributed in a lump sum distribution after termination of employment. (See the discussion below under “Federal Income Tax Consequences—Seneca Bancorp Common Stock Included in Lump-Sum Distribution.”)

Seneca Savings will administer the 401(k) Plan to comply with the requirements of the Code as of the applicable effective date of any change in the law.

Lump-Sum Distribution. A distribution from the 401(k) Plan to a participant or the beneficiary of a participant will qualify as a lump-sum distribution if it is made within one taxable year, on account of the participant’s death, disability or separation from service, or after the participant attains age 59 1⁄2, and consists of the balance credited to participants under the 401(k) Plan and all other profit sharing plans (and in some cases all other stock bonus plans), if any, maintained by Seneca Savings. The portion of any lump-sum distribution required to be included in your taxable income for federal income tax purposes consists of the entire amount of the lump-sum distribution, less the amount of after-tax contributions, if any, you have made to this 401(k) Plan and any other profit-sharing plans maintained by Seneca Savings, which is included in the distribution.

Seneca Bancorp Common Stock Included in Lump-Sum Distribution. If a lump-sum distribution includes Seneca Bancorp common stock, the distribution generally will be taxed in the manner described above, except that the total taxable amount may be reduced by the amount of any net unrealized appreciation with respect to Seneca Bancorp common stock, that is, the excess of the value of Seneca Bancorp common stock at the time of the distribution over its cost or other basis of the securities to the trust. The tax basis of Seneca Bancorp common stock, for purposes of computing gain or loss on its subsequent sale, equals the value of Seneca Bancorp common stock at the time of distribution, less the amount of net unrealized appreciation. Any gain on a subsequent sale or other taxable disposition of Seneca Bancorp common stock, to the extent of the amount of net unrealized appreciation at the time of distribution, will constitute long-term capital gain, regardless of the holding period of Seneca Bancorp common stock. Any gain on a subsequent sale or other taxable disposition of Seneca Bancorp common stock, in excess of the amount of net unrealized appreciation at the time of distribution, will be considered long-term capital gain. The recipient of a distribution may elect to include the amount of any net unrealized appreciation in the total taxable amount of the distribution, to the extent allowed by regulations to be issued by the Internal Revenue Service.

Distributions: Rollovers and Direct Transfers to Another Qualified Plan or to an IRA. 401(k) Plan participants may roll over virtually all distributions from the 401(k) Plan to another qualified plan or to an individual retirement account (IRA) in accordance with the terms of the other plan or account.

Notice of Your Rights Concerning Employer Securities

Because you may in the future have investments in Seneca Bancorp, Inc. Stock Fund under the 401(k) Plan, you should take the time to read the following information carefully.

Your Rights Concerning Employer Securities. The 401(k) Plan must allow you to elect to move any portion of your account that is invested in the Seneca Bancorp, Inc. Stock Fund from that investment into other investment alternatives under the 401(k) Plan. You may contact the 401(k) Plan Administrator shown above for specific information regarding this right, including how to make this election. In deciding whether to exercise this right, you will want to give careful consideration to the information below that describes the importance of diversification. All of the investment options under the 401(k) Plan are available to you if you decide to diversify out of the Seneca Bancorp, Inc. Stock Fund.

The Importance of Diversifying Your Retirement Savings. To help achieve long-term retirement security, you should give careful consideration to the benefits of a well-balanced and diversified investment portfolio. Spreading your assets among different types of investments can help you achieve a favorable rate of return, while minimizing your overall risk of losing money. This is because market or other economic conditions that cause one category of assets, or one particular security, to perform very well often cause another asset category, or another particular security, to perform poorly. If you invest more than 20% of your retirement savings in any one company or industry, your savings may not be properly diversified. Although diversification is not a guarantee against loss, it is an effective strategy to help you manage investment risk.

In deciding how to invest your retirement savings, you should take into account all of your assets, including any retirement savings outside of the 401(k) Plan. No single approach is right for everyone because, among other factors, individuals have different financial goals, different time horizons for meeting their goals, and different tolerance for risk. Therefore, you should carefully consider the rights described here and how these rights affect the amount of money that you invest in Seneca Bancorp common stock through the 401(k) Plan.

It is also important to periodically review your investment portfolio, your investment objectives, and the investment options under the 401(k) Plan to help ensure that your retirement savings will meet your retirement goals.

Additional ERISA Considerations

As noted above, the 401(k) Plan is subject to certain provisions of ERISA, including special provisions relating to control over the 401(k) Plan’s assets by participants and beneficiaries. The 401(k) Plan’s feature that allows you to direct the investment of your account balances is intended to satisfy the requirements of Section 404(c) of ERISA relating to control over plan assets by a participant or beneficiary. The effect of this is two-fold. First, you will not be deemed a “fiduciary” because of your exercise of investment discretion. Second, no person who otherwise is a fiduciary, such as Seneca Savings, the 401(k) Plan Administrator, or the 401(k) Plan’s trustee is liable under the fiduciary responsibility provision of ERISA for any loss which results from your exercise of control over the assets in your 401(k) Plan account.

Because you are entitled to invest your account balance in the 401(k) Plan in Seneca Bancorp common stock, the regulations under Section 404(c) of ERISA require that the 401(k) Plan establish procedures that ensure the confidentiality of your decision to purchase, hold, or sell employer securities, except to the extent that disclosure of such information is necessary to comply with federal or state laws not preempted by ERISA. These regulations also require that your exercise of voting and similar rights with respect to the common stock be conducted in a way that ensures the confidentiality of your exercise of these rights.

Securities and Exchange Commission Reporting and Short-Swing Profit Liability

Section 16 of the Securities Exchange Act of 1934, as amended, imposes reporting and liability requirements on (i) officers, (ii) directors, and (iii) persons beneficially owning more than 10% of public companies such as Seneca Bancorp Section 16(a) of the Securities Exchange Act of 1934 requires the filing of reports of beneficial ownership. Within 10 days of becoming an officer, director or person beneficially owning more than 10% of the shares of Seneca Bancorp the individual must fill out a Form 3 reporting initial beneficial ownership and file it with the Securities and Exchange Commission. Changes in beneficial ownership, such as purchases, sales and gifts generally must be reported periodically, either on a Form 4 within two business days after the change occurs, or annually on a Form 5 within 45 days after the close of Seneca Bancorp’s fiscal year. Discretionary transactions in and beneficial ownership of the common stock through the Seneca Bancorp, Inc. Stock Fund of the 401(k) Plan by officers, directors and persons beneficially owning more than 10% of the common stock of Seneca Bancorp generally must be reported to the Securities and Exchange Commission by such individuals.

In addition to the reporting requirements described above, Section 16(b) of the Securities Exchange Act of 1934, as amended, provides for the recovery by Seneca Bancorp of profits realized by an officer, director or any person beneficially owning more than 10% of Seneca Bancorp’s common stock resulting from non-exempt purchases and sales of Seneca Bancorp common stock within any six-month period.

The Securities and Exchange Commission has adopted rules that provide exemptions from the profit recovery provisions of Section 16(b) for all transactions in employer securities within an employee benefit plan, provided certain requirements are met. These requirements generally involve restrictions upon the timing of elections to acquire or dispose of employer securities for the accounts of Section 16(b) persons.

Except for distributions of common stock due to death, disability, retirement, termination of employment or under a qualified domestic relations order, persons affected by Section 16(b) are required to hold shares of common stock distributed from the 401(k) Plan for six months following such distribution and are prohibited from directing additional purchases within the Seneca Bancorp, Inc. Stock Fund for six months after receiving such a distribution.

Financial Information Regarding 401(k) Plan Assets

Financial information representing the assets available for the 401(k) Plan benefits and the change in net assets for 401(k) Plan benefits is available upon written request to the 401(k) Plan Administrator at the address shown above.

LEGAL OPINION

The validity of the issuance of the common stock has been passed upon by Luse Gorman, PC, Washington, D.C., which firm acted as special counsel to Seneca Bancorp in connection with Seneca Bancorp’s stock offering.

PROSPECTUS

(Proposed Holding Company for Seneca Savings Bank, National Association)

Up to 1,207,500 Shares of Common Stock

(Subject to Increase to up to 1,388,625 Shares)

Seneca Bancorp, Inc., a Maryland corporation that we refer to as “Seneca Bancorp” throughout this prospectus, is offering shares of common stock for sale, on a best efforts basis, in connection with the conversion of Seneca Financial MHC from the mutual holding company to the stock holding company form of organization. The shares being offered for sale represent the ownership interest of Seneca Financial MHC in Seneca Financial Corp., a federal corporation and the mutual holding company for Seneca Savings, a federal savings association. Seneca Savings intends to convert to a national bank and change its name to “Seneca Savings Bank, National Association” in connection with the conversion. Seneca Financial Corp.’s common stock is quoted on the OTC Pink Market under the symbol “SNNF.” We expect that Seneca Bancorp’s common stock will be quoted on the OTCQX Market upon completion of the conversion and stock offering.

The shares of common stock are first being offered for sale in a subscription offering to eligible depositors and eligible borrowers of Seneca Savings as of specified eligibility dates and to tax-qualified employee benefit plans of Seneca Savings. Shares not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to residents of the communities served by Seneca Savings and then to stockholders of Seneca Financial Corp. Any shares of common stock not purchased in the subscription offering or in any community offering may be offered for sale to the public through a syndicate of broker-dealers, referred to in this prospectus as the syndicated community offering. The syndicated community offering may begin before the subscription offering and any community offering (including any extensions) have expired. However, no shares purchased in the subscription offering or in any community offering will be issued until the completion of any syndicated community offering. We may sell up to 1,388,625 shares of common stock because of demand for the shares of common stock or changes in market conditions, without resoliciting subscribers. We must sell a minimum of 892,500 shares to complete the conversion and stock offering.

In addition to the shares being offered for sale in the stock offering, the shares of common stock of Seneca Financial Corp. currently owned by the public will be exchanged for shares of common stock of Seneca Bancorp based on an exchange ratio that will result in existing public stockholders of Seneca Financial Corp. owning approximately the same percentage of common stock of Seneca Bancorp as they owned in the common stock of Seneca Financial Corp. immediately before the completion of the conversion and stock offering. We expect to issue up to 990,616 shares in the exchange.

The minimum purchase order is 25 shares. Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock, and no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than 35,000 shares ($350,000) of common stock in all categories of the stock offering combined.

The subscription offering will expire at 2:00 p.m., Eastern time, on [expiration date]. The community offering, if held, may begin concurrently with, during or after the subscription offering. We may extend the expiration date of the subscription offering and any community offering without notice to you until [extension date], or longer if the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) approves a later date. No single extension may exceed 90 days and the stock offering must be completed by [final extension date]. Once submitted, orders are irrevocable unless the subscription offering and any community offering are terminated or extended, with regulatory approval, beyond [extension date], or the number of shares of common stock to be sold is increased to more than 1,388,625 shares or decreased to less than 892,500 shares. If the subscription offering and any community offering are extended past [extension date], all subscribers will be notified and given the opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds with interest or cancel your deposit account withdrawal authorization. If the number of shares to be sold in the stock offering is increased to more than 1,388,625 shares or decreased to less than 892,500 shares, we will resolicit subscribers, and all funds delivered to us to purchase shares of common stock in the subscription offering and in any community offering will be returned promptly with interest. Funds received in the subscription offering and in any community offering will be held in a segregated account at Seneca Savings and will earn interest at [interest rate]% per annum until completion or termination of the stock offering.

Keefe, Bruyette & Woods, Inc. is assisting us in selling the shares of common stock, on a best efforts basis, in the subscription offering and in any community offering, and will serve as sole manager for any syndicated community offering. Keefe, Bruyette & Woods, Inc. is not required to purchase any shares of common stock that are being offered for sale in the stock offering.

OFFERING SUMMARY

Price: $10.00 per Share

	Minimum	Midpoint	Maximum	Adjusted Maximum
Number of shares	892,500	1,050,000	1,207,500	1,388,625
Gross offering proceeds	$8,925,000	$10,500,000	$12,075,000	$13,886,250
Estimated offering expenses, excluding selling agent fees and expenses	$1,059,000	$1,059,000	$1,059,000	$1,059,000
Selling agent fees and expenses (1)(2)	$515,000	$515,000	$515,000	$515,000
Estimated net proceeds	$7,351,000	$8,926,000	$10,501,000	$12,312,250
Estimated net proceeds per share	$8.24	$8.50	$8.70	$8.87

(1)	See “The Conversion and Stock Offering—Plan of Distribution; Selling Agent Compensation” for a discussion of Keefe, Bruyette & Woods, Inc.’s compensation for the stock offering and the compensation to be received by Keefe, Bruyette & Woods, Inc. and the other broker-dealers that may participate in any syndicated community offering.

(2)	Excludes records agent fees and expenses payable to Keefe, Bruyette & Woods, Inc., which are included in estimated offering expenses. See “The Conversion and Stock Offering—Records Management.”

This investment involves a degree of risk, including the possible loss of principal.

See “Risk Factors” beginning on page 16.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or by any other governmental agency. None of the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, or any state securities regulator has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For assistance, contact the Stock Information Center at [stock center #].

The date of this prospectus is [Prospectus Date].

NEW YORK
Oswego
Oneida Lake
Baldwinsville
Liverpool
North Syracuse
Bridgeport
Syracuse
Cayuga
Onondaga
Manlius
Madison
Seneca Falls
Finger Lakes
13
104
69
81
48
481
49
31
38
90
690
5
20

SENECA SAVINGS

Executive Office
Main Branch
35 Oswego Street
Baldwinsville

Liverpool
7799 Oswego Road

North Syracuse
201 North Main Street

Bridgeport
584 NY Rt. 31

Manlius
325 Fayette Street

Financial Quest Seneca Savings
Insurance Agency

Syracuse
925 State Fair Blvd

NEW YORK

TABLE OF CONTENTS

i

SUMMARY

The following summary explains the significant aspects of the conversion and the stock offering, as well as the exchange of existing shares of Seneca Financial Corp. common stock for shares of Seneca Bancorp common stock. It may not contain all of the information that is important to you. Before making an investment decision, you should read this entire document carefully, including the consolidated financial statements and related notes and the section entitled “Risk Factors.”

Our Organizational Structure and the Proposed Conversion and Stock Offering

Since October 2017, when Seneca Savings reorganized into the mutual holding company structure, we have operated in a two-tier mutual holding company structure. Seneca Financial Corp., a federally-chartered corporation, is the publicly-traded stock holding company and the parent company of Seneca Savings. At March 31, 2025, Seneca Financial Corp. had consolidated assets of $280.2 million, total deposits of $217.3 million and stockholders’ equity of $24.0 million. Seneca Financial Corp.’s parent company is Seneca Financial MHC, a federally-chartered mutual holding company. At March 31, 2025, Seneca Financial Corp. had 1,838,278 shares of common stock outstanding, of which 1,068,618 shares, or 58.1%, were owned by Seneca Financial MHC, and the remaining 769,660 shares were owned by the public.

Pursuant to the terms of the plan of conversion and reorganization, which we refer to as the plan of conversion throughout this prospectus, we are converting from the mutual holding company corporate structure to the fully public stock holding company corporate structure. Upon completion of the conversion and stock offering, Seneca Financial MHC and Seneca Financial Corp. will cease to exist and Seneca Bancorp, a Maryland corporation, will become the successor holding company to Seneca Financial Corp. and will become the stock holding company of Seneca Savings Bank, National Association. The conversion will be accomplished by the merger of Seneca Financial MHC with and into Seneca Financial Corp., followed by the merger of Seneca Financial Corp. with and into Seneca Bancorp. Simultaneously with the merger of Seneca Financial Corp. with and into Seneca Bancorp, Seneca Savings will convert from a federal savings association into a national bank that will be renamed “Seneca Savings Bank, National Association.” The shares of Seneca Bancorp common stock being offered for sale represent the majority ownership interest in Seneca Financial Corp. currently owned by Seneca Financial MHC. Public stockholders of Seneca Financial Corp. will receive shares of common stock of Seneca Bancorp in exchange for their shares of Seneca Financial Corp. at an exchange ratio intended to preserve the same aggregate ownership interest in Seneca Bancorp as they had in Seneca Financial Corp., adjusted downward to reflect certain assets held by Seneca Financial MHC, without giving effect to new shares purchased in the stock offering or cash paid in lieu of any fractional shares. The shares of Seneca Financial Corp. common stock owned by Seneca Financial MHC will be canceled.

The following diagram shows our current organizational structure, reflecting ownership percentages at March 31, 2025:

After the conversion and stock offering are completed, we will be organized as a fully public stock holding company, as follows:

Under our current mutual holding company structure, depositors and certain borrowers of Seneca Savings are members of, and have voting rights in, Seneca Financial MHC, as to all matters requiring a vote of members. Upon completion of the conversion and stock offering, depositors and eligible borrowers will no longer have voting rights. See “The Conversion and Stock Offering—Effects of the Conversion and Stock Offering—Effect on Voting Rights of Members” for further information.

Our Business

Our core business activities are conducted through Seneca Savings. Seneca Savings is a federally-chartered savings association headquartered in Baldwinsville, New York. Seneca Savings was originally chartered in 1928 as a New York-chartered mutual savings and loan association under the name “The Baldwinsville Savings & Loan Association.” In 1936, we converted to a federal charter. Following completion of our mutual holding company reorganization in October 2017, the association’s legal name became “Seneca Savings.”

Our primary market area currently consists of Onondaga County, New York and the contiguous counties in central New York, including the New York counties of Cayuga, Cortland, Madison, Oneida and Oswego. We conduct our business from our main office and four branch offices. All of our banking offices are located in Onondaga and Madison Counties, which are northwest and northeast, respectively, of Syracuse, New York. On June 2, 2025, we opened our newest branch in Manlius, New York. Additionally, in 2024, we purchased 2.5 acres of land in Clay, New York, directly across from the future site of the Micron Technology, Inc. semiconductor fabrication facility, which is anticipated to create nearly 50,000 New York jobs, and we intend to establish a future branch office on this property. This strategic investment positions us to support the economic growth expected in the region and to provide financial solutions to businesses and families as this transformative development takes shape.

Seneca Savings is subject to comprehensive regulation and examination by the Office of the Comptroller of the Currency (the “OCC”). Upon completion of the conversion, Seneca Savings will convert its charter from that of a federal savings association to that of a national bank and will be renamed “Seneca Savings Bank, National Association.” It will remain subject to comprehensive regulation and examination by the OCC. In this prospectus, we sometimes refer to Seneca Savings following the charter conversion as “Seneca Savings Bank.”

Seneca Bancorp is a newly formed Maryland corporation. Following the completion of the conversion and stock offering, Seneca Bancorp will succeed Seneca Financial Corp. as the publicly traded holding company of Seneca Savings. Our executive offices are located at 35 Oswego Street, Baldwinsville, New York 13027, and our telephone number at this address is (315) 638-0233. Our website address is www.senecasavings.com. Information on our website is not and should not be considered a part of this prospectus.

Business Strategy

We intend to continue to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service. Our current executive management team is comprised of individuals with strong banking backgrounds who joined Seneca Savings beginning in 2013. In October 2013, we appointed Joseph G. Vitale as our President and Chief Executive Officer. Shortly thereafter, we hired Vincent J. Fazio as Executive Vice President and Chief Financial Officer. In 2016, we hired Angelo Testani, our Senior Vice President of Commercial Lending, Laurie Ucher, our Senior Vice President of Retail Banking, and Jamie Nastri, our Senior Vice President of Operations. The management team has significant banking experience with our top two executives each having approximately 30 years or more of banking experience. Beginning with the completion of Seneca Savings’ mutual holding company reorganization in October 2017, the management team has worked to implement our business strategy to transition Seneca Savings from a traditional savings association into a full-service commercial bank, including its current proposed conversion to a national association.

Our current business strategy includes the following key components:

•	Increasing commercial real estate and commercial and industrial lending, while maintaining our focus on strong asset quality. In order to increase the yield on our loan portfolio and diversify our balance sheet, we have strategically focused on increasing our commercial real estate and commercial and industrial loan portfolios, while maintaining what we believe are conservative underwriting standards. We focus our commercial lending on small businesses located in our market area, targeting owner-occupied businesses such as manufacturers and professional service providers. Our commercial real estate and commercial and industrial loan portfolios have grown from $27.1 million and $9.1 million, or 19.0% and 6.4% of our total loan portfolio, respectively, at December 31, 2020 to $62.5 million and $24.7 million, or 30.5% and 12.1% of our total loan portfolio, respectively, at March 31, 2025. The additional capital raised in this offering will further increase our commercial lending capacity by enabling us to originate more loans that we intend to retain in our portfolio.

We believe strong asset quality is a key to our long-term financial success. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. Our non-performing loans to total loans ratio was 0.52% at March 31, 2025, 0.22% at December 31, 2024, and 0.21% at December 31, 2023. The majority of our non-performing loans have historically related to one- to four-family residential real estate loans. At March 31, 2025, we also had four non-accrual commercial and industrial loans totaling $662,000.

Increasing our commercial real estate loans and commercial and industrial loans involves risk, as described in “Risk Factors—Risks Related to Our Business—We have increased our commercial real estate and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations” and “—Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.”

•	Offering a wide selection of non-deposit investment products and financial advisory services. Financial Quest, a subsidiary of Seneca Savings, offers employee benefit plan consulting services, asset management services, and tax and financial planning services. We have dedicated investment representatives who evaluate the needs of both retail and retirement plan clients to determine suitable investment solutions to meet their short and long-term wealth management goals. We intend to continue to grow this part of our business as a means to increase our non-interest income. In October 2023, Financial Quest acquired a $133.9 million retirement plan book of business for $714,500 in cash and $475,500 in contingent consideration. At March 31, 2025, we had $223.1 million of assets held under management. Income from these activities totaled $224,000, or 46.1% of our non-interest income, for the three months ended March 31, 2025 and $925,000, or 50.0% of our non-interest income, for the year ended December 31, 2024.

•	Continuing to originate one- to four-family residential mortgage loans in our communities while selling the majority of our newly originated longer-term, fixed-rate residential loans. Historically, we have been a significant one- to four-family residential mortgage lender to borrowers in our market area. As of March 31, 2025, $97.6 million, or 47.7%, of our total loans consisted of one- to four-family residential mortgage loans. We have recently resumed selling and will continue to sell residential mortgage loans into the secondary market in order to increase our fee income and mitigate interest rate risk. Loans that we sell into the secondary market consist of longer-term (20 years or greater), conforming fixed-rate residential real estate mortgage loans, which we primarily sell to the FHLB of New York’s Mortgage Asset Program and Freddie Mac. Net gain on sales of such loans constituted approximately $33,000 and $87,000 during the three months ended March 31, 2025 and the year ended December 31, 2024, respectively, representing 6.8% and 4.7% of our non-interest income during such periods, respectively.

•	Growing and enhancing our low-cost deposit base. Core deposits, which we define as all deposits other than certificates of deposit and brokered deposits, are a lower cost source of funds than time deposits. We have made a concerted effort to increase these lower-cost transaction deposit accounts following a period of higher interest rates where customers migrated to higher cost time deposits. As of March 31, 2025, core deposits totaled $153.8 million, or 70.8% of total deposits. We plan to continue to market our core transaction accounts, emphasizing our high-quality service and competitive pricing of these products. We offer the convenience of technology-based products, such as mobile deposit capture, bill pay, card valet, internet and mobile banking.

We offer a full suite of treasury services for business customers and encourage commercial borrowers to maintain deposit accounts at Seneca Savings. We continue to invest in technology-based deposit products such as our commercial cash management platform, Positive Pay fraud prevention services, and Interactive Teller Machines (ITMs) in order to accommodate business customers.

Additionally, following Seneca Savings’ charter conversion to a national association, which will occur upon the closing of the conversion and stock offering, we will be able to attract and accept deposits from New York municipalities, which we believe will promote deposit growth and enhance our low-cost deposit base. Presently, Seneca Savings is unable to gather such municipal deposits, as New York municipalities are generally prohibited from depositing funds in any savings bank under state law.

•	Expand our market area and access to customers through organic growth and de novo branching, while also considering opportunistic acquisitions of banks, branches or lines of business. We believe opportunities exist to both increase our market share in our historical markets and to continue our growth in the greater Syracuse, New York area. We intend to grow our balance sheet organically on a managed basis, and the capital we are raising in the stock offering will enable us to increase our lending and investment capacity. We will also consider establishing de novo branches. On June 2, 2025, we opened our newest branch in Manlius, New York. Additionally, in 2024, we purchased 2.5 acres of land in Clay, New York, directly across from the future site of the Micron Technology, Inc. semiconductor fabrication facility, where we intend to establish a branch office. This strategic investment positions us to support the economic growth expected in the region and to provide financial solutions to businesses and families as this transformative development takes shape.

In addition to organic growth, we will also consider acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. These opportunities may include strategic acquisitions of other financial institutions, branch offices or lines of business, although we have no current plans or understandings regarding any acquisitions.

Reasons for the Conversion and Stock Offering

Our primary reasons for undertaking the conversion and stock offering are to:

•	Support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering. While Seneca Savings exceeds all regulatory capital requirements to be categorized as “well-capitalized,” the proceeds from the stock offering will significantly augment our capital position and enable us to support our planned growth by allowing us to originate more loans and expand our relationships with our current customers and assist us to continue to attract new customers, including by increasing our regulatory loans-to-one borrower limit. The augmented capital will be essential to the continued implementation of our business strategy.

•	Improve the liquidity of our shares of common stock. The larger number of shares that will be outstanding after completion of the conversion and stock offering is expected to result in a more liquid and active market for Seneca Bancorp common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current regulations of the Federal Reserve Board prohibit the ability of Seneca Financial MHC to waive receipt of dividends declared by Seneca Financial Corp. Accordingly, because any dividends declared and paid by Seneca Financial Corp. would have to be paid to Seneca Financial MHC along with all other stockholders, the amount of any dividends available for all other stockholders would be less than if Seneca Financial MHC were allowed to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of Seneca Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the reorganization and offering. See “Our Dividend Policy.”

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions, branch offices or business lines as opportunities may arise. The additional capital raised in the stock offering also will enable us to consider larger merger transactions if they may arise. Although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of Seneca Bancorp for three years following completion of the conversion and stock offering, and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without regulatory approval.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure is a more flexible form of organization that will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

Terms of the Stock Offering

We are offering for sale between 892,500 and 1,207,500 shares of common stock to eligible depositors and eligible borrowers of Seneca Savings, to our tax-qualified employee benefit plans and, to the extent shares remain available, in a community offering to the general public, with a preference given first to natural persons (including trusts of natural persons) residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga, and then to existing public stockholders of Seneca Financial Corp. as of the close of business on [record date]. If necessary, we will also offer for sale shares to the general public in a syndicated community offering. The number of shares of common stock to be sold may be increased to up to 1,388,625 shares as a result of demand for the shares of common stock in the offering or changes in market conditions. Unless the number of shares of common stock to be offered is increased to more than 1,388,625 shares or decreased to less than 892,500 shares, or the subscription and community offerings are extended beyond [extension date], subscribers will not have the opportunity to change or cancel their stock orders once submitted. If the subscription and community offerings are extended beyond [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. All subscribers will be notified by mail sent to the address the subscriber provides on the stock order form they have submitted. If you do not respond to the notice of extension, your order will be cancelled and we will promptly return your funds with interest at [interest rate]% per annum or cancel your deposit account withdrawal authorization. If the number of shares to be sold is increased to more than 1,388,625 shares or decreased to less than 892,500 shares, all subscribers’ stock orders will be canceled, their withdrawal authorizations will be canceled and funds delivered to us to purchase shares of common stock in the subscription and community offerings will be returned promptly with interest at [interest rate]% per annum. We will then resolicit subscribers, giving them an opportunity to place new orders for a period of time. No shares purchased in the subscription offering and community offering will be issued until the completion of any syndicated community offering.

The purchase price of each share of common stock offered for sale in the stock offering is $10.00. All investors will pay the same purchase price per share, regardless of whether the shares are purchased in the subscription offering, the community offering or a syndicated community offering. Investors will not be charged a commission to purchase shares of common stock in the stock offering. Keefe, Bruyette & Woods, Inc., which we refer to as “KBW” in this prospectus, our marketing agent in the subscription offering, will use its best efforts to assist us in selling shares of our common stock in the subscription offering but is not obligated to purchase any shares of common stock in the subscription offering.

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Purchase Price

The amount of common stock we are offering for sale and the exchange ratio for the exchange of shares of Seneca Financial Corp. for shares of Seneca Bancorp are based on an independent appraisal of the estimated market value of Seneca Bancorp, assuming the stock offering has been completed. RP Financial, LC. (“RP Financial”), our independent appraiser, has estimated that, as of May 16, 2025, this market value was $18.0 million. Based on federal regulations, this market value forms the midpoint of a valuation range with a minimum of $15.3 million and a maximum of $20.7 million ($23.8 million at the adjusted maximum). Based on this valuation range, the 58.1% ownership interest of Seneca Financial MHC in Seneca Financial Corp. as of March 31, 2025 being sold in the stock offering, certain assets held by Seneca Financial MHC and the $10.00 per share price, the number of shares of common stock being offered for sale by Seneca Bancorp ranges from 892,500 shares to 1,207,500 shares. The purchase price of $10.00 per share was selected primarily because it is the price most commonly used in mutual-to-stock conversions of financial institutions. The exchange ratio ranges from 0.8272 shares of Seneca Bancorp common stock for each share of Seneca Financial Corp. common stock at the minimum of the offering range to 1.1192 (1.2871 at the adjusted maximum of the offering range) shares of Seneca Bancorp common stock for each share of Seneca Financial Corp. common stock at the maximum of the offering range, and will generally preserve in Seneca Bancorp the percentage ownership of public stockholders in Seneca Financial Corp. immediately before the completion of the conversion and stock offering. RP Financial will update its appraisal before we complete the conversion and stock offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our estimated pro forma market value has increased, we may sell up to 1,388,625 shares without further notice to you. If our pro forma market value at that time is either below $15.3 million or above $23.8 million, then, after consulting with the Federal Reserve Board, we may: terminate the stock offering and promptly return all funds with interest; set a new offering range and give all subscribers the opportunity to place a new order; or take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

The appraisal is based in part on Seneca Financial Corp.’s financial condition and results of operations, the pro forma effect of the additional capital raised by the sale of shares of common stock in the stock offering, and an analysis of a peer group of ten publicly traded savings and loan and bank holding companies that RP Financial considers comparable to Seneca Financial Corp. The appraisal peer group consists of the following companies, all of which are publicly traded on the Nasdaq Stock Market.

Company Name	Ticker Symbol	Headquarters	Total Assets(1)
			(In millions)
Affinity Bancshares, Inc.	AFBI	Covington, GA	$912
BV Financial, Inc.	BVFL	Baltimore, MD	$922
Central Plains Bancshares, Inc.	CPBI	Grand Island, NE	$484	(2)
ECB Bancorp, Inc.	ECBK	Everett, MA	$1,452
Home Federal Bancorp, Inc. of Louisiana	HFBL	Shreveport, LA	$620
IF Bancorp, Inc.	IROQ	Watseka, IL	$879
Magyar Bancorp, Inc.	MGYR	New Brunswick, NJ	$1,022
PB Bankshares, Inc.	PBBK	Coatesville, PA	$467
Provident Bancorp, Inc.	PVBC	Amesbury, MA	$1,554
Texas Community Bancshares, Inc.	TCBS	Mineola, TX	$442

(1)	As of March 31, 2025, unless otherwise specified.

(2)	As of December 31, 2024.

The following table presents a summary of selected pricing ratios for Seneca Bancorp (on a pro forma basis) as of and for the twelve months ended March 31, 2025, and for the peer group companies based on earnings and other information as of and for the twelve months ended March 31, 2025, with stock prices as of May 16, 2025, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 34.39% on a price-to-book value basis, a discount of 34.62% on a price-to-tangible book value basis, and a premium of 21.81% on a price-to-earnings basis.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Seneca Bancorp (on a pro forma basis, assuming completion of the conversion and stock offering)
Adjusted Maximum	28.57	x	68.54%	70.47%
Maximum	25.64	x	62.46%	64.31%
Midpoint	22.73	x	56.69%	58.45%
Minimum	19.61	x	50.38%	52.03%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	18.66	x	86.40%	89.40%
Medians	18.99	x	85.56%	86.40%

(1)	Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings for the twelve months ended March 31, 2025. These ratios are different than those presented in “Pro Forma Data.”

The independent appraisal does not indicate trading market value. Do not assume or expect that our valuation as indicated in the appraisal means that after the conversion and stock offering the shares of our common stock will trade at or above the $10.00 per share purchase price. Furthermore, the pricing ratios presented in the appraisal were used by RP Financial to estimate our pro forma appraised value for regulatory purposes and not to compare the relative value of shares of our common stock with the value of the capital stock of the peer group. The value of the capital stock of a particular company may be affected by a number of factors such as financial performance, asset size and market location.

For a more complete discussion of the amount of common stock we are offering for sale and the independent appraisal, see “The Conversion and Stock Offering—Stock Pricing and Number of Shares to be Issued.”

Effect of Seneca Financial MHC’s Assets on Minority Stock Ownership

Public stockholders of Seneca Financial Corp. will receive shares of common stock of Seneca Bancorp in exchange for their shares of common stock of Seneca Financial Corp. pursuant to an exchange ratio that is designed to provide public stockholders with the same ownership percentage of the common stock of Seneca Bancorp after the conversion as their ownership percentage in Seneca Financial Corp. immediately before the conversion, without giving effect to new shares purchased in the offering, cash paid in lieu of any fractional shares. However, the exchange ratio will be adjusted downward to reflect net assets held by Seneca Financial MHC (other than shares of common stock of Seneca Financial Corp.) at the completion of the conversion and stock offering, which net assets totaled $100,000 at March 31, 2025. This adjustment would decrease Seneca Financial Corp.’s public stockholders’ ownership interest in Seneca Bancorp from 41.9% to 41.6%, and would increase the ownership interest of persons who purchase stock in the stock offering from 58.1% (the amount of Seneca Financial Corp.’s outstanding stock held by Seneca Financial MHC) to 58.4%.

The Exchange of Existing Shares of Seneca Financial Corp. Common Stock

If you are a stockholder of Seneca Financial Corp. immediately before the completion of the conversion and stock offering, your shares will be exchanged for shares of common stock of Seneca Bancorp. The number of shares of common stock you will receive will be based on the exchange ratio, which will depend upon our final appraised value and the percentage of outstanding shares of Seneca Financial Corp. common stock owned by public stockholders immediately before the completion of the conversion and stock offering. The following table shows how the exchange ratio will adjust, based on the appraised value of Seneca Bancorp as of May 16, 2025, assuming public stockholders of Seneca Financial Corp. own 58.1% of the outstanding shares of Seneca Financial Corp. common stock and Seneca Financial MHC had net assets (excluding its shares of Seneca Financial Corp. common stock) of $100,000 immediately before the completion of the conversion and stock offering. The table also shows the number of shares of Seneca Bancorp common stock a hypothetical owner of Seneca Financial Corp. common stock would receive in exchange for 100 shares of Seneca Financial Corp. common stock owned at the completion of the conversion and stock offering, depending on the number of shares of common stock issued in the conversion and stock offering.

	Shares to be Sold in the Stock Offering		Shares of Seneca Bancorp to be Issued in Exchange for Shares of Seneca Financial Corp.		Total Shares of Common Stock to be Issued in Exchange and Sold in Stock	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Whole Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)
Minimum	892,500	58.4%	636,691	41.6%	1,529,191	0.8272	$8.27	$15.90	82
Midpoint	1,050,000	58.4%	749,048	41.6%	1,799,048	0.9732	9.73	16.65	97
Maximum	1,207,500	58.4%	861,405	41.6%	2,068,905	1.1192	11.19	17.40	111
Adjusted Maximum	1,388,625	58.4%	990,616	41.6%	2,379,241	1.2871	12.87	18.26	128

(1)	Represents the value of shares of Seneca Bancorp common stock to be received in the conversion and stock offering by a holder of one share of Seneca Financial Corp., pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)	Represents the pro forma tangible book value (equity) per share at each level of the offering range multiplied by the respective exchange ratio. At March 31, 2025, Seneca Financial Corp.’s tangible book value per share was $12.52.

(3)	Cash will be paid in lieu of fractional shares.

No fractional shares of Seneca Bancorp common stock will be issued to any public stockholder of Seneca Financial Corp. For each fractional share that otherwise would be issued, Seneca Bancorp will pay in cash an amount equal to the product obtained by multiplying the fractional share interest to which the holder otherwise would be entitled by the $10.00 per share offering price.

Intended Use of the Proceeds From the Stock Offering

We intend to invest at least 50% of the net proceeds from the stock offering in Seneca Savings Bank, fund a loan to our employee stock ownership plan to finance its purchase of shares of common stock in the stock offering, and contribute and retain the remainder of the net proceeds from the stock offering at Seneca Bancorp. Therefore, assuming we sell 1,050,000 shares of common stock in the stock offering at the midpoint of the offering range resulting in net proceeds of $8.9 million, we intend to invest $4.5 million in Seneca Savings Bank, loan $840,000 to our employee stock ownership plan to fund its purchase of shares of common stock and retain the remaining $3.6 million of the net proceeds at Seneca Bancorp.

Seneca Bancorp may use the funds that it retains to purchase investment securities, repurchase shares of common stock (subject to compliance with regulatory requirements), pay cash dividends (if declared by our board of directors), or for other general corporate purposes. Seneca Savings Bank intends to invest the net proceeds it receives from Seneca Bancorp to fund new loans, enhance existing products and services, and grow by establishing new branches or acquiring other financial institutions, branches or business lines, as opportunities arise. We do not currently have any understandings or agreements regarding any acquisitions.

See “How We Intend to Use the Proceeds From the Stock Offering” for additional information.

Persons Who May Order Shares of Common Stock in the Stock Offering

We are offering the shares of common stock for sale in a subscription offering in the following descending order of priority:

(i)	To depositors with accounts at Seneca Savings with aggregate balances of at least $50.00 at the close of business on March 31, 2024.

(ii)	To our tax-qualified employee benefit plans (including Seneca Savings’ employee stock ownership plan and 401(k) plan), which may subscribe for, in the aggregate, up to 10% of the shares of common stock sold in the stock offering. We expect our employee stock ownership plan to purchase 8% of the shares of common stock sold in the stock offering.

(iii)	To depositors with accounts at Seneca Savings with aggregate balances of at least $50.00 at the close of business on [SERD].

(iv)	To depositors of Seneca Savings at the close of business on [record date] and borrowers of Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on [record date].

Shares of common stock not purchased in the subscription offering may be offered for sale to the general public in a community offering, with a preference given first to natural persons (including trusts of natural persons) residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga, and then to Seneca Financial Corp.’s public stockholders at the close of business on [record date]. If held, the community offering may begin concurrently with, during or promptly after the subscription offering. We also may offer for sale shares of common stock not purchased in the subscription offering and the community offering in a syndicated community offering. KBW will act as sole manager for the syndicated community offering. We have the right to accept or reject, in our sole discretion, orders received in the community offering or syndicated community offering, and our interpretation of the terms and conditions of the plan of conversion will be final. Any determination to accept or reject stock orders in the community offering or syndicated community offering will be based on the facts and circumstances available to management at the time of the determination.

If we receive orders for more shares than we are offering for sale, we may not be able to fill your order in whole or in part. A detailed description of the subscription offering, the community offering and the syndicated community offering, as well as a discussion regarding allocation procedures, can be found in the section of this prospectus entitled “The Conversion and Stock Offering.”

Limits on How Much Common Stock You May Purchase

The minimum number of shares of common stock that may be purchased is 25 shares.

Generally, no individual, or individuals acting through a single qualifying account held jointly, may purchase more than 25,000 shares ($250,000) of common stock. If any of the following persons purchase shares of common stock, their purchases, in all categories of the stock offering, when combined with your purchases, cannot exceed 35,000 shares ($350,000) of common stock:

•	your spouse or other blood or marriage relative, who lives in your home or who is a director or who is a director or officer of Seneca Financial Corp. or Seneca Savings;

•	corporations or other entities in which you are a senior officer or partner or have a 10% or greater beneficial ownership interest;

•	trusts or other estates in which you are the trustee or fiduciary or have a substantial beneficial interest in the trust or other estate; or

•	other persons who may be your associates or persons acting in concert with you.

Unless we determine otherwise, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be subject to the overall purchase limitation of 35,000 shares ($350,000).

In addition to the above purchase limitations, there is an ownership limitation for current stockholders of Seneca Financial Corp. other than our employee stock ownership plan. Shares of common stock that you purchase in the stock offering individually and together with persons described above, plus any shares you and they receive in exchange for existing shares of Seneca Financial Corp. common stock, may not exceed 9.9% of the total shares of common stock to be issued and outstanding after the completion of the conversion and stock offering. However, if, based on your current ownership level, you will own more than 9.9% of the total shares of common stock of Seneca Bancorp to be issued and outstanding after the completion of the conversion and stock offering following the exchange of your shares of Seneca Financial Corp. common stock, you will be ineligible to purchase any new shares in the stock offering. You will be required to obtain regulatory approval or non-objection before acquiring 10% or more of Seneca Bancorp’s common stock.

Subject to regulatory approval, we may increase or decrease the purchase and ownership limitations at any time. See the detailed description of the purchase limitations in “The Conversion and Stock Offering—Additional Limitations on Common Stock Purchases.”

How You May Purchase Shares of Common Stock in the Subscription Offering and the Community Offering

In the subscription offering and any community offering, you may pay for your shares only by:

(i)	personal check, bank check or money order, from the purchaser, made payable directly to Seneca Bancorp;

(ii)	authorizing us to withdraw available funds (without any early withdrawal penalty) from your Seneca Savings deposit account(s), other than checking accounts or individual retirement accounts (IRAs); or

(iii)	cash.

Cash will only be accepted at Seneca Savings’ main office and will be converted to a bank check. Please do not submit cash by mail. Seneca Savings, by law, is not permitted to lend funds or extend credit to anyone to purchase shares of common stock in the stock offering. Additionally, you may not use any type of third party check to pay for shares of common stock. Wire transfers will not be accepted. You may not submit a Seneca Savings line of credit check for payment. You may not designate withdrawal from Seneca Savings’ accounts with check-writing privileges; rather, submit a check. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). You may not authorize direct withdrawal from a Seneca Savings individual retirement account, or IRA. See “—Using Individual Retirement Account Funds to Purchase Shares of Common Stock.”

You may subscribe for shares of common stock in the subscription and community offerings by delivering a signed and completed original stock order form, together with full payment payable to Seneca Bancorp or authorization to withdraw funds from one or more of your Seneca Savings deposit accounts, provided that the stock order form is received before 2:00 p.m., Eastern time, on [expiration date], which is the expiration of the subscription offering period. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by paying for overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to our main office, located at 35 Oswego Street, Baldwinsville, New York. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at other offices of Seneca Savings. Do not mail stock order forms to any of Seneca Savings’ offices.

See “The Conversion and Stock Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” for a complete description of how to purchase shares in the subscription and community offerings.

Using Individual Retirement Account Funds to Purchase Shares of Common Stock

You may be able to subscribe for shares of common stock using funds in your individual retirement account (“IRA”) or other retirement account. If you wish to use some or all of the funds in your Seneca Savings IRA or other retirement account, the applicable funds must be transferred to a self-directed account maintained by an independent custodian or trustee, such as a brokerage firm, and the purchase must be made through that account. If you do not have such an account, you will need to establish one before placing your stock order. An annual administrative fee may be payable to the independent custodian or trustee. Because individual circumstances differ and the processing of retirement fund orders takes additional time, we recommend that you contact our Stock Information Center promptly, preferably at least two weeks before the [expiration date] offering deadline, for assistance with purchases using funds in your IRA or other retirement account you may have at Seneca Savings or elsewhere. Whether you may use such funds to purchase shares in the stock offering may depend on timing constraints and, possibly, limitations imposed by the institution where the funds are held.

See “The Conversion and Stock Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Payment for Shares” and “—Using Individual Retirement Account Funds” for a complete description of how to use IRA funds to purchase shares of common stock in the stock offering.

Market for the Common Stock

Seneca Financial Corp.’s common stock is currently quoted on the OTC Pink Market under the symbol “SNNF.” Upon completion of the conversion and stock offering, shares of common stock of Seneca Bancorp will be issued in exchange for the existing shares of Seneca Financial Corp. We expect that the shares of Seneca Bancorp common stock issued in the stock offering and exchange will be quoted on the OTCQX Market. See “Market for the Common Stock.”

Our Dividend Policy

Following completion of the stock offering, our board of directors will be authorized to declare dividends on our common stock, subject to statutory and regulatory requirements. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the reorganization and offering. The payment and amount of any dividend payments will be subject to statutory and regulatory limitations, and will depend upon a number of factors, including our regulatory capital requirements, our financial condition and results of operations, other possible uses of funds to maximize long-term value for stockholders, tax considerations, and general economic conditions. See “Our Dividend Policy” for additional information regarding our dividend policy.

Purchases by Directors and Executive Officers

We expect our directors and executive officers, together with their associates, to subscribe for 63,500 shares of common stock in the stock offering, representing 7.1% of the shares to be sold at the minimum of the offering range. The purchase price paid by them will be the same $10.00 per share price paid by all other persons who purchase shares of common stock in the stock offering. Following the conversion and stock offering, our directors and executive officers, together with their associates, are expected to beneficially own 272,597 shares of common stock of Seneca Bancorp, or 17.5% of our total outstanding shares of common stock at the minimum of the offering range, which includes shares they currently own in Seneca Financial Corp. that will be exchanged for shares of Seneca Bancorp.

See “Subscriptions by Directors and Executive Officers” for more information on the proposed purchases of shares of common stock by our directors and executive officers.

Deadline for Orders of Shares of Common Stock in the Subscription and Community Offerings

The deadline for submitting orders to purchase shares of common stock in the subscription offering is 2:00 p.m., Eastern time, on [expiration date], unless we extend this deadline. The community offering, if held, may terminate at the same time as or after the subscription offering. If you wish to purchase shares of common stock, a properly completed and signed original stock order form, together with full payment, must be received (not postmarked) by this time.

Although we will make reasonable attempts to provide this prospectus and offering materials to holders of subscription rights, the subscription offering and all subscription rights will expire at 2:00 p.m., Eastern time, on [expiration date], whether or not we have been able to locate each person entitled to subscription rights.

See “The Conversion and Stock Offering—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date” for a complete description of the deadline for purchasing shares in the stock offering.

You May Not Sell or Transfer Your Subscription Rights

Applicable regulations prohibit you from transferring your subscription rights. If you order shares of common stock in the subscription offering, you will be required to certify that you are purchasing the common stock for yourself and that you have no agreement or understanding to sell or transfer your subscription rights or the shares that you are purchasing. We intend to take legal action, including reporting persons to federal or state agencies, against anyone who we believe has sold or transferred his or her subscription rights. We will not accept your order if we have reason to believe you have sold or transferred your subscription rights. On the stock order form, you cannot add the names of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. In addition, the stock order form requires that you list all deposit and loan accounts, giving all names on each account and the account number at the applicable eligibility date. Failure to provide this information, or providing incomplete or incorrect information, may result in a loss of part or all of your share allocation.

Delivery of Shares of Common Stock

All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A statement reflecting ownership of shares of common stock issued in the subscription and community offerings will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and stock offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. The conversion and stock offering is expected to be completed as soon as practicable following satisfaction of the conditions described below in “—Conditions to Completion of the Conversion and Stock Offering.” Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased in the stock offering, even though the common stock will have begun trading. Your ability to sell your shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Conditions to Completion of the Conversion and Stock Offering

We cannot complete the conversion and stock offering unless:

•	The plan of conversion is approved by at least a majority of votes eligible to be cast by members of Seneca Financial MHC (i.e., depositors and certain borrowers of Seneca Savings) as of the close of business on [record date];

•	The plan of conversion is approved by Seneca Financial Corp. stockholders holding at least two-thirds of the outstanding shares of common stock of Seneca Financial Corp. as of the close of business on [record date], including the shares owned by Seneca Financial MHC;

•	The plan of conversion is approved by Seneca Financial Corp. stockholders holding at least a majority of the outstanding shares of common stock of Seneca Financial Corp. as of the close of business on [record date], excluding the shares owned by Seneca Financial MHC;

•	We sell at least the minimum number of shares of common stock offered in the stock offering;

•	We receive approval from the Federal Reserve Board; and

•	The OCC approves the charter conversion of Seneca Savings from a federally chartered savings association to a national bank.

Seneca Financial MHC intends to vote its shares in favor of the plan of conversion. At the close of business on [record date], Seneca Financial MHC owned 1,068,618 shares, or approximately 58.1%, of the outstanding shares of common stock of Seneca Financial Corp. At the close of business on [record date], the directors and executive officers of Seneca Financial Corp. and their affiliates owned _____ shares of Seneca Financial Corp. common stock (excluding exercisable options), or ___% of the outstanding shares of common stock and ___% of the outstanding shares of common stock excluding the shares owned by Seneca Financial MHC. They intend to vote those shares in favor of the plan of conversion.

Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares

If we do not receive orders for at least 892,500 shares of common stock, we may take one or more steps to sell the minimum number of shares of common stock in the offering range. Specifically, we may:

(i)	increase the purchase and ownership limitations; and/or

(ii)	seek regulatory approval to extend the stock offering beyond [extension date], so long as we resolicit subscribers who previously submitted subscriptions in the stock offering; and/or

(iii)	increase the shares purchased by the employee stock ownership plan.

If we extend the stock offering past [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will cancel your stock order and promptly return your funds with interest for funds received in the subscription offering and, if held, the community offering or cancel your deposit account withdrawal authorization. If one or more purchase limitations are increased, subscribers in the subscription offering who ordered the maximum amount and who indicated a desire to be resolicited on the stock order form will be, and, in our sole discretion, some other large subscribers may be, given the opportunity to increase their subscriptions up to the then-applicable limit.

Possible Change in the Offering Range

RP Financial will update its appraisal before we complete the conversion and stock offering. If, as a result of demand for the shares or changes in market conditions, RP Financial determines that our pro forma market value has increased, we may sell up to 1,388,625 shares in the offering without further notice to you. If our pro forma market value at that time is either below $15.3 million or above $23.8 million (the minimum and adjusted maximum pro forma market value, respectively, based on the appraised value of Seneca Bancorp as of May 16, 2025), then, after consulting with the Federal Reserve Board, we may:

•	terminate the stock offering and promptly return all funds (with interest paid on funds received in the subscription offering and any community offering);

•	set a new offering range; or

•	take such other actions as may be permitted by the Federal Reserve Board and the Securities and Exchange Commission.

If we set a new offering range, we will promptly return funds, with interest at [interest rate]% per annum, for funds received for purchases in the subscription offering and any community offering, and cancel any authorization to withdraw funds from deposit accounts for the purchase of shares of common stock. We will then resolicit subscribers, allowing them to place a new stock order for a period of time.

Possible Termination of the Stock Offering

We may terminate the stock offering at any time before the special meeting of members of Seneca Financial MHC and the special meeting of stockholders of Seneca Financial Corp. that have been called to vote on the conversion and stock offering, and at any time after these approvals with regulatory approval. If we terminate the stock offering, we will promptly return your funds with interest at [interest rate]% per annum, and we will cancel deposit account withdrawal authorizations.

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion and Stock Offering

We expect our employee stock ownership plan, which is a tax-qualified retirement plan for the benefit of Seneca Savings’ employees, to purchase up to 8% of the shares of common stock we sell in the stock offering. If the employee stock ownership plan’s subscription order will not be filled, and if market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may elect to purchase shares in the open market following the completion of the conversion and stock offering, subject to the approval of the Federal Reserve Board.

We intend to implement one or more new stock-based benefit plans no earlier than six months after completion of the conversion and stock offering. Stockholder approval of these plans would be required. We have not determined whether we would adopt the plans within or after 12 months following the completion of the conversion and stock offering. If we implement stock-based benefit plans within 12 months following the completion of the conversion and stock offering, the stock-based benefit plans would be limited to reserving a number of shares (i) up to 4% of the shares of common stock sold in the stock offering for awards of restricted stock to key employees and directors, at no cost to the recipients, and (ii) up to 10% of the shares of common stock sold in the stock offering for issuance pursuant to the exercise of stock options by key employees and directors. If the stock-based benefit plan is adopted more than 12 months after the completion of the conversion and stock offering, it would not be subject to the percentage limitations set forth above. We have not yet determined the definitive number of shares that would be reserved for issuance under these plans. For a description of our current stock-based benefit plan, see “Management—Benefits to be Considered Following Completion of the Conversion and Stock Offering.”

The following table summarizes the number of shares of common stock and the aggregate dollar value of grants that are available under one or more stock-based benefit plans if such plans reserve a number of shares of common stock equal to 4% and 10% of the shares sold in the stock offering for restricted stock awards and stock options, respectively. The table shows the dilution to stockholders if all such shares are issued from authorized but unissued shares, instead of shares purchased in the open market. A portion of the stock grants shown in the table below may be made to non-management employees. The table also sets forth the number of shares of common stock to be acquired by the employee stock ownership plan for allocation to all qualifying employees.

	Number of Shares to be Granted or Purchased				Value of Grants (1)
	At Minimum of Offering Range	At Adjusted Maximum of Offering Range	As a Percentage of Common Stock to be Sold in the Stock Offering	Dilution Resulting From Issuance of Shares for Stock-Based Benefit Plans	At Minimum of Offering Range	At Adjusted Maximum of Offering Range
Employee stock ownership plan	71,400	96,600	8.0%	N/A (2)	$714	$966
Restricted stock awards	35,700	48,300	4.0	2.28%	357	483
Stock options	89,250	120,750	10.0	5.51%	443	599
Total	196,350	265,650	22.0%	7.55%	$1,514	$2,048

(1)	The actual value of restricted stock awards will be determined based on their fair value as of the date grants are made. For purposes of this table, fair value for restricted stock awards is assumed to be the same as the offering price of $10.00 per share. The fair value of stock options has been estimated at $4.96 per option using the Black-Scholes option pricing model with the following assumptions: a grant-date share price and option exercise price of $10.00; an expected option term of 10 years; no dividend yield; a risk-free rate of return of 4.23%; and expected volatility of 29.41%. The actual value of stock options granted will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted.

(2)	No dilution is reflected for the employee stock ownership plan because such shares are assumed to be purchased in the stock offering.

We may fund our stock-based benefit plans through open market purchases, as opposed to new issuances of stock; however, if any options previously granted under our existing 2019 Equity Incentive Plan are exercised during the first year following completion of the stock offering, they will be funded with newly issued shares as federal regulations do not permit us to repurchase our shares during the first year following the completion of the stock offering except to fund the grants of restricted stock under a stock-based benefit plan or under extraordinary circumstances.

Income Tax Consequences

Seneca Financial MHC, Seneca Financial Corp., Seneca Savings, and Seneca Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion and stock offering, and have received an opinion of Bonadio & Co., LLP regarding the material New York tax consequences of the conversion and stock offering. As a general matter, the conversion and stock offering will not be a taxable transaction for purposes of federal or state income taxes to Seneca Financial MHC, Seneca Financial Corp., Seneca Savings, and Seneca Bancorp, persons eligible to subscribe in the subscription offering, or existing stockholders of Seneca Financial Corp. (except as to cash paid for fractional shares). Existing stockholders of Seneca Financial Corp. who receive cash in lieu of fractional shares of Seneca Bancorp will recognize a gain or loss equal to the difference between the cash received and the tax basis of the fractional share.

Risk Factors

An investment in Seneca Bancorp common stock is subject to risk, including risks related to our business and this offering. Before making an investment decision, you should read this entire document carefully, including the section entitled “Risk Factors” that immediately follows and that discusses the above risks in further detail.

How You Can Obtain Additional Information—Stock Information Center

Our banking personnel may not, by law, assist with investment-related questions about the stock offering. If you have any questions regarding the conversion and stock offering, call our Stock Information Center at [stock center #]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, and will be closed on weekends and bank holidays.

RISK FACTORS

Risk Factors Summary

You should carefully consider the following risk factors in evaluating an investment in the shares of our common stock. Any of these risks could have a material adverse effect on our business, operating results and financial condition and could cause the price of our common stock to decline, which could cause you to lose all or part of your investment. In addition to these risks and other risks and uncertainties described elsewhere in this prospectus, there may be additional risks and uncertainties that are not known to us or that we currently deem to be immaterial that could materially and adversely affect our business, operating results or financial condition.

Risks related to our lending activities include:

•	A downturn in our local economy and real estate market could reduce demand for our products and services and result in increased non-performing loans;

•	We have increased, and will continue to increase, our commercial real estate and commercial and industrial loans, which carry increased credit risk;

•	Our portfolio of loans with a higher risk of loss is increasing, and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for credit losses or charge-offs;

•	Our non-residential, non-owner-occupied real estate loans may expose us to increased credit risk;

•	Our historical emphasis on residential mortgage loans exposes us to certain lending risks;

•	Deteriorating credit quality could adversely affect our earnings;

•	We have off-balance sheet commitments to borrowers which carry credit and interest rate risk;

•	Income from secondary mortgage market operations is volatile, and we may incur losses with respect to our secondary mortgage market operations that could negatively affect our earnings; and

•	We are subject to environmental liability risk associated with our lending activities and properties.

Risks related to our business include:

•	Our wealth management business is subject to risks associated with the industry;

•	We may not be able to attract and retain wealth management clients;

•	We depend on our executive officers and key personnel to implement our business strategy and could be harmed by the loss of their services;

•	Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses;

•	Our asset size may make it difficult for us to generate earnings;

•	Our financial condition and results of operations could be negatively affected if we fail to grow or manage our growth effectively, or if our expenses increase faster than our revenues;

•	Acquisitions may disrupt our business and dilute stockholder value; and

•	Competition may reduce our ability to attract and retain deposits and originate loans.

Risks related to interest rates and liquidity include:

•	Prolonged higher interest rates have reduced our profits and asset values. Future changes in interest rates could adversely affect our results of operations and financial condition; and

•	If we cannot generate core deposits, we may need to rely on wholesale funding strategies.

Risks related to economic conditions include:

•	Inflation levels could adversely impact our business and results of operations; and

•	Changes in the Federal Reserve Board’s monetary or fiscal policies could adversely affect our results of operations and financial condition.

Risks related to our operations include:

•	Our information technology systems may be subject to failure, interruption or security breaches;

•	We rely on third party vendors, which could expose us to additional cybersecurity risks;

•	We continually encounter technological change; and

•	We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.

Risks related to laws and regulations include:

•	The cost of regulatory compliance;

•	Non-compliance may subject us to fines or sanctions;

•	Our cannabis banking business may expose us to legal action or additional compliance costs;

•	We may be required to raise additional capital in the future, which may not be available or may be available on unacceptable terms; and

•	As a “smaller reporting company” and “non-accelerated filer,” we may choose to comply with reduced public company reporting and disclosure requirements.

Other risks related to our business include:

•	Our ability to maintain our reputation;

•	Our ability to implement an effective system of internal control over financial reporting; and

•	Legal and regulatory proceedings that we may be subject to.

Risks related specifically to the stock offering include:

•	The impact on our return on equity;

•	There may be a limited trading market in our shares of common stock;

•	The future price of our shares of common stock may fluctuate;

•	We have broad discretion in using the proceeds of the stock offering;

•	Our stock-based benefit plans will increase our expenses and reduce our income, and may dilute your ownership interest;

•	Various factors may make takeover attempts more difficult to achieve;

•	Our articles of incorporation generally provide that state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters;

•	You may not revoke your decision to purchase Seneca Bancorp common stock in the subscription offering or any community offering after you send us your order; and

•	Compliance with public company reporting requirements will increase our expenses.

Risks Related to Lending Activities

A downturn in our local economy and real estate market could reduce demand for our products and services and/or result in increases in our level of non-performing loans, which could adversely affect our operations, financial condition and earnings.

At March 31, 2025, approximately $174.7 million, or 85.4%, of our total gross loan portfolio was classified as real estate loans. The significant majority of the real estate securing these loans is located in our primary lending market, Onondaga County and the contiguous counties in central New York. Future declines in the real estate values in our market area as a result of an economic downturn could significantly impair the value of the collateral securing our loans and our ability to sell the collateral upon foreclosure for an amount necessary to satisfy the borrower’s obligations to us. This could require increasing our allowance for credit losses to address the decrease in the value of the real estate securing our loans, which could have a material adverse effect on our business, financial condition, results of operations and growth prospects.

Unlike larger financial institutions that are more geographically diversified, our profitability depends primarily on the general economic conditions in our primary market area. Local economic conditions have a significant impact on our residential real estate, commercial real estate, construction, commercial business and consumer lending, including, the ability of borrowers to repay these loans and the value of the collateral securing these loans. Deterioration in economic conditions could result in the following consequences, any of which could have a material adverse effect on our business, financial condition, liquidity and results of operations:

•	demand for our products and services may decrease;

•	loan delinquencies, problem assets and foreclosures may increase;

•	collateral for loans, especially real estate, may decline in value, thereby reducing customers’ future borrowing power, and reducing the value of assets and collateral associated with existing loans;

•	the value of our securities portfolio may decrease; and

•	the net worth and liquidity of loan guarantors may decrease, thereby impairing their ability to honor commitments made to us.

A significant decline in general economic conditions, caused by fiscal or monetary policy, trade disputes, inflation, tariffs, acts of terrorism, public health emergencies, an outbreak of hostilities or other international or domestic calamities or other factors beyond our control could further impact these local economic conditions and could further negatively affect our financial performance. In addition, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

We have increased our commercial real estate and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations.

At March 31, 2025, commercial real estate loans totaled $62.5 million, or 30.5% of our gross loan portfolio, and commercial and industrial loans totaled $24.7 million, or 12.1% of our gross loan portfolio. Given their generally higher balances and the complexity of the underlying collateral, commercial real estate and commercial and industrial loans generally carry more risk than one- to four-family residential real estate loans. Because the repayment of commercial real estate and commercial and industrial loans depends on the successful management and operation of the borrower’s properties or related businesses, repayment of such loans can be affected by adverse conditions in the local real estate market or economy. A downturn in the real estate market or the local economy could adversely impact the value of properties securing the loan or the revenues from the borrower’s business, thereby increasing the risk of non-performing loans. Further, unlike residential mortgage loans, commercial and industrial loans may be secured by collateral other than real estate, such as inventory and accounts receivable, the value of which may depreciate over time, may be more difficult to appraise and may be more susceptible to fluctuation in value at default. In addition, the physical condition of non-owner occupied properties may be below that of owner occupied properties due to lax property maintenance standards, which have a negative impact on the value of the collateral properties. If we foreclose on these loans, our holding period for the collateral is typically longer than for a one- to four-family residential property because there are fewer potential purchasers of the collateral. As our commercial real estate and commercial and industrial loan portfolios increase, the corresponding risks and potential for losses from these loans may also increase.

Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for credit losses or charge-offs, which would reduce our profits.

Our commercial loan portfolio, which includes commercial real estate and commercial and industrial loans, has increased to $87.2 million, or 42.6% of total loans, at March 31, 2025 from $36.2 million, or 25.4% of total loans, at December 31, 2020. A large portion of our commercial loan portfolio was originated recently. Our limited experience with these borrowers does not provide us with a significant payment history pattern with which to judge future collectability. Further, these loans have not been subjected to unfavorable economic conditions over a sustained period of time. As a result, it is difficult to predict the future performance of this part of our loan portfolio. These loans may have delinquency or charge-off levels above our historical experience, which could adversely affect our future performance.

Our non-residential, non-owner-occupied real estate loans may expose us to increased credit risk.

At March 31, 2025, we had $16.6 million of loans secured by non-residential, non-owner-occupied real estate properties, representing 26.6% of our commercial real estate loans and 8.1% of our total loans. At March 31, 2025, all of our non-residential, non-owner-occupied real estate loans were performing in accordance with their repayment terms. However, loans secured by non-residential, non-owner-occupied properties generally expose a lender to greater risk of non-payment and loss than loans secured by non-residential, owner occupied properties because repayment of such loans depend primarily on the tenant’s continuing ability to pay rent to the property owner, who is our borrower, or, if the property owner is unable to find a tenant, the property owner’s ability to repay the loan without the benefit of a rental income stream. In addition, the physical condition of non-residential, non-owner-occupied properties is often below that of owner-occupied properties due to lenient property maintenance standards that negatively impact the value of the collateral properties. Furthermore, some of our non-residential, non-owner-occupied real estate loan borrowers have more than one loan outstanding with us. Consequently, an adverse development with respect to one credit relationship may expose us to a greater risk of loss compared to a non-residential, owner-occupied or residential one- to four-family mortgage loan.

Our historical emphasis on residential mortgage loans exposes us to lending risks.

As of March 31, 2025, $97.6 million, or 47.7% of our total gross loan portfolio, was secured by residential, one- to four-family real estate loans. Residential, one- to four-family mortgage loans are generally sensitive to regional and local economic conditions that can significantly impact the ability of borrowers to meet their loan payment obligations, making loss levels difficult to predict. Declines in real estate values could cause some of our residential, one- to four-family mortgages to be inadequately collateralized, which would expose us to a greater risk of loss if we seek to recover on defaulted loans by selling the real estate collateral.

Deteriorating credit quality could adversely affect our earnings.

Our loan customers may not repay their loans according to their terms and the collateral securing the payment of these loans may be insufficient to pay any remaining loan balance. We therefore may experience significant loan losses, which could have a material adverse effect on our operating results. A downturn in the real estate market or the local economy could exacerbate this risk. We review our allowance for credit losses for loans and unfunded commitments on a quarterly basis to ensure that it sufficiently reflects management’s estimate of expected losses as of the valuation date.

Our investment portfolio may experience credit deterioration, which could have a material adverse effect on our operating results. Numerous factors, including the credit quality of the counterparty, adverse changes in business climate, adverse actions by regulators, lack of liquidity for re-sales of certain investment securities, or unanticipated changes in the competitive environment could have a negative effect on our investment portfolio or other assets in future periods. The existence of credit deterioration within the investment portfolio could cause us to add to our allowance for credit losses. We review our allowance for credit losses on our investment portfolio on a quarterly basis to ensure that it sufficiently reflects management’s estimate of expected losses inherent within the investment portfolio.

Material additions to our allowance for credit losses on loans, unfunded commitments, or the investment portfolio also would materially decrease our net income, and the charge-off of loans may cause us to increase the allowance for credit losses. We make various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. We rely on our loan quality reviews, our experience and our evaluation of economic conditions, among other factors, in determining the amount of the allowance for credit losses on loans. We rely on underlying credit ratings of our investment portfolio, as well as other economic characteristics, to determine if a credit loss exists within our investment portfolio and whether an allowance for credit losses on investments is required. If our assumptions prove to be incorrect, our allowance for credit losses may not be sufficient to cover losses inherent in our loan, unfunded commitment, and investment portfolios, resulting in additions to our allowance for credit losses. Our increased focus on commercial loan originations has been one of the more significant factors we have taken into account in evaluating our allowance for credit losses and provision for credit losses. If we were to further increase the amount of commercial loans in our portfolio, we may decide to make increased provisions for credit losses. In addition, bank regulators periodically review our allowance for credit losses and may require us to increase our provision for credit losses or recognize further loan charge-offs, which may have a material adverse effect on our financial condition and results of operations.

We have off-balance sheet commitments to borrowers which expose us to credit and interest rate risk.

We enter into off-balance sheet arrangements in the normal course of business to meet the financing needs of our customers. These off-balance sheet arrangements include commitments to grant loans, unfunded commitments to fund loans and lines of credit, and commercial and standby letters of credit which would impact our liquidity and capital resources to the extent customers accept or use these commitments. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. Our exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments is represented by the contractual or notional amount of those instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance sheet instruments.

Income from secondary mortgage market operations is volatile, and we may incur losses with respect to our secondary mortgage market operations that could negatively affect our earnings.

A component of our strategy is to sell longer term, conforming fixed-rate residential mortgage loans that we originate in the secondary market, thereby earning non-interest income in the form of gains on sale. Net gain on sales of such loans constituted approximately $33,000 and $87,000 during the three months ended March 31, 2025 and the year ended December 31, 2024, respectively, representing 6.8% and 4.7% of our non-interest income during such periods, respectively. We intend to increase such sales, as market conditions permit. When interest rates rise, demand for mortgage loans tends to fall and may reduce the number of loans we can originate for sale. Weak or deteriorating economic conditions also tend to reduce demand. If the loan demand for conforming fixed-rate residential mortgage loans decreases or we are unable to sell such loans for a profit, then our non-interest income would likely decline which would adversely affect our earnings.

We are subject to environmental liability risk associated with lending activities or properties we own.

During the course of making loans secured by real estate, we have acquired and may acquire in the future, property securing loans that are in default. There is a risk that we could be required to investigate and clean-up hazardous or toxic substances or chemical releases at such properties after acquisition in a foreclosure action, and that we may be held liable to a governmental entity or third parties for property damage, personal injury and investigation and clean-up costs incurred by such parties in connection with such contamination. In addition, the owner or former owners of contaminated sites may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from such property. An environmental assessment of real estate securing commercial loans is completed prior to loan closing. This initial assessment may indicate a higher level of testing is needed. The borrower is then required to have further testing and complete any remedial action recommended. To date, we have not been subject to any environmental claims. There can be no assurance, however, that this will remain the case in the future.

Risks Related To Our Business

Our wealth management business is subject to risks associated with the industry.

At March 31, 2025, our wealth management subsidiary, Financial Quest, had approximately $223.1 million in assets under management. Income from our wealth management activities totaled $224,000, or 46.1% of our non-interest income, for the three months ended March 31, 2025 and $925,000, or 50.0% of our non-interest income, for the year ended December 31, 2024. Financial Quest’s operations present special risks not borne by institutions that focus exclusively on other traditional retail and commercial banking products. For example, the investment advisory industry is subject to fluctuations in the stock market that may have a significant adverse effect on transaction fees, client activity and client investment portfolio gains and losses. Significant fluctuations in securities prices, as well as future potential increases in interest rates, may materially affect the value of the assets managed by Financial Quest and may also influence financial advisor and investor decisions regarding whether to invest in, or maintain an investment in, one or more of our wealth management solutions. The clients of Financial Quest are generally free to change financial advisors or withdraw the funds they have invested with financial advisors. Significant changes in investing patterns or large-scale withdrawal of investment funds could have an adverse effect on our business. In addition, new or modified regulations may adversely affect our wealth management services. A significant decline in fees and commissions or trading losses suffered in the investment portfolio would adversely affect our income and potentially require the contribution of additional capital to support our operations.

We may not be able to attract and retain wealth management clients.

Due to strong competition, our wealth management business may not be able to attract and retain clients. Competition is strong because there are numerous well-established and successful investment management and wealth advisory firms including commercial banks and trust companies, investment advisory firms, mutual fund companies, stock brokerage firms, and other financial companies. Many of our competitors have greater resources than we have. Our ability to successfully attract and retain wealth management clients is dependent upon our ability to compete with competitors’ investment products, level of investment performance, client services, and marketing and distribution capabilities. If we are not successful, our results of operations and financial condition may be negatively impacted. In addition, our wealth management operations are dependent on a small number of established financial advisors and other service providers, whose departure could result in the loss of a significant number of client accounts.

We depend on our executive officers and key personnel to implement our business strategy and could be harmed by the loss of their services.

The competition for qualified personnel in the financial services industry is intense, and the loss of our key personnel or an inability to continue to attract, retain and motivate key personnel could adversely affect our business. Although we have employment agreements with our President and Chief Executive Officer, Joseph G. Vitale, and Executive Vice President and Chief Financial Officer, Vincent J. Fazio, that contain non-solicitation and non-competition provisions, we cannot assure you that we will be able to retain our existing key personnel or attract additional qualified personnel. The loss of the services of one or more of our executive officers and key personnel could impair our ability to continue to develop our business strategy.

Our risk management framework may not be effective in mitigating risk and reducing the potential for significant losses.

Our risk management framework is designed to minimize risk and loss to us and our customers. We seek to identify, measure, monitor, report and control our exposure to risk, including credit, interest rate, liquidity, price, operations, compliance, information technology, strategic, and reputation risks. While we deploy a diverse set of risk monitoring and mitigation techniques, including internal management and third-party engagement in risk processes, risk identification and mitigation processes are inherently limited because they cannot anticipate the existence or future development of currently unanticipated or unknown risks. Recent economic conditions and heightened legislative and regulatory scrutiny of the financial services industry, among other developments, have increased our level of risk. We could suffer losses due to our failure to properly anticipate and manage these risks.

Our asset size may make it difficult for us to generate earnings.

Our asset size may make it difficult to compete with other financial institutions that are larger and can more easily afford to invest in the marketing and technologies needed to attract and retain customers. Because our principal source of income is the net interest income we earn on our loans and investments after deducting interest paid on deposits and other sources of funds, our ability to generate the revenues needed to cover our expenses and finance such investments is limited by the size of our loan and investment portfolios. Accordingly, we are not always able to offer new products and services as quickly as our competitors. Our lower earnings may also make it more difficult to offer competitive salaries and benefits. Additionally, as a smaller institution, we are disproportionately affected by increasing costs of compliance with new banking and other regulations.

Our business strategy includes growth, and our financial condition and results of operations could be negatively affected if we fail to grow or fail to manage our growth effectively. Growing our operations could also cause our expenses to increase faster than our revenues.

Our business strategy primarily focuses on loan growth, funded by deposits. Achieving such growth may require us to attract customers that currently bank at other financial institutions in our market area. Our ability to successfully grow will depend on a variety of factors, including our ability to attract and retain experienced bankers, the continued availability of desirable business opportunities, the level of competition from other financial institutions and non-depository competitors in our market area and our ability to manage our growth. Growth opportunities may not be available or we may not be able to manage our growth successfully. If we do not manage our growth effectively, our financial condition and operating results could be negatively affected. Accordingly, any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached. Furthermore, there can be considerable costs involved in opening branches and expanding lending capacity, and generally a period of time is required to generate the necessary revenues to offset these costs, especially in areas in which we do not have an established presence. Accordingly, any such business expansion can be expected to negatively impact our earnings until certain economies of scale are reached. Most recently, in June 2025, we opened a new permanent branch in Manlius, New York, and in 2024, we purchased 2.5 acres of land in Clay, New York, directly across from the future site of the Micron Technology, Inc. semiconductor fabrication facility, where we intend to establish a new branch office in the future. Our expenses could be further increased if we encounter delays in the opening of new branches.

Acquisitions may disrupt our business and dilute stockholder value.

We will evaluate merger and acquisition opportunities of other financial institutions, branch offices, or business lines, such as wealth management and investment advisory businesses. Negotiations may take place and future mergers or acquisitions with consideration consistent of cash and/or equity securities may occur. Most recently, in October 2023, our subsidiary, Financial Quest, acquired a $133.9 million retirement plan book of business for $714,500 in cash and $475,500 in contingent consideration. We would seek acquisition opportunities that offer us significant market presence or potential to expand our market footprint and improve profitability through economies of scale or expanded services. Acquired banks, branches or businesses may have an adverse effect on our financial results and may involve various other risks commonly associated with acquisitions, including, among other things:

•	Payment of a premium over book and market values that may dilute our tangible book value and earnings per share in the short- and long-term;

•	Potential exposure to unknown liabilities or asset quality problems of the target company;

•	Potential volatility in reported income associated with goodwill impairment losses;

•	Difficulty and expense of integrating the operations and personnel of the target company;

•	Inability to realize the expected revenue increases, cost savings, increases in geographic or product presence, and/or other projected benefits of acquisition;

•	Potential disruption to our business and diversion of our management’s time and attention;

•	The possible loss of key employees and customers of the target company; and

•	Potential changes in banking or tax laws or regulations that may affect the target company.

Competition in our market area may reduce our ability to attract and retain deposits and originate loans.

We operate in a competitive market for both attracting deposits, which is our primary source of funds, and originating loans. Our most direct competition for savings deposits has come from commercial banks, credit unions, savings banks and online banks. We face additional competition for depositors from non-depository competitors such as the mutual fund industry, securities and brokerage firms, insurance companies and the U.S. Department of the Treasury. Our competition for loans comes principally from commercial banks, savings banks, mortgage banking companies, credit unions, online retail mortgage lenders and other financial service companies. Competition for loan originations and deposits may limit our future growth and earnings prospects. Some of the institutions with which we compete have substantially greater resources than we have and may offer services that we do not provide. We expect competition to increase in the future as a result of legislative, regulatory and technological changes and the continuing trend of consolidation in the financial services industry. Our profitability will depend upon our continued ability to compete successfully in our market areas.

Risks Related to Interest Rates and Liquidity

Prolonged higher interest rates have reduced our profits and asset values. Future changes in interest rates could adversely affect our results of operations and financial condition.

Our results of operations and financial condition are significantly affected by changes in interest rates. We derive our income primarily from the difference or “spread” between the interest earned on loans, securities and other interest-earning assets and interest paid on deposits, borrowings and other interest-bearing liabilities. In general, the larger the spread, the more we earn. When market interest rates change, the interest we receive on our assets and the interest we pay on our liabilities will fluctuate. This can cause decreases in our spread and can adversely affect our income. The rates we earn on our assets and the rates we pay on our liabilities are generally fixed for a contractual period of time. The duration of our assets is relatively long due to the amount of long-term fixed-rate residential loans that we hold in our loan portfolio. Like many savings institutions, our liabilities generally have shorter contractual maturities than our assets. This imbalance can create significant earnings volatility because market interest rates change over time. In a period of rising interest rates, the interest income we earn on our assets may not increase as rapidly as the interest we pay on our liabilities.

Changes in interest rates can affect the average life of loans and mortgage-backed and related securities. A decline in interest rates results in increased prepayments of loans and mortgage-backed and related securities as borrowers refinance their debt to reduce their borrowing costs. This creates reinvestment risk, which is the risk that we may not be able to reinvest prepayments at rates that are comparable to the rates we earned on the prepaid loans or securities. Furthermore, an inverted interest rate yield curve, where short-term interest rates (which are usually the rates at which financial institutions borrow funds) are higher than long-term interest rates (which are usually the rates at which financial institutions lend funds for fixed-rate loans) can reduce a financial institution’s net interest margin and create financial risk for financial institutions that originate longer-term, fixed rate mortgage loans. Changes in market interest rates could also reduce the value of our interest-earning assets including, but not limited to, our securities portfolio. In particular, the unrealized gains and losses on securities available for sale are reported, net of tax, in accumulated other comprehensive income which is a component of stockholders’ equity. As such, declines in the fair value of such securities resulting from increases in market interest rates may adversely affect stockholders’ equity.

A higher interest rate environment, coupled with the inverted interest rate yield curve until recently, has had an adverse effect on our net interest spread. An inverted interest rate yield curve is where short-term interest rates (which are typically the interest rates at which we and other financial institutions borrow funds and incur interest expense) are higher than long-term interest rates (which are typically the rates at which we and other financial institutions lend funds and earn interest income). Our net interest spread decreased from 2.95% for the year ended December 31, 2023 to 2.76% for the year ended December 31, 2024 and to 2.88% for the three months ended March 31, 2025.

Any substantial, unexpected, prolonged change in market interest rates could have a material adverse effect on our financial condition, liquidity and results of operations. Changes in the level of interest rates also may negatively affect the value of our assets and ultimately affect our earnings.

We are subject to certain risks with respect to liquidity.

“Liquidity” refers to our ability to generate sufficient cash flows to support our operations and to fulfill our obligations, including commitments to originate and fund loans, to repay our wholesale borrowings and other liabilities and to satisfy the withdrawal of deposits by our customers. Our primary source of liquidity is our core deposit base, which is raised through our retail branch network. Our core deposits (which includes all deposits other than certificates of deposit and brokered deposits), represented 70.8% of total deposits at March 31, 2025. Additional available unused sources of liquidity include borrowings from the Federal Home Loan Bank (“FHLB”) of New York, Federal Reserve of New York discount window, brokered deposits, lines of credit with two correspondent banks (which may be reduced or eliminated), and unencumbered, or unpledged, investment securities.

An inability to raise funds through deposits, borrowings, the sale of loans and/or investment securities and from other sources could have a substantial negative effect on our liquidity. Our most important source of funds consists of our customer deposits. Such deposit balances can decrease when customers perceive alternative investments, such as the stock market, as providing a better risk/return tradeoff. If customers move money out of bank deposits and into other investments, we could lose a relatively low-cost source of funds, which would require us to seek wholesale funding alternatives in order to continue to grow, thereby increasing our funding costs and reducing our net interest income and net income. Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the banking industry generally, including regulatory restrictions, disruptions in the financial markets or negative views and expectations about the prospects for the banking industry. Any decline in available funding could adversely impact our ability to continue to implement our strategic plan, including originating loans, investing in securities, meeting our expenses, or to fulfill obligations such as repaying our borrowings or meeting deposit withdrawal demands, any of which could have a material adverse impact on our liquidity, business, financial condition and results of operations.

Our inability to generate core deposits may cause us to rely more heavily on wholesale funding strategies for funding and liquidity needs, which could have an adverse effect on our net interest margin and profitability.

We must maintain sufficient funds to respond to the needs of depositors and borrowers. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also receive funds from loan repayments, investment maturities and income on other interest-earning assets. While we emphasize generating transaction accounts, we cannot guarantee if and when this will occur. Further, the considerable competition for deposits in our market area also has made, and may continue to make, it difficult for us to obtain reasonably priced deposits. Moreover, deposit balances can decrease if customers perceive alternative investments as providing a better risk/return tradeoff. If we are not able to increase our lower-cost transactional deposits at a level necessary to fund our asset growth or deposit outflows, we may be forced to seek other sources of funds, including other certificates of deposit, FHLB advances, brokered deposits and lines of credit to meet the borrowing and deposit withdrawal requirements of our customers, which may be more expensive and have an adverse effect on our net interest margin and profitability.

Risks Related to Economic Conditions

Inflation levels could adversely impact our business and results of operations.

High inflation, if sustained, could have an adverse effect on our business. The movement in interest rates in response to elevated levels of inflation has decreased the value of our securities portfolio since 2021, resulting in an increase in unrealized losses recorded in accumulated other comprehensive loss on the stockholders’ equity section of our balance sheet. In addition, inflation-driven increases in our levels of non-interest expense could negatively impact our results of operations. High inflation and increasing interest rates could also cause increased volatility in the business environment, which could adversely affect loan demand and borrowers’ ability to repay loans. Conversely, deflationary pressures, while possibly lowering our operating costs, could have a significant negative effect on our borrowers, especially our business borrowers, and the values of underlying collateral securing loans, which could negatively affect our financial performance.

Changes in the Federal Reserve Board’s monetary or fiscal policies could adversely affect our results of operations and financial condition.

Our earnings will be affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve Board has, and is likely to continue to have, an important impact on the operating results of banks through its power to implement national monetary policy, among other things, in order to curb inflation or combat a recession. The Federal Reserve Board’s actions affect the levels of bank loans, investments and deposits through its control over the issuance of United States government securities, its regulation of the discount rate applicable to member banks, and its influence on other monetary and fiscal policies. The monetary policies of the Federal Reserve Board may be affected by certain policy initiatives of the new Administration, which has announced tariffs on certain U.S. trading partners (and has indicated additional tariffs and retaliatory tariffs against U.S. trading partners may be announced in the future) and has implemented stricter immigration policies. Although forecasts have varied, many economists are projecting that such policy initiatives may halt productivity growth and reduce available labor, creating inflationary pressures. Under such a scenario, the Federal Reserve Board may decide to maintain the federal funds rate at a relatively elevated level for a prolonged period of time. The extent and timing of the new presidential administration’s policy changes and their impact on the policies of the Federal Reserve Board, as well as our business and financial results, are uncertain at this time.

Risks Related to Operations

We face significant operational risks because of our reliance on technology. Our information technology systems may be subject to failure, interruption or security breaches.

The computer systems and network infrastructure we use could be vulnerable to hardware, software, and cybersecurity issues. Our operations are dependent on our ability to protect our computer equipment from fire, power loss, telecommunications failure or other similar catastrophic event. We could also experience a breach by intentional or negligent conduct on the part of employees or other internal or external sources, including our third parties, unknown third parties or through cyber-attacks. The risk of a breach can exist whether information systems and services are in our hosted data centers or in our third party's data centers, including cloud-based computing services. Our operational risks include the risk of malfeasance by employees or persons outside our company, errors relating to transaction processing and technology, systems failures or interruptions, breaches of our internal control systems and compliance requirements, and business continuation and disaster recovery. There have been increasing efforts by third parties to breach data security at financial institutions. Such attacks include computer viruses, malicious or destructive code, phishing attacks, denial of service or information or other security breaches that could result in the unauthorized release, gathering, monitoring, misuse, loss or destruction of confidential, proprietary and other information, damages to systems, or other material disruptions to network access or business operations. Breaches have occurred, and may occur again, in our systems and in the systems of our third-party vendors. The risks of cyber-threats continue to evolve and are substantially escalating, and we may be required to expend significant additional resources to continue to modify or enhance our protection measures to mitigate information security vulnerabilities or incidents. Cybersecurity and the continued enhancement of our controls and processes to protect our systems, data and networks from attacks, unauthorized access or significant damage remain a priority. The occurrence of any failures, interruptions or security breaches of information systems used to process customer transactions could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition, results of operations and cash flows.

We rely on third party vendors, which could expose us to additional cybersecurity risks.

Third party vendors provide key components of our business infrastructure, including certain data processing and information services. Accordingly, our operations are exposed to the risks that these vendors will not perform in accordance with our contractual agreements with them, or if such an agreement is not renewed by the third-party vendor or is renewed on terms less favorable to us. If our third-party providers encounter difficulties, or if we have difficulty communicating with those service providers, our ability to adequately process and account for transactions could be affected, and our business operations could be adversely affected, which could have a material adverse effect on our financial condition and results of operations. Threats to information security also exist in the processing of customer information through various other vendors and their personnel. To our knowledge, the services and programs provided to us by third parties have not experienced any material security breaches. However, the existence of cyber-attacks or security breaches at third parties with access to our data, such as vendors, may not be disclosed to us in a timely manner.

We continually encounter technological change.

The financial services industry is continually undergoing rapid technological change with frequent introductions of new technology driven products and services. The effective use of technology increases efficiency and enables financial institutions to better serve customers and reduce costs. Our future success depends, in part, upon our ability to address the needs of our customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in our operations. Our largest competitors have substantially greater resources to invest in technological improvements. Furthermore, new payment services developed and offered by non-financial institution competitors pose an increasing threat to the traditional payment services offered by financial institutions. We may not be able to effectively implement new technology-driven products and services or be successful in marketing these products and services to our customers and we may not be able to effectively deploy new technologies such as Artificial Intelligence to improve our operational efficiency. Failure to successfully keep pace with technological change affecting the financial services industry could have a material adverse effect on us.

We may be subject to risks and losses resulting from fraudulent activities that could adversely impact our financial performance and results of operations.

As a bank, we are susceptible to fraudulent activity against us or our clients, which may result in financial losses or increased costs to us or our clients, disclosure or misuse of our information or our client information, misappropriation of assets, privacy breaches against our clients, litigation or damage to our reputation. We are most subject to fraud and compliance risk in connection with the origination of loans, ACH transactions, wire transactions, ATM transactions, checking transactions, and debit cards that we have issued to our customers and through our online banking portals. We maintain a system of internal controls and insurance coverage to mitigate against such risks, including data processing system failures and errors, and customer fraud. If our internal controls fail to prevent or detect any such occurrence, or if any resulting loss is not insured or exceeds applicable insurance limits, it could have a material adverse effect on our business, financial condition and results of operations.

Risks Related To Laws and Regulations

Changes in laws and regulations and the cost of regulatory compliance with new laws and regulations may adversely affect our operations and/or increase our costs of operations.

Seneca Savings and Seneca Financial Corp. are, and following the conversion, Seneca Savings Bank and Seneca Bancorp will be, subject to extensive regulation, supervision and examination by the OCC and the Federal Reserve Board. Such regulation and supervision governs the activities in which an institution and its holding companies may engage and are intended primarily for the protection of federal deposit insurance funds and the depositors and borrowers of Seneca Savings, rather than for our stockholders. Regulatory authorities have extensive discretion in their supervisory and enforcement activities, including the imposition of restrictions on our operations, the classification of our assets and determination of the level of our allowance for credit losses. These regulations, along with existing tax, accounting, securities, insurance and monetary laws, rules, standards, policies, and interpretations control the methods by which financial institutions conduct business, implement strategic initiatives and tax compliance, and govern financial reporting and disclosures. Any change in such regulation and oversight, whether in the form of regulatory policy, regulations, legislation or supervisory action, may have a material impact on our operations. The impact of the evolving regulatory environment on our business and operations depends upon a number of factors, including (i) the legislative priorities of the U.S. Congress and the presidential administration, (ii) priorities and actions of the OCC, the FDIC and CFPB, and the Federal Reserve Board, (iii) implications resulting from our competitors and other marketplace participants, and (iv) changing consumer behavior. Although the current U.S. presidential administration may deemphasize the focus on financial regulation, state regulators, including attorneys general, may seek an enhanced role in regulatory oversight. Further, changes in accounting standards can be both difficult to predict and involve judgment and discretion in their interpretation by us and our independent accounting firms. These changes could materially impact, potentially even retroactively, how we report our financial condition and results of operations, and our interpretation of those changes.

Non-compliance with the USA PATRIOT Act, Bank Secrecy Act and related regulations may subject us to fines or sanctions.

The USA PATRIOT and Bank Secrecy Acts require financial institutions to develop programs to prevent financial institutions from being used for money laundering and terrorist activities. Once such activities are detected, financial institutions are obligated to file suspicious activity reports with the U.S. Treasury’s Office of Financial Crimes Enforcement Network. These rules require financial institutions to establish procedures for identifying and verifying the identity of customers that open new financial accounts. Failure to comply with these regulations could result in fines or sanctions.

We are subject to the Community Reinvestment Act (“CRA”) and fair lending laws, and failure to comply with these laws could lead to material penalties.

The CRA, the Equal Credit Opportunity Act, the Fair Housing Act, and other fair lending laws and regulations impose nondiscriminatory lending requirements on financial institutions. The CFPB, the United States Department of Justice, and other federal agencies are responsible for enforcing these laws and regulations. A successful challenge to an institution’s performance under the CRA or fair lending laws and regulations could result in a wide variety of sanctions, including paying damages and civil money penalties, injunctive relief, imposition of restrictions on merger and acquisition activity, and restrictions on expansion activity. Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation.

We have implemented a program to provide financial products and services to customers that do business in the cannabis industry, and the strict enforcement of federal laws and regulations regarding cannabis could result in our inability to continue to provide financial products and services to these customers, or we could have legal action taken against us by the federal government and exposure to additional liabilities and regulatory compliance costs.

Offering financial products and services to the cannabis industry presents a unique set of regulatory risks due to the conflict between state and federal laws. While the possession and sale of recreational marijuana is legal for adults aged 21 and older in New York State, cannabis remains classified as a Schedule I controlled substance under the federal Controlled Substances Act. In January 2018, under the first Trump administration, the DOJ rescinded the “Cole Memo” and related memoranda which characterized the enforcement of the Controlled Substances Act against persons and entities complying with state regulatory systems permitting the use, manufacture and sale of medical marijuana as an inefficient use of their prosecutorial resources and discretion. The impact of the DOJ’s rescission of the Cole Memo and related memoranda is unclear, but in the future may result in increased enforcement actions against the regulated cannabis industry generally. Under the Biden administration, the United States Attorney General indicated that the DOJ did not intend to pursue cases against parties who comply with the laws in states which have legalized and are effectively regulating marijuana. However, the second Trump administration took office on January 20, 2025, and enforcement policies and practices may be highly variable between political administrations. In addition, federal prosecutors have significant discretion and there can be no assurance that the federal prosecutor for any district in which we or our customers operate will not choose to strictly enforce the federal laws governing cannabis.

Any enforcement action against a cannabis-related business customer of ours could affect our results of operation and financial condition. Additionally, as the possession and use of cannabis remains illegal under the Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to such customers and could have legal action taken against us by the federal government, including imprisonment and fines. FinCEN published guidelines in 2014 for financial institutions servicing state-legal cannabis businesses. These guidelines clarify how financial institutions can provide services to marijuana-related businesses in a “manner consistent with their obligations to know their customers and to report possible criminal activity.” We have and will continue to follow this and other FinCEN guidance in the areas of cannabis banking. However, there can be no assurance that compliance with FinCEN’s guidelines will protect us from federal prosecution or other regulatory sanctions. Any enforcement action taken against us could result in significant financial damage to us and our stockholders.

Additionally, while we believe our Bank Secrecy Act/Anti-Money Laundering (“BSA/AML”) policies and practices for our cannabis banking program are sufficient, the recreational cannabis business is considered high-risk, and our BSA/AML program will be subject to increased regulatory scrutiny. Any real or perceived shortcomings in our BSA/AML program may result in regulatory action against us and may prevent us from undertaking mergers and acquisitions or other expansion activities.

We may be required to raise additional capital in the future, but that capital may not be available when it is needed, or it may only be available on unacceptable terms, which could adversely affect our financial condition and results of operations.

We are required by federal regulatory authorities to maintain adequate levels of capital to support our operations. We may at some point, however, need to raise additional capital to support continued growth or be required by our regulators to increase our capital resources. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets at that time, which are outside of our control, and on our financial performance. Accordingly, we may not be able to raise additional capital, if needed, on terms acceptable to us. If we cannot raise additional capital when needed, our ability to further expand our operations and pursue our growth strategy could be materially impaired and our financial condition and liquidity could be materially and adversely affected. In addition, if we are unable to raise additional capital when required by our bank regulators, we may be subject to adverse regulatory action.

The Federal Reserve Board may require us to commit capital resources to support Seneca Savings, and we may not have sufficient access to such capital resources.

Federal law requires that a holding company act as a source of financial and managerial strength to its subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the Federal Reserve Board may require a holding company to make capital injections into a troubled subsidiary bank and may charge the holding company with engaging in unsafe and unsound practices for failure to commit resources to a subsidiary bank. A capital injection may be required at times when the holding company may not have the resources to provide it and therefore may be required to attempt to borrow the funds or raise capital. Any loans by a holding company to its subsidiary bank are subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary bank. In the event of a holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to a priority of payment over the claims of the institution’s general unsecured creditors, including the holders of its note obligations. Thus, any borrowing that must be done by Seneca Bancorp to make a required capital injection becomes more difficult and expensive and could have an adverse effect on our business, financial condition and results of operations. Moreover, it is possible that we will be unable to borrow funds when we need to do so.

The wealth management industry is subject to extensive regulation, supervision and examination by regulators, and any enforcement action or adverse changes in the laws or regulations governing our business could decrease our revenues and profitability.

The wealth management business is subject to regulation by a number of regulatory agencies that are charged with safeguarding the integrity of the securities and other financial markets and with protecting the interests of customers participating in those markets. In the event of non-compliance with regulation, governmental regulators, including the Securities and Exchange Commission and the Financial Industry Regulatory Authority, may institute administrative or judicial proceedings that may result in censure, fines, civil penalties, the issuance of cease- and-desist orders or the deregistration or suspension of the non-compliant broker-dealer or investment adviser or other adverse consequences. The imposition of any such penalties or orders could have a material adverse effect on the wealth management segment’s operating results and financial condition. We may be adversely affected as a result of new or revised legislation or regulations. Regulatory changes have imposed and may continue to impose additional costs, which could adversely impact our profitability.

We qualify as a smaller reporting company and non-accelerated filer, and any decision on our part to comply only with certain reduced reporting and disclosure requirements applicable to smaller reporting companies and non-accelerated filers could make our common stock less attractive to investors.

We qualify as a “smaller reporting company” under Securities and Exchange Commission regulations and may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to smaller reporting companies, including, but not limited to, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and two years of audited financial statements in our annual report instead of three years. As long as we are a smaller reporting company that is also not an accelerated filer, we will not be subject to Section 404(b) of the Sarbanes-Oxley Act, which requires that our independent registered public accounting firm review and attest as to the effectiveness of our internal control over financial reporting. In addition, as a “non-accelerated filer,” we will have longer deadlines to file our periodic reports with the Securities and Exchange Commission. As a result of our smaller reporting company and non-accelerated filer status, our stockholders may not have access to certain information they may deem important, and investors may find our common stock less attractive if we choose to rely on these exemptions. This could result in a less active trading market for our common stock and the price of our common stock may be more volatile. We would remain a smaller reporting company and a non-accelerated filer for so long as our voting and non-voting equity held by non-affiliates (“public float”) is less than $250 million or our annual revenues are less than $100 million and our public float is less than $700 million. Public float is determined each year as of the end of a company’s second fiscal quarter applicable at the end of the fiscal year involved.

Other Risks Related to Our Business

We are a community bank and our ability to maintain our reputation, which is critical to the success of our business, may materially adversely affect our performance.

We are a community bank, and our reputation is one of the most valuable components of our business. A key component of our business strategy is to rely on our reputation for customer service and knowledge of local markets to expand our presence by capturing new business opportunities from existing and prospective customers in our market area and contiguous areas. Threats to our reputation can come from many sources, including adverse sentiment about financial institutions generally, unethical practices, employee misconduct, failure to deliver minimum standards of service or quality, compliance deficiencies, cybersecurity incidents and questionable or fraudulent activities of our customers. Negative publicity regarding our business, employees, or customers, with or without merit, may result in the loss of customers and employees, costly litigation and increased governmental regulation, any or all of which could adversely affect our business and operating results.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud, and, as a result, stockholders and depositors could lose confidence in our financial reporting, which could adversely affect our business, the trading price of our stock and our ability to attract additional deposits.

Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations of the Securities and Exchange Commission require us to evaluate our internal control over financial reporting and beginning with our second annual report provide an annual management report on our internal control over financial reporting, including, among other matters, management’s assessment of the effectiveness of internal control over financial reporting. We have established a process to document and evaluate our internal controls over financial reporting in order to satisfy the Sarbanes-Oxley Act and related regulations. Management has dedicated internal resources and adopted a detailed work plan to (i) assess and document the adequacy of internal controls over financial reporting, (ii) take steps to improve control processes, where appropriate, (iii) validate through testing that controls are functioning as documented and (iv) maintain a continuous internal reporting and improvement process for internal control over financial reporting. We cannot be certain that these measures will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement appropriate new or improved controls in response to changes in financial processes or reporting, or difficulties encountered in their implementation could harm our operating results or cause us to fail to meet our reporting obligations. If we fail to correct any significant deficiencies in the design or operating effectiveness of internal controls over financial reporting or fails to prevent fraud, current and potential stockholders and depositors could lose confidence in our financial reporting, which could harm our business and the trading price of our stock.

Legal and regulatory proceedings and related matters could adversely affect us.

We have been and may in the future become involved in legal and regulatory proceedings. We consider most of the proceedings to be in the normal course of our business or typical for the industry; however, it is inherently difficult to assess the outcome of these matters, and we may not prevail in any proceedings or litigation. There could be substantial costs and management diversion in such litigation and proceedings, and any adverse determination could have a materially adverse effect on our business, brand or image, or our financial condition and results of our operations.

Geopolitical and other external events could impact our ability to conduct business.

Financial institutions have been, and continue to be, targets of terrorist threats aimed at compromising operating and communication systems. Such events could cause significant damage, impact the stability of our facilities and result in additional expenses, impair the ability of our borrowers to repay their loans, reduce the value of collateral securing repayment of our loans, and result in the loss of revenue. We may also be affected by severe weather events or public health emergencies. While we have established and regularly test disaster recovery procedures, the occurrence of any such event could have a material adverse effect on our business, operations and financial condition. Additionally, financial markets may be adversely affected by the actual or anticipated impact of military conflict, terrorism or other geopolitical events, including trade disputes.

Risks Related to the Stock Offering

The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.

Net income divided by average stockholders’ equity, known as “return on equity,” is a ratio many investors use to compare the performance of financial institutions. Our return on average equity was 2.54% for the three months ended March 31, 2025 and 3.26% for the year ended December 31, 2024. At March 31, 2025, our total stockholders’ equity was $24.0 million. Assuming the completion of the conversion and stock offering, our pro forma stockholders’ equity at March 31, 2025 is estimated to range from $30.4 million at the minimum of the offering range to $34.7 million at the adjusted maximum of the offering range. We expect our return on equity to be lower than our peers unless and until we are able to leverage our capital including the additional capital from the stock offering. Our return on equity also will be negatively affected by added expenses associated with our employee stock ownership plan and the stock-based benefit plans we intend to adopt. Unless and until we can increase our earnings and leverage our capital, including the capital to be raised in the conversion and stock offering, we expect that our return on equity will be low, which may reduce the trading price of our shares of common stock.

There may be a limited trading market in our shares of common stock, which would hinder your ability to sell our common stock and may lower the market price of our common stock.

Following the conversion and stock offering, we expect our common stock will be quoted on the OTCQX Market operated by OTC Markets Group. The development of an active trading market depends on the existence of willing buyers and sellers, which is not within our control or that of any market maker. The number of active buyers and sellers of the shares of common stock at any particular time may be limited. Under such circumstances, you could have difficulty selling your shares of common stock on short notice, and, therefore, you should not view the shares of common stock as a short-term investment. In addition, the limited trading market could also result in a wider spread between the “bid” and “ask” prices for the common stock, which could make it more difficult to sell a large number of shares at one time and could mean a sale of a large number of shares at one time could depress the market price.

The future price of our shares of common stock may be less than the $10.00 offering price per share.

If you purchase shares of common stock in the stock offering, you may not be able to sell them later at or above the $10.00 purchase price. In many cases, shares of common stock issued by newly converted savings institutions or mutual holding companies have traded below the initial offering price. The aggregate purchase price of the shares of common stock sold in the stock offering will be based on an independent appraisal. The independent appraisal is not intended, and should not be construed, as a recommendation of any kind as to the advisability of purchasing shares of common stock. The independent appraisal is based on certain estimates, assumptions and projections, all of which are subject to change from time to time. After the shares begin trading, the trading price of our common stock will be determined by the marketplace, and may be influenced by many factors, including prevailing interest rates, the overall performance of the economy, changes in federal tax laws, new regulations, investor perceptions of Seneca Bancorp and the outlook for the financial services industry in general. Price fluctuations in our common stock may be unrelated to our operating performance.

We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance.

We intend to invest between $3.7 million and $5.3 million (and $6.2 million at the adjusted maximum of the offering range) of the net proceeds of the stock offering in Seneca Savings Bank. We also expect to use a portion of the net proceeds we retain to fund a loan to our employee stock ownership plan to purchase shares of common stock in the stock offering. We may use the remaining net proceeds to invest in short-term investments and for general corporate purposes, including repurchasing shares of our common stock and paying dividends. Seneca Savings may use the net proceeds it receives to fund new loans, reduce wholesale borrowings, expand its retail banking franchise by establishing or acquiring new branches, lines of business, or other financial institutions, or for other general corporate purposes. However, except for funding the loan to the employee stock ownership plan, we have not allocated specific amounts of the net proceeds for any of these purposes, and we will have broad discretion in determining the amount of the net proceeds we apply to different uses and when we apply or reinvest such proceeds. We have not established a timetable for investing the net proceeds, and we cannot predict how long we will require to invest the net proceeds. Our failure to reinvest these funds effectively would reduce our profitability and may adversely affect the value of our common stock.

Our stock-based benefit plans will increase our expenses and reduce our income.

We intend to adopt one or more new stock-based benefit plans after the conversion and stock offering, subject to stockholder approval, which will increase our annual compensation and benefit expenses related to the stock options and stock awards granted to participants under the new stock-based benefit plans. The actual amount of these new stock-related compensation and benefit expenses will depend on the number of options and stock awards granted under the plans, the fair market value of our stock or options on the date of grant, the vesting period, and other factors which we cannot predict at this time. If we adopt stock-based benefit plans within 12 months following the conversion and stock offering, the shares of common stock reserved for issuance pursuant to awards of restricted stock and grants of options under such plans would be limited to 4% and 10%, respectively, of the total shares of our common stock sold in the stock offering. If we adopt stock-based benefit plans more than 12 months after the completion of the conversion and stock offering, we may award restricted shares of common stock or grant options in excess of these amounts, which would further increase costs.

In addition, we will recognize expense for our employee stock ownership plan when shares are committed to be released to participants’ accounts, and we will recognize expense for restricted stock awards and stock options over the vesting period of awards made to recipients. The expense in the first year following the stock offering for our employee stock ownership plan and for our new stock-based benefit plans, assuming such plans had been implemented at the beginning of the year, is estimated to be approximately $300,000 ($248,000 after tax) at the adjusted maximum of the offering range as set forth in the pro forma financial information under “Pro Forma Data,” assuming the $10.00 per share purchase price as fair market value. Actual expenses, however, may be higher or lower, depending on the price of our common stock. For further discussion of our proposed stock-based plans, see “Management—Benefits to be Considered Following Completion of the Conversion and Stock Offering.”

The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.

We intend to adopt one or more new stock-based benefit plans following the conversion and stock offering. These plans may be funded either through open market purchases of our common stock or from the issuance of authorized but unissued shares of common stock. Our ability to repurchase shares of our common stock to fund these plans will be subject to many factors, including applicable regulatory restrictions on stock repurchases, the availability of stock in the market, the trading price of our stock, our capital levels, alternative uses for our capital and our financial performance. While our intention is to fund the new stock-based benefit plans through open market purchases, stockholders would experience a 5.51% dilution in ownership interest if newly issued shares of our common stock are used to fund stock options in an amount equal to 10% of the shares sold in the stock offering, and all such stock options are exercised, and a 2.28% dilution in ownership interest if newly issued shares of our common stock are used to fund shares of restricted common stock in an amount equal to 4% of the shares sold in the stock offering. Such dilution would also reduce earnings per share. If we adopt plans more than 12 months following the conversion and stock offering, the plans would not be subject to these limitations and stockholders could experience greater dilution. Although the implementation of new stock-based benefit plans would be subject to stockholder approval, historically, the overwhelming majority of such plans adopted by savings institutions and their holding companies following mutual-to-stock conversions have been approved by stockholders.

We have not determined when we will adopt one or more new stock-based benefit plans. Stock-based benefit plans adopted more than 12 months following the completion of the conversion and stock offering may exceed regulatory restrictions on the size of stock-based benefit plans adopted within 12 months, which would further increase our costs.

If we adopt stock-based benefit plans more than 12 months following the completion of the conversion and stock offering, then grants of shares of common stock or stock options under our proposed stock-based benefit plans may exceed 4% and 10%, respectively, of shares of common stock sold in the stock offering. Stock-based benefit plans that provide for awards in excess of these amounts would increase our costs beyond the amounts estimated in “—Our stock-based benefit plans will increase our expenses and reduce our income.” Stock-based benefit plans that provide for awards in excess of these amounts could also result in dilution to stockholders in excess of that described in “—The implementation of stock-based benefit plans may dilute your ownership interest. Historically, stockholders have approved these stock-based benefit plans.” Although the implementation of stock-based benefit plans would be subject to stockholder approval, the timing of the implementation of such plans will be at the discretion of our board of directors.

Various factors may make takeover attempts more difficult to achieve.

Certain provisions of our articles of incorporation and bylaws and federal banking laws, including regulatory approval requirements, as well as high levels of insider ownership could make it more difficult for a third party to acquire control of Seneca Bancorp without our board of directors’ approval. Under regulations applicable to the conversion and stock offering, for a period of three years following completion of the conversion and stock offering, no person may offer to acquire or acquire beneficial ownership of more than 10% of our common stock without prior approval of the Federal Reserve Board. Under federal law, subject to certain exemptions, a person, entity or group must notify the Federal Reserve Board and receive the Federal Reserve Board’s non-objection before acquiring control of a bank holding company, such as Seneca Bancorp. There also are provisions in our articles of incorporation and bylaws that we may use to delay or block a takeover attempt, including a provision that prohibits any person from voting more than 10% of our outstanding shares of common stock.

Following the conversion and stock offering, our directors and executive officers, together with their associates, are expected to beneficially own 272,597 shares of common stock of Seneca Bancorp, or 17.5% of our total outstanding shares of common stock at the minimum of the offering range, which includes their expected purchases in the offering plus shares they currently own in Seneca Financial Corp. that will be exchanged for shares of Seneca Bancorp. Furthermore, shares of restricted stock and stock options that we may grant to employees and directors, stock ownership by our management and directors and other factors may make it more difficult for companies or persons to acquire control of Seneca Bancorp without the consent of our board of directors. Taken as a whole, these statutory or regulatory provisions and provisions in our articles of incorporation and bylaws, plus high levels of insider ownership, could result in our being less attractive to a potential acquirer and therefore could adversely affect the market price of our common stock. For additional information, see “Restrictions on Acquisition of Seneca Bancorp, Inc.” and “Management—Benefits to be Considered Following Completion of the Conversion and Stock Offering.”

Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees.

The articles of incorporation of Seneca Bancorp provide that, unless Seneca Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Seneca Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Seneca Bancorp to Seneca Bancorp or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision, which does not apply to claims arising under the federal securities laws, may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Seneca Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both. In addition, if a court were to find this exclusive forum provision to be inapplicable or unenforceable in a particular action, we may incur additional costs associated with resolving the action in another jurisdiction, which could have a material adverse effect on our financial condition and results of operations.

You may not revoke your decision to purchase Seneca Bancorp common stock in the subscription offering or any community offering after you send us your order.

Funds submitted or automatic withdrawals authorized in connection with the purchase of shares of common stock in the subscription offering and in any community offering will be held by us until the completion or termination of the conversion and stock offering, including any extension of the expiration date and consummation of any syndicated community offering. Because completion of the conversion and stock offering will be subject to regulatory approvals and an update of the independent appraisal prepared by RP Financial, among other factors, there may be one or more delays in completing the conversion and stock offering. Orders submitted in the subscription offering and in any community offering are irrevocable, and purchasers will have no access to their funds unless the stock offering is terminated, or extended beyond [extension date], or the number of shares to be sold in the stock offering is increased to more than 1,388,625 shares or decreased to less than 892,500 shares.

Compliance with public company reporting requirements will increase our expenses.

As a result of the completion of the conversion and stock offering, we will become a public reporting company. We expect that the obligations of being a public company, including the substantial public reporting obligations, will result in increased expenditures and place additional demands on our management team. We may need to hire additional compliance, accounting and financial staff with appropriate public company experience and technical knowledge, or rely on outside consultants to provide these services for us until qualified personnel are hired. These obligations will increase our operating expenses and could divert our management’s attention from our operations.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The summary information presented below at each date or for each of the periods presented is derived in part from the consolidated financial statements of Seneca Financial Corp. The financial condition data at March 31, 2025 and 2024 and the operating data for the three months ended March 31, 2025 and 2024 is not audited but, in the opinion of management, includes all adjustments necessary for a fair presentation. All of these adjustments are normal and recurring. The results of operations for the three months ended March 31, 2025 are not necessarily indicative of the results of operations that may be expected for the entire year. The financial condition data at December 31, 2024 and 2023 and the operating data for the years ended December 31, 2024 and 2023 were derived from the audited consolidated financial statements of Seneca Financial Corp. included elsewhere in this prospectus. The following information is only a summary and should be read in conjunction with the consolidated financial statements and related notes of Seneca Financial Corp. beginning on page F-1 of this prospectus.

	At March 31,	At December 31,
	2025	2024	2023

	(In thousands)
Selected Financial Condition Data:

Total assets	$280,247	$280,939	$256,725
Cash and cash equivalents	6,517	6,788	3,920
Available-for-sale securities	43,217	46,484	35,440
Loans, net	204,274	202,429	196,457
FHLB stock, at cost	3,122	3,361	2,998
Total liabilities	256,273	257,081	234,076
Deposits	217,252	210,571	193,713
FHLB advances	34,753	41,253	35,500
Total stockholders’ equity	23,974	23,858	22,649

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2025	2024	2024	2023

	(In thousands)
Selected Data:
Interest income	$3,437	$3,139	$13,364	$11,357
Interest expense	1,309	1,245	5,230	3,595
Net interest income	2,128	1,894	8,134	7,762
Provision (credit) for credit losses on loans	110	15	(145)	228
Provision for credit losses on investments	—	—	451	47
Net interest income after provision (credit) for credit losses	2,018	1,879	7,828	7,487
Non-interest income	486	410	1,866	1,448
Non-interest expense	2,327	2,170	8,878	8,041
Income before provision for income taxes	177	119	816	894
Provision for income taxes	29	13	104	139
Net income	$148	$106	$712	$755
Earnings per common share – basic	$0.08	$0.06	$0.40	$0.42
Earnings per common share – dilutive	$0.08	$0.06	$0.40	$0.42

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2025	2024	2024	2023
Selected Financial Ratios and Other Data (1):

Performance Ratios:
Return on average assets	0.21%	0.17%	0.27%	0.31%
Return on average equity	2.54%	1.91%	3.26%	3.52%
Interest rate spread (2)	2.88%	2.65%	2.76%	2.95%
Net interest margin (3)	3.25%	3.08%	3.22%	3.30%
Efficiency ratio (4)	89.02%	94.18%	88.77%	87.30%
Non-interest expense to average total assets	0.84%	0.84%	3.34%	3.28%
Average interest-earning assets to average interest-bearing liabilities	118.85%	121.68%	121.93%	123.00%

Asset Quality Ratios:
Non-performing assets as a percentage of total assets	0.54%	0.56%	0.32%	0.53%
Non-performing loans as a percentage of total loans	0.52%	0.26%	0.22%	0.21%
Allowance for credit losses on loans as a percentage of non-performing loans	173.28%	402.35%	405.39%	491.59%
Allowance for credit losses on loans as a percentage of total loans	0.90%	1.03%	0.89%	1.03%
Net charge-offs to average outstanding loans during the period	0.14%	0.02%	0.05%	0.04%

Capital Ratios (5):
Tier 1 leverage (core) capital (to adjusted tangible assets)	9.63%	10.00%	9.73%	10.19%

Other Data:
Number of full service offices	5	4	5	4
Number of full-time equivalent employees	60	56	58	59

(1)	Annualized for the three-month periods ended March 31, 2025 and 2024.
(2)	Represents the difference between the weighted-average yield on interest-earning assets and the weighted-average cost of interest-bearing liabilities for the period.
(3)	The net interest margin represents net interest income as a percentage of average interest-earning assets for the period.
(4)	The efficiency ratio represents non-interest expense divided by the sum of net interest income and non-interest income.
(5)	Capital ratios are for Seneca Savings. In 2020, Seneca Savings elected to follow the Community Bank Leverage Ratio (Tier 1 leverage (core) capital (to adjusted tangible assets)) and no longer is required to comply with the other general regulatory capital requirements.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, which can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “plan,” “seek,” “expect,” “will,” “would,” “should,” “could” or “may,” and words of similar meaning. These forward-looking statements include, but are not limited to:

•	statements of our goals, intentions and expectations;

•	statements regarding our business plans, prospects, growth and operating strategies;

•	statements regarding the quality of our loan and investment portfolios; and

•	estimates of our risks and future costs and benefits.

These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:

•	inflation, tariffs and changes in the interest rate environment that reduce our margins and yields, the fair value of financial instruments or our level of loan originations, or increase the level of defaults, losses and prepayments on loans we have made and make;

•	general economic conditions, either nationally or in our market areas, that are worse than expected;

•	events involving the failure of financial institutions may adversely affect our business, and the market price of our common stock;

•	changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for credit losses;

•	our ability to access cost-effective funding;

•	fluctuations in real estate values and both residential and commercial real estate market conditions;

•	demand for loans and deposits in our market area;

•	our ability to implement and change our business strategies;

•	competition among depository and other financial institutions;

•	adverse changes in the securities or secondary mortgage markets, including our ability to sell loans in the secondary market;

•	changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements;

•	changes in the quality or composition of our loan or investment portfolios;

•	technological changes that may be more difficult or expensive than expected;

•	the inability of third-party providers to perform as expected;

•	a failure or breach of our operational or security systems or infrastructure, including cyberattacks;

•	our ability to manage market risk, credit risk and operational risk in the current economic environment;

•	our ability to enter new markets successfully and capitalize on growth opportunities;

•	our ability to successfully integrate into our operations any assets, liabilities, customers, systems and management personnel we may acquire and our ability to realize related revenue synergies and cost savings within expected time frames, and any goodwill charges related thereto;

•	changes in consumer spending, borrowing and savings habits;

•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission or the Public Company Accounting Oversight Board;

•	our ability to retain key employees;

•	any future FDIC insurance premium increases or special assessments may adversely affect our earnings;

•	our ability to prevent or mitigate fraudulent activity;

•	our ability to evaluate the amount and timing of recognition of future tax assets and liabilities;

•	political instability or civil unrest;

•	acts of war or terrorism or public health emergencies such as the recent COVID-19 pandemic;

•	our ability to control operating costs and expenses, including compensation expense associated with equity allocated or awarded to our employees;

•	changes in the financial condition, results of operations or future prospects of issuers of securities that we own; and

•	our inability to sell our foreclosed assets, net at an amount equal to or greater than the carrying amount.

Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward-looking statements. See “Risk Factors” beginning on page 16. Except as required by applicable law or regulation, we do not undertake, and we specifically disclaim any obligation, to release publicly the results of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of the statements or to reflect the occurrence of anticipated or unanticipated events.

HOW WE INTEND TO USE THE PROCEEDS FROM THE STOCK OFFERING

Although we cannot determine what the actual net proceeds will be from the sale of the shares of common stock by Seneca Bancorp in the stock offering until the stock offering is completed, we anticipate that the net proceeds will be between $7.4 million and $10.5 million, or $12.3 million at the adjusted maximum of the offering range. We must sell a minimum of 892,500 shares to complete the offering.

We intend to use the net proceeds as follows:

	Based Upon the Sale at $10.00 Per Share of:
	892,500 Shares		1,050,00 Shares		1,207,500 Shares		1,388,625 Shares(1)

	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds	Amount	Percent of Net Proceeds

	(Dollars in thousands)
Gross offering proceeds	$8,925		$10,500		$12,075		$13,886
Less: offering expenses	(1,574)		(1,574)		(1,574)		(1,574)
Net offering proceeds	$7,351	100.0%	$8,926	100.0%	$10,501	100.0%	$12,312	100.0%

Distribution of net proceeds:
To Seneca Savings Bank	$3,676	50.0%	$4,463	50.0%	$5,251	50.0%	$6,156	50.0%
To fund loan to employee stock ownership plan	714	9.7%	840	9.4%	966	9.2%	1,111	9.0%
Retained by Seneca Bancorp	$2,961	40.3%	$3,623	40.6%	$4,284	40.8%	$5,045	41.0%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.

Payments for shares of common stock made through withdrawals from existing deposit accounts will not result in the receipt of new funds for investment but will reduce Seneca Savings’ deposits. The net proceeds may vary because total expenses relating to the stock offering may be more or less than our estimates. For example, our expenses would increase if all the shares offered were not sold in the subscription and community offerings and instead a portion of the shares were sold in a syndicated community offering.

Seneca Bancorp may use the proceeds it retains from the stock offering:

•	to invest in securities;

•	to repurchase shares of its common stock (subject to compliance with regulatory requirements);

•	to pay cash dividends to stockholders (if declared by our board of directors);

•	to finance the potential acquisition of financial institutions or lines of business, although we do not currently have any agreements or understandings regarding any specific acquisition transaction; and

•	for other general corporate purposes.

See “Our Dividend Policy” for a discussion of our expected dividend policy following the completion of the conversion and stock offering. Under current federal regulations, we may not repurchase shares of our common stock during the first year following the completion of the conversion and stock offering, except when extraordinary circumstances exist and with prior regulatory approval, or except to fund the granting of restricted stock awards (which would require notification to the Federal Reserve Board) or tax-qualified employee stock benefit plans.

Seneca Savings Bank may use the net proceeds it receives from the stock offering:

•	to fund new loans;

•	to enhance existing products and services, hire additional employees and support growth and the development of new products and services;

•	to expand its banking franchise by establishing new branch offices or by acquiring other financial institutions, branch offices, or lines of business as opportunities arise, although we do not currently have any understandings or agreements to acquire a financial institution or other entity;

•	to invest in securities;

•	to reduce wholesale borrowings; and

•	for other general corporate purposes.

Initially, a substantial portion of the net proceeds will be invested in short-term investments, investment-grade debt obligations and mortgage-backed securities. We have not determined specific amounts of the net proceeds that would be used for the purposes described above. The use of the proceeds outlined above may change based on many factors, including, but not limited to, changes in interest rates, equity markets, laws and regulations affecting the financial services industry, the attractiveness of potential acquisitions to expand our operations, and overall market conditions. The use of the proceeds may also change depending on our ability to receive regulatory approval to establish new branches or acquire other financial institutions.

We expect our return on equity to be low until we are able to reinvest effectively the additional capital raised in the stock offering. Until we can increase our net interest income and noninterest income, we expect our return on equity to be below the industry average, which may negatively affect the value of our common stock. See “Risk Factors—Risks Related to the Stock Offering—We have broad discretion in using the proceeds of the stock offering. Our failure to effectively deploy the net proceeds may have an adverse effect on our financial performance” and “—The capital we raise in the stock offering may negatively impact our return on equity until we can fully implement our business plan. This could negatively affect the trading price of our shares of common stock.”

OUR DIVIDEND POLICY

Following completion of the conversion and stock offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future.

Seneca Bancorp will not be permitted to pay dividends on its common stock if its stockholders’ equity would be reduced below the amount of the liquidation account established by Seneca Bancorp in connection with the conversion and stock offering. The source of dividends will depend on the net proceeds retained by Seneca Bancorp and earnings thereon, and dividends from Seneca Savings. In addition, Seneca Bancorp will be subject to state law limitations and federal bank regulatory policy on the payment of dividends. Maryland law generally limits dividends if the corporation would not be able to pay its debts in the usual course of business after giving effect to the dividend or if the corporation’s total assets would be less than the corporation’s total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the distribution.

The Federal Reserve Board has issued a policy statement providing that dividends should be paid only out of current earnings and only if our prospective rate of earnings retention is consistent with our capital needs, asset quality and overall financial condition. Regulatory guidance also provides for prior regulatory consultation with respect to capital distributions in certain circumstances such as where the holding company’s net income for the past four quarters, net of dividends previously paid over that period, is insufficient to fully fund the dividend or the holding company’s overall rate or earnings retention is inconsistent with its capital needs and overall financial condition.

After the completion of the conversion and stock offering, Seneca Savings Bank will not be permitted to pay dividends on its capital stock owned by Seneca Bancorp, its sole stockholder, if Seneca Savings Bank’s stockholder’s equity would be reduced below the amount of the liquidation account established in connection with the conversion and stock offering. In addition, Seneca Savings Bank will not be permitted to make a capital distribution if, after making such distribution, it would be undercapitalized under applicable regulation. A national bank is authorized to pay such dividends from undivided profits but must receive prior OCC approval if the total amount of dividends (including the proposed dividend) exceeds its net income in that year and the prior two years less dividends previously paid.

Any payment of dividends by Seneca Savings Bank to Seneca Bancorp that would be deemed to be drawn from Seneca Savings Bank’s bad debt reserves established before 1988, if any, would require a payment of taxes at the then-current tax rate by Seneca Savings Bank on the amount of earnings deemed to be removed from the pre-1988 bad debt reserves for such distribution. Seneca Savings Bank does not intend to make any distribution that would create such a federal tax liability.

We intend to file a consolidated federal tax return with Seneca Savings Bank. Accordingly, it is anticipated that any cash distributions we make to our stockholders would be treated as cash dividends and not as a non-taxable return of capital for federal tax purposes. Additionally, during the three-year period following the conversion and stock offering, we will not be permitted to make any capital distribution to stockholders that would be treated by recipients as a tax-free return of capital for federal income tax purposes.

MARKET FOR THE COMMON STOCK

Seneca Financial Corp.’s common stock is currently quoted on the OTC Pink Market under the symbol “SNNF.” Upon completion of the conversion and stock offering, we expect the shares of common stock of Seneca Bancorp will be quoted on the OTCQX Market.

At the close of business on [record date], there were _______ shares of Seneca Financial Corp. common stock outstanding, of which _______ shares were publicly held shares (shares held by stockholders other than Seneca Financial MHC), and approximately ___ stockholders of record (excluding stockholders who hold shares in street name through a broker).

The following table sets forth the high and low bid prices for shares of Seneca Financial Corp. common stock for the periods indicated, as obtained from the OTC Pink Market. These reported market quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not necessarily represent actual transactions.

Fiscal Year Ending December 31, 2025	High	Low
Second Quarter through June 10, 2025	$12.00	$7.21
First Quarter	8.39	7.16

Fiscal Year Ending December 31, 2024
Fourth Quarter	$8.95	$6.00
Third Quarter	6.95	6.06
Second Quarter	7.74	5.97
First Quarter	8.49	7.01

Fiscal Year Ending December 31, 2023
Fourth Quarter	$10.15	$7.40
Third Quarter	9.40	7.55
Second Quarter	10.50	7.75
First Quarter	11.50	9.11

On May 8, 2025, the business day immediately preceding the public announcement of the conversion and stock offering, the closing price of Seneca Financial Corp. common stock was $8.00 per share, as reported by the OTC Pink Market. On _________, 2025, the most recent practicable date before the printing of this prospectus, the closing price of Seneca Financial Corp. common stock was $_____ per share, as reported by the OTC Pink Market. On the effective date of the conversion and stock offering, all publicly held shares of Seneca Financial Corp. common stock, including shares of common stock owned by our officers and directors, will be converted automatically into and become the right to receive a number of shares of Seneca Bancorp common stock determined pursuant to the exchange ratio. See “The Conversion and Stock Offering—Share Exchange Ratio for Current Stockholders.” Options to purchase shares of Seneca Financial Corp. common stock will be converted into options to purchase a number of new shares of Seneca Bancorp common stock determined pursuant to the exchange ratio, with the same aggregate exercise price.

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

At March 31, 2025, Seneca Savings had opted in, and was in compliance with, the community bank leverage ratio framework and was considered “well capitalized.”

The table below sets forth the historical equity capital and regulatory capital of Seneca Savings at March 31, 2025, and the pro forma equity capital and regulatory capital of Seneca Savings Bank after giving effect to the sale of shares of common stock at $10.00 per share. The table also compares historical and pro forma capital levels to those required to be considered “well capitalized.” The table assumes that Seneca Savings Bank receives 50% of the net offering proceeds. See “How We Intend to Use the Proceeds From the Stock Offering.”

	Seneca Savings Historical at March 31,		Seneca Savings Bank Pro Forma at March 31, 2025 Based Upon the Sale in the Stock Offering of:
	2025		892,500 Shares		1,050,000 Shares		1,207,500 Shares		1,388,625 Shares(1)
	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets	Amount	Percent of Assets

	(Dollars in thousands)
Equity	$23,215	8.28%	$25,820	9.09%	$26,418	9.28%	$27,017	9.46%	$27,704	9.67%

Tier 1 leverage capital (2)	$26,795	9.63%	$29,400	10.42%	$29,998	10.61%	$30,597	10.79%	$31,284	11.00%
Tier 1 leverage requirement	13,918	5.00	14,101	5.00	14,141	5.00	14,180	5.00	14,226	5.00
Excess	$12,877	4.63%	$15,299	5.42%	$15,857	5.61%	$16,417	5.79%	$17,058	6.00%

Reconciliation of capital infused into Seneca Savings Bank:
Net proceeds			$3,676		$4,463		$5,251		$6,156
Less: Common stock acquired by stock-based benefit plan			(357)		(420)		(483)		(556)
Less: Common stock acquired by employee stock ownership plan			(714)		(840)		(966)		(1,111)
Pro forma increase			$2,605		$3,203		$3,802		$4,489

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Tier 1 leverage capital levels are shown as a percentage of total average assets.

CAPITALIZATION

The following table presents the historical consolidated capitalization of Seneca Financial Corp. at March 31, 2025 and the pro forma consolidated capitalization of Seneca Bancorp after giving effect to the conversion and stock offering based upon the assumptions set forth in the “Pro Forma Data” section.

	Seneca Financial Corp. Historical	Seneca Bancorp Pro Forma at March 31, 2025, Based Upon the Sale at $10.00 Per Share of:
	at March 31, 2025	892,500 Shares	1,050,000 Shares	1,207,500 Shares	1,388,625 Shares(1)

	(Dollars in thousands)
Deposits (2)	$217,252	$217,252	$217,252	$217,252	$217,252
Borrowed funds	34,753	34,753	34,753	34,753	34,753
Total deposits and borrowed funds	$252,005	$252,005	$252,005	$252,005	$252,005

Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized (post-conversion) (3)	—	—	—	—	—
Common stock, $0.01 par value, 40,000,000 shares authorized (post-conversion); shares to be issued as reflected (3) (4)	9	15	18	21	24
Additional paid-in capital (3)	8,134	14,022	15,594	17,166	18,975
Seneca Financial MHC capital contribution	—	—	—	—	—
Retained earnings (5)	22,525	22,525	22,525	22,525	22,525
Accumulated other comprehensive loss	(4,537)	(4,537)	(4,537)	(4,537)	(4,537)
Treasury stock, at cost	(1,557)	—	—	—	—
Unallocated common stock to be held by employee stock ownership plan (6)	(600)	(1,314)	(1,440)	(1,566)	(1,711)
Common stock acquired by stock-based benefit plan (7)	—	(357)	(420)	(483)	(556)
Total stockholders’ equity	$23,974	$30,354	$31,740	$33,126	$34,720

Pro Forma Shares Outstanding
Shares offered for sale	—	892,500	1,050,000	1,207,500	1,388,625
Exchange shares issued	—	636,691	749,048	861,405	990,616
Total shares outstanding	1,838,278	1,529,191	1,799,048	2,068,905	2,379,241

Total stockholders’ equity as a percentage of total assets	8.55%	10.59%	11.02%	11.45%	11.94%
Tangible equity as a percentage of tangible assets	8.24%	10.29%	10.73%	11.16%	11.64%

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Does not reflect withdrawals from deposit accounts to purchase shares of common stock in the conversion and stock offering. These withdrawals would reduce pro forma deposits and assets by the amount of the withdrawals.
(3)	Seneca Financial Corp. currently has 19,000,000 authorized shares of common stock, $0.01 par value per share, and 1,000,000 authorized shares of preferred stock, par value $0.01 per share. On a pro forma basis, common stock and additional paid-in capital are revised to reflect the number of shares of Seneca Bancorp common stock to be outstanding after the completion of the conversion and stock offering.
(4)	No effect has been given to the issuance of additional shares of Seneca Bancorp common stock pursuant to the exercise of options under one or more stock-based benefit plans. If the plans are implemented within the first year after the closing of the stock offering, an amount up to 10% of the shares of Seneca Bancorp common stock sold in the stock offering will be reserved for issuance upon the exercise of options under the plans. No effect has been given to the exercise of options currently outstanding. See “Management.”
(5)	The retained earnings of Seneca Savings Bank will be substantially restricted after the conversion and stock offering. See “The Conversion and Stock Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”
(6)	Assumes that 8% of the shares sold in the stock offering will be acquired by the employee stock ownership plan financed by a loan from Seneca Bancorp. The loan will be repaid principally from Seneca Bancorp’s contributions to the employee stock ownership plan. Since Seneca Bancorp will finance the employee stock ownership plan debt, the debt will be eliminated through consolidation and no liability will be reflected on Seneca Bancorp’s consolidated financial statements. Accordingly, the amount of shares of common stock acquired by the employee stock ownership plan is shown in this table as a reduction of total stockholders’ equity.
(7)	Assumes a number of shares of common stock equal to 4% of the shares of common stock to be sold in the stock offering will be purchased for grant by one or more stock-based benefit plans. The funds to be used by such plans to purchase the shares will be provided by Seneca Bancorp. The dollar amount of common stock to be purchased is based on the $10.00 per share purchase price in the stock offering and represents unearned compensation. This amount does not reflect possible increases or decreases in the value of common stock relative to the purchase price in the stock offering. Seneca Bancorp will accrue compensation expense to reflect the vesting of shares pursuant to such stock-based benefit plans and will credit capital in an amount equal to the charge to operations. Implementation of such plans will require stockholder approval.

PRO FORMA DATA

The following table summarizes historical data of Seneca Financial Corp. and pro forma data of Seneca Bancorp at and for the three months ended March 31, 2025 and the year ended December 31, 2024. This information is based on assumptions set forth below and in the table and related footnotes, and should not be used as a basis for projections of market value of the shares of common stock following the conversion and stock offering.

The estimated net proceeds disclosed in the table are based upon the following assumptions:

(i)	all shares of common stock will be sold in the subscription or community offerings;

(ii)	our employee stock ownership plan will purchase 8% of the shares of common stock sold in the stock offering with a loan from Seneca Bancorp. The existing loan obligation of our employee stock ownership plan, equal to $667,000 at March 31, 2025, will be combined with the new loan. The combined loan will be repaid in substantially equal payments of principal and interest (at the prime rate of interest, which will be fixed as of the date of the offering) over 25 years. Interest income that we earn on the loan will offset the interest paid by Seneca Savings Bank. The effect on earnings for the employee stock ownership plan is the cost of amortizing the combined loan over 25 years, net of historical expense for the period;

(iii)	we will pay KBW a fee of $385,000 with respect to shares sold in the subscription and community offerings (which fee can be increased by up to $30,000 in certain circumstances), we will pay KBW a fee of $40,000 with respect to records agent services (which fee can be increased by up to $10,000 in certain circumstances), and we will reimburse KBW for its reasonable expenses associated with its marketing effort in the subscription and community offerings in an amount not to exceed $30,000 and for attorney’s fees and expenses not to exceed $100,000 (which expense reimbursements can be increased by up to $15,000 and $25,000, respectively in certain circumstances); and

(iv)	total expenses of the stock offering, other than the fees and commissions to be paid to KBW and any other broker-dealers, will be $1.1 million.

In addition, the expenses of the offering may vary from those estimated, and the fees paid to KBW will vary from the amounts estimated if the amount of shares of Seneca Bancorp common stock sold varies from the amounts assumed above or if any shares are sold in the syndicated community offering.

We calculated pro forma consolidated net income for the three months ended March 31, 2025 as if the estimated net proceeds we received had been invested at the beginning of the period at an assumed interest rate of 3.96% (2.91% on an after-tax basis). We calculated pro forma consolidated net income for the fiscal year ended December 31, 2024 as if the estimated net proceeds we received had been invested at the beginning of the year at an assumed interest rate of 4.38% (3.22% on an after-tax basis). This represents the yield on the five-year U.S. Treasury Note at March 31, 2025 and December 31, 2024, which, in light of current market interest rates, we consider to reflect more accurately the pro forma reinvestment rate than the arithmetic average of the weighted average yield earned on our interest earning assets and the weighted average rate paid on our deposits, which is the reinvestment rate federal regulations require that we assume in presenting pro forma data.

We further believe that the reinvestment rate is factually supportable because:

•	the yield on the U.S. Treasury Note can be determined and/or estimated from third-party sources; and

•	we believe that U.S. Treasury securities are not subject to credit losses due to a U.S. Government guarantee of payment of principal and interest.

We calculated historical and pro forma per share amounts by dividing historical and pro forma amounts of consolidated net income and stockholders’ equity by the indicated number of shares of common stock. For pro forma earnings per share calculations, we adjusted these figures to give effect to the shares of common stock purchased by the employee stock ownership plan. We computed per share amounts as if the shares of common stock were outstanding at the beginning of the year, but we did not adjust per share historical or pro forma stockholders’ equity to reflect the earnings on the estimated net proceeds.

The pro forma data gives effect to the implementation of one or more stock-based benefit plans. We have assumed that stock-based benefit plans will acquire for restricted stock awards a number of shares of common stock equal to 4% of the shares of common stock sold in the stock offering at the same price for which they were sold in the stock offering. We have assumed that awards of common stock granted under such plans vest over a five-year period.

We also have assumed that options will be granted under stock-based benefit plans to acquire shares of common stock equal to 10% of the shares of common stock sold in the stock offering. In preparing the table below, we assumed that stockholder approval was obtained, that the exercise price of the stock options and the market price of the stock at the date of grant were $10.00 per share and that the stock options had a term of ten years and vested over five years. We applied the Black-Scholes option pricing model to estimate a grant-date fair value of $4.96 for each option.

We may grant options and award shares of common stock under one or more stock-based benefit plans in excess of 10% and 4%, respectively, of the shares of common stock sold in the stock offering and that vest sooner than over a five-year period if the stock-based benefit plans are adopted more than one year following the completion of the stock offering.

As discussed under “How We Intend to Use the Proceeds From the Stock Offering,” we intend to contribute 50% of the net proceeds from the stock offering to Seneca Savings Bank, and we will retain the remainder of the net proceeds from the stock offering. We will use a portion of the proceeds we retain to fund a loan to the employee stock ownership plan and retain the rest of the proceeds for future use.

The pro forma data does not give effect to:

•	withdrawals from deposit accounts to purchase shares of common stock in the stock offering;

•	our results of operations after the stock offering; or

•	changes in the market price of the shares of common stock after the stock offering.

The following pro forma data may not be representative of the financial effects of the stock offering at the dates on which the stock offering actually occurs, and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders’ equity represents the difference between the stated amounts of our assets and liabilities. The pro forma stockholders’ equity is not intended to represent the fair market value of the shares of common stock and may be different than the amounts that would be available for distribution to stockholders if we liquidated. Moreover, pro forma stockholders’ equity per share does not give effect to the liquidation accounts to be established in connection with the conversion and stock offering or, in the unlikely event of a liquidation of Seneca Savings Bank, to the tax effect of intangible assets or the recapture of bad debt reserve, if any. See “The Conversion and Stock Offering—Liquidation Rights.”

At or for the Three Months Ended March 31, 2025, Based upon the Sale at $10.00 Per Share of:
892,500 Shares	1,050,000 Shares	1,207,500 Shares	1,388,625 Shares(1)

(Dollars in thousands, except per share amounts)
Gross proceeds of stock offering	$8,925	$10,500	$12,075	$13,886
Market value of shares issued in the exchange	6,367	7,490	8,614	9,906
Pro forma market capitalization	$15,292	$17,990	$20,689	$23,792

Gross proceeds of offering	$8,925	$10,500	$12,075	$13,886
Estimated expenses	(1,574)	(1,574)	(1,574)	(1,574)
Estimated net proceeds	7,351	8,926	10,501	12,312
Common stock purchased by employee stock ownership plan	(714)	(840)	(966)	(1,111)
Common stock purchased by stock-based benefit plans	(357)	(420)	(483)	(556)
Estimated net proceeds, as adjusted	$6,280	$7,666	$9,052	$10,646

For the Three Months Ended March 31, 2025
Consolidated net earnings:
Historical	$148	$148	$148	$148
Income on adjusted net proceeds	46	56	66	77
Income on MHC asset contribution	—	—	—	—
Employee stock ownership plan (2)	(4)	(6)	(8)	(9)
Stock awards (3)	(13)	(15)	(18)	(20)
Stock options (4)	(21)	(24)	(28)	(32)
Pro forma net income	$155	$158	$160	$163

Earnings per share (5):
Historical	$0.10	$0.09	$0.07	$0.05
Income on adjusted net proceeds	0.03	0.03	0.03	0.04
Income on MHC asset contribution	—	—	—	—
Employee stock ownership plan (2)	—	—	—	—
Stock awards (3)	(0.01)	(0.01)	(0.01)	(0.01)
Stock options (4)	(0.01)	(0.01)	(0.01)	(0.01)
Pro forma earnings per share (5)	$0.11	$0.10	$0.08	$0.07

Offering price to pro forma net earnings per share	22.73	x	25.00	x	31.25	x	35.71	x
Shares used in earnings per share calculations	1,409,369	1,658,080	1,906,791	2,192,808

At March 31, 2025
Stockholders’ equity:
Historical	$23,974	$23,974	$23,974	$23,974
Estimated net proceeds	7,351	8,926	10,501	12,312
Equity increase from Seneca Financial MHC	100	100	100	100
Common stock acquired by employee stock ownership plan (2)	(714)	(840)	(966)	(1,111)
Common stock acquired by stock-based benefit plans (3)	(357)	(420)	(483)	(556)
Pro forma stockholders’ equity (6)	$30,354	$31,740	$33,126	$34,720
Intangible assets	$(957)	$(957)	$(957)	$(957)
Pro forma tangible stockholders’ equity (6)	$29,397	$30,783	$32,169	$33,763

Stockholders’ equity per share (7):
Historical	$15.67	$13.32	$11.57	$10.08
Estimated net proceeds	4.81	4.96	5.08	5.17
Equity increase from Seneca Financial MHC	0.07	0.06	0.06	0.04
Common stock acquired by employee stock ownership plan (2)	(0.47)	(0.47)	(0.47)	(0.47)
Common stock acquired by stock-based benefit plans (3)	(0.23)	(0.23)	(0.23)	(0.23)
Pro forma stockholders’ equity per share (7)	$19.85	$17.64	$16.01	$14.59
Intangible assets	$(0.63)	$(0.53)	$(0.46)	$(0.40)
Pro forma tangible stockholders’ equity per share (7)	$19.22	$17.11	$15.55	$14.19

Offering price as percentage of pro forma stockholders’ equity per share	50.38%	56.69%	62.46%	68.54%
Offering price as percentage of pro forma tangible stockholders’ equity per share	52.03%	58.45%	64.31%	70.47%
Shares outstanding for pro forma equity per share calculations	1,529,191	1,799,048	2,068,905	2,379,241

(footnotes begin on second following page)

At or for the Year Ended December 31, 2024, Based upon the Sale at $10.00 Per Share of:
892,500 Shares	1,050,000 Shares	1,207,500 Shares	1,388,625 Shares(1)

(Dollars in thousands, except per share amounts)
Gross proceeds of stock offering	$8,925	$10,500	$12,075	$13,886
Market value of shares issued in the exchange	6,367	7,490	8,614	9,906
Pro forma market capitalization	$15,292	$17,990	$20,689	$23,792

Gross proceeds of offering	$8,925	$10,500	$12,075	$13,886
Estimated expenses	(1,574)	(1,574)	(1,574)	(1,574)
Estimated net proceeds	7,351	8,926	10,501	12,312
Common stock purchased by employee stock ownership plan	(714)	(840)	(966)	(1,111)
Common stock purchased by stock-based benefit plans	(357)	(420)	(483)	(556)
Estimated net proceeds, as adjusted	$6,280	$7,666	$9,052	$10,646

For the Year Ended December 31, 2024
Consolidated net earnings:
Historical	$712	$712	$712	$712
Income on adjusted net proceeds	202	247	291	343
Income on MHC asset contribution	—	—	—	—
Employee stock ownership plan (2)	(18)	(24)	(31)	(38)
Stock awards (3)	(52)	(62)	(71)	(82)
Stock options (4)	(83)	(97)	(112)	(129)
Pro forma net income	$761	$775	$790	$807

Earnings per share (5):
Historical	$0.51	$0.43	$0.38	$0.33
Income on adjusted net proceeds	0.14	0.15	0.15	0.16
Income on MHC asset contribution	—	—	—	—
Employee stock ownership plan (2)	(0.01)	(0.01)	(0.02)	(0.02)
Stock awards (3)	(0.04)	(0.04)	(0.04)	(0.04)
Stock options (4)	(0.06)	(0.06)	(0.06)	(0.06)
Pro forma earnings per share (5)	$0.54	$0.47	$0.41	$0.37

Offering price to pro forma net earnings per share	18.52	x	21.28	x	24.39	x	27.03	x
Shares used in earnings per share calculations	1,412,636	1,661,923	1,911,210	2,197,890

At December 31, 2024
Stockholders’ equity:
Historical	$23,858	$23,858	$23,858	$23,858
Estimated net proceeds	7,351	8,926	10,501	12,312
Equity increase from Seneca Financial MHC	100	100	100	100
Common stock acquired by employee stock ownership plan (2)	(714)	(840)	(966)	(1,111)
Common stock acquired by stock-based benefit plans (3)	(357)	(420)	(483)	(556)
Pro forma stockholders’ equity (6)	$30,238	$31,624	$33,010	$34,604
Intangible assets	$(996)	$(996)	$(996)	$(996)
Pro forma tangible stockholders’ equity (6)	$29,242	$30,628	$32,014	$33,608

Stockholders’ equity per share (7):
Historical	$15.59	$13.26	$11.53	$10.03
Estimated net proceeds	4.81	4.96	5.08	5.17
Equity increase from Seneca Financial MHC	0.07	0.06	0.05	0.04
Common stock acquired by employee stock ownership plan (2)	(0.47)	(0.47)	(0.47)	(0.47)
Common stock acquired by stock-based benefit plans (3)	(0.23)	(0.23)	(0.23)	(0.23)
Pro forma stockholders’ equity per share (7)	$19.77	$17.58	$15.96	$14.54
Intangible assets	$(0.65)	$(0.55)	$(0.48)	$(0.42)
Pro forma tangible stockholders’ equity per share (7)	$19.12	$17.03	$15.48	$14.12

Offering price as percentage of pro forma stockholders’ equity per share	50.58%	56.88%	62.66%	68.78%
Offering price as percentage of pro forma tangible stockholders’ equity per share	52.30%	58.72%	64.60%	70.82%
Shares outstanding for pro forma equity per share calculations	1,529,191	1,799,048	2,068,905	2,379,241

(footnotes begin on following page)

(1)	As adjusted to give effect to an increase in the number of shares, which could occur due to a 15% increase in the offering range to reflect demand for the shares or changes in market conditions following the commencement of the offering.
(2)	Assumes that 8% of the shares of common stock sold in the stock offering will be purchased by the employee stock ownership plan. For purposes of these tables, the funds used to acquire these shares are assumed to have been borrowed by the employee stock ownership plan from Seneca Bancorp, and the outstanding loan with respect to existing shares of Seneca Financial Corp. held by the employee stock ownership plan will be refinanced and consolidated with the new loan. Seneca Savings intends to make annual contributions to the employee stock ownership plan in an amount at least equal to the required principal and interest payments on the debt. Seneca Savings’ total annual payments on the employee stock ownership plan debt are based upon 25 equal annual installments of principal and interest. Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 718-40, “Compensation—Stock Compensation—Employee Stock Ownership Plans” (“ASC 718-40”) requires that an employer record compensation expense in an amount equal to the fair value of the shares committed to be released to employees. The pro forma adjustments assume that the employee stock ownership plan shares are allocated in equal annual installments based on the number of loan repayment installments assumed to be paid by Seneca Savings, the fair value of the common stock remains equal to the subscription price and the employee stock ownership plan expense reflects an effective combined federal and state tax rate of 26.53%. The unallocated employee stock ownership plan shares are reflected as a reduction of stockholders’ equity. No reinvestment is assumed on proceeds contributed to fund the employee stock ownership plan. The pro forma net income for the three months ended March 31, 2025 assumes that 1,210, 1,424, 1,638, and 1,883 shares were committed to be released during the period at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The pro forma net income for the year ended December 31, 2024 assumes that 4,856, 5,714, 6,571, and 7,556 shares were committed to be released during the period at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. In accordance with ASC 718-40, only the employee stock ownership plan shares committed to be released during the period were considered outstanding for net income per share calculations.
(3)	Assumes that one or more stock-based benefit plans purchase an aggregate number of shares of common stock equal to 4% of the shares to be sold in the stock offering. Stockholder approval of the plans and purchases by the plans may not occur earlier than six months after the completion of the conversion and stock offering. The shares may be acquired directly from Seneca Bancorp or through open market purchases. Shares in the stock-based benefit plan are assumed to vest over a period of five years. The funds to be used to purchase the shares will be provided by Seneca Bancorp. The tables assume that (i) the stock-based benefit plan acquires the shares through open market purchases at $10.00 per share, (ii) 5% of the amount contributed to the plan is amortized as an expense during the three months ended March 31, 2025 and 20% of the amount contributed to the plan is amortized as an expense during the year ended December 31, 2024 and (iii) the plan expense reflects an effective combined federal and state tax rate of 26.53%. Assuming stockholder approval of the stock-based benefit plans and that shares of common stock (equal to 4% of the shares sold in the stock offering) are awarded through the use of authorized but unissued shares of common stock, stockholders would have their ownership and voting interests diluted by approximately 2.28%.
(4)	Assumes that options are granted under one or more stock-based benefit plans to acquire an aggregate number of shares of common stock equal to 10% of the shares to be sold in the stock offering. Stockholder approval of the plans may not occur earlier than six months after the completion of the conversion and stock offering. In calculating the pro forma effect of the stock-based benefit plans, it is assumed that the exercise price of the stock options and the trading price of the common stock at the date of grant were $10.00 per share, the estimated grant-date fair value determined using the Black-Scholes option pricing model was $4.96 for each option, the aggregate grant-date fair value of the stock options was amortized to expense on a straight-line basis over a five-year vesting period of the options, and that 25% of the amortization expense (the assumed portion related to options granted to directors) resulted in a tax benefit using an effective combined federal and state tax rate of 26.53%. The actual expense will be determined by the grant-date fair value of the options, which will depend on a number of factors, including the valuation assumptions used and the option pricing model ultimately adopted. Under the above assumptions, the adoption of the stock-based benefit plans will result in no additional shares under the treasury stock method for calculating earnings per share. There can be no assurance that the actual exercise price of the stock options will be equal to the $10.00 price per share. If a portion of the shares used to satisfy the exercise of options comes from authorized but unissued shares, our net income per share and stockholders’ equity per share would decrease. The issuance of authorized but unissued shares of common stock pursuant to the exercise of options under such plan would dilute stockholders’ ownership and voting interests by approximately 5.51%.
(5)	Per share figures include publicly held shares of Seneca Financial Corp. common stock that will be issued in exchange for shares of Seneca Bancorp common stock. See “The Conversion and Stock Offering—Share Exchange Ratio for Current Stockholders.” Net income per share computations are determined by taking the number of shares assumed to be sold in the stock offering and the number of new shares assumed to be issued in exchange for publicly held shares and, in accordance with ASC 718-40, subtracting the employee stock ownership plan shares that have not been committed for release during the period. See footnote 2 above. The number of shares of common stock actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.
(6)	The retained earnings of Seneca Savings will be substantially restricted after the conversion and stock offering. See “Our Dividend Policy,” “The Conversion and Stock Offering—Liquidation Rights” and “Supervision and Regulation—Federal Banking Regulation—Capital Distributions.”
(7)	Per share figures include publicly held shares of Seneca Financial Corp. common stock that will be issued in exchange for shares of Seneca Bancorp common stock. Stockholders’ equity per share calculations are based upon the sum of (i) the number of shares assumed to be sold in the stock offering and (ii) shares to be issued in exchange for publicly held shares at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The exchange shares reflect an exchange ratio of 0.8272, 0.9732, 1.1192 and 1.2871 at the minimum, midpoint, maximum and adjusted maximum of the offering range, respectively. The number of shares actually sold and the corresponding number of exchange shares may be more or less than the assumed amounts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

This discussion and analysis reflects our consolidated financial statements and other relevant statistical data, and is intended to enhance your understanding of our financial condition and results of operations. The information in this section has been derived from the financial statements which appear beginning on page F-1 of this prospectus. You should read the information in this section in conjunction with the business and financial information contained elsewhere in this prospectus, including the financial statements and related notes.

Overview

Our results of operations depend primarily on our net interest income, which is the difference between the interest income we earn on our interest-earning assets, consisting primarily of loans, investment securities and other interest-earning assets (cash and cash equivalents), and the interest we pay on our interest-bearing liabilities, consisting primarily of demand accounts, NOW accounts, savings accounts, money market accounts, certificate of deposit accounts and borrowings.

Our results of operations also are affected by non-interest income, our provision for credit losses and non-interest expense. Non-interest income consists primarily of fee income and service fees, income from our financial services division, earnings on bank owned life insurance, realized gains on sales of loans and securities and other income. Non-interest expenses consist primarily of compensation and employee benefits, core processing, premises and equipment, professional fees, postage and office supplies, FDIC premiums, advertising and other expenses.

Financial institutions like us, in general, are significantly affected by economic conditions, competition, and the monetary and fiscal policies of the federal government. Lending activities are influenced by the demand for and supply of housing and commercial real estate, competition among lenders, interest rate conditions, and funds availability. Our operations and lending are principally concentrated in Onondaga and Madison Counties and the greater Syracuse, New York area, and our operations and earnings are influenced by local economic conditions. Deposit balances and cost of funds are influenced by prevailing market rates on competing investments, customer preferences, and levels of personal income and savings in our primary market area. Operations are also significantly impacted by government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies, as well as regulatory actions, may materially impact our financial performance.

Business Strategy

We intend to continue to operate as a well-capitalized and profitable community bank dedicated to providing exceptional personal service to our individual and business customers. We believe that we have a competitive advantage in the markets we serve because of our knowledge of the local marketplace and our long-standing history of providing superior, relationship-based customer service. Our current executive management team is comprised of individuals with strong banking backgrounds who joined Seneca Savings beginning in 2013. In October 2013, we appointed Joseph G. Vitale as our President and Chief Executive Officer. Shortly thereafter, we hired Vincent J. Fazio as Executive Vice President and Chief Financial Officer. In 2016, we hired Angelo Testani, our Senior Vice President of Commercial Lending, Laurie Ucher, our Senior Vice President of Retail Banking, and Jamie Nastri, our Senior Vice President of Operations. The management team has significant banking experience with our top two executives each having approximately 30 years or more of banking experience. Beginning with the completion of Seneca Savings’ mutual holding company reorganization in October 2017, the management team has worked to implement our business strategy to transition Seneca Savings from a traditional savings association into a full-service commercial bank, including its current proposed conversion to a national association.

Our current business strategy consists of the following key components:

•	Increasing commercial real estate and commercial and industrial lending, while maintaining our focus on strong asset quality. In order to increase the yield on our loan portfolio and diversify our balance sheet, we have strategically focused on increasing our commercial real estate and commercial and industrial loan portfolios, while maintaining what we believe are conservative underwriting standards. We focus our commercial lending on small businesses located in our market area, targeting owner-occupied businesses such as manufacturers and professional service providers. Our commercial real estate and commercial and industrial loan portfolios have grown from $27.1 million and $9.1 million, or 19.0% and 6.4% of our total loan portfolio, respectively, at December 31, 2020 to $62.5 million and $24.7 million, or 30.5% and 12.1% of our total loan portfolio, respectively, at March 31, 2025. The additional capital raised in this offering will further increase our commercial lending capacity by enabling us to originate more loans that we intend to retain in our portfolio.

We believe strong asset quality is a key to our long-term financial success. Our strategy for credit risk management focuses on having an experienced team of credit professionals, well-defined policies and procedures, appropriate loan underwriting criteria and active credit monitoring. Our non-performing loans to total loans ratio was 0.52% at March 31, 2025, 0.22% at December 31, 2024, and 0.21% at December 31, 2023. The majority of our non-performing loans have historically related to one- to four-family residential real estate loans. At March 31, 2025, we also had four non-accrual commercial and industrial loans totaling $662,000.

Increasing our commercial real estate loans and commercial and industrial loans involves risk, as described in “Risk Factors—Risks Related to Our Business—We have increased our commercial real estate and commercial and industrial loans, and intend to continue to increase originations of these types of loans. These loans involve credit risks that could adversely affect our financial condition and results of operations” and “—Our portfolio of loans with a higher risk of loss is increasing and the unseasoned nature of our commercial loan portfolio may result in errors in judging its collectability, which may lead to additional provisions for loan losses or charge-offs, which would hurt our profits.”

•	Offering a wide selection of non-deposit investment products and financial advisory services. Financial Quest, a subsidiary of Seneca Savings, offers employee benefit plan consulting services, asset management services, and tax and financial planning services. We have dedicated investment representatives who evaluate the needs of both retail and retirement plan clients to determine suitable investment solutions to meet their short and long-term wealth management goals. We intend to continue to grow this part of our business as a means to increase our non-interest income. In October 2023, Financial Quest acquired a $133.9 million retirement plan book of business for $714,500 in cash and $475,500 in contingent consideration. At March 31, 2025, we had $223.1 million of assets held under management. Income from these activities totaled $224,000, or 46.1% of our non-interest income, for the three months ended March 31, 2025 and $925,000, or 50.0% of our non-interest income, for the year ended December 31, 2024.

•	Continuing to originate one- to four-family residential mortgage loans in our communities while selling the majority of our newly originated longer-term, fixed-rate residential loans. Historically, we have been a significant one- to four-family residential mortgage lender to borrowers in our market area. As of March 31, 2025, $97.6 million, or 47.7%, of our total loans consisted of one- to four-family residential mortgage loans. We have recently resumed selling and will continue to sell residential mortgage loans into the secondary market in order to increase our fee income and mitigate interest rate risk. Loans that we sell into the secondary market consist of longer-term (20 years or greater), conforming fixed-rate residential real estate mortgage loans, which we primarily sell to the FHLB of New York’s Mortgage Asset Program and Freddie Mac. Net gain on sales of such loans constituted approximately $33,000 and $87,000 during the three months ended March 31, 2025 and the year ended December 31, 2024, respectively, representing 6.8% and 4.7% of our non-interest income during such periods, respectively.

•	Growing and enhancing our low-cost deposit base. Core deposits, which we define as all deposits other than certificates of deposit and brokered deposits, are a lower cost source of funds than time deposits. We have made a concerted effort to increase these lower-cost transaction deposit accounts following a period of higher interest rates where customers migrated to higher cost time deposits. As of March 31, 2025, core deposits totaled $153.8 million, or 70.8% of total deposits. We plan to continue to market our core transaction accounts, emphasizing our high-quality service and competitive pricing of these products. We offer the convenience of technology-based products, such as mobile deposit capture, bill pay, card valet, internet and mobile banking.

We offer a full suite of treasury services for business customers and encourage commercial borrowers to maintain deposit accounts at Seneca Savings. We continue to invest in technology-based deposit products such as our commercial cash management platform, Positive Pay fraud prevention services, and Interactive Teller Machines (ITMs) in order to accommodate business customers.

Additionally, following Seneca Savings’ charter conversion to a national association, which will occur upon the closing of the conversion and stock offering, we will be able to attract and accept deposits from New York municipalities, which we believe will promote deposit growth and enhance our low-cost deposit base. Presently, Seneca Savings is unable to gather such municipal deposits, as New York municipalities are generally prohibited from depositing funds in any savings bank under state law.

•	Expand our market area and access to customers through organic growth and de novo branching, while also considering opportunistic acquisitions of banks, branches or lines of business. We believe opportunities exist to both increase our market share in our historical markets and to continue our growth in the greater Syracuse, New York area. We intend to grow our balance sheet organically on a managed basis, and the capital we are raising in the stock offering will enable us to increase our lending and investment capacity. We will also consider establishing de novo branches. On June 2, 2025, we opened our newest branch in Manlius, New York. Additionally, in 2024, we purchased 2.5 acres of land in Clay, New York, directly across from the future site of the Micron Technology, Inc. semiconductor fabrication facility, where we intend to establish a branch office. This strategic investment positions us to support the economic growth expected in the region and to provide financial solutions to businesses and families as this transformative development takes shape.

In addition to organic growth, we will also consider acquisition opportunities that we believe would enhance the value of our franchise and yield potential financial benefits for our stockholders. These opportunities may include strategic acquisitions of other financial institutions, branch offices or lines of business, although we have no current plans or understandings regarding any acquisitions.

Summary of Critical Accounting Policies and Critical Accounting Estimates

Our consolidated financial statements are prepared in accordance with GAAP. As a result, we are required to make certain estimates, judgments, and assumptions that we believe are reasonable based upon the information available at that time. Critical accounting estimates include the areas where we have made what we consider to be particularly difficult, subjective, or complex judgments concerning estimates, and where these estimates can significantly affect our financial results under different assumptions and conditions. These estimates, judgments, and assumptions affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the years presented. Actual results could be different from these estimates. We evaluate our critical accounting estimates and assumptions on an ongoing basis and update them as needed. Significant accounting policies are presented in Note 2. Summary of Significant Accounting Policies of the notes to the consolidated financial statements included within this prospectus.

Allowance for Credit Losses

The allowance for credit losses on loans represents management’s current estimate of expected credit losses over the contractual term of loans, and is recorded at an amount that, in management’s judgment, reduces the recorded investment in loans to the net amount expected to be collected. Management considers the allowance for credit losses to be a critical accounting estimate, given the uncertainty in estimating lifetime credit losses attributable to our portfolios of assets exhibiting credit risk, particularly in our loan portfolio, and the material effect that such judgments can have on our results of operations. Determining the amount requires significant judgment on the part of management, is multi-faceted, and can be imprecise. The level of the allowance for credit losses on loans is based on management’s ongoing review of all relevant information, from internal and external sources, relating to past events, current conditions, and expectations of the future based on reasonable and supportable forecasts.

The allowance is established through a provision for credit losses in our consolidated statements of income, and evaluation of the adequacy of the allowance for credit losses is performed by management on a quarterly basis. While management uses available information to anticipate credit losses, future additions to the allowance may be necessary based on changes in economic conditions or the composition of our portfolios. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for credit losses. At each of March 31, 2025 and December 31, 2024, the allowance for credit losses on loans totaled $1.8 million. Due to the nature and composition of our lending activities, a significant portion of the allowance for credit losses on loans is allocated to the commercial real estate portfolio. As of March 31, 2025 and December 31, 2024, the allowance for credit losses on loans allocated to our commercial real estate portfolio was $477,000, or 25.9%, and $432,000, or 24.0%, respectively.

Our methodology for maintaining our allowance for credit losses is based on historical experience and data, current economic information, and reasonable and supportable forecasts. Accordingly, the estimation of the allowance for credit losses is impacted by the economic forecasts utilized, which require the use of significant judgment. Deterioration in forecasted economic conditions may lead to further required increases to the allowance for credit losses. Conversely, improvements in forecasted economic conditions may warrant further reductions to the allowance for credit losses. In estimating the allowance for credit losses, management considers the sensitivity of the model and significant judgments and assumptions that could result in an amount that is materially different from management’s estimate.

Loans that have similar risk characteristics are evaluated on a collective basis for the purposes of establishing the allowance for credit losses. Qualitative risk factors evaluated include:

•	changes in the local economy and economic forecasts;

•	changes in the nature and volume of the portfolio and in the terms of loans;

•	concentration of credit exposure;

•	changes in lending policies and procedures, including changes in underwriting standards and collection, charge-off, and recovery practices not considered elsewhere in estimating credit losses;

•	digital lending risk; and

•	changes in the experience, ability, and depth of lending management and other relevant staff.

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are also not included in the collective evaluation. A collateral-dependent asset is a financial asset for which the repayment is expected to be provided substantially through the operation or sale of the collateral when the borrower, based on management’s assessment, is experiencing financial difficulty. The allowance for credit loss for a collateral dependent financial asset is measured using the fair value of collateral. When management determines that foreclosure is probable, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

The allowance for credit losses is sensitive to various forecasted macroeconomic drivers, including the Federal Open Market Committee's (“FOMC”) median forecasted U.S. civilian unemployment rate and the year-over-year change in U.S. Gross Domestic Product (“GDP”). While it is difficult to estimate how potential changes to various factors may impact the allowance for credit losses because such changes to factors may not occur at the same rate or in the same direction, management compared the modeled allowance for credit losses on loans to a hypothetical model using a downside economic forecast. Using an immediate “shock” or increase of 20 basis points in the FOMC’s projected rate of U.S. civilian unemployment, and a decrease of 100 basis points in the FOMC’s projected rate of U.S. GDP growth, this would increase the model’s total calculated allowance for credit losses on loans by $438,436, or 23.7%, representing a ten basis points increase to the coverage ratio of the allowance for credit losses as a percentage of loans at amortized cost, assuming all other quantitative and qualitative factors are kept at current levels, as of March 31, 2025. This example is only one of the numerous possible economic scenarios that could be utilized in assessing the sensitivity of the allowance for credit losses and does not represent management’s assumptions or judgment of factors as of December 31, 2024.

Unexpected changes in economic growth could adversely affect our results of operations, including causing increases in delinquencies and default rates on loans, which would adversely impact our charge-offs, allowance for credit losses, and provision for credit losses. Deterioration in real estate values, employment data and household incomes may also result in higher credit losses for us. Also, in the ordinary course of business, we may be subject to a concentration of credit risk to a particular industry, counterparty, borrower or issuer. A deterioration in the financial condition or prospects of a particular industry or a failure or downgrade of, or default by, any particular entity or group of entities could negatively impact our business, perhaps materially, and the systems by which we set limits and monitor the level of our credit exposure to individual entities and industries, may not function as we have anticipated.

Analysis of Net Interest Income

Net interest income represents the difference between the interest we earn on our interest-earning assets, such as commercial and residential mortgage loans and investment securities, and the expense we pay on interest-bearing liabilities, such as deposits and borrowings. Net interest income depends on both the volume of our interest-earning assets and interest-bearing liabilities and the interest rates we earn or pay on them.

Average Balances and Yields. The following tables set forth average balance sheets, average yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments were made, as the effect thereof was not material. All average balances are daily average balances. Non-accrual loans were included in the computation of average balances but have been reflected in the table as loans carrying a zero yield. The yields set forth below include the effect of deferred fees, discounts and premiums that are amortized or accreted to interest income or interest expense.

	For the Three Months Ended March 31,
	2025			2024
	Average Outstanding Balance	Interest	Yield/ Rate (4)	Average Outstanding Balance	Interest	Yield/ Rate (4)

	(Dollars in thousands)
Interest-earning assets:
Loans	$204,506	$2,929	5.73%	$198,702	$2,744	5.52%
Available-for-sale securities	47,483	381	3.21	39,426	292	2.96
FHLB stock	3,336	76	9.11	2,719	69	10.15
Other interest-earning assets	6,316	51	3.17	4,748	34	2.86
Total interest-earning assets	261,641	3,437	5.25	245,595	3,139	5.11
Non-interest-earning assets	16,623			11,402
Total assets	$278,264			$256,997

Interest-bearing liabilities:
NOW accounts	26,033	6	0.09	23,680	6	0.10
Regular savings and demand club accounts	23,361	18	0.31	23,418	3	0.05
Money market accounts	65,701	396	2.41	52,587	325	2.47
Certificates of deposit and retirement accounts	65,013	508	3.13	68,909	594	3.45
Total interest-bearing deposits	180,108	928	2.06	168,594	928	2.20
FHLB borrowings	40,028	381	3.81	33,239	317	3.81
Total interest-bearing liabilities	220,136	1,309	2.38	201,833	1,245	2.47
Non-interest-bearing deposits	31,505			29,748
Other non-interest-bearing liabilities	3,289			3,231
Total liabilities	254,930			234,812
Stockholders’ equity	23,334			22,185
Total liabilities and stockholders’ equity	$278,264			$256,997

Net interest income		$2,128			$1,894
Net interest rate spread (1)			2.88%			2.65%
Net interest-earning assets (2)	$41,505			$43,762
Net interest margin (3)			3.25%			3.08%
Average interest-earning assets to average interest-bearing liabilities	119%			122%

(1)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by total interest-earning assets.
(4)	Annualized.

	For the Year Ended December 31,
	2024			2023
	Average Outstanding Balance	Interest	Yield/ Rate	Average Outstanding Balance	Interest	Yield/ Rate

	(Dollars in thousands)
Interest-earning assets:
Loans	$202,927	$11,632	5.73%	$183,579	$9,627	5.24%
Available-for-sale securities	40,385	1,190	2.95	40,879	1,168	2.86
FHLB Stock	3,047	287	9.42	2,707	236	8.72
Other interest-earning assets	6,432	255	3.96	7,929	326	4.11
Total interest-earning assets	252,791	13,364	5.29	235,094	11,357	4.83
Non-interest-earning assets	12,698			9,752
Total assets	$265,489			$244,846

Interest-bearing liabilities:
NOW accounts	$25,286	24	0.09	25,746	25	0.10
Regular savings and demand club accounts	22,887	20	0.09	25,833	16	0.06
Money market accounts	56,305	1,407	2.50	44,785	808	1.80
Certificates of deposit and retirement accounts	66,007	2,386	3.61	64,203	1,720	2.68
Total interest-bearing deposits	170,485	3,837	2.25	160,567	2,569	1.60
FHLB borrowings	36,839	1,393	3.78	30,909	1,026	3.32
Total interest-bearing liabilities	207,324	5,230	2.52	191,476	3,595	1.88
Non-interest-bearing deposits	31,577			28,008
Other non-interest-bearing liabilities	4,744			3,893
Total liabilities	243,645			223,377
Stockholders’ equity	21,844			21,469
Total liabilities and stockholders’ equity	$265,489			$244,846

Net interest income		$8,134			$7,762
Net interest rate spread (1)			2.76%			2.95%
Net interest-earning assets (2)	$45,467			$43,618
Net interest margin (3)			3.22%			3.30%
Average interest-earning assets to average interest-bearing liabilities	122%			123%

(1)	Interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2)	Net interest-earning assets represents total interest-earning assets less total interest-bearing liabilities.
(3)	Net interest margin represents net interest income divided by total interest-earning assets.

Rate/Volume Analysis. The following table presents the effects of changing rates and volumes on our net interest income for the periods indicated. The rate column shows the effects attributable to changes in rate (changes in rate multiplied by prior volume). The volume column shows the effects attributable to changes in volume (changes in volume multiplied by prior rate). The net column represents the sum of the prior columns. For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately, based on the changes due to rate and the changes due to volume. There were no out-of-period items or adjustments required to be excluded from the table below.

	Three Months Ended March 31, 2025 vs. 2024			Year Ended December 31, 2024 vs. 2023
	Increase (Decrease) Due to		Total Increase	Increase (Decrease) Due to		Total Increase
	Volume	Rate	(Decrease)	Volume	Rate	(Decrease)

	(In thousands)
Interest-earning assets:
Loans	$80	$106	$186	$1,015	$990	$2,005
Available-for-sale securities	60	29	89	(14)	36	22
FHLB stock	16	(9)	7	30	21	51
Other interest-earning assets	11	3	16	(62)	(9)	(71)

Total interest-earning assets	168	130	298	969	1,038	2,007

Interest-bearing liabilities:
NOW accounts	1	(1)	—	—	(1)	(1)
Regular savings and demand club accounts	—	15	15	(2)	6	4
Money market accounts	81	(10)	71	208	391	599
Certificates of deposit and retirement accounts	(34)	(52)	(86)	48	618	666
Total deposits	48	(48)	—	254	1,014	1,268

FHLB borrowings	65	(1)	64	197	170	367

Total interest-bearing liabilities	113	(49)	64	451	1,184	1,635

Change in net interest income	$55	$179	$234	$518	$(146)	$372

Comparison of Financial Condition at March 31, 2025 and December 31, 2024

Total Assets. Total assets were $280.2 million as of March 31, 2025 and $280.9 million as of December 31, 2024, a decrease of $692,000, or 0.2%. The decrease in assets was primarily due to a $3.3 million decrease in available for sale securities, a $271,000 decrease in cash and cash equivalents and a $239,000 decrease in FHLB stock, partially offset by a $1.8 million increase in net loans, an $815,000 increase in fixed assets, and a $329,000 increase in prepaid expenses.

Cash and Cash Equivalents. Cash and cash equivalents decreased $271,000, or 4.0%, to $6.5 million at March 31, 2025 from $6.8 million at December 31, 2024. The decrease primarily resulted from a $6.5 million decrease in FHLB advances, a $1.8 million increase in net loans and an $815,000 increase in fixed assets, partially offset by a $6.7 million increase in deposits, a $3.3 million decrease in available for securities and a $329,000 increase in prepaid expenses.

Available-for-Sale Securities. Available-for-sale securities decreased by $3.3 million, or 7.0%, to $43.2 million at March 31, 2025 from $46.5 million at December 31, 2024. This decrease was primarily due to the $10.0 million maturity of a U.S. treasury bond, partially offset by purchases of U.S. treasury bonds totaling $6.9 million during the three months ended March 31, 2025.

Net Loans. Loans receivable, net of the allowance for credit losses, increased $1.8 million, or 0.9%, to $204.3 million at March 31, 2025 from $202.4 million at December 31, 2024. The increase in net loans was primarily driven by the origination of $7.1 million of loans, partially offset by $2.6 million of paydowns and $2.6 million of loan sales during the three months ended March 31, 2025. Commercial real estate loans increased to $62.5 million at March 31, 2025 from $59.5 million at December 31, 2024, as we hired a new commercial lender in mid-2024 to continue to grow this portfolio. Commercial and industrial loans increased to $24.7 million at March 31, 2025 compared to $23.4 million at December 31, 2024. One- to four-family residential mortgage loans decreased to $97.6 million at March 31, 2025 from $101.2 million at December 31, 2024, as we focused on sales of such loans in the secondary market, while home equity loans and lines of credit increased to $13.6 million at March 31, 2025 from $11.9 million at December 31, 2024. Consumer and other loans decreased to $5.2 million at March 31, 2025 from $5.3 million at December 31, 2024.

Deposits. Total deposits increased by $6.7 million, or 3.2%, to $217.3 million at March 31, 2025 from $210.6 million at December 31, 2024. The increase was primarily a result of an increase in commercial deposits of $5.8 million and an increase in retail deposits of $958,000, as we strategically increased our focus on gathering commercial deposits and invested in advertising and marketing campaigns. Core deposits (which we define as all deposits other than certificates of deposit and brokered deposits) increased $10.5 million, or 7.4% to $153.8 million at March 31, 2025 from $143.2 million at December 31, 2024. As of March 31, 2025, money market deposits increased by $7.3 million, NOW and demand deposits increased by $1.9 million, savings accounts increased by $1.3 million and time deposits decreased by $3.9 million as compared to December 31, 2024. There were $16.8 million and $16.9 million of brokered deposits included in time deposits at March 31, 2025 and December 31, 2024, respectively.

FHLB Advances. Total FHLB advances were $34.8 million at March 31, 2025 as compared to $41.3 million at December 31, 2024, a decrease of $6.5 million, or 15.8%. FHLB advances were paid down using proceeds from securities sales and funds obtained via deposit growth.

Stockholders’ Equity. Stockholders’ equity increased by $116,000, or 0.5%, to $24.0 million at March 31, 2025 from $23.9 million at December 31, 2024. The increase in stockholders’ equity was primarily due to $148,000 of net income earned during the three months ended March 31, 2025, partially offset by a $53,000 increase in net unrealized mark-to-market loss on the available for sale securities portfolio recognized in accumulated other comprehensive loss as a result of changes in interest rates.

Comparison of Results of Operations for the Three Months Ended March 31, 2025 and 2024

Net Income. Net income was $148,000 for the three months ended March 31, 2025, an increase of $42,000, or 39.6% as compared to net income of $106,000 for the three months ended March 31, 2024. The increase in net income was primarily attributable to a $298,000, or 9.5%, increase in interest income and a $76,000, or 18.5%, increase in non-interest income, partially offset by a $157,000, or 7.2%, increase in non-interest expenses, a $95,000 increase in the provision for credit losses on loans, and a $64,000, or 5.1%, increase in interest expense.

Interest Income. Interest income increased by $298,000, or 9.5%, for the three months ended March 31, 2025, to $3.4 million as compared to $3.1 million for the three months ended March 31, 2024 primarily due to an increase in loan interest income and interest and dividend income earned on the available for sale securities portfolio.

Loan interest income increased by $185,000, or 6.7%, to $2.9 million for the three months ended March 31, 2025 as compared to $2.7 million for the three months ended March 31, 2024. The increase was due to a $5.8 million, or 2.9%, increase in the average balance of the loan portfolio from $198.7 million for the three months ended March 31, 2024 to $204.5 million for the three months ended March 31, 2025. The increase in the average balance of the loan portfolio was primarily due to an increase in the average balance of commercial real estate loans, partially offset by loan repayments and one- to four-family residential real estate loan sales. The average yield earned on the loan portfolio increased by 21 basis points from 5.52% for the three months ended March 31, 2024 to 5.73% for the three months ended March 31, 2025, primarily due to an increase in interest rates and originations of higher yielding commercial real estate and commercial and industrial loans.

Interest income earned on the available for sale securities portfolio increased by $89,000, or 30.5%, to $381,000 for the three months ended March 31, 2025 as compared to $292,000 for the three months ended March 31, 2024. The increase was primarily attributed to a $8.1 million, or 20.4%, increase in the average balance of the available for sale securities portfolio to $47.5 million for the three months ended March 31, 2025 as compared to $39.4 million for the three months ended March 31, 2024. The increase in the average balance of available for sale securities was primarily attributed to the purchase of $6.9 million of securities during the three months ended March 31, 2025, as we deployed excess cash from increased deposits into liquid securities. The average yield earned on the available for sale securities portfolio increased by 25 basis points from 2.96% for the three months ended March 31, 2024 to 3.21% for the three months ended March 31, 2025, due to an increase in interest rates earned on the portfolio, resulting from purchases of higher-yielding securities.

Interest Expense. Interest expense increased $64,000, or 5.1%, from $1.2 million for the three months ended March 31, 2024 to $1.3 million for the three months ended March 31, 2025 due to a $64,000 increase in interest paid on borrowings.

Interest expense paid on FHLB and other borrowings increased $64,000 from $317,000 for the three months ended March 31, 2024 to $381,000 for the three months ended March 31, 2025. The increase in the interest paid on borrowings was due to a $6.8 million, or 20.4%, increase in the average balance of FHLB borrowings to $40.0 million for the three months ended March 31, 2025 as compared to $33.2 million for the three months ended March 31, 2024 in order to fund loan growth. The average rate paid on borrowings remained the same at 3.81% for the three months ended March 31, 2025 and 2024.

Interest expense on deposits was $928,000 for the three months ended March 31, 2025 and 2024. The average balance of deposits increased by $11.5 million, or 6.8%, from $168.6 million for the three months ended March 31, 2024 to $180.1 million for the three months ended March 31, 2025. The increase in the average balance of deposits was primarily attributed to a $13.1 million increase in the average balance of money market accounts, partially offset by a $3.9 million decrease in the average balance of certificate of deposit and retirement accounts. The average interest rate paid on deposit accounts decreased by 14 basis points from 2.20% for the three months ended March 31, 2024 to 2.06% for the three months ended March 31, 2025, primarily due to a 32 basis point decrease in interest paid on certificate of deposit and retirement accounts and growth in lower cost core deposits.

Net Interest Income. Net interest income increased by $234,000, or 12.4% from $1.9 million for the three months ended March 31, 2024 to $2.1 million for the three months ended March 31, 2025. Net interest rate spread increased by 23 basis points to 2.88% for the three months ended March 31, 2025, reflecting a 14 basis points increase in the average yield on interest earning assets and a nine basis points decrease in the average rate paid on interest-bearing liabilities. The net interest margin increased by 17 basis points from 3.08% for the three months ended March 31, 2024 to 3.25% for the three months ended March 31, 2025. The increase in the average yield on interest earning assets was primarily due to an increase in market interest rates over the past year. The decrease in the average rate paid on interest-bearing liabilities was due to our continued focus on obtaining lower cost core deposits.

Provision for Credit Losses. Based on management’s analysis of the allowance for credit losses described under “–Summary of Critical Accounting Policies and Critical Accounting Estimates” and in Note 2. Summary of Significant Accounting Policies of notes to the consolidated financial statements included within this prospectus, we recorded a provision for credit losses on loans of $110,000 and $15,000 for the three months ended March 31, 2025 and 2024, respectively. The increased provision for the three months ended March 31, 2025 related to one borrowing relationship consisting of three loans, including two commercial and industrial loans totaling $618,000, which are secured by business assets and were classified as substandard and individually evaluated for credit losses at March 31, 2025. Subsequent to March 31, 2025, one of the three loans, a commercial real estate loan with a balance of $454,000, was fully paid off. The allowance for credit losses on loans was $1.8 million at March 31, 2025 or 0.90% of total loans outstanding, and $1.8 million, or 0.89% of total loans outstanding, at December 31, 2024.

Non-Interest Income. Non-interest income increased by $76,000, or 18.5%, from $410,000 for the three months ended March 31, 2024 to $486,000 for the three months ended March 31, 2025. The increase was primarily attributable to a $33,000 net gain on sale of residential mortgage loans during the three months ended March 31, 2025 as compared to a $1,000 net gain on sale of residential mortgage loans for the three months ended March 31, 2024. In addition, there was a $21,000 increase in income earned from financial services and retirement planning income generated by our subsidiary, Financial Quest, a $15,000 increase in earnings on bank-owned life insurance due to higher market interest rates, and an $8,000 increase in fee income primarily due to our increased focus on core deposit growth.

Non-Interest Expense. Non-interest expense increased by $157,000, or 7.2%, from $2.2 million for the three months ended March 31, 2024 to $2.3 million for the three months ended March 31, 2025. Compensation and benefits expense increased by $71,000, or 5.8%, due to an increase in the number of employees as a result of opening a new branch office. Professional fees increased by $35,000, or 159.1%, due to an increase in audit and accounting services. Premises and equipment expense increased by $15,000, or 7.2%, and advertising expense increased by $11,000, or 12.6%, primarily due to the opening of a new branch office. The increase in non-interest expense was partially offset by a $29,000, or 8.0%, decrease in core processing expenses due to a newly negotiated Fiserv contract.

Income Tax Expense. We incurred income tax expense of $29,000 and $13,000 for the three months ended March 31, 2025 and 2024, respectively, resulting in effective tax rates of 16.38% and 10.92%, respectively. The increase in income tax expense resulted from the increase in income before tax.

Comparison of Financial Condition at December 31, 2024 and December 31, 2023

Total Assets. Total assets were $280.9 million as of December 31, 2024 and $256.7 million as of December 31, 2023, an increase of $24.2 million, or 9.4%. The increase in assets was primarily due to an $11.0 million, or 31.2% increase in available for sale securities, a $6.0 million, or 3.0%, increase in net loans, a $2.9 million, or 50.4% increase in premises and equipment and a $2.9 million, or 73.2% increase in cash and cash equivalents.

Cash and Cash Equivalents. Cash and cash equivalents increased $2.9 million, or 73.2%, to $6.8 million at December 31, 2024 from $3.9 million at December 31, 2023. The increase primarily resulted from cash inflows resulting from a $16.9 million increase in deposits and a $5.8 million increase in FHLB advances, partially offset by cash outflows relating to an $11.0 million increase in available for sale securities, a $6.0 million increase in net loans and a $2.9 million increase in premises and equipment.

Available-for-Sale Securities. Available-for-sale securities increased by $11.0 million, or 31.2%, to $46.5 million at December 31, 2024 from $35.4 million at December 31, 2023. The increase was primarily due to $12.9 million of available for sale securities purchases during the year ended December 31, 2024, partially offset by $1.4 million in proceeds from maturities and principal received from securities and a $470,000 decrease in net unrealized losses in the market value of the portfolio during the year ended December 31, 2024.

Net Loans. Loans receivable, net of the allowance for credit losses, increased $6.0 million, or 3.0%, to $202.4 million at December 31, 2024 from $196.5 million at December 31, 2023. The increase in net loans was primarily driven by the origination of $30.5 million of loans during the year ended December 31, 2024, partially offset by $19.9 million of paydowns and the sale of $4.9 million of one- to four- residential mortgage loans on the secondary market. Commercial real estate loans increased to $59.5 million at December 31, 2024 from $51.9 million at December 31, 2023, as we hired a new lender in mid-2024 and increased our strategic focus on commercial lending to diversify the loan portfolio and manage interest rate risk. Commercial and industrial loans decreased to $23.4 million at December 31, 2024 from $24.2 million at December 31, 2023. One- to- four-family residential mortgage loans decreased to $101.2 million at December 31, 2024 from $102.8 million at December 31, 2023 as we sold loans into the secondary market, while home equity loans and lines of credit increased to $11.9 million at December 31, 2024 from $10.7 million at December 31, 2023. Consumer and other loans increased to $5.4 million at December 31, 2024 from $3.9 million at December 31, 2023.

Premises and Equipment, net. Premises and equipment, net, increased by $2.9 million, or 50.4%, to $8.8 million as of December 31, 2024 as compared to $5.8 million at December 31, 2023. The increase was primarily attributed to a $2.8 million net increase in construction in process, due to our strategic investment in organic growth via building a new branch office in Manlius, New York and purchasing land in Clay, New York for a future branch location.

Deposits. Total deposits increased by $16.9 million, or 8.7%, to $210.6 million at December 31, 2024 from $193.7 million at December 31, 2023. The increase was primarily a result of an increase in commercial deposits of $11.6 million and an increase in retail deposits of $5.3 million. Core deposits (which we define as all deposits other than certificates of deposit and brokered deposits) increased $15.1 million, or 11.8% to $143.2 million at December 31, 2024 as compared to $128.1 million as of December 31, 2023. As of December 31, 2024, money market deposits increased by $12.3 million, NOW and demand deposits increased by $3.8 million, savings accounts decreased by $892,000 and time deposits increased by $1.7 million from December 31, 2023. There were $16.9 million and $8.5 million of brokered deposits included in time deposits at December 31, 2024 and December 31, 2023, respectively. The increase in deposits was attributed to our increased focus on commercial deposit relationships and several promotions thought the year as market conditions changed in the higher interest rate environment.

FHLB Advances. Total FHLB advances were $41.3 million at December 31, 2024 as compared to $35.5 million at December 31, 2023, an increase of $5.8 million, or 16.2%. The increase in FHLB advances was primarily due to an $11.8 million increase in advances, partially offset by $6.0 million in repayments. The increase in advances was primary to fund our commercial loans.

Stockholders’ Equity. Stockholders’ equity increased by $1.2 million, or 5.3%, to $23.9 million at December 31, 2024 from $22.6 million at December 31, 2023. The increase in stockholders’ equity was primarily due to $712,000 of net income earned during the year ended December 31, 2024 and a $470,000 increase in net unrealized mark-to-market gains on the available for sale securities portfolio recognized in accumulated other comprehensive loss as a result of changes in interest rates.

Comparison of Results of Operations for the Years Ended December 31, 2024 and 2023

Net Income. Net income was $712,000 for the year ended December 31, 2024, a decrease of $43,000, or 5.7% as compared to net income of $755,000 for the year ended December 31, 2023. The decrease in net income was primarily attributable to a $1.6 million, or 45.5%, increase in interest expense, an $837,000, or 10.4%, increase in non-interest expense and a $31,000, or 11.3% increase in provision for credit losses, partially offset by a $2.0 million, or 17.7%, increase in interest income and a $418,000, or 28.9%, increase in non-interest income.

Interest Income. Interest income increased by $2.0 million, or 17.7%, for the year ended December 31, 2024, to $13.4 million as compared to $11.4 million for the year ended December 31, 2023. The increase was primarily due to a $2.0 million increase in loan interest income.

Loan interest income increased by $2.0 million, or 20.8%, to $11.6 million for the year ended December 31, 2024 as compared to $9.6 million for the year ended December 31, 2023. The increase was due to a $19.3 million, or 10.5%, increase in the average balance of the loan portfolio from $183.6 million for the year ended December 31, 2023 to $202.9 million for the year ended December 31, 2024. The increase in the average balance of the loan portfolio was primarily due to an increase in the average balance of commercial real estate loans, with a continued focus on small business lending, partially offset by loan repayments and one- to four-family residential real estate loan sales. The average yield earned on the loan portfolio increased by 49 basis points from 5.24% for the year ended December 31, 2023 to 5.73% for the year ended December 31, 2024, primarily due to an increase in market interest rates and originations of higher yielding commercial real estate and commercial and industrial loans.

Interest income earned on the available-for-sale securities portfolio increased by $22,000, or 1.9%, to $1.2 million for the year ended December 31, 2024 as compared to the year ended December 31, 2023. The average yield earned on the available for sale securities portfolio increased by nine basis points from 2.86% for the year ended December 31, 2023 to 2.95% for the year ended December 31, 2024, due to an increase in interest rates earned on the portfolio, resulting from purchases of higher-yielding securities. The average balance of the available for sale securities portfolio was $40.4 million and $40.9 million for the years ended December 31, 2024 and 2023, respectively. The decrease in the average balance of the available for sale securities portfolio was due to principal repayments and calls.

Interest Expense. Interest expense increased $1.6 million, or 45.5%, from $3.6 million for the year ended December 31, 2023 to $5.2 million for the year ended December 31, 2024 due to a $1.3 million, or 49.4%, increase in interest paid on deposits and a $367,000, or 35.8% increase in interest paid on borrowings.

Interest expense on deposits increased to $3.8 million for the year ended December 31, 2024 from $2.6 million for the year ended December 31, 2023. The average balance of deposits increased by $9.9 million, or 6.2%, from $160.6 million for the year ended December 31, 2023 to $170.5 million for the year ended December 31, 2024. The increase in the average balance of deposits was primarily attributed to an $11.5 million increase in the average balance of money market accounts and a $1.8 million increase in the average balance of certificate of deposit and retirement accounts, partially offset by a $2.9 million decrease in the average balance of savings accounts. The average interest rate paid on deposit accounts increased by 65 basis points from 1.60% for the year ended December 31, 2023 to 2.25% for the year ended December 31, 2024, primarily due to a 93 basis points increase in the average interest rate paid on certificate of deposit and retirement accounts and a 70 basis points increase in the average interest rate paid on money market accounts, as a result of promotions offered throughout 2024.

Interest expense paid on FHLB and other borrowings increased $367,000 from $1.0 million for the year ended December 31, 2023 to $1.4 million for the year ended December 31, 2024. The increase in the interest paid on borrowings was primarily due to a $5.9 million, or 19.2%, increase in the average balance of FHLB borrowings to $36.8 million for the year ended December 31, 2024 as compared to $30.9 million for the year ended December 31, 2023 in order to fund loan growth. The average rate paid on borrowings increased 46 basis points during the year ended December 31, 2024 to 3.78% as compared to 3.32% for the year ended December 31, 2023 due to a higher interest rate environment.

Net Interest Income. Net interest income increased by $372,000, or 4.8% from $7.8 million for the year ended December 31, 2023 to $8.1 million for the year ended December 31, 2024. The average balance of net interest earning assets increased by $1.9 million, or 4.2%, from $43.6 million for the year ended December 31, 2023 to $45.5 million for the year ended December 31, 2024 primarily due to organic loan growth. Net interest rate spread decreased by 19 basis points to 2.76% for the year ended December 31, 2024, reflecting a 64 basis points increase in the average rate paid on interest-bearing liabilities, partially offset by a 46 basis points increase in the average yield earned on interest earning assets. The net interest margin decreased by eight basis points from 3.30% for the year ended December 31, 2023 to 3.22% for the year ended December 31, 2024.

Provision for Credit Losses. Based on management’s analysis of the allowance for credit losses described under “–Summary of Critical Accounting Policies and Critical Accounting Estimates” and in Note 2. Summary of Significant Accounting Policies of notes to the consolidated financial statements included within this prospectus, we recorded a provision for credit losses of $306,000 and $275,000 during the years ended December 31, 2024 and 2023, respectively. For the year ended December 31, 2024, we recorded a $451,000 provision for credit losses related to the available-for-sale securities portfolio, which was partially offset by a $145,000 credit to the provision for credit losses related to the loan portfolio. For the year ended December 31, 2023, $228,000 of the provision for credit losses was related to the loan portfolio and $47,000 related to the available-for-sale securities portfolio.

The $404,000 increase in the allowance for credit losses and corresponding provision for credit losses on the available-for-sale securities portfolio for the year ended December 31, 2024 was primarily due to one municipal bond that was in default. The bond is collateralized with all the assets and real estate of the issuer which will be monetized to satisfy bond holders.

The $373,000 decrease in the provision for credit losses and corresponding $145,000 credit to the provision for credit losses on the loan portfolio during the year ended December 31, 2024 was the result of an improvement in credit quality. Non-performing assets decreased to $904,000 at December 31, 2024 from $1.4 million at December 31, 2023. The allowance for credit losses was $1.8 million, or 0.89% of total loans outstanding at December 31, 2024, and $2.0 million, or 1.03% of total loans outstanding at December 31, 2023.

Non-Interest Income. Non-interest income increased by $418,000, or 28.9%, from $1.4 million for the year ended December 31, 2023 to $1.9 million for the year ended December 31, 2024. The increase was primarily attributable to a $331,000, or 55.7%, increase in income earned from financial services and retirement planning income generated by our subsidiary, Financial Quest, resulting primarily from the full year benefit of the purchase of a 401(k) plan book of business in October 2023. The increase was also due to a $31,000 increase in gain on the sale of residential mortgage loans due to our continued focus on selling conforming residential real estate loans and retaining the servicing fees. During the year ended December 31, 2024 there were no sales of available-for-sale securities, resulting in a $51,000 increase in non-interest income, when compared to the prior year in which sales of securities resulted in a net loss on sale.

Non-Interest Expense. Non-interest expense increased by $837,000, or 10.4%, from $8.0 million for the year ended December 31, 2023 to $8.9 million for the year ended December 31, 2024. Compensation and benefits expense increased by $645,000, or 15.1%, due to filling newly created positions for Director of Human Resources, Marketing Officer, and Information Technology Coordinator/Security Officer. Additional increases in compensation and employee benefits were attributed to salary increases. Core processing expense increased by $48,000, or 3.4%, primarily due to continued focus on improvements in network security, addition of new software to increase our efficiency and expansion of our digital channels. FDIC premiums increased by $31,000, or 35.6%, primarily due to deposit growth. Professional fees increased by $21,000, or 10.0%, due to an increase in audit and accounting fees. Director's fees decreased by $12,000, or 7.1%, as we reduced the board size from eight directors to seven.

Income Tax Expense. We incurred income tax expense of $104,000 and $139,000 for the years ended December 31, 2024, and 2023, respectively, resulting in effective tax rates of 12.75% and 15.55%, respectively. The decrease in income tax expense resulted from the decrease in income before tax.

Management of Market Risk

General. Our most significant form of market risk is interest rate risk because, as a financial institution, the majority of our assets and liabilities are sensitive to changes in interest rates. Therefore, a principal part of our operations is to manage interest rate risk and limit the exposure of our financial condition and results of operations to changes in market interest rates. Our asset/liability management committee is responsible for evaluating the interest rate risk inherent in our assets and liabilities, for determining the level of risk that is appropriate, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the policy and guidelines approved by our board of directors. We currently utilize a third-party modeling program, prepared on a quarterly basis, and consult with a third-party to evaluate our sensitivity to changing interest rates, given our business strategy, operating environment, capital, liquidity and performance objectives, and for managing this risk consistent with the guidelines approved by the board of directors.

We have sought to manage our interest rate risk in order to minimize the exposure of our earnings and capital to changes in interest rates. We have implemented the following strategies to manage our interest rate risk:

•	sell our newly originated long-term, fixed-rate one- to four-family residential real estate mortgage loans;

•	increase our commercial loan portfolio with shorter-term, higher yielding loan products;

•	invest in shorter-term repricing and/or maturing securities whenever market conditions allow;

•	extend the terms of our lower costing FHLB of New York borrowings; and

•	grow our volume of transaction deposit accounts.

We look at two types of simulations impacted by changes in interest rates, which are (1) net interest income and (2) changes in the economic value of equity.

Net Interest Income. We analyze our sensitivity to changes in interest rates through a net interest income model. Net interest income is the difference between the interest income we earn on our interest-earning assets, such as loans and securities, and the interest we pay on our interest-bearing liabilities, such as deposits and borrowings. We estimate what our net interest income would be for a 12-month period. We then calculate what the net interest income would be for the same period under the assumptions that the United States Treasury yield curve increases or decreases instantaneously by +100, +200, -100 and -200 basis point increments, with changes in interest rates representing immediate and permanent, parallel shifts in the yield curve. A basis point equals one-hundredth of one percent, and 100 basis points equals one percent. An increase in interest rates from 1% to 2% would mean, for example, a 100 basis point increase in the “Change in Interest Rates” column below.

The table below sets forth, as of March 31, 2025, the calculation of the estimated changes in our net interest income that would result from the designated immediate changes in the United States Treasury yield curve.

Change in Interest Rates	Net Interest Income Year 1 Forecast	Year 1 Change from Level

	(Dollars in thousands)
+200 basis points	$9,224	6.55%
+100 basis points	8,944	3.32%
—	8,657	—
-100 basis points	8,594	(0.73)%
-200 basis points	8,516	(1.63)%

(1)  Expressed in basis points.

The table above indicates that at March 31, 2025, in the event of an instantaneous parallel 100 basis point decrease in interest rates, we would have experienced a 0.73% decrease in net interest income, and in the event of an instantaneous 100 basis point increase in interest rates, we would have experienced a 3.32% increase in net interest income.

Economic Value of Equity Analysis. We analyze the sensitivity of our financial condition to changes in interest rates through our economic value of equity (“EVE”) model. EVE is the fair value of expected cash flows from assets, less the fair value of the expected cash flows arising from our liabilities adjusted for the value of off-balance sheet contracts. This analysis measures the difference between predicted changes in the fair value of our assets and predicted changes in the present value of our liabilities assuming various changes in current interest rates. The table below represents an analysis of our interest rate risk (excluding the effect of our pension plan) as measured by the estimated changes in our economic value of equity, resulting from an instantaneous and sustained parallel shift in the yield curve by +100, +200, -100 and -200 basis points at March 31, 2025.

				EVE as a Percentage of Fair Value of Assets (2)
Change in	Estimated	Estimated Increase (Decrease) in EVE		EVE	Increase
Interest Rates (1)	EVE	Amount	Percent	Ratio (3)	(Decrease)

(Dollars in thousands)
+200 basis points	$30,126	$(1,209)	(4.02)%	12.09%	(0.16)%
+100 basis points	31,335	(1,313)	(7.73)%	11.95%	(0.14)%
—	32,648	—	—	12.25%	—
-100 basis points	35,323	2,568	7.92%	12.84%	0.59%
-200 basis points	37,495	2,172	14.85%	13.27%	0.43%

(1)	Assumes an immediate uniform change in interest rates at all maturities.
(2)	Fair value of assets represents the amount at which an asset could be exchanged between knowledgeable and willing parties in an arms-length transaction.
(3)	EVE Ratio represents EVE divided by the fair value of assets.

The table above indicates that at March 31, 2025, in the event of an instantaneous parallel 100 basis point decrease in interest rates, we would have experienced a 7.92% increase in the economic value of equity, and in the event of an instantaneous 100 basis point increase in interest rates, we would have experienced a 7.73% decrease in the economic value of equity.

Certain shortcomings are inherent in the methodologies used in the above interest rate risk measurements. Modeling changes require making certain assumptions that may or may not reflect the manner in which actual yields and costs respond to changes in market interest rates. In this regard, the net interest income and economic value of equity tables presented assume that the composition of our interest-sensitive assets and liabilities existing at the beginning of a period remains constant over the period being measured and assumes that a particular change in interest rates is reflected uniformly across the yield curve regardless of the duration or repricing of specific assets and liabilities. Accordingly, although the net interest income and EVE tables provide an indication of our interest rate risk exposure at a particular point in time, such measurements are not intended to and do not provide a precise forecast of the effect of changes in market interest rates on net interest income and EVE and will differ from actual results. Furthermore, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Additionally, certain assets, such as adjustable-rate loans, have features that restrict changes in interest rates both on a short-term basis and over the life of the asset.

Interest rate risk calculations also may not reflect the fair values of financial instruments. For example, decreases in market interest rates can increase the fair values of our loans, deposits, and borrowings.

Liquidity and Capital Resources

Liquidity describes our ability to meet the financial obligations that arise in the ordinary course of business. Liquidity is primarily needed to meet the borrowing and deposit withdrawal requirements of our customers and to fund current and planned expenditures. Our primary sources of funds are deposits, principal and interest payments on loans and securities, proceeds from the sale of loans, and proceeds from calls, maturities and sales of securities. We also are able to borrow from the FHLB of New York. At March 31, 2025, we had a $63.7 million line of credit with the FHLB of New York, a $4.0 million line of credit with Zions Bank, and a $4.0 million line of credit with Pacific Coast Bankers Bank (“PCBB”). At March 31, 2025, we had outstanding borrowings of $34.8 million from the FHLB of New York. We did not borrow against the line of credit with Zions Bank or PCBB during the three months ended March 31, 2025 or the year ended December 31, 2024. We also have the ability to borrow from the Federal Reserve Bank of New York through the discount window lending program.

The board of directors is responsible for establishing and monitoring our liquidity targets and strategies in order to ensure that sufficient liquidity exists for meeting the borrowing needs and deposit withdrawals of our customers as well as unanticipated contingencies. We believe that we had sufficient sources of liquidity to satisfy our short and long-term liquidity needs as of March 31, 2025.

While maturities and scheduled amortization of loans and securities are predictable sources of funds, deposit flows and loan prepayments are greatly influenced by general interest rates, economic conditions, and competition. Our most liquid assets are cash and cash equivalents, which includes cash and due from banks. The levels of these assets are dependent on our operating, financing, lending and investing activities during any given period. At March 31, 2025, cash and cash equivalents totaled $6.5 million. Securities classified as available-for-sale, which provide additional sources of liquidity, had a total market value of $43.2 million at March 31, 2025.

We have loan commitments to borrowers and borrowers have unused overdraft lines of protection, unused home equity lines of credit and unused commercial lines of credit that may require funding at a future date. We believe we have sufficient funds to fulfill these commitments, including sources of funds available through the use of FHLB of New York advances and other liquidity sources. We are committed to maintaining a strong liquidity position. We monitor our liquidity position on a daily basis. Certificates of deposit due within twelve months of March 31, 2025 totaled $41.8 million, or 19.2%, of total deposits. If these deposits do not remain with us, we will be required to seek other sources of funds, including other deposits and FHLB of New York advances. Depending on market conditions, we may be required to pay higher rates on such deposits or borrowings than we currently pay. We believe, however, based on past experience that a significant portion of such deposits will remain with us. We have the ability to attract and retain deposits by adjusting the interest rates offered.

We have obtained an irrevocable letter of credit with the FHLB of New York to collateralize New York state deposits for the New York Banking Development District program. The Banking Development District program through incentives encourages banks to open branches in communities that are underserved in banking services. New York State has deposited a below-market rate certificate of deposit in our Bridgeport office, located in Madison County. Seneca Savings in turn makes loans to small businesses located in the market area with the proceeds.

We do not anticipate any material capital expenditures in 2025 other than remaining construction commitments of $724,000 at March 31, 2025 for our new Manlius branch. We do not have any balloon or other payments due on any long-term obligations, other than the borrowing agreements noted above.

At March 31, 2025, we exceeded all of our regulatory capital requirements, and we were categorized as “well capitalized” at March 31, 2025 and at December 31, 2024. Management is not aware of any conditions or events since March 31, 2025 that would change our categorization. See Note 13. Regulatory Capital Requirements of the notes to our consolidated financial statements for more information.

The net proceeds from the stock offering will significantly increase our liquidity and capital resources. Over time, the initial level of liquidity will be reduced as net proceeds from the stock offering are used for general corporate purposes, including funding loans. Our financial condition and results of operations will be enhanced by the net proceeds from the stock offering, which will increase our net interest-earning assets and net interest income. However, due to the increase in equity resulting from the net proceeds raised in the stock offering, as well as other factors associated with the stock offering, we expect that our return on equity will be adversely affected following the stock offering, which could negatively affect the trading price of our common stock.

Off-Balance Sheet Arrangements and Contractual Obligations

Our off-balance sheet items include loan commitments as described in Note 12. Commitments and Contingencies of the notes to our consolidated financial statements. At March 31, 2025, we had loan commitments to borrowers of approximately $376,000 and overdraft lines of credit, unused home equity lines of credit, unused commercial lines of credit, and commercial and standby letters of credit of approximately $27.6 million. We do not have any other off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors. Allowance for credit losses on unfunded loan commitments was immaterial at March 31, 2025, December 31, 2024 and 2023.

Recent Accounting Pronouncements

See Note 2. Summary of Significant Accounting Policies of the notes to the consolidated financial statements included within this prospectus for a description of recent accounting pronouncements that may affect our financial condition and results of operations.

Impact of Inflation and Changing Price

The consolidated financial statements and related data presented elsewhere in this prospectus have been prepared in accordance with GAAP which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary impact of inflation on our operations is reflected in increased operating costs. Unlike most industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, interest rates, generally, have a more significant impact on a financial institution’s performance than does inflation. Interest rates do not necessarily move in the same direction or to the same extent as the prices of goods and services.

BUSINESS OF SENECA BANCORP, INC. AND SENECA FINANCIAL CORP.

Seneca Bancorp

Seneca Bancorp, a Maryland corporation, was organized on June 6, 2025. Upon completion of the conversion and stock offering, it will become the holding company of Seneca Savings Bank and will succeed to all of the business and operations of Seneca Financial Corp. and Seneca Financial MHC, each of which will cease to exist upon completion of the conversion and stock offering.

As part of the conversion and stock offering, Seneca Bancorp will receive the cash and other assets of Seneca Financial Corp., the cash of Seneca Financial MHC, and the net proceeds it retains from the stock offering. A portion of the net proceeds will be used to fund a loan to the employee stock ownership plan. Seneca Bancorp will have no significant liabilities. It intends to use the support staff and offices of Seneca Savings Bank and will pay Seneca Savings Bank for these services. If Seneca Bancorp expands or changes its business in the future, it may hire its own employees.

Seneca Bancorp intends to invest the net proceeds of the stock offering as discussed under “How We Intend to Use the Proceeds From the Stock Offering.” In the future, it may pursue other business activities, including mergers and acquisitions, investment alternatives and diversification of operations. There are, however, no current understandings or agreements for any of these activities.

Seneca Bancorp will be subject to comprehensive regulation by the Federal Reserve Board.

Seneca Financial Corp.

Seneca Financial Corp., a federal corporation, owns all of the outstanding shares of common stock of Seneca Savings. Seneca Financial Corp.’s primary business activity is directing the operations of Seneca Savings through its ownership of Seneca Savings. At March 31, 2025, Seneca Financial Corp. had consolidated assets of $280.2 million, total deposits of $217.3 million and stockholders’ equity of $24.0 million. Seneca Financial Corp.’s common stock is quoted on the OTC Pink Market under the symbol “SNNF.”

In 2017, Seneca Savings reorganized into the two-tier mutual holding company structure and became the wholly-owned subsidiary of Seneca Financial Corp. As part of the reorganization and stock offering, Seneca Financial Corp. sold 910,305 shares of its common stock to the public at a price of $10.00 per share representing 46% of its then-outstanding shares of common stock, and issued an additional 1,068,618 shares of common stock, or 54% of its then-outstanding shares of common stock, to Seneca Financial MHC.

Seneca Financial Corp. is subject to comprehensive regulation by the Federal Reserve Board.

BUSINESS OF SENECA SAVINGS

General

Seneca Savings is a federally-chartered savings association headquartered in Baldwinsville, New York. Seneca Savings was originally chartered in 1928 as a New York-chartered mutual savings and loan association under the name “The Baldwinsville Savings & Loan Association.” In 1936, we converted to a federal charter. Following completion of our mutual holding company reorganization in October 2017, the association’s legal name became “Seneca Savings.” Upon completion of the conversion, Seneca Savings will convert its charter from that of a federal savings association to that of a national bank and will be named “Seneca Savings Bank, National Association.”

Our primary market area currently consists of Onondaga County, New York and the contiguous counties in central New York. We conduct our business from our main office and four branch offices. All of our banking offices are located in Onondaga and Madison Counties, which are northwest and northeast, respectively, of Syracuse, New York. Additionally, in 2024, we purchased 2.5 acres of land in Clay, New York, directly across from the future site of the Micron Technology, Inc. semiconductor fabrication facility, where we intend to establish a branch office in the future.

Our business consists primarily of taking deposits from the general public and, historically, investing those deposits, along with funds generated from operations and borrowings, in commercial real estate loans, commercial and industrial loans, home equity lines of credit, one- to four-family residential real estate loans (currently primarily originated for sale), and, to a lesser extent, consumer loans and residential construction loans. Subject to market conditions, we expect to continue our focus on originating commercial real estate loans and commercial and industrial loans in an effort to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. We plan to sell in the secondary market the majority of the fixed-rate conforming one- to four-family residential real estate loans that we originate with terms of 20 years or greater. Our subsidiary, Financial Quest, offers employee benefit plan consulting services, asset management services, and tax and financial planning services. Financial Quest has dedicated investment advisors who evaluate the needs of both retail and retirement plan clients to determine suitable investment solutions to meet their short and long-term wealth management goals. We also invest in securities, which have historically consisted primarily of mortgage-backed securities issued by U.S. government sponsored enterprises, municipal securities, corporate bonds and FHLB of New York stock. We offer a variety of deposit accounts, including demand accounts, NOW accounts, savings accounts, money market accounts and certificate of deposit accounts. Additionally, following Seneca Savings’ charter conversion to a national association, which will occur upon the closing of the conversion and stock offering, we will be able to attract and accept municipal deposits from New York municipalities, which we believe will promote deposit growth and enhance our low-cost deposit base.

Our executive office is located at 35 Oswego Street, Baldwinsville, New York 13027, and our telephone number at this address is (315) 638-0233. Our website address is www.senecasavings.com. Information on our website is not and should not be considered a part of this prospectus.

Market Area

Our primary market area currently consists of Onondaga County, New York and the contiguous counties in central New York. We conduct our business from our main office and four branch offices. All of our banking offices are located in Onondaga and Madison Counties, which are northwest and northeast, respectively, of Syracuse, New York. Onondaga and Madison Counties in central New York represent our primary geographic market area for deposits, while we make loans in Onondaga and Madison Counties and the contiguous counties, including the New York counties of Cayuga, Cortland, Oneida and Oswego.

Baldwinsville, New York is a village located in Onondaga County and is 15 miles northwest of Syracuse, New York. As of July 1, 2024, Baldwinsville had an estimated population of 7,662 and an estimated median household income of $80,104 as of 2023. As of 2025, Onondaga County’s total population was estimated at 465,521. The unemployment rate in March 2025 for Onondaga County was 3.6%, compared to 4.1% for the State of New York and 4.2% for the United States. The median household income in Onondaga County in 2023 was approximately $74,740, which is lower than the 2023 New York state median of $84,578 and the national median household income of $78,538 in 2023.

Anheuser-Busch, the world’s largest beer maker, has a plant on a 370-acre site located in Baldwinsville. We view Onondaga County, which is part of the Syracuse, New York Metropolitan Statistical Area and is more populous than the other contiguous counties, as a primary area for growth, particularly for commercial lending and deposit areas. Onondaga County includes a high concentration of office, medical, retail, industrial, mixed use and multi-family real estate buildings and businesses. Other large employers in Onondaga County include Carrier Corporation, Lockheed Martin, Syracuse University, Upstate University Health System and St. Joseph’s Hospital Health Center. There were approximately 8,393 businesses operating in Onondaga County in 2022.

In 2024, we purchased 2.5 acres of land in Clay, New York, directly across from the future site of the Micron Technology, Inc. semiconductor fabrication facility, where we intend to establish a branch office. Micron Technology, Inc. is the world’s fourth-largest semiconductor company and plans to invest $100 billion to build the largest semiconductor fabrication facility in the United States in the town of Clay. The facility is anticipated to create 50,000 New York jobs. This strategic investment positions us to support the economic growth expected in the region and to provide financial solutions to businesses and families as this transformative development takes shape.

As of 2025, Madison County’s total population was estimated at 66,698. Madison County is a predominantly rural agricultural community. Other significant industries include education, healthcare and manufacturing. Top employers include Colgate University. The unemployment rate in March 2025 for Madison County was 4.4%, compared to 4.1% for the State of New York and 4.2% for the United States. The median household income in Madison County in 2023 was approximately $73,141 which is lower than the 2023 New York state median of $84,578 and the national median household income of $78,538 in 2023.

We believe that we have developed products and services that will meet the financial needs of our current and future customer base; however, we plan, and believe it is necessary, to expand the range of products and services that we offer to be more competitive in our market area. Marketing strategies focus on the strength of our knowledge of local consumer and small business markets, as well as expanding relationships with current customers and developing new, profitable business relationships. Our proximity to Syracuse provides us access to a relatively large population for our products and services.

Competition

We face competition within our market area both in making loans and attracting deposits. Our market area has a concentration of financial institutions that include large money centers and regional banks, community banks and credit unions. We also face competition from savings institutions, mortgage banking firms, consumer finance companies and credit unions and, with respect to deposits, from money market funds, brokerage firms, mutual funds, insurance companies, securities and brokerage firms, credit unions, and online banks. As of June 30, 2024 (the most recent date for which data is available), our market share of deposits represented 1.52% of Federal Deposit Insurance Corporation-insured deposits in Onondaga County, ranking us 12th in market share of deposits out of 15 institutions operating in the county. As of June 30, 2024, our market share in Madison County represented 1.40% of Federal Deposit Insurance Corporation-insured deposits, ranking us seventh out of seven institutions operating in the county.

Lending Activities

General. Our historical principal lending activity has been originating one- to four-family residential real estate loans, however, more recently, we have focused on increasing our commercial real estate and commercial and industrial loans. To a lesser extent, we also originate consumer loans, home equity lines of credit, and residential construction loans. Our strategic plan continues to focus on commercial lending. We intend to increase our commercial real estate and commercial and industrial lending in an effort to diversify our overall loan portfolio, increase the overall yield earned on our loans and assist in managing interest rate risk. Our commercial lending efforts focus on the small- to medium-sized business market, targeting locally owned and operated borrowers in our primary market area with $1.0 million to $10.0 million in annual revenues and one to 100 employees who are seeking loans between $200,000 to $1.0 million. We focus primarily on commercial real estate loans and on commercial and industrial loans in our market area. As part of the commercial loan strategy, we will seek to use our commercial relationships to grow our commercial transactional deposit accounts.

We generally retain in our portfolio adjustable-rate or shorter-term fixed-rate residential real estate mortgage loans. We regularly sell a portion of our fixed-rate one- to four-family residential real estate loans in order to manage the duration and time to repricing of our loan portfolio, and to generate fee income. Loans that we sell into the secondary market consist of long-term (20 years or greater), conforming fixed-rate residential real estate mortgage loans, which we primary sell to the FHLB of New York’s Mortgage Asset Program and Freddie Mac. These loans are sold without recourse. We generally retain the servicing rights on all conforming fixed-rate residential mortgage loans that we sell.

In 2024, we began offering limited financial products and services to the cannabis industry. As of March 31, 2025, we did not have any loans outstanding to cannabis-related businesses, although we intend to make such loans, subject to our general concentration of credit limitations. Primarily, we anticipate making commercial real estate loans to cannabis-related businesses. We would also consider making commercial loans such as equipment loans to such borrowers, so long as they were secured by readily salable collateral, such as delivery trucks. Currently, we do not intend to provide lines of credit to such customers. Although our cannabis banking program was carefully designed to ensure regulatory compliance, there are risks associated with these activities. See “Risk Factors—Risks Related to Laws and Regulations—We have implemented a program to provide financial products and services to customers that do business in the cannabis industry, and the strict enforcement of federal laws and regulations regarding cannabis could result in our inability to continue to provide financial products and services to these customers, or we could have legal action taken against us by the federal government and exposure to additional liabilities and regulatory compliance costs.”

Loan Portfolio Composition. The following table sets forth the composition of our loan portfolio, by type of loan at the dates indicated. We had no loans held for sale at March 31, 2025, December 31, 2024 or December 31, 2023, respectively.

			At December 31,
	At March 31, 2025		2024		2023
	Amount	Percent	Amount	Percent	Amount	Percent

	(Dollars in thousands)
Residential:
One- to four-family	$97,632	47.7%	$101,236	49.9%	$102,779	52.2%
Home equity loans and lines of credit	13,583	6.6	11,916	5.9	10,733	5.5
Construction	1,033	0.5	1,288	0.6	3,356	1.7
Commercial real estate	62,497	30.5	59,505	29.4	51,917	26.4
Commercial and industrial	24,661	12.1	23,411	11.5	24,205	12.3
Consumer and other	5,212	2.5	5,339	2.6	3,904	2.0

Total loans receivable	204,618	100.0%	202,695	100.0%	196,894	100.0%

Deferred loan costs	1,498		1,538		1,608
Allowance for credit losses on loans	(1,842)		(1,804)		(2,045)

Total loans receivable, net	$204,274		$202,429		$196,457

Loan Portfolio Maturities. The following table summarizes the contractual maturities of our gross loan portfolio at March 31, 2025. Demand loans, loans having no stated repayment schedule or maturity, and overdraft loans are reported as being due in one year or less. Maturities are based on the final contractual payment date and do not reflect repricing or the effect of prepayments. Actual maturities may differ.

	One- to four- family	Home equity loans and lines of credit	Residential Construction	Commercial real estate	Commercial and industrial	Consumer and other	Total

	(In thousands)
Amounts due in:
One year or less	$26	$—	$—	$2	$1,193	$2,638	$3,859
After one through five years	983	259	—	585	10,701	2,532	15,060
After five through 15 years	18,747	50	—	23,720	5,566	41	48,124
More than 15 years	77,876	13,274	1,033	38,190	7,201	—	137,574

Total	$97,632	$13,583	$1,033	$62,497	$24,661	$5,212	$204,618

The following table sets forth our fixed- and adjustable-rate loans at March 31, 2025 that are contractually due after March 31, 2026.

	Due After March 31, 2026
	Fixed	Adjustable	Total

	(In thousands)
Residential:
One- to four-family	$90,185	$7,421	$97,606
Home equity loans and lines of credit	910	12,673	13,583
Construction	155	878	1,033
Commercial real estate	7,847	54,648	62,495
Commercial and industrial	14,596	8,872	23,468
Consumer and other	2,574	—	2,574
Total	$116,267	$84,492	$200,759

Commercial Real Estate Loans. In recent years, we have increased our commercial real estate loans. Our commercial real estate loans are secured primarily by office buildings, industrial facilities, retail facilities, motels and other commercial properties, substantially all of which are located in our primary market area. At March 31, 2025, we had $62.5 million in commercial real estate loans, representing 30.5% of our total loan portfolio. This amount included $3.7 million of multi-family residential real estate loans. At March 31, 2025, we had $45.7 million in non-owner occupied commercial real estate loans (excluding multi-family residential real estate loans). At March 31, 2025, our commercial real estate loans had an average balance of $229,000.

We generally originate adjustable-rate commercial real estate loans with maximum terms of up to 25 years. Adjustable-rate commercial real estate loans are tied to the five-year FHLB of New York advance rate plus a margin, subject to an interest rate floor. The maximum loan-to-value ratio of our commercial real estate loans is generally 80%. All of our commercial real estate loans are subject to our underwriting procedures and guidelines. At March 31, 2025, our largest commercial real estate loan totaled $2.5 million and was secured by a shopping plaza located in Rochester, New York. At March 31, 2025, this loan was performing in accordance with its terms.

The following table presents our commercial real estate loan portfolio by industry sector at March 31, 2025:

	Loans by Industry Sector
	As of March 31, 2025 Balance	Percentage of Total

	(Dollars in thousands)
Commercial real estate loans:
Lessors of residential buildings and dwellings	$9,867	15.79%
Accommodation and food services	9,861	15.78%
Lessors of other real estate property	6,973	11.16%
Lessors of nonresidential buildings (except mini-warehouses)	5,765	9.22%
Shopping plazas	5,325	8.52%
Arts, entertainment, and recreation	4,744	7.59%
Retail trade	4,390	7.02%
Other	4,345	6.95%
Nonresidential property managers	3,886	6.22%
Construction	1,893	3.03%
Manufacturing	1,453	2.32%
Personal care services	966	1.55%
Emergency and other relief services	835	1.34%
Laundry services	794	1.27%
Other activities related to real estate	685	1.10%
Offices of other holding companies	667	1.07%
All other professional, scientific, and technical services	49	0.08%
Total commercial real estate loans	$62,497	100.00%

We consider a number of factors in originating commercial real estate loans. We evaluate the qualifications and financial condition of the borrower (including credit history), profitability and expertise, as well as the value and condition of the mortgaged property securing the loan. When evaluating the qualifications of the borrower, we consider the financial resources of the borrower, the borrower’s experience in owning or managing similar property and the borrower’s payment history with us and other financial institutions. In evaluating the property securing the loan, the factors we consider include the net operating income of the mortgaged property before debt service and depreciation, the debt service coverage ratio (the ratio of net operating income to debt service) to ensure that it is at least 120% of the monthly debt service and the ratio of the loan amount to the appraised value of the mortgaged property. All commercial real estate loans are generally appraised by outside independent appraisers approved by the board of directors. Personal guarantees are obtained from commercial real estate borrowers.

Loans secured by commercial real estate generally are larger than one- to four-family residential loans and involve greater credit risk. Commercial real estate loans often involve large loan balances to single borrowers or groups of related borrowers. Repayment of these loans depends to a large degree on the results of operations and management of the properties securing the loans or the businesses conducted on such property, and may be affected to a greater extent by adverse conditions in the real estate market or the economy in general. Accordingly, the nature of these loans makes them more difficult for management to monitor and evaluate.

One- to Four-Family Residential Real Estate Lending. At March 31, 2025, $97.6 million, or 47.7%, of our total loan portfolio consisted of one- to four-family residential real estate mortgage loans. We offer conforming and non-conforming, fixed-rate and adjustable-rate residential real estate mortgage loans with maturities of up to 30 years and maximum loan amounts generally of up to $807,000. Our adjustable-rate mortgage loans provide an initial fixed interest rate for one, five, seven or ten years and then adjust annually thereafter. They amortize over a period of up to 30 years.

One- to four-family residential real estate mortgage loans are generally underwritten according to Freddie Mac guidelines, and we refer to loans that conform to such guidelines as “conforming loans.” We generally originate both fixed-rate and adjustable-rate mortgage loans in amounts up to the maximum conforming loan limits as established by the Office of Federal Housing Enterprise Oversight, which at March 31, 2025 was $806,500 for single-family homes in our market area. Loans that exceed that limit are considered “jumbo loans.” At March 31, 2025, we had one jumbo loan for $950,000. For first mortgage loans with loan-to-value ratios in excess of 80%, we require private mortgage insurance. We do not have any loans in our loan portfolio that are considered sub-prime, or Alt-A. At March 31, 2025, we had $7.2 million in non-owner occupied one- to four-family residential real estate mortgage loans.

We currently offer several adjustable-rate mortgage loans secured by residential properties with interest rates that are fixed for an initial period ranging from one year to ten years. After the initial fixed period, the interest rate on adjustable-rate mortgage loans is generally reset every year based upon a contractual spread or margin above the average yield on U.S. Treasury securities, adjusted to a constant maturity of one year, as published weekly by the Federal Reserve Board, subject to periodic and lifetime limitations on interest rate changes. All of our traditional adjustable-rate mortgage loans with initial fixed-rate periods of one, five, seven or ten years have initial and periodic caps of two percentage points on interest rate changes, with a cap of six percentage points for the life of the loan. Many of the borrowers who select these loans have shorter-term credit needs than those who select long-term, fixed-rate mortgage loans. We do not offer “Option ARM” loans, where borrowers can pay less than the interest owed on their loan, resulting in an increased principal balance during the life of the loan. At March 31, 2025, we had $7.4 million in adjustable-rate one- to four-family residential real estate mortgage loans.

Adjustable-rate mortgage loans generally present different credit risks than fixed-rate mortgage loans primarily because the underlying debt service payments of the borrowers increase as interest rates increase, thereby increasing the potential for default.

We require title insurance on all of our one- to four-family residential real estate mortgage loans, and we also require that borrowers maintain fire and extended coverage casualty insurance (and, if appropriate, flood insurance) in an amount at least equal to the lesser of the loan balance or the replacement cost of the improvements. A majority of our residential real estate mortgage loans have a mortgage escrow account from which disbursements are made for real estate taxes and flood insurance. We do not conduct environmental testing on residential real estate mortgage loans unless specific concerns for hazards are identified by the appraiser used in connection with the origination of the loan. If we identify an environmental problem on land that will secure a loan, the environmental hazard must be remediated before the closing of the loan.

Commercial and Industrial Loans. We make commercial and industrial loans, primarily in our market area, to a variety of professionals, sole proprietorships and small businesses. These loans are generally secured by business assets, and we may support this collateral with junior liens on real property. At March 31, 2025, commercial and industrial loans were $24.7 million, or 12.1% of our total loan portfolio. As part of our relationship- driven focus, we encourage our commercial borrowers to maintain their primary deposit accounts with us, which enhances our interest rate spread and margin.

Commercial lending products include term loans and revolving lines of credit. Commercial loans and lines of credit are made with either adjustable or fixed rates of interest. Adjustable rates and fixed rates are based on the prime rate as published in The Wall Street Journal, plus a margin. We are focusing our efforts on experienced, growing small- to medium-sized, privately-held companies with solid historical and projected cash flow that operate in our market areas.

When making commercial and industrial loans, we consider the financial statements of the borrower, our lending history with the borrower, the debt service capabilities of the borrower, the projected cash flows of the business and the value of the collateral. The debt service coverage ratio (the ratio of net operating income to debt service) must generally be at least 120% of the monthly debt service. Commercial and industrial loans are generally secured by a variety of collateral, primarily accounts receivable, inventory and equipment, and are supported by personal guarantees. Depending on the collateral used to secure the loans, commercial and industrial loans are made in amounts of up to 75% of the value of the collateral securing the loan, or 90% of the value on new equipment purchases. We generally do not make unsecured commercial and industrial loans.

Commercial and industrial loans generally have greater credit risk than residential real estate loans. Unlike residential real estate loans, which generally are made on the basis of the borrower’s ability to make repayment from his or her employment or other income, and which are secured by real property whose value tends to be more easily ascertainable, commercial and industrial loans generally are made on the basis of the borrower’s ability to repay the loan from the cash flow of the borrower’s business. As a result, the availability of funds for the repayment of commercial and industrial loans may depend substantially on the success of the business itself. Further, any collateral securing the loans may depreciate over time, may be difficult to appraise and may fluctuate in value. We seek to minimize these risks through our underwriting standards. At March 31, 2025, our largest commercial and industrial loan was a $2.2 million loan to an excavating company. This loan was performing according to its original terms at March 31, 2025.

Home Equity Lines of Credit and Loans. In addition to traditional one- to four-family residential mortgage loans, we offer home equity lines of credit that are secured by the borrower’s primary or secondary residence. At March 31, 2025, we had $13.6 million, or 6.6% of our total loan portfolio, in home equity lines of credit and home equity loans. Home equity lines of credit totaled $12.7 million at March 31, 2025. At that date we also had $13.3 million of unused commitments related to home equity lines of credit. Home equity loans totaled $176,000 at March 31, 2025. We resumed making home equity loans in 2024, after having ceased originations in 2015.

Home equity lines of credit and home equity loans are generally underwritten using the same criteria that we use to underwrite one- to four-family residential mortgage loans. Home equity lines of credit may be underwritten with a loan-to-value ratio of up to 80% (or 90% if we hold the first mortgage) when combined with the principal balance of the existing first mortgage loan. Our home equity lines of credit are originated with adjustable-rates based on the prime rate of interest and require interest paid monthly with terms of up to 25 years. For the first ten years during the draw period only interest is required to be paid. Home equity lines of credit are generally available in amounts between $50,000 and $200,000.

Home equity lines of credit secured by junior mortgages have greater risk than one- to four-family residential mortgage loans secured by first mortgages. At March 31, 2025, $76,000 of our home equity loans and lines of credit were in a junior lien position, nearly all of which were second mortgages. We face the risk that the collateral will be insufficient to compensate us for loan losses and costs of foreclosure, after repayment of the senior mortgages, if applicable. When customers default on their loans, we attempt to foreclose on the property and resell the property as soon as possible to minimize foreclosure and carrying costs. However, the value of the collateral may not be sufficient to compensate us for the amount of the unpaid loan and we may be unsuccessful in recovering the remaining balance from those customers. Particularly with respect to our home equity lines of credit, decreases in real estate values could adversely affect our ability to fully recover the loan balance in the event of a default.

Consumer Loans. We offer a limited range of consumer loans, principally to customers residing in our primary market area with other relationships with us and with acceptable credit ratings. Our consumer loans generally consist of loans secured by investment or deposit accounts, loans on new and used automobiles and unsecured personal loans. At March 31, 2025, consumer and other loans were $5.2 million, or 2.5% of our total loan portfolio. The largest portion of our consumer loan portfolio was consumer secured loans, generally secured by investment accounts or deposits, which totaled $3.3 million at March 31, 2025.

Consumer loans may entail greater risk than residential real estate loans, particularly in the case of consumer loans that are unsecured or secured by assets that depreciate rapidly, such as motor vehicles. Repossessed collateral for a defaulted consumer loan may not provide an adequate source of repayment for the outstanding loan and a small remaining deficiency often does not warrant further substantial collection efforts against the borrower. Consumer loan collections depend on the borrower’s continuing financial stability, and therefore are likely to be adversely affected by various factors, including job loss, divorce, illness or personal bankruptcy. Furthermore, the application of various federal and state laws, including federal and state bankruptcy and insolvency laws, may limit the amount that can be recovered on such loans.

Residential Construction Loans. We make construction loans, primarily to individuals for the construction of their primary residences and to contractors and builders of single-family homes. At March 31, 2025, our construction loans totaled $1.0 million, representing 0.5% of our total loan portfolio. At that date, we also had $396,000 of construction loans in process. At March 31, 2025, all of our single-family construction loans were to individuals.

Most of our residential construction loans are interest-only loans that provide for the payment of interest during the construction phase, which is usually up to six months. At the end of the construction phase, the loan may convert to a permanent mortgage loan or the loan may be paid in full. Construction loans generally can be made with a maximum loan-to-value ratio of 90% of the estimated appraised market value upon completion of the project. Before making a commitment to fund a construction loan, we require an appraisal of the property by an independent licensed appraiser and title insurance. We also generally require inspections of the property before disbursements of funds during the term of the construction loan.

Construction financing generally involves greater credit risk than long-term financing on improved, owner-occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion of construction compared to the estimated cost (including interest) of construction and other assumptions. If the estimate of construction cost proves to be inaccurate, we may be required to advance additional funds beyond the amount originally committed in order to protect the value of the property. Moreover, if the estimated value of the completed project proves to be inaccurate, the borrower may hold a property with a value that is insufficient to assure full repayment of the loan.

Originations, Purchases and Sales of Loans

Lending activities are conducted by our loan personnel operating at our main and branch office locations. We also obtain referrals from existing or past customers and from real estate brokers, builders and attorneys. All loans that we originate are underwritten pursuant to our policies and procedures, which incorporate Freddie Mac underwriting guidelines to the extent applicable. We originate both adjustable-rate and fixed-rate loans. Our ability to originate fixed or adjustable-rate loans is dependent upon the relative customer demand for such loans, which is affected by current market interest rates as well as anticipated future market interest rates. Our loan origination and sales activity may be adversely affected by a rising interest rate environment, which typically results in decreased loan demand.

We have occasionally purchased whole loans from third parties, including loans for manufactured homes, loans made to healthcare providers through BHG Financial LLC, and loans from Home HeadQuarters, Inc., a local non-profit housing and community development organization. Additionally, from time to time, we may purchase or sell participation interests in loans. We underwrite our participation interest in the loan that we are purchasing according to our own underwriting criteria and procedures. At March 31, 2025, we had $18.8 million of whole loans and $7.9 million of loan participation interests that we had purchased, and at that date, we had no loans for which we had sold participation interests.

We regularly sell a portion of our fixed-rate one- to four-family residential real estate loans into the secondary market in order to manage the duration and time to repricing of our loan portfolio, and to generate fee income. Loans that we sell into the secondary market consist of long-term (20 years or greater), conforming fixed-rate residential real estate mortgage loans, which we primary sell to the FHLB of New York’s Mortgage Asset Program and Freddie Mac. We sold mortgage loans totaling $2.6 million and $4.9 million and recorded related income of $33,300 and $87,115 during the three months ended March 31, 2025 and the year ended December 31, 2024, respectively. These loans are sold without recourse. We generally retain the servicing rights on all conforming fixed-rate residential mortgage loans that we sell. Loan servicing includes collecting and remitting loan payments, accounting for principal and interest, contacting delinquent borrowers, supervising foreclosures and property dispositions in the event of unremediated defaults, making certain insurance and tax payments on behalf of the borrowers and generally administering the loans. We retain a portion of the interest paid by the borrower on the loans we service as consideration for our servicing activities.

Loan Approval Procedures and Authority

Pursuant to federal law, the aggregate amount of loans that Seneca Savings is permitted to make to any one borrower or a group of related borrowers is generally limited to 15% of Seneca Savings’ unimpaired capital and surplus (or 25% if the amount in excess of 15% is secured by “readily marketable collateral”). At March 31, 2025, based on the 15% limitation, Seneca Savings’ loans-to-one-borrower limit was approximately $4.0 million. Seneca Savings’ internal limit at March 31, 2025 was $3.7 million. On the same date, Seneca Savings had no borrowers with outstanding balances in excess of this amount. At March 31, 2025, our largest loan relationship with one borrower was for $3.4 million, which was secured by excavating equipment, and the underlying loan was performing in accordance with its terms on that date. Our regulatory loan-to-one borrower limitation will increase following the completion of the stock offering due to the additional capital Seneca Savings will receive, although we do not presently intend to increase our internal loan-to-one borrower limitation.

Our lending is subject to written underwriting standards and origination procedures. Decisions on loan applications are made on the basis of detailed applications submitted by the prospective borrower, credit histories that we obtain, and property valuations (consistent with our appraisal policy) prepared by outside independent licensed appraisers approved by our board of directors as well as internal evaluations, where permitted by regulations. The loan applications are designed primarily to determine the borrower’s ability to repay the requested loan, and the more significant items on the application are verified through use of credit reports, bank statements and tax returns.

Residential mortgage loans up to $350,000 may be approved individually by loan officers, our President and Chief Executive Officer, and the Senior Vice President of Commercial Lending. Any two loan officers, one of whom must be an executive officer, may approve retail loans up to the secondary market maximum loan limit (currently $806,500). Residential loans up to $999,000 must be approved by our junior loan committee, while loans over $999,000 must be approved by our senior loan committee and loans over $1.75 million generally must be approved by the board of directors. Our junior loan committee consists of our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Senior Vice President of Commercial Lending, Senior Vice President of Retail Banking, Senior Vice President of Operations and six other employees. Our senior loan committee consists of our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Senior Vice President of Commercial Lending, and at least two outside board members.

Commercial loans up to $100,000 may be approved by commercial loan officers and up to $200,000 by the Senior Vice President of Commercial Lending and Vice President–Commercial Loan Officer. The President and Chief Executive Officer has individual authority to approve a commercial loan up to $250,000. Any two of our President and Chief Executive Officer, Senior Vice President of Commercial Lending and Vice President of Commercial lending can combine their authority to approve commercial loans up to $500,000. Our junior loan committee can approve commercial loans up to $999,000, while loans over $999,000 must be approved by our senior loan committee. Commercial loans in excess of $1.75 million generally require the approval of our board of directors.

We require title insurance on our mortgage loans as well as fire and extended coverage casualty insurance in amounts at least equal to the principal amount of the loan or the value of improvements on the property, depending on the type of loan.

Delinquencies and Asset Quality

Delinquency Procedures. System-generated late notices are mailed to borrowers after the late payment “grace period,” which is 15 days in the case of all loans secured by residential or commercial real estate and 10 days in the case of commercial and industrial and most consumer loans. A second notice will be mailed to borrowers if the loan remains past due after 30 days, and we attempt to contact the borrower and develop a plan of repayment. By the 90th day of delinquency, we will have our attorneys issue a demand letter. The demand letter will require the borrowers to bring the loan current within 30 days in order to avoid the beginning of foreclosure proceedings for loans secured by real estate. A report of all loans 30 days or more past due is provided to the board of directors monthly.

Loans Past Due and Non-Performing Assets. Loans are reviewed on a regular basis. Non-accrual loans are loans for which collectability is questionable and, therefore, interest on such loans will no longer be recognized on an accrual basis. All loans that become 90 days or more delinquent are placed on non-accrual status unless the loan is well secured and in the process of collection. When loans are placed on non-accrual status, unpaid accrued interest is fully reversed, and further income is recognized only to the extent received on a cash basis or cost recovery method.

When we acquire real estate as a result of foreclosure, the real estate is classified as real estate owned. The real estate owned is recorded at the lower of carrying amount or fair value, less estimated costs to sell. Any excess of the recorded value of the loan satisfied over the market value of the property is charged against the allowance for credit losses, or, if the existing allowance is inadequate, charged to expense of the current period. After acquisition, all costs incurred in maintaining the property are expensed. Costs relating to the development and improvement of the property, however, are capitalized to the extent of estimated fair value less estimated costs to sell.

Loans modified for borrowers experiencing financial difficulties occur when we grant borrowers favorable loan modifications that we would not consider but for economic or legal reasons pertaining to the borrower’s financial difficulties. These concessions typically include a modification of loan terms such as a reduction of the interest rate to below market terms, capitalizing past due interest or extending the maturity date, or possibly a partial forgiveness of the principal amount due. We identify loans for potential modifications related to borrowers experiencing financial difficulty primarily through direct communication with the borrower and evaluation of the borrower’s financial statements, revenue projections, tax returns and credit reports. Even if the borrower is not presently in default, management will consider the likelihood that cash flow shortages, adverse economic conditions, and negative trends may result in a payment default in the near future. Interest income on restructured loans is accrued after the borrower demonstrates the ability to pay under the restructured terms through a sustained period of repayment performance, which is generally six consecutive months. We did not modify any loans to borrowers experiencing financial difficulty in the three months ended March 31, 2025, and we modified one loan totaling $498,000 to a borrower experiencing financial difficulty in the year ended December 31, 2024. We closely monitor the performance of loans that are modified for borrowers experiencing financial difficulty to understand the effectiveness of our modification efforts. Loans modified to borrowers experiencing financial difficulty did not have payment default during the three months ended March 31, 2025 or the year ended December 31, 2024 and all such loans were current as of March 31, 2025 and December 31, 2024.

Delinquent Loans. The following table sets forth our loan delinquencies by type and amount at the dates indicated.

	Loans Delinquent For
	30 to 59 Days	60 to 89 Days	90 Days and Over

	(Dollars in thousands)
At March 31, 2025
Residential:
One- to four-family	$653	$191	$369
Home equity loans and lines of credit	246	—	33
Construction	—	—	—
Commercial real estate	320	—	—
Commercial and industrial	44	—	—
Consumer and other	11	5	—
Total	$1,274	$196	$402

At December 31, 2024
Residential:
One- to four-family	$1,089	$230	$369
Home equity loans and lines of credit	1	—	32
Construction	—	—	—
Commercial real estate	371	—	—
Commercial and industrial	513	—	—
Consumer and other	5	9	—
Total	$1,979	$239	$401

At December 31, 2023
Residential:
One- to four-family	$588	$344	$323
Home equity loans and lines of credit	33	—	93
Construction	—	—	—
Commercial real estate	914	—	—
Commercial and industrial	—	—	—
Consumer and other	—	—	—
Total	$1,535	$344	$416

Total delinquent loans decreased to $1.9 million at March 31, 2025 from $2.6 million at December 31, 2024, due primarily to reductions in one- to four-family residential, commercial and industrial, and commercial real estate delinquent loans.

Non-Performing Assets. The table below sets forth the amounts and categories of our non-performing assets at the dates indicated.

	At March 31,	At December 31,
	2025	2024	2023

	(Dollars in thousands)
Non-accrual loans:
Residential:
One- to four-family	$369	$369	$315
Home equity loans and lines of credit	—	—	93
Construction	—	—	—
Commercial real estate	—	—	—
Commercial and industrial	662	44	—
Consumer and other	—	—	8
Total non-accrual loans	1,031	413	416

Accruing loans 90 days or more past due:
Residential:
One- to four-family	—	—	—
Home equity loans and lines of credit	33	32	—
Construction	—	—	—
Commercial real estate	—	—	—
Commercial and industrial	—	—	—
Consumer and other	—	—	—
Total accruing loans 90 days or more past due	33	32	—

Total non-performing loans	1,064	445	416

Real estate owned	—	—	—
Other non-performing assets	459	459	953
Total non-performing assets	$1,523	$904	$1,369

Ratios:
Total non-performing loans to total loans	0.52%	0.22%	0.21%
Total non-performing loans to total assets	0.38%	0.16%	0.16%
Total non-performing assets to total assets	0.54%	0.32%	0.53%

Total non-accrual loans increased $618,000 to $1.0 million at March 31, 2025 from $413,000 at December 31, 2024. The increase in non-accrual loans was primarily related to one borrowing relationship that consisted of two commercial and industrial loans totaling $618,000. The commercial loans are secured by business assets and personal guarantees.

Classified Assets. Federal regulations provide for the classification of loans and other assets, such as debt and equity securities considered by the OCC to be of lesser quality, as “substandard,” “doubtful” or “loss.” An asset is considered “substandard” if it is inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. “Substandard” assets include those characterized by the “distinct possibility” that the insured institution will sustain “some loss” if the deficiencies are not corrected. Assets classified as “doubtful” have all of the weaknesses inherent in those classified “substandard,” with the added characteristic that the weaknesses present make “collection or liquidation in full,” on the basis of currently existing facts, conditions, and values, “highly questionable and improbable.” Assets classified as “loss” are those considered “uncollectible” and of such little value that their continuance as assets without the establishment of a specific loss allowance is not warranted. Assets which do not currently expose the insured institution to sufficient risk to warrant classification in one of the aforementioned categories but possess weaknesses are designated as “special mention” by our management.

When an insured institution classifies problem assets as either substandard or doubtful, it may establish general allowances in an amount deemed prudent by management to cover probable accrued losses. General allowances represent loss allowances which have been established to cover probable accrued losses associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When an insured institution classifies problem assets as “loss,” it is required either to establish a specific allowance for losses equal to 100% of that portion of the asset so classified or to charge-off such amount. An institution’s determination as to the classification of its assets and the amount of its valuation allowances is subject to review by the regulatory authorities, which may require the establishment of additional general or specific loss allowances.

In connection with the filing of our periodic reports with the OCC and in accordance with our classification of assets policy, we regularly review the problem loans in our portfolio to determine whether any loans require classification in accordance with applicable regulations.

The following table sets forth our amounts of classified assets and assets designated as special mention as of March 31, 2025 and December 31, 2024 and 2023. Generally loans 90 days or more past due are placed on non-accrual status and classified “substandard.” All loans 60 days past due are classified “special mention.”

	At March 31,	At December 31,
	2025	2024	2023

	(In thousands)
Substandard	$4,266	$3,249	$2,914
Doubtful	—	—	—
Loss	—	—	—
Total Classified Assets	$4,266	$3,249	$2,914
Special Mention	$2,801	$—	$504

“Substandard” loans increased at March 31, 2025 due primarily to one borrowing relationship comprised of three loans totaling $1.1 million. Subsequent to March 31, 2025, one of the three loans, a commercial real estate loan with a balance of $454,000, was paid off. Two commercial loans totaling $618,000 as of March 31, 2025, which are secured by business assets and personal guarantees, remain outstanding, and we recorded an additional provision for credit losses of $110,000 related to these loans during the quarter ended March 31, 2025. “Special mention” loans increased at March 31, 2025 due to one commercial borrowing relationship totaling $2.8 million.

Allowance for Credit Losses on Loans

The allowance for credit losses on loans represents management’s current estimate of expected credit losses over the contractual term of loans, and is recorded at an amount that, in management’s judgment, reduces the recorded investment in loans to the net amount expected to be collected. Management considers the allowance for credit losses to be a critical accounting estimate, given the uncertainty in estimating lifetime credit losses attributable to our portfolios of assets exhibiting credit risk, particularly in our loan portfolio, and the material effect that such judgments can have on our results of operations. Determining the amount requires significant judgment on the part of management, is multi-faceted, and can be imprecise. The level of the allowance for credit losses on loans is based on management’s ongoing review of all relevant information, from internal and external sources, relating to past events, current conditions, and expectations of the future based on reasonable and supportable forecasts.

The allowance is established through a provision for credit losses in our consolidated statements of income, and evaluation of the adequacy of the allowance for credit losses is performed by management on a quarterly basis. While management uses available information to anticipate credit losses, future additions to the allowance may be necessary based on changes in economic conditions or the composition of our portfolios. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for credit losses.

Our methodology for maintaining our allowance for credit losses is based on historical experience and data, current economic information, and reasonable and supportable forecasts. Accordingly, the estimation of the allowance for credit losses is impacted by the economic forecasts utilized, which require the use of significant judgment. Deterioration in forecasted economic conditions may lead to further required increases to the allowance for credit losses. Conversely, improvements in forecasted economic conditions may warrant further reductions to the allowance for credit losses. In estimating the allowance for credit losses, management considers the sensitivity of the model and significant judgments and assumptions that could result in an amount that is materially different from management’s estimate.

Loans that have similar risk characteristics are evaluated on a collective basis for the purposes of establishing the allowance for credit losses. Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are also not included in the collective evaluation. A collateral-dependent asset is a financial asset for which the repayment is expected to be provided substantially through the operation or sale of the collateral when the borrower, based on management’s assessment, is experiencing financial difficulty. The allowance for credit loss for a collateral dependent financial asset is measured using the fair value of collateral. When management determines that foreclosure is probable, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

For additional information on the allowance for credit losses, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Summary of Critical Accounting Policies and Critical Accounting Estimates—Allowance for Credit Losses.”

The following table sets forth activity in our allowance for credit losses on loans for the periods indicated.

	At or For the Three Months Ended March 31,		At or For the Year Ended December 31,
	2025	2024	2024	2023

	(Dollars in thousands)
Balance at beginning of period	$1,804	$2,045	$2,045	$1,891

Charge-offs:
Residential:
One- to four-family	10	8	—	—
Home equity loans and lines of credit	—	—	—	—
Construction	—	—	—	—
Commercial real estate	—	—	—	—
Commercial and industrial	51	—	78	67
Consumer and other	14	—	18	8
Total charge-offs	75	8	96	75

Recoveries:
Residential:
One- to four-family	—	—	—	—
Home equity loans and lines of credit	—	—	—	—
Construction	—	—	—	—
Commercial real estate	—	—	—	—
Commercial and industrial	2	—	—	—
Consumer and other	1	—	—	1
Total recoveries	3	—	—	1

Net charge-offs	72	8	96	74
Provision (reversal) for credit losses on loans	110	15	(145)	228
Balance of allowance at end of period	$1,842	$2,052	$1,804	$2,045

Net (charge-offs) recoveries to average loans outstanding during period (annualized)	0.14%	0.02%	0.05%	0.04%
Allowance for credit losses on loans to non-accrual loans at end of period	178.66%	402.35%	436.80%	491.59%
Non-accrual loans to total loans outstanding at end of period	0.50%	0.26%	0.20%	0.21%
Allowance for credit losses on loans to total loans outstanding at end of period	0.90%	1.03%	0.89%	1.03%

The following table sets forth additional information with respect to charge-offs by category for the periods indicated.

	For the Three Months Ended March 31,		For the Year Ended December 31,
	2025	2024	2024	2023
Net (charge-offs) recoveries to average loans outstanding during the period by loan type (annualized):
Residential:
One- to four-family	(0.02)%	(0.02)%	0.00%	0.00%
Home equity loans and lines of credit	0.00%	0.00%	0.00%	0.00%
Construction	0.00%	0.00%	0.00%	0.00%
Commercial real estate	0.00%	0.00%	0.00%	0.00%
Commercial and industrial	(0.10)%	0.00%	(0.04)%	(0.04)%
Consumer and other	(0.03)%	0.00%	(0.01)%	(0.01)%

Allocation of Allowance for Credit Losses on Loans. The following table sets forth the allowance for credit losses on loans allocated by loan category, the percent of the allowance in each category to the total allocated allowance, and the percent of loans in each category to total loans at the dates indicated.

				At December 31,
	At March 31, 2025			2024			2023
	Allowance for Credit Losses	Percent of Allowance in Category to Total Allowance	Percent of Loans in Category to Total Loans	Allowance for Credit Losses	Percent of Allowance in Category to Total Allowance	Percent of Loans in Category to Total Loans	Allowance for Credit Losses	Percent of Allowance in Category to Total Allowance	Percent of Loans in Category to Total Loans

	(Dollars in thousands)
Residential:
One- to four-family	$530	28.77%	47.71%	$535	29.66%	49.94%	$585	28.61%	52.20%
Home equity loans and lines of credit	161	8.74	6.64	76	4.21	5.88	74	3.62	5.45
Construction	7	0.38	0.50	10	0.55	0.64	10	0.48	1.70
Commercial real estate	477	25.90	30.54	432	23.95	29.36	549	26.85	26.37
Commercial and industrial	546	29.64	12.05	372	20.62	11.55	325	15.89	12.29
Consumer and other	121	6.57	2.55	163	9.04	2.63	93	4.55	1.98
Total allocated allowance	1,818	100.00	100.00	1,588	88.03	100.00	1,636	78.48	100.00
Unallocated allowance	—	—	—	216	11.97	—	409	20.00	—
Total allowance for credit losses on loans	$1,842	100.00%	100.00%	$1,804	100.00%	100.00%	$2,045	100.00%	100.00%

Financial Services Activities and Subsidiary

Seneca Savings is the only subsidiary of Seneca Financial Corp. Seneca Savings has one subsidiary, Seneca Savings Insurance Agency, Inc., which does business as “Financial Quest.” Financial Quest offers employee benefit plan consulting services, asset management services, and tax and financial planning services. Financial Quest is headquartered at 925 State Fair Blvd., Syracuse, New York and has partnered with LPL Financial in order to offer broker-dealer services. We have dedicated investment representatives who evaluate the needs of clients to determine suitable investment solutions to meet their short and long-term wealth management goals. Financial services include retirement planning, tax planning, and financial consulting. Financial Quest also provides financial advice and retirement planning and counseling for 401(k) plan administrators, primarily in the medical industry, and consults with both the corporate administrators and the company’s employees related to such 401(k) plans. Financial Quest previously offered annuities and other insurance products and will continue to collect fee income on fixed annuities and life insurance from legacy relationships, although we have generally discontinued those lines of business.

We intend to continue to grow this part of our business as a means to increase our non-interest income. In October 2023, Financial Quest acquired a $133.9 million retirement plan book of business for $714,500 in cash and $475,500 in contingent consideration. At March 31, 2025, Financial Quest had $223.1 million of assets held under management, comprised of $89.2 million of assets held by approximately 1,300 retail accounts and $133.9 million of assets held by 12 corporate-sponsored retirement plans. Income from these activities totaled $224,000, or 46.2% of our non-interest income, for the three months ended March 31, 2025 and $925,000, or 50.0% of our non-interest income, for the year ended December 31, 2024.

Investment Activities

General. Our board of directors is responsible for approving and overseeing our investment policy. The investment policy is reviewed at least annually by management and any changes to the policy are recommended to the board of directors and are subject to its approval. This policy dictates that investment decisions be made based on the safety of the investment, liquidity requirements, potential returns and consistency with our interest rate risk management strategy. Our Asset/Liability Management Committee, which consists of our President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Senior Vice President of Retail Banking, Senior Vice President of Commercial Lending and two board members, oversees our investing activities and strategies. All transactions are formally reviewed by the board of directors at least monthly.

Our current investment policy authorizes us to invest in debt securities issued by the U.S. government and its agencies or government sponsored enterprises. The policy also permits investments in mortgage-backed securities, including pass-through securities, issued and guaranteed by Fannie Mae, Freddie Mac and Ginnie Mae, as well as investments in federal funds and deposits in other insured institutions. In addition, management is authorized to invest in investment grade state and municipal obligations and corporate debt obligations within regulatory parameters. We do not engage in any investment hedging activities or trading activities, nor do we purchase any high-risk mortgage derivative products, corporate junk bonds, and certain types of structured notes.

Debt and equity securities investment accounting guidance requires that, at the time of purchase, we designate a security as held to maturity, available for sale, or trading, depending on our ability and intent. At all dates below, we have only securities available for sale portfolio which is reported at fair value.

The following table sets forth the amortized cost and fair value of our securities portfolio (excluding FHLB of New York common stock) at the dates indicated.

			At December 31,
	At March 31, 2025		2024		2023
	Amortized Cost	Fair Value	Amortized Cost	Fair Value	Amortized Cost	Fair Value

	(In thousands)
U.S. Treasury securities	$12,928	$12,828	$15,923	$15,811	$2,981	$2,772
U.S. government agency securities	1,000	864	1,000	838	1,000	835
Municipal securities	17,119	13,945	17,151	14,281	17,334	15,164
Mortgage-backed securities and collateralized mortgage obligations	6,699	5,711	6,862	5,755	7,664	6,567
Corporate securities	10,142	9,869	10,152	9,799	10,705	10,102
Total securities available for sale	$47,888	$43,217	$51,088	$46,484	$39,684	$35,440

Sources of Funds

General. Deposits have traditionally been our primary source of funds for use in lending and investment activities. We also use borrowings, primarily FHLB of New York advances to supplement cash flow needs, lengthen the maturities of liabilities for interest rate risk purposes and manage the cost of funds. In addition, we receive funds from scheduled loan payments, investment maturities, loan prepayments, retained earnings and income on interest earning assets. While scheduled loan payments and income on earning assets are relatively stable sources of funds, deposit inflows and outflows can vary widely and are influenced by prevailing interest rates, market conditions and levels of competition.

Deposits. Our deposits are generated primarily from our primary market area. We offer a selection of deposit accounts, including demand accounts, NOW accounts, savings accounts, money market accounts and certificates of deposit and retirement accounts. Deposit account terms vary, with the principal differences being the minimum balance required, the amount of time the funds must remain on deposit and the interest rate. At March 31, 2025, we had $16.8 million in brokered deposits.

Interest rates paid, maturity terms, service fees and withdrawal penalties are established on a periodic basis. Deposit rates and terms are based primarily on current operating strategies and market rates, liquidity requirements, rates paid by competitors and growth goals. We rely upon personalized customer service, long-standing relationships with customers, and the favorable reputation of Seneca Savings in the community to attract and retain deposits. We also seek to obtain deposits from our commercial loan customers.

In 2024, we began offering limited financial products and services to the cannabis industry, including business deposit accounts, which totaled $300,000 as of March 31, 2025. Although our cannabis banking program was carefully designed to ensure regulatory compliance, there are risks associated with these activities. See “Risk Factors—Risks Related to Laws and Regulations—We have implemented a program to provide financial products and services to customers that do business in the cannabis industry, and the strict enforcement of federal laws and regulations regarding cannabis could result in our inability to continue to provide financial products and services to these customers, or we could have legal action taken against us by the federal government and exposure to additional liabilities and regulatory compliance costs.”

The flow of deposits is influenced significantly by general economic conditions, changes in money market and other prevailing interest rates and competition. The variety of deposit accounts offered allows us to be competitive in obtaining funds and responding to changes in consumer demand. Based on experience, we believe that our deposits are relatively stable. However, the ability to attract and maintain deposits and the rates paid on these deposits, has been and will continue to be significantly affected by market conditions.

The following table sets forth the distribution of our average total deposit accounts, by account type, for the periods indicated.

	For the Three Months Ended			For the Years Ended December 31,
	March 31, 2025			2024			2023
	Average Balance	Percent of Total	Average Rate	Average Balance	Percent of Total	Average Rate	Average Balance	Percent of Total	Average Rate

	(Dollars in thousands)
Deposit type:
NOW accounts	$26,033	12.30%	0.09%	$25,286	12.51%	0.09%	$25,746	13.65%	0.10%
Regular savings and demand club accounts	23,361	11.04	0.31%	22,887	11.33	0.09%	25,833	13.70	0.06%
Money market accounts	65,701	31.05	2.41%	56,305	27.87	2.50%	44,785	23.75	1.80%
Certificates of deposit and retirement accounts	65,013	30.72	3.13%	66,007	32.67	3.61%	64,203	34.05	2.68%
Non-interest-bearing deposits	31,505	14.89	0.00%	31,577	15.63	0.00%	28,008	14.85	0.00%
Total deposits	$211,613	100.00%	2.38%	$202,062	100.00%	2.25%	$188,575	100.00%	1.60%

As of March 31, 2025, December 31, 2024 and December 31, 2023, the aggregate amount of uninsured deposits (deposits in amounts greater than $250,000, which is the maximum amount for federal deposit insurance), was $93.9 million, $89.8 million and $68.6 million, respectively. In addition, as of March 31, 2025, the aggregate amount of all our uninsured time deposits was $36.3 million. We have no deposits that are uninsured for any reason other than being in excess of the maximum amount for federal deposit insurance.

The following table sets forth our uninsured time deposits at March 31, 2025 by time remaining until maturity. This balance as of March 31, 2025 included a $10.0 million New York State municipal deposit which was fully collateralized.

At March 31, 2025
(In thousands)
Three months or less	$11,128
Over three months through six months	3,154
Over six months through twelve months	6,959
Over twelve months	15,013
Total	$36,254

Borrowings. Our borrowings consist of advances from the FHLB of New York. At March 31, 2025, we had the ability to borrow approximately $63.7 million under our credit facilities with the FHLB of New York, of which $34.8 million was advanced. Borrowings from the FHLB of New York are secured by our investment in the common stock of the FHLB of New York as well as by a blanket pledge of our mortgage portfolio not otherwise pledged. We also have the ability to borrow from the Federal Reserve Bank of New York through the discount window lending program.

Properties

As of March 31, 2025, the net book value of our office properties was $9.0 million, and the net book value of our furniture, fixtures and equipment was $605,000. The following table sets forth information regarding our offices.

Location	Leased or Owned	Year Acquired	Net Book Value of Real Property
Main Office:
35 Oswego Street	Owned	1964	$ 2.1 million
Baldwinsville, New York 13027

Other Properties:
Liverpool Branch	Owned	2015	$574,000
7799 Oswego Road
Liverpool, New York 13089

North Syracuse Branch	Owned	1973	$397,000
201 North Main Street
North Syracuse, New York 13212

Bridgeport Branch	Owned	2019	$892,000
584 N.Y. Rt. 31
Bridgeport, NY 13030

Manlius Branch (1)	Owned	2025	$2.2 million
325 Fayette Street
Manlius, New York 13104

Clay Development Site	Owned	2024	$1.9 million
5332 Route 31
Clay, New York, 13041

(1)	Our new permanent Manlius, New York branch office opened on June 2, 2025, and was not included in premises and equipment as of March 31, 2025.

We believe that current facilities are adequate to meet our present and foreseeable needs, subject to possible future expansion.

Although we believe that our current facilities are adequate to meet our present and foreseeable needs, in 2024, we purchased 2.5 acres of land in Clay, New York, directly across from the future site of the Micron Technology, Inc. semiconductor fabrication facility, where we intend to establish a branch office in the future. This strategic investment positions us to support the economic growth expected in our region and to provide financial solutions to businesses and families as this transformative development takes shape.

Legal Proceedings

We are not involved in any pending legal proceedings as a defendant other than routine legal proceedings occurring in the ordinary course of business. At March 31, 2025, we were not involved in any legal proceedings the outcome of which would be material to our financial condition or results of operations.

Personnel

As of March 31, 2025, we had 60 full-time employees and one part-time employee. Our employees are not represented by any collective bargaining group. Management believes that we have good working relations with our employees.

SUPERVISION AND REGULATION

General

Set forth below is a summary of certain material statutory and regulatory requirements that will be applicable to Seneca Bancorp and Seneca Savings Bank upon, and assuming, the consummation of the conversion and stock offering. Namely, the summary assumes that Seneca Savings, a federal stock savings association, will convert its charter to that of a national banking association that will be renamed “Seneca Savings Bank,” and will become the wholly owned subsidiary of Seneca Bancorp, a registered bank holding company. The summary is not intended to be a complete description of such statutes and regulations and their effects on Seneca Bancorp and Seneca Savings Bank.

Upon consummation of the conversion and stock offering, Seneca Savings Bank will be a national banking association, regulated and supervised primarily by the OCC. Seneca Savings Bank will also be subject to regulation by the FDIC in more limited circumstances because Seneca Savings Bank’s deposits will be insured by the FDIC. Seneca Savings Bank also will be a member of the FHLBNY. This regulatory and supervisory structure establishes a comprehensive framework of the activities in which a depository institution may engage and is intended primarily for the protection of the FDIC’s Deposit Insurance Fund, depositors and the banking system. Under this system of federal regulation, depository institutions are periodically examined to ensure that they satisfy applicable standards with respect to their capital adequacy, asset quality, management, earnings, liquidity and sensitivity to market interest rates. The OCC will examine Seneca Savings Bank and prepare reports for the consideration of its board of directors on identified deficiencies, if any. After completing an examination, the OCC issues a report of examination and assigns ratings (known as an institution’s CAMELS ratings). Under federal law and regulation, an institution may not disclose the contents of its reports of examination or its CAMELS ratings to the public. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies regarding classifying assets and establishing an adequate allowance for credit losses on loans for regulatory purposes. Seneca Savings Bank must obtain regulatory approval from the OCC before entering into certain transactions, including mergers with, or acquisitions of, other financial institutions.

Seneca Bancorp will be a bank holding company registered under the Bank Holding Company Act of 1956, as amended, subject to regulation, supervision, and examination by the Federal Reserve Board. As a publicly traded holding company, Seneca Bancorp will also be subject to the rules and regulations of the Securities and Exchange Commission under the federal securities laws and regulations.

Any change in applicable laws or regulations, whether by the OCC, the FDIC, the Federal Reserve Board, the Securities and Exchange Commission, or the United States Congress, could have a material adverse impact on the financial condition and results of operations of Seneca Bancorp and Seneca Savings Bank.

Federal Bank Regulation

Enforcement. The OCC has primary enforcement responsibility over national banks. This includes authority to bring enforcement actions against a national bank, its directors, officers and employees and all “institution-affiliated parties,” a term that includes certain stockholders, as well as attorneys, appraisers and accountants who knowingly or recklessly participate in specified misconduct which causes or is likely to cause financial loss or a significant adverse effect on an insured institution. Formal enforcement action may range from the issuance of a capital directive or cease and desist order to the removal of officers and/or directors, receivership, conservatorship or the termination of deposit insurance. Civil monetary penalties can be assessed for a wide range of violations of laws and regulations, unsafe and unsound practices and certain other actions. The maximum penalties that can be assessed are generally based on the type and severity of the violation, unsafe and unsound practice or other action, and are adjusted annually for inflation. The FDIC has authority to recommend to the OCC that an enforcement action be taken with respect to a particular insured bank. If action is not taken by the OCC, the FDIC has authority to take action under specified circumstances.

Business Activities. As a national bank, Seneca Savings Bank will derive its lending and investment powers from the National Bank Act, as amended, and the regulations of the OCC. Under these laws and regulations, Seneca Savings Bank will be permitted to invest in mortgage loans secured by residential and nonresidential real estate, commercial business and consumer loans and leases, certain types of securities and certain other loans and assets. Unlike federal savings banks, national banks are not generally limited to a specified percentage of assets on various types of lending. A national bank may also establish subsidiaries that engage in activities that are permitted for the bank as well as certain other activities.

Capital Requirements. Under OCC regulations, Seneca Savings Bank will be subject to a comprehensive capital framework for U.S. banking organizations that was effective January 2015 (the Basel III capital rules).

The capital standards require the maintenance of common equity Tier 1 capital, Tier 1 capital and total capital to risk-weighted assets ratios of at least 4.5%, 6% and 8%, respectively, and a leverage ratio of at least 4% Tier 1 capital. Common equity Tier 1 capital is generally defined as common stockholders’ equity and retained earnings. Tier 1 capital is generally defined as common equity Tier 1 and Additional Tier 1 capital. Additional Tier 1 capital generally includes certain noncumulative perpetual preferred stock and related surplus and minority interests in equity accounts of consolidated subsidiaries. Total capital includes Tier 1 capital (common equity Tier 1 capital plus Additional Tier 1 capital) and Tier 2 capital. Tier 2 capital is comprised of capital instruments and related surplus meeting specified requirements, and may include cumulative preferred stock and long-term perpetual preferred stock, mandatory convertible securities, intermediate preferred stock and subordinated debt. Also included in Tier 2 capital is the allowance for credit losses on loans limited to a maximum of 1.25% of risk-weighted assets and, for institutions that have exercised an opt-out election regarding the treatment of Accumulated Other Comprehensive Income (“AOCI”), up to 45% of net unrealized gains on available-for-sale securities with readily determinable fair market values. Institutions that have not exercised the AOCI opt-out have AOCI incorporated into common equity Tier 1 capital (including unrealized gains and losses on available-for-sale-securities). Seneca Savings Bank will exercise the opt-out election regarding the treatment of AOCI. Calculation of all types of regulatory capital is subject to deductions and adjustments specified in the regulations.

In determining the amount of risk-weighted assets for purposes of calculating risk-based capital ratios, a bank’s assets, including certain off-balance sheet assets (e.g., recourse obligations, direct credit substitutes, residual interests), are multiplied by a risk weight factor assigned by the regulations based on perceived risks inherent in the type of asset. Higher levels of capital are required for asset categories believed to present greater risk. For example, a risk weight of 0% is assigned to cash and U.S. government securities, a risk weight of 50% is generally assigned to prudently underwritten first lien residential mortgage loans, a risk weight of 100% is assigned to commercial and consumer loans, a risk weight of 150% is assigned to certain past due loans and a risk weight of between 0% to 600% is assigned to permissible equity interests, depending on certain specified factors.

In addition to establishing the minimum regulatory capital requirements, the regulations limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements.

The federal banking agencies, including the OCC, issued a rule pursuant to The Economic Growth Regulatory Relief and Consumer Protection Act of 2018 (the “Regulatory Relief Act”) to establish for institutions with assets of less than $10 billion a “community bank leverage ratio” (the ratio of a bank’s tier 1 capital to average total consolidated assets) of 9% that qualifying institutions may elect to use in lieu of the generally applicable leverage and risk-based capital requirements under Basel III. If an election to use the community bank leverage ratio capital framework is made, a qualifying bank with less than $10 billion in assets with capital exceeding the specified community bank leverage ratio is considered compliant with all applicable regulatory capital and leverage requirements, including the requirement to be “well capitalized.” As of March 31, 2025, Seneca Savings had elected to be subject to the alternative community bank leverage ratio framework, and we anticipate that Seneca Savings Bank, in its national banking association form, will continue to make the same election.

The OCC also has authority to establish individual minimum capital requirements in appropriate cases upon determination that an institution’s capital level is, or is likely to become, inadequate in light of the particular circumstances. At March 31, 2025, Seneca Savings exceeded each of its capital requirements.

Standards for Safety and Soundness. As required by statute, the federal banking agencies have adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness. The federal banking agencies use the guidelines that set forth the safety and soundness standards to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit systems, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. The agencies have also established standards for safeguarding customer information. If the OCC determines that a national bank fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard and take other appropriate action.

Loans-to-One-Borrower. A national bank generally may not make a loan or extend credit to a single or related group of borrowers in excess of 15% of unimpaired capital and surplus. An additional amount may be loaned, equal to 10% of unimpaired capital and surplus, if the loan is secured by readily marketable collateral, which generally does not include real estate. As of March 31, 2025, Seneca Savings was in compliance with applicable loan-to-one-borrower limitations.

Dividends. Federal law and OCC regulations govern cash dividends by a national bank. A national bank is authorized to pay such dividends from undivided profits but must receive prior OCC approval if the total amount of dividends (including the proposed dividend) exceeds its net income in that year and the prior two years less dividends previously paid. A national bank may not pay a dividend if the dividend does not comply with applicable regulatory capital requirements, and Seneca Savings Bank may be further limited in payment of cash dividends if it does not maintain the capital conservation buffer described previously.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The OCC has adopted regulations to implement the prompt corrective action framework under the Basel III capital rules. An institution is classified as “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 8.0% or greater, a leverage ratio of 5.0% or greater and a common equity Tier 1 capital ratio of 6.5% or greater. An institution is classified as “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater, a leverage ratio of 4.0% or greater and a common equity Tier 1 capital ratio of 4.5% or greater. An institution is classified as “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 6.0%, a leverage ratio of less than 4.0% or a common equity Tier 1 capital ratio of less than 4.5%. An institution is classified as “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 4.0%, a leverage ratio of less than 3.0% or a common equity Tier 1 capital ratio of less than 3.0%. An institution is classified as “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets equal to or less than 2.0%. At March 31, 2025, Seneca Savings was classified as a “well capitalized” institution.

At each successive lower capital category, a national bank is subject to more restrictions and prohibitions, including restrictions on growth, interest rates paid on deposits, payment of dividends, and acceptance of brokered deposits. Furthermore, if a national bank is classified in one of the undercapitalized categories, it is required to submit a capital restoration plan to the OCC, and its holding company, if applicable, must guarantee the performance of that plan. Based upon its capital levels, a national bank that is classified as well capitalized, adequately capitalized, or undercapitalized may be treated as though it were in the next lower capital category if the OCC, after notice and opportunity for hearing, determines that an unsafe or unsound condition, or an unsafe or unsound practice, warrants such treatment. An undercapitalized national bank’s compliance with a capital restoration plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” national bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” national banks must comply with one or more of a number of additional restrictions, including an order by the OCC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and limitations on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 270 days after it is determined to be critically undercapitalized.

Institutions that have less than $10 billion in total consolidated assets and meet other qualifying criteria may elect to use the optional community bank leverage ratio framework, which requires maintaining a leverage ratio of greater than 9.0% to satisfy the regulatory capital requirements, including the risk-based requirements. A qualifying institution may opt in or out of the community bank leverage ratio framework on its quarterly call report. An institution that temporarily ceases to meet any qualifying criteria is provided with a two-quarter grace period to again achieve compliance provided that the institution’s leverage ratio falls no more than one percentage point below the applicable community bank leverage ratio requirement. Failure to meet the qualifying criteria within the grace period or maintain the required leverage ratio requires the institution to comply with the generally applicable capital requirements. As of March 31, 2025, Seneca Savings elected to use the community bank leverage ratio framework.

Transactions with Affiliates and Regulation W of the Federal Reserve Board. Transactions between banks and their affiliates are governed by federal law. Generally, Section 23A of the Federal Reserve Act and the Federal Reserve Board’s Regulation W limit the extent to which a bank or its subsidiaries may engage in “covered transactions” with any one affiliate in an amount no more than 10% of the bank’s capital stock and surplus, and with all transactions with all affiliates in an amount no more than 20% of the bank’s capital stock and surplus. The term “covered transaction” includes making loans to, purchasing assets from, and issuing guarantees to, an affiliate, and other similar transactions. In addition, loans or other extensions of credit by a bank to an affiliate are required to be collateralized according to the requirements set forth in Section 23A of the Federal Reserve Act. Section 23B applies to “covered transactions” as well as to certain other transactions and requires that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to a non-affiliate. Section 23B transactions also include the bank’s providing services and selling assets to an affiliate.

Extensions of Credit to Insiders and Regulation O of the Federal Reserve Board. Sections 22(g) and (h) of the Federal Reserve Act, and the Federal Reserve Board’s implementing regulation, Regulation O, place restrictions on loans to a bank’s and its affiliates’ insiders, i.e., executive officers, directors and principal stockholders, and those individuals’ related interests. Under Section 22(h) of the Federal Reserve Act, loans to a director, an executive officer and to a greater than 10.0% stockholder of a financial institution, and to these persons’ related interests, together with all other outstanding loans to such persons and related interests, may not exceed specified limits. Section 22(h) of the Federal Reserve Act also requires that loans to directors, executive officers and principal stockholders be made on terms substantially the same as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions with unaffiliated persons, and also requires approval by the majority of the board of directors for certain loans. In addition, the aggregate amount of extensions of credit by a financial institution to insiders cannot exceed the institution’s unimpaired capital and unimpaired surplus. Section 22(g) of the Federal Reserve Act places additional restrictions on loans to executive officers.

Federal Insurance of Deposit Accounts. Seneca Savings is, and Seneca Savings Bank will be, a member of the Deposit Insurance Fund, which is administered by the FDIC. Deposit accounts in Seneca Savings Bank will be insured up to a maximum of $250,000 for each separately insured depositor. Insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, order or regulatory condition imposed in writing. We do not know of any practice, condition or violation that might lead to termination of Seneca Savings Bank’s deposit insurance.

The FDIC assesses insured depository institutions to maintain the Deposit Insurance Fund. Under the FDIC’s risk-based assessment system, institutions deemed less risky pay lower assessments. Assessments for institutions with less than $10 billion of assets, such as Seneca Savings Bank, are based on financial measures and supervisory ratings derived from statistical modeling estimating the probability of an institution’s failure within three years.

The FDIC has authority to increase insurance assessments and increased initial base deposit insurance assessment rates by two basis points beginning in the first quarterly assessment period of 2023. As a result, effective January 1, 2023, assessment rates for institutions of Seneca Savings Bank’s size ranged from 2.5 to 32 basis points. Any significant future increase in insurance premiums may have an adverse effect on the operating expenses and results of operations of Seneca Savings Bank. Seneca Savings Bank cannot predict what its insurance assessment rates will be in the future.

Privacy Regulations. Federal regulations generally require that a national bank disclose its privacy policy, including identifying with whom it shares a customer’s “non-public personal information,” to customers at the time of establishing the customer relationship and annually thereafter when the information in the privacy notice has changed since the customer received the previous notice. In addition, a national bank is required to provide its customers with the ability to “opt-out” of having their personal information shared with unaffiliated third parties, and to not disclose account numbers or access codes to non-affiliated third parties for marketing purposes.

Community Reinvestment Act. All national banks have a responsibility under the Community Reinvestment Act (“CRA”) and related federal regulations to help meet the credit needs of their communities, including low- and moderate-income neighborhoods. In connection with its examination of a national bank, the OCC is required to evaluate and rate the bank’s record of compliance with the CRA. A national bank’s failure to comply with the provisions of the CRA could, at a minimum, result in regulatory restrictions on certain of its activities such as branching or mergers. Seneca Savings’ latest CRA rating in September 2022 was “Satisfactory.”

On October 24, 2023, the OCC, the Federal Reserve Board, and the FDIC issued a final rule to strengthen and modernize the CRA regulations. Under the final rule, banks with assets of less than $600 million as of December 31 in either of the prior two calendar years will be a “small bank.” Small banks will be subject to either the current regulations’ small bank lending test or, at the banks’ option, the Retail Lending Test set out in the new regulations. The applicability date for the majority of the provisions in the CRA regulations is January 1, 2026, and additional requirements will be applicable on January 1, 2027. The new CRA regulations have been subject to litigation. On March 28, 2025, the agencies announced their intent to issue a proposal to rescind the CRA final rule issued in October 2023 and reinstate the CRA framework that existed prior to the October 2023 final rule.

Consumer Protection and Fair Lending Regulations. Seneca Savings Bank will be subject to a variety of federal statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance with their terms, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief.

Cybersecurity. Banking organizations are required to notify their primary federal regulator as soon as possible and no later than 36 hours of determining that a “computer-security incident” that arises to the level of a “notification incident” has occurred. A notification incident is a “computer-security incident” that has materially disrupted or degraded, or is reasonably likely to materially disrupt or degrade, the banking organization’s ability to deliver services to a material portion of its customer base, jeopardize the viability of key operations of the banking organization, or impact the stability of the financial sector. Bank service providers are also required to notify any affected bank to or on behalf of which the service provider provides services “as soon as possible” after determining that it has experienced an incident that materially disrupts or degrades, or is reasonably likely to materially disrupt or degrade, covered services provided to such bank for four or more hours.

The USA PATRIOT Act and the Bank Secrecy Act. The USA PATRIOT Act and the Bank Secrecy Act and their implementing regulations require financial institutions to develop programs to assist U.S. government agencies in detecting and preventing money-laundering and terrorist financing activities and to report suspicious activities. The USA PATRIOT Act also gives the federal government powers to address terrorist threats through enhanced domestic security measures, expanded surveillance powers, increased information sharing and broadened anti-money laundering requirements. The federal banking agencies are required to take into consideration the effectiveness of controls designed to combat money laundering activities in determining whether to approve a merger or other acquisition application of a member institution. Accordingly, if we engage in a merger or other acquisition, our controls designed to combat money laundering would be considered as part of the application process. In addition, non-compliance with these laws and their implementing regulations could result in fines, penalties and other enforcement measures. We have developed policies, procedures and systems designed to comply with these laws and regulations.

Federal Home Loan Bank System

Seneca Savings is, and Seneca Savings Bank will be, a member of the Federal Home Loan Bank System, which consists of 11 regional Federal Home Loan Banks. The Federal Home Loan Banks provide a central credit facility primarily for member institutions. Seneca Savings Bank, as a member of the FHLBNY, will be required to acquire and hold shares of capital stock in the FHLBNY. Seneca Savings was in compliance with this requirement at March 31, 2025.

Other Regulations

Interest and other charges collected or contracted for by Seneca Savings Bank will be subject to state usury laws and federal laws concerning interest rates. Seneca Savings Bank’s operations also will be subject to federal laws applicable to credit transactions, such as:

•	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

•	Real Estate Settlement Procedures Act, requiring that borrowers for mortgage loans for one-to-four family residential real estate receive various disclosures, including good faith estimates of settlement costs, lender servicing and escrow account practices, and prohibiting certain practices that increase the cost of settlement services;

•	The TILA-RESPA Integrated Disclosure Rule, commonly known as the TRID rule. This rule amended the Truth in Lending Act and the Real Estate Settlement Procedures Act to integrate several consumer disclosures for mortgage loans;

•	Home Mortgage Disclosure Act, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

•	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

•	Fair Credit Reporting Act, governing the use and provision of information to credit reporting agencies;

•	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

•	Truth in Savings Act;

•	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws;

•	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

•	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

•	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check; and

•	Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information by financial institutions with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of certain personal financial information with unaffiliated third parties.

Bank Holding Company Regulation

Federal Holding Company Regulation. Seneca Bancorp will be a bank holding company registered with the Federal Reserve Board and subject to regulations, examination, supervision and reporting requirements applicable to bank holding companies. In addition, the Federal Reserve Board will have enforcement authority over Seneca Bancorp and its non-bank subsidiaries. Among other things, this authority will permit the Federal Reserve Board to restrict or prohibit activities that are determined to be a serious risk to the subsidiary bank. The Federal Reserve Board must generally approve the acquisition of additional banks or savings associations by bank holding companies.

A bank holding company is generally prohibited from engaging in non-banking activities, or acquiring direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities the Federal Reserve Board determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (1) making or servicing loans; (2) performing certain data processing services; (3) providing discount brokerage services; (4) acting as fiduciary, investment or financial advisor; (5) leasing personal or real property; (6) making investments in corporations or projects designed primarily to promote community welfare; and (7) acquiring a savings and loan association whose direct and indirect activities are limited to those permitted for bank holding companies.

The Gramm-Leach-Bliley Act of 1999 authorizes a bank holding company that meets specified conditions, including that its depository institution subsidiaries are “well capitalized” and “well managed,” to opt to become a “financial holding company.” A “financial holding company” may engage in a broader array of financial activities than permitted a typical bank holding company. Such activities can include insurance underwriting and investment banking. As of March 31, 2025, Seneca Financial MHC and Seneca Financial Corp. were not, and Seneca Bancorp will not be, a “financial holding company.”

Capital. The Federal Reserve Board must establish for all bank holding companies minimum consolidated capital requirements that are as stringent as those required for their insured depository subsidiaries. Pursuant to the Regulatory Relief Act, bank holding companies with less than $3.0 billion in consolidated assets generally are not subject to the capital requirements unless otherwise advised by the Federal Reserve Board.

Source of Strength Doctrine. The “source of strength doctrine” requires bank holding companies to provide assistance to their subsidiary depository institutions in the event the subsidiary depository institutions experience financial difficulty. The Federal Reserve Board has issued regulations requiring that all bank holding companies serve as a source of financial and managerial strength to their subsidiary depository institutions.

Dividends and Stock Repurchases. A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. There is an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

The Federal Reserve Board has issued a policy statement regarding capital distributions, including dividends, by bank holding companies. In general, the policy provides that dividends should be paid only from current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The policy also requires that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity, and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Additionally, under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect the ability of Seneca Bancorp to pay dividends or otherwise engage in capital distributions.

Acquisition. Federal laws and regulations provide that no person (including a company) may acquire direct or indirect control of a bank holding company, such as Seneca Bancorp, or a bank without the prior non-objection or approval of the Federal Reserve Board and/or the OCC pursuant to the Change in Bank Control Act and its implementing regulations. Control, as defined under the applicable regulations, means the power, directly or indirectly, to direct the management or policies of the company or to vote 25% or more of any class of voting securities of the company. Acquisition of 10% or more of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as is the case with Seneca Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

Any company that seeks to acquire “control” within the meaning of the Bank Holding Company Act, and the Federal Reserve Board regulations issued thereunder, must receive the prior approval of the Federal Reserve Board under that Act and, upon the acquisition, becomes a “bank holding company” subject to registration, examination and regulation by the Federal Reserve Board.

Federal Securities Laws

Seneca Bancorp’s common stock will be registered with the Securities and Exchange Commission after the conversion and stock offering. Seneca Bancorp will be subject to the information, proxy solicitation, insider trading restrictions and other requirements under the Securities Exchange Act of 1934.

The registration under the Securities Act of 1933, as amended (the “Securities Act”), of shares of common stock issued in the offering does not cover the resale of those shares. Shares of common stock purchased by persons who are not affiliates of Seneca Bancorp may be resold without registration. Shares purchased by an affiliate of Seneca Bancorp will be subject to the resale restrictions of Rule 144 under the Securities Act. If Seneca Bancorp meets the current public information requirements of Rule 144 under the Securities Act, each affiliate that complies with the other conditions of Rule 144, including those that require the affiliate’s sale to be aggregated with those of other persons, would be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of 1% of the outstanding shares of Seneca Bancorp, or the average weekly volume of trading in the shares during the preceding four calendar weeks.

Sarbanes-Oxley Act of 2002. The Sarbanes-Oxley Act is intended to improve corporate responsibility, provide for enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the accuracy and reliability of corporate disclosures pursuant to the securities laws. Seneca Bancorp will have policies, procedures and systems designed to comply with this Act and its implementing regulations, and Seneca Bancorp will review and document such policies, procedures and systems to ensure continued compliance.

TAXATION

Seneca Financial MHC, Seneca Financial Corp., and Seneca Savings are, and Seneca Bancorp will be, subject to federal and state income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal and state taxation is intended only to summarize certain pertinent tax matters and is not a comprehensive description of the tax rules applicable to Seneca Bancorp or Seneca Savings.

Our federal and New York State tax returns have not been audited for the past five years.

Federal Taxation

Method of Accounting. For federal income tax purposes, Seneca Financial Corp. and Seneca Savings report their income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing their federal income tax returns. Seneca Bancorp and Seneca Savings Bank will do likewise following the completion of the conversion and stock offering.

Net Operating Loss Carryovers. A financial institution may carry forward indefinitely federal net operating losses incurred after December 31, 2017. At March 31, 2025, Seneca Savings had no net operating loss carryforwards.

Charitable Contribution Carryovers. A financial institution’s deduction for charitable contributions is limited to 10% of its federal taxable income with the excess carried forward to the succeeding five taxable years. Any contributions remaining after the five-year carryover period that has not been deducted is no longer deductible. At March 31, 2025, Seneca Financial Corp. and Seneca Savings had no charitable contribution carryovers.

Capital Loss Carryovers. Generally, a financial institution may carry back capital losses to the preceding three taxable years and forward to the succeeding five taxable years. Any capital loss carryback or carryover is treated as a short-term capital loss for the year to which it is carried. As such, it is grouped with any other capital losses for the year to which it is carried and is used to offset any capital gains. Any loss remaining after the five-year carryover period that has not been deducted is no longer deductible. At March 31, 2025, Seneca Financial Corp. and Seneca Savings had no capital loss carryovers.

Corporate Dividends. Seneca Financial Corp. may generally exclude from its income 100% of dividends received from Seneca Savings as a member of the same affiliated group of corporations.

State Taxation

New York State Taxation. For state income tax purposes, Seneca Financial Corp. and Seneca Savings report their income and expenses on the accrual method of accounting and use a tax year ending December 31 for filing their state income tax returns. Seneca Bancorp and Seneca Savings Bank will do likewise following the completion of the conversion and stock offering.

For New York State purposes, net operating losses can be carried back three years and forward 20 years. At March 31, 2025, Seneca Financial Corp. and Seneca Savings had approximately $18.1 million of New York State net operating loss carryforwards.

Taxable income is apportioned to New York State based on the location of the taxpayer’s customers, with special rules for income from certain financial transactions. The location of the taxpayer’s offices and branches are not relevant to the determination of income apportioned to New York State. The statutory tax rate is currently 6.5% if New York State business income is less than $5.0 million, or 7.25% if New York State business income exceeds $5.0 million. An alternative tax on apportioned capital, capped at $5.0 million for a tax year, is imposed to the extent that it exceeds the tax on apportioned income. The New York State alternative tax rate is 0.1875% and expires January 1, 2027. Qualified community banks and thrift institutions that maintain a qualified loan portfolio are entitled to a specially computed modification that reduces the income taxable to New York State. As a result, Seneca Financial Corp. and Seneca Savings only pays tax on apportioned capital.

Maryland State Taxation. As a Maryland business corporation, Seneca Bancorp is required to file an annual report with and pay franchise taxes to the State of Maryland.

Pennsylvania Taxation. Generating income from Pennsylvania, Seneca Bancorp will be required to file an annual return with and pay shares Tax to the Commonwealth of Pennsylvania.

MANAGEMENT

Our Directors and Executive Officers

Our board of directors is comprised of seven members. Directors of Seneca Bancorp serve three-year staggered terms so that approximately one-third of the directors are elected at each annual meeting. The executive officers of Seneca Bancorp are elected annually by the board of directors. The following table sets forth certain information about our directors and executive officers at March 31, 2025:

Name	Position(s) Held With Seneca Bancorp and/or Seneca Savings	Age	Director Since (1)	Current Term Expires
Directors:
Mark Zames	Chairman of the Board	50	2020	2027
Kimberly Boynton	Director	55	2021	2026
Michael Duteau	Director	55	2024	2028
Vincent J. Fazio	Executive Vice President, Chief Financial Officer and Director	64	2017	2027
James Hickey	Director	58	2016	2028
William M. Le Beau	Director	76	2013	2028
Joseph G. Vitale	President, Chief Executive Officer and Director	53	2015	2026

Executive Officers Who are Not Directors:
Jamie Nastri	Senior Vice President, Operations and Corporate Secretary	44	N/A	N/A
Angelo Testani	Senior Vice President, Commercial Lending	60	N/A	N/A
Laurie Ucher	Senior Vice President, Retail Banking	59	N/A	N/A

(1)	Includes prior service with Seneca Savings.

The business experience for the past five years of each of our directors and executive officers is set forth below. The directors’ biographies also contain information regarding the person’s experience, qualifications, attributes or skills that caused the board of directors to determine that the person should serve as a director. Each director of Seneca Bancorp also serves as a director of Seneca Financial Corp. and Seneca Savings. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

Directors

Mark Zames was the founder and owner of Infusion Business Solutions, which processed up to a billion credit card payments annually, from 2012 to 2021. Since the sale of Infusion Business Solutions in 2021, Mr. Zames has acted as a business consultant to multiple businesses and grown a commercial real estate portfolio focused on distressed commercial properties. Mr. Zames’ experience in business development, integrated technologies, organizational strategies, and commercial real estate provides the board of directors and Seneca Savings with extensive insight into the local economy and commercial real estate industry.

Kimberly Boynton is a licensed real estate agent with Pyramid Brokerage Company specializing in commercial real estate in upstate New York. Mrs. Boynton previously served as President and Chief Executive Officer of Crouse Health, as well as Vice President of the Crouse Health Foundation, from January 2014 until March 2023. She began her career at Crouse in 1998 and served as Chief Financial Officer from 2003 until her appointment as Chief Executive Officer. Prior, she served as an auditor with Coopers & Lybrand in Syracuse, New York. Ms. Boynton is actively involved in the Syracuse community, currently serving as a member of the board of directors of SRC, Inc., a national defense contractor, since 2016, Byrne Dairy, Inc. since October 2023, AAA of Western and Central New York since 2005, AAA National since May 2024, NYSTEC, a non-profit technology consulting company, since June 2024, The Century Club of Syracuse since January 2024, and Christian Brothers Academy since 2010. From 2014 to 2023, she served as a board director for the Healthcare Association of New York State, Greater New York Hospital Association, Iroquois Healthcare Alliance, CenterState CEO, and the Morrisville State College President’s Advisory Council. She also previously served as Board President of the United Way of Central New York and Board Treasurer of Catholic Charities of Onondaga County, and member of the board of directors of Elmcrest Children’s Center, American Red Cross, Crouse Hospital Auxiliary, and the McMahon/Ryan Child Advocacy Site. Ms. Boynton’s strong business background, commercial real estate experience, and extensive community involvement provide the Board of Directors and Seneca Savings with invaluable insight into the local economy and real estate industry and the needs of the local communities that Seneca Savings serves.

Michael Duteau has served as president of Noble Health Services, the specialty pharmacy division of KPH Healthcare Services, Syracuse, New York. Prior to joining Noble Health Services as president, he served in the role of vice president of business development for all KPH Healthcare Services divisions, as well as vice president of pharmacy operations for Kinney Drugs. He was elected to the KPH Board of Directors in July 2023. In addition to his roles at Noble and KPH, Mr. Duteau is president of the Community Pharmacy Association of New York and president of the Vermont Chain Drug Association. Mr. Duteau graduated from Albany College of Pharmacy and is a licensed pharmacist in multiple states. He served as a member of the Board of Trustees of Albany College. He completed his executive education at The Wharton School of the University of Pennsylvania and Syracuse University. Mr. Duteau’s business acumen and entrepreneurial background are valuable assets to Seneca Financial Corp. and Seneca Savings.

Vincent J. Fazio has served as Executive Vice President and Chief Financial Officer of Seneca Savings since August 2013 and as a member of our board of directors since May 2017. Prior to joining Seneca Savings, Mr. Fazio was a consultant with ProNexus, LLC, a consulting firm which specializes in working with banks, from May 2012 until June 2013. Mr. Fazio has over 40 years of financial and accounting experience with community banks. Prior to being employed with Seneca Savings, Mr. Fazio served in various roles, including chief financial officer, with other companies including Patriot Federal Bank, Liberty Enterprise, Central National Bank and Albany Savings Bank. Mr. Fazio has served as a member of the Board of Directors of the Baldwinsville Community Scholarship Fund. Mr. Fazio’s extensive financial and accounting expertise and knowledge of the community banking industry provide the Board of Directors and Seneca Savings with invaluable insight into accounting practices and the financial implications of our strategic and corporate initiatives.

James Hickey has been the co-owner and operator of Charles Signs, Inc., a family business located in Liverpool, New York, which has provided signs and custom graphic designs for businesses since 1968. Mr. Hickey became President of Charles Signs, Inc. in 2002. Mr. Hickey has also served as President of Enterprise 13, Inc., a commercial real estate holding company, since 2004. Mr. Hickey’s strong business background provides the Board of Directors and Seneca Savings with invaluable insight into the needs of the local communities that Seneca Savings serves.

William M. Le Beau previously served in various roles at Seneca Savings, including Interim President and Chief Executive Officer from April 2013 to October 2013, Executive Vice President for strategic initiatives from October 2012 until April 2013, and Senior Vice President for commercial lending beginning in April 2012. He served as chairman of our board of directors from January 2017 to March 2022. Prior to joining Seneca Savings, Mr. Le Beau served as a consultant to various East Coast banks from 2005 to 2012. His prior bank experience includes officer positions with New York community banks OnBank, M&T Bank, BSB Bank & Trust Company, and Partners Trust Financial Group over a span of 17 years. From 1971 to 1988, Mr. Le Beau was a bank examiner for the FDIC, where he also participated in several assignments to the division of liquidation. Mr. Le Beau’s leadership skills, extensive background in the financial services industry and his experience working for Seneca Savings brings extensive knowledge of the financial services industry in general and our organization and local markets to the board directors.

Joseph G. Vitale has served as President, Chief Executive Officer and director of Seneca Savings since October 2013. Before joining Seneca Savings in 2013, Mr. Vitale served as Executive Vice President and in other various senior management and employee positions at Savannah Bank, NA from 1996 until July 2013. Mr. Vitale also served as a Credit Analyst at Cayuga Savings Bank from 1993 until 1996. Mr. Vitale is a 2012 Stonier School of Banking graduate and has received the Wharton Leadership Certificate in 2014. Mr. Vitale has served on the Board of Directors of the Independent Bankers Association of New York State since 2023. Mr. Vitale’s extensive knowledge of the banking industry and strong leadership skills provide the Board of Directors and Seneca Savings with invaluable insight and guidance into the business and regulatory requirements of today’s banking environment.

Executive Officers Who are Not Directors

Jamie Nastri has served as our Senior Vice President of Operations since August 2023. Ms. Nastri joined Seneca Savings as a Branch Manager in 2016 and became Assistant Vice President of Operations in 2017. Prior to joining Seneca Savings, Ms. Nastri held several roles with M&T Bank between 2011 to 2016, including Business Development Officer.

Angelo Testani has served as our Senior Vice President of Commercial Lending since 2016. Mr. Testani has over 35 years of experience in community banking, having previously served as Small Business Relationship Manager at M&T Bank from 2007 to 2016, Relationship Manager at HSBC Bank from 2004 to 2007, and in various roles at what is now a part of Bank of America from 1998 to 2004.

Laurie Ucher has served as our Senior Vice President of Retail Banking, overseeing branch banking, customer service, and our marketing department, since 2019. Ms. Ucher joined Seneca Savings in 2016 as a Vice President and Branch Manager. Ms. Ucher has more than 30 years of banking experience, having begun her career in community banking in 1987 as a bank teller. Prior to joining Seneca Savings, Ms. Ucher served as a commercial branch manager at M&T Bank and as a premier relationship manager at HSBC Bank, where she began her career in from 1992. Deeply committed to community enrichment, Ms. Ucher serves on the boards of directors of the Diaper Bank of Central New York and Tilly’s Touch.

Board Independence

The board of directors has determined that each of our directors, except for Joseph G. Vitale and Vincent J. Fazio, is “independent” as defined in the listing standards of the Nasdaq Stock Market. Messrs. Vitale and Fazio are not independent because they are employed as executive officers of Seneca Financial Corp. and Seneca Savings. In determining the independence of the other directors, the board of directors considered transactions, relationships and arrangements between Seneca Financial Corp. and its directors which are not required to be reported under “—Transactions with Certain Related Persons.” Charles Signs, Inc., a business owned by Mr. Hickey, received from Seneca Savings payments totaling $77,000 and $7,000 during the years ended December 31, 2024 and 2023, respectively, for designing and installing various signs for Seneca Savings.

Committees of the Board of Directors

The board of directors of Seneca Financial Corp. has established a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities and operations. The same committee structure and written charters will be established at Seneca Bancorp following the conversion and offering.

The table below sets forth the directors of each of the listed standing committees. Each member of each committee meets the Nasdaq Stock Market and the Securities and Exchange Commission independence requirements for such committee. The board of directors has determined that Kimberly Boynton qualifies as an “audit committee financial expert” as such term is defined by the rules and regulations of the Securities and Exchange Commission. The Board of Directors believes that the current composition of the Audit Committee is sufficient because each Audit Committee member has the ability to analyze and evaluate Seneca Financial Corp.’s financial statements as well as an understanding of and ability to fulfill the Audit Committee’s functions. In addition, Director Boynton has experience in overseeing and assessing financial statements as a former chief financial officer.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Kimberly Boynton (Chair)	Kimberly Boynton (Chair)	Mark Zames (Chair)
Michael Duteau	William M. Le Beau	William M. Le Beau
Mark Zames	Mark Zames	James Hickey

Transactions With Certain Related Persons

Loans and Extensions of Credit. Federal law generally prohibits publicly traded companies from making loans to their executive officers and directors, but it contains a specific exemption from the prohibition for loans made by federally insured financial institutions, such as Seneca Savings, to their executive officers and directors in compliance with federal banking regulations. All loans to Seneca Savings’ directors and officers are made in conformity with federal banking regulations. Federal regulations permit executive officers and directors to receive the same terms that are widely available to other employees as long as the executive officer or director is not given preferential treatment compared to other participating employees. Seneca Savings makes certain loans to its directors, executive officers, employees, and family members of employees (excluding family members of directors, the Chief Executive Officer and the Chief Financial Officer) through an employee loan program pursuant to which loans are made at reduced rates. Specifically, consumer and home equity lines of credit are offered at a reduced rate of 100 basis points below market rates (50 basis points for family members), home equity loans are offered at a reduced rate of 50 basis points below market rates (25 basis points for family members), and mortgage loans are offered at a reduced rate of 25 basis points below market rates (no discount for family members).

Other than as described above with respect to certain loans made with reduced interest rates, all loans made by Seneca Savings to executive officers, directors, immediate family members of executive officers and directors, or organizations with which executive officers and directors are affiliated, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans to persons not related to Seneca Savings, and did not involve more than the normal risk of collectability or present other unfavorable features. The aggregate amount of our loans to our executive officers and directors was $993,000 at March 31, 2025. As of March 31, 2025, these loans were performing according to their original repayment terms.

Other Transactions. Pursuant to our Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than twice a year, a summary of transactions in excess of $25,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Business Conduct and Ethics, all of our executive officers and directors must disclose any personal or financial interest in any matter that comes before Seneca Financial Corp.

Neither Seneca Financial Corp. nor Seneca Savings has entered into any other transactions since January 1, 2022 in which the amount involved exceeded $120,000 and in which any related persons had or will have a direct or indirect material interest.

Executive Compensation

Summary Compensation Table. The following table provides the total compensation paid to or earned by the named executive officers for fiscal year ended December 31, 2024. Each individual listed in the table below is referred to as a named executive officer.

Name and Principal Position(s)	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(2)	Total ($)
Joseph Vitale	2024	222,830	—	110,000	22,237	355,067
President and Chief Executive Officer
Vincent Fazio	2024	155,422	3,000	3,000	21,943	183,365
Executive Vice President and Chief Financial Officer
Angelo Testani	2024	145,468	—	18,000	26,016	189,484
Senior Vice President of Lending

(1)	Amounts in this column reflect the executive officers’ incentive compensation earned for 2024 pursuant to the Seneca Savings Annual Incentive Plan.

(2)	For 2024, the amounts in this column reflect what Seneca Savings paid for, or reimbursed, the applicable named executive officer, as set forth in the following table:

Name	Year	Commissions	ESOP Contribution(a) ($)	Supplemental Executive Retirement Plan ($)	Life Insurance Imputed Income ($)	Total ($)(b)
Joseph Vitale	2024	—	12,548	9,428	261	22,237
Vincent Fazio	2024	—	7,696	13,863	384	21,943
Angelo Testani	2024	17,879	8,045	—	92	26,016

(a)	Represents the value of the shares of common stock allocated to each named executive officer’s ESOP account based on a fair market value of $7.26 per share, which was the closing sales price for our common stock on the OTC Pink Market on December 31, 2024.

(b)	No named executive officers received perquisites with an aggregate value of $10,000 or more for the 2024 fiscal year.

Compensation Plans and Agreements

Employment Agreements. On April 6, 2017, Seneca Savings entered into individual employment agreements with Joseph G. Vitale and Vincent J. Fazio, each of which had an initial term of three years. Each January 1st (the “Renewal Date”), the agreements renew for an additional year, so that the remaining term of agreements will be three years from the Renewal Date. In order for the agreements to renew, the disinterested members of the Board must, at least 30 days prior to the Renewal Date, conduct a comprehensive performance evaluation of each executive for purposes of determining whether to take action regarding the renewal of his employment agreement.

The base salaries in the employment agreements may be increased, but not decreased (other than a decrease which is applicable to all senior officers). In addition to base salary, each executive will be entitled to participate in any bonus program and benefit plan made available to senior management employees, and will be reimbursed for all reasonable business expenses incurred.

In the event of each executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event of his resignation for “good reason,” (a “qualifying termination event”), the executive will receive a lump sum cash severance payment equal to the amount of base salary that he would have earned had he remained employed for the duration of his “benefit period.” The benefit period is 12 months or, if greater, the remaining term of his agreement as of the executive’s date of termination. In addition, each executive will be entitled to receive life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage maintained by Seneca Savings for the benefit period or, if earlier, until the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits. For purposes of the employment agreements, “good reason” is defined as: (1) a material reduction in base salary or benefits (other than reduction by Seneca Savings that is part of a good faith, overall reduction of such benefits applicable to all employees); (2) a material reduction in the executive’s duties or responsibilities; (3) a relocation of the executive’s principal place of employment by more than 50 miles from the executive’s principal place of employment as of the initial effective date of the employment agreement; or (4) a material breach of the employment agreement by Seneca Savings. In order to be entitled to the severance benefits set forth above, the executive will be required to execute, and not revoke, a release of claims against Seneca Savings related to his employment.

If the executive’s qualifying termination event occurs on or after the effective date of a change in control of Seneca Financial Corp. or Seneca Savings, the executive will be entitled to (in lieu of the payments and benefits described in the previous paragraph) a severance payment equal to three times the executive’s highest annual rate of base salary and bonus paid, or earned, during the calendar year of the change in control or either of the two calendar years immediately preceding the change in control. Such payment will be payable in a lump sum within 30 days following the executive’s date of termination. In addition, Seneca Savings (or its successor) will continue to provide the executive with life insurance and non-taxable medical and dental insurance coverage substantially comparable to the coverage provided to the executive immediately prior to his date of termination at no cost to the executive. Such continued coverage will cease upon the earlier of: (1) the date which is three years after the executive’s date of termination; or (2) the date on which the executive becomes a full-time employee of another employer and receives comparable health and welfare benefits.

In addition, if the executive dies while employed, the executive’s estate or beneficiary will be paid his base salary for one year following death, and his family will continue to receive non-taxable medical and dental coverage for one year after his death. The executive will not receive any additional compensation or benefits under his employment agreement in the event he becomes disabled.

Upon termination of employment (other than a termination in connection with a change in control), each executive will be required to adhere to one-year non-competition and non-solicitation covenants.

Annual Incentive Plan. Seneca Savings adopted an annual bonus plan effective January 1, 2022 (the “Annual Incentive Plan”). The named executive officers participate in the Annual Incentive Plan, which provides each participant with a bonus opportunity depending on the level of achievement of certain performance objectives established by the compensation committee of Seneca Savings for each individual participant for each year. The specific performance objectives are determined annually by the committee and are subject to change by the committee, but generally include objective performance targets focused on financial performance, profitability, growth, asset quality, and risk management, including, but not limited to, earnings per share, average past due and nonaccrual loans, local deposit growth, net income, return on average assets, return on equity, net loan growth, asset quality, efficiency ratio (including as compared to a peer group) and subjective, discretionary performance targets, such as particular qualitative factors for each participant, based on his or her duties for Seneca Savings. Bonus awards are paid out no later than two and half months following the end of the applicable plan year, provided that the participant remains continuously employed with Seneca Savings through the payment date.

Supplemental Executive Retirement Agreements. Seneca Savings entered into individual supplemental executive retirement agreements with Messrs. Vitale and Fazio on June 20, 2016 (the “SERPs”). The SERPs are designed to provide non-qualified supplemental retirement income to Messrs. Vitale and Fazio as an incentive for their continued service with Seneca Savings. The benefits payable under the SERPs described below are funded by the annuity contracts and life insurance policies owned by Seneca Savings with respect to the lives of Messrs. Vitale and Fazio. The SERPs were amended on June 9, 2025.

Under the SERPs, as amended, upon retirement or other separation from service without cause (including due to death or disability) on or after attaining the normal retirement age (which is age 61), Messrs. Vitale and Fazio (or their beneficiaries) are each entitled to an annual benefit projected to equal to $75,000 and $18,000, respectively, provided the executive commences the benefit on the executive’s normal retirement age (as set forth in the SERP). The benefit is payable in equal monthly installments for the executive’s life with 15 years guaranteed (the “Normal Retirement Benefit”). In the event of the executive’s termination of employment for any reason (other than for cause) on or after his early retirement age (which is age 50 for Mr. Vitale and age 61 for Mr. Fazio) but prior to his normal retirement age, the Normal Retirement Benefit would be reduced ratably based on the accrued liability at the time of the executive’s termination compared to the projected accrued liability as of normal retirement age (the “Early Retirement Benefit”). The Early Retirement Benefit is payable in equal monthly installments for the executive’s life with 15 years guaranteed.

In the event of the executive’s involuntary termination without cause, voluntary termination for “good reason,” death or disability prior to his early retirement age, the executive (or his beneficiary) would be entitled to the amount accrued under the SERP as of the date of termination, as determined in accordance with generally accepted accounting principles (the “Accrued Benefit”). The Accrued Benefit is payable in a cash lump sum within 60 days following the executive’s date of termination. If the executive voluntarily resigns without good reason prior to his early retirement age, he would receive no benefit under the SERP.

Notwithstanding the foregoing, upon the executive’s termination of employment for any reason (except for cause) following a change in control of Seneca Savings, the executive would be entitled to his Normal Retirement Benefit, regardless of his age on the date of termination, payable in equal monthly installments for life with 15 years guaranteed, commencing on the first day of the month following the executive’s date of termination.

Seneca Savings has elected to purchase annuities designed to provide a future source of funds for the lifetime retirement benefits provided under the SERPs. Accordingly, the actual amounts of the SERP benefits are directly based on the amount of the annuity payments set forth in riders attached to the SERPs.

Executive Split Dollar Agreements. Seneca Savings has entered into individual Executive Split Dollar Agreements with Messrs. Vitale and Fazio. Under the agreements, each executive’s designated beneficiary is entitled to share in the proceeds under a life insurance policy owned by Seneca Savings in the event of the executive’s death. If the executive’s death occurs while employed with Seneca Savings, the death benefit payable to the executive’s designated beneficiary is equal to the lesser of: (1) $300,000 for Mr. Vitale and $200,000 for Mr. Fazio; or (2) the net death benefit (which is the difference between the cash surrender value of the policy and the total proceeds payable under the policy upon the death of the insured). If Mr. Vitale’s death occurs after his date of termination (other than for cause) and he has at least 10 years of service with Seneca Savings, the death benefit payable would decrease to the lesser of: (1) $25,000; or (2) the net death benefit (the “Reduced Benefit”). If Mr. Fazio’s death occurs after his date of termination (other than for cause) and he has at least seven years of service with Seneca Savings, the death benefit payable would decrease to the Reduced Benefit.

If the executives terminate employment without having met their respective age and years of service requirements described above or terminate employment due to cause, then their designated beneficiaries will not be entitled to any death benefit under their agreements.

Pension Plan. Seneca Savings maintains the Pension Plan for Employees of Seneca Savings, a qualified noncontributory defined benefit plan (the “pension plan”) for employees. Employees of Seneca Savings hired prior to January 1, 2018 who attained age 21 and completed one year of service are eligible to accrue benefits under the pension plan. Employee hired on or after January 1, 2018 are not eligible to participate in the pension plan.

Contributions to the pension plan are made in order to satisfy the actuarially determined minimum funding requirements according to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). A participant will become 100% vested in his or her accrued benefit under the plan after five years of service with Seneca Savings.

Upon attainment of the normal retirement date (the later of age 65 or the fifth anniversary of participation in the plan), a participant is entitled to receive the normal retirement benefit, which is an annual benefit calculated by multiplying the participant’s average annual compensation up to the integration level by 1.4% for each year of credited service up to 30 years, plus multiplying the participant’s average annual compensation in excess of the “integration level” by 1.9% of each year of credited service up to 30 years. The “integration level” for the pension plan is a 35-year average of the taxable wage bases published by the Social Security Administration. If a participant terminates employment prior to his or her normal retirement date, the participant would be entitled to the vested portion of his or her accrued benefit as of the date of termination. The normal form of payment of the normal retirement benefit is a 50% joint and survivor annuity for a married participant or a single life annuity for a participant who is not married. If a participant dies while the participant is still employed by Seneca Savings or if the participant dies after he retires or terminates employment but before benefit payments start, the surviving spouse will be entitled to a life annuity based on the value of the participant’s vested accrued benefit.

Equity Incentive Plan. Seneca Financial Corp. has adopted the Seneca Financial Corp. 2019 Equity Incentive Plan, which was approved by stockholders in 2019. Subject to permitted adjustments for certain corporate transactions, the 2019 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 135,753 shares of Seneca Financial Corp. common stock pursuant to grants of incentive and non-qualified stock options, restricted stock awards and restricted stock units. Of this number, the maximum number of shares of Seneca Financial Corp. common stock that may be issued under the 2019 Equity Incentive Plan pursuant to the exercise of stock options is 96,967 shares, and the maximum number of shares of Seneca Financial Corp. common stock that may be issued as restricted stock awards or restricted stock units is 38,786 shares. As of December 31, 2024, there were 14,786 restricted stock awards or units and 35,506 stock options that remain available for future grants under the 2019 Equity Incentive Plan. At the completion of the conversion and stock offering, all outstanding awards and all shares remaining available for grant under the 2019 Equity Incentive Plan will be adjusted to reflect the exchange ratio utilized in connection with the conversion and stock offering and we will amend the 2019 Equity Incentive Plan to reflect the new holding company as Seneca Bancorp.

Employee Stock Ownership Plan. The ESOP is a tax-qualified plan that covers substantially all employees who have at least one year of service with Seneca Savings and have attained age 21. Seneca Financial Corp. loaned the ESOP Trust sufficient funds to purchase 77,574 shares in connection with Seneca Financial Corp.’s initial public stock offering. At the completion of the conversion and stock offering, the existing shares held in the ESOP will be adjusted to reflect the exchange ratio utilized in connection with the conversion and stock offering and we will also amend the ESOP to reflect the holding company as Seneca Bancorp.

Although contributions to the ESOP are discretionary, Seneca Savings intends to contribute enough money each year to make the required principal and interest payments on the loan from Seneca Financial Corp. The original loan is for a term of 30 years and calls for annual payments of principal and interest. The ESOP has pledged the shares it purchases as collateral for the loan and holds them in a suspense account. Shares are released from collateral as payments on the loan are made.

Assuming the ESOP repays its loan as scheduled over a 30-year term, as expected, 1/30th of the shares will be released annually. Although the repayment period of the loan is scheduled over a 30-year term, Seneca Savings may prepay a portion of the principal which would trigger the release of additional shares. The ESOP will allocate the shares released each year among the accounts of participants in proportion to their compensation for the year. Participants direct the voting of shares allocated to their accounts. Shares in the suspense account and allocated shares for which no voting instructions are received will be voted in a way that mirrors the votes which participants cast.

In connection with the conversion and stock offering, we expect: (i) the ESOP to purchase up to 8% of the shares of common stock we sell in the stock offering, and (ii) the existing loan obligation of the ESOP will be combined with a new ESOP loan so that there is only one ESOP loan after the conversion and stock offering. The new ESOP loan will be repaid in substantially equal payments of principal and interest for up to twenty-five (25) years. The new ESOP loan will have a fixed interest rate equal to the prime rate, as published in The Wall Street Journal, as of the close of the conversion and stock offering. If the ESOP’s subscription order will not be filled, and if market conditions warrant, in the judgment of its trustees, the ESOP may elect to purchase shares in the open market following the completion of the conversion and stock offering, subject to the approval of the Federal Reserve Board.

401(k) Plan. The Seneca Savings tax-qualified 401(k) plan is maintained for employees who are employed on the first month following their initial date of employment. Eligible employees may make pre-tax contributions to the 401(k) Plan in the form of salary deferrals of up to 100% of their total annual compensation subject to certain IRS limitations.

In connection with the conversion and stock offering, participants in the 401(k) plan will have the opportunity to purchase common stock of Seneca Bancorp through their account balances in the 401(k) plan, and following, the conversion and stock offering, participant will have the ability to elect to invest a portion of the 401(k) account balances in Seneca Bancorp common stock.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information regarding stock awards and stock options outstanding for each of our named executive officers at December 31, 2024.

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable(1) (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)
Joseph Vitale	08/16/2019	4,000	—	9.20	08/16/2029	—	—
	05/19/2020	1,750	—	6.52	05/19/2030	—	—
	06/18/2021	4,000	1,000	9.75	06/18/2031	—	—
	05/17/2022	—	—	—	—	2,000	14,520
	05/16/2023	—	—	—	—	3,000	21,780

Vincent Fazio	08/16/2019	4,000	—	9.20	08/16/2029	—	—
	05/19/2020	1,750	—	6.52	05/19/2030	—	—
	06/18/2021	2,000	500	9.75	06/18/2031	—	—
	05/17/2022	—	—	—	—	1,200	8,712
	05/16/2023	—	—	—	—	1,800	13,068

Angelo Testani	08/16/2019	2,500	—	9.20	08/16/2029	—	—
	05/19/2020	400	100	6.52	05/19/2030	—	—
	06/18/2021	—	—	—	06/18/2031	—	—
	05/17/2022	—	—	—	—	600	4,356
	05/16/2023	—	—	—	—	800	5,808

(1)	Options vest 20% per year over five years commencing on the first anniversary of the grant date.

(2)	The restricted stock awards granted vest 20% per year commencing on the first anniversary of the grant date.

(3)	Market value is calculated on the basis of $7.26 per share, which was the closing sales price for our common stock on the OTC Pink Market on December 31, 2024.

Policies and Practices Related to the Grant of Stock Options

The Compensation Committee and the Board have a historical practice of not granting stock options to executive officers during closed quarterly trading windows as determined under Seneca Financial Corp.’s insider trading policy. Consequently, we have not granted, and do not expect to grant, any stock options to any named executive officers within four business days preceding or one business after the filing with the SEC of any report on Forms 10-K, 10-Q or 8-K that discloses material non-public information. The Compensation Committee and the Board do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information in order to impact the value of executive compensation. We did not grant any stock options to our executive officers, including the named executive officers, during the year ended December 31, 2024.

Director Compensation

Director Compensation Table. The following table sets forth information regarding compensation earned by our non-employee directors during the 2024 fiscal year.

Name	Fees Earned or Paid in Cash ($) (1)	Nonqualified Deferred Compensation Earnings(5)	Total ($)
William LeBeau	24,550	—	24,550
Kimberly Boynton	29,345	—	29,345
Daniel Coholan(2)	8,070	—	8,070
Michael Duteau(3)	15,401	—	15,401
James Hickey	31,608	—	31,608
Robert Savicki(4)	10,629	—	10,629
Mark Zames	35,738	635	36,373

(1)	Includes retainer payments and committee and/or chairmanship fees earned during the fiscal year.

(2)	Resigned effective April 2024.

(3)	Appointed to the board on June 28, 2024.

(4)	Term expired as of the 2024 annual meeting on May 21, 2024.

(5)	This amount represents the earnings credited to the director’s account under the Directors’ Deferred Fee Plan in excess of 120% of the applicable federal rate during 2024.

(6)	The aggregate number of outstanding option awards as of December 31, 2024 was as follows (the non-employee directors did not have outstanding restricted stock awards):

Name	Options Exercisable	Options Unexercisable
William LeBeau	4,480	320
Kimberly Boynton	1,600	2,400
James Hickey	4,480	320
Mark Zames	2,720	2,080

2024 Director Compensation. Each person who serves as a director of Seneca Financial Corp. and Seneca Financial MHC also serves as a director of Seneca Savings and non-employee directors earn a monthly fee only in his capacity as a board or committee member of Seneca Savings. Non-employee directors each earn an annual retainer of $2,080 and a monthly fee of $1,820 (or $2,276 for the Chairman). Non-employee directors currently receive fees of $275 ($325 for the chair) per meeting for service on the loan, compensation, nominating and corporate governance or ALCO committees and $325 ($375 for the chair) per meeting for service on the audit committee. In addition, each non-employee director serving on the Board of Directors of Seneca Savings Insurance Agency, Inc., the wholly owned subsidiary of Seneca Savings, receives a per meeting fee of $275 ($325 for the chair). The per meeting fee is reduced by half if the director attends by phone or electronically.

Director Deferred Fee Plan. On April 19, 2024, Seneca Savings adopted the Seneca Savings Director Deferred Fee Plan which allows directors to defer a portion of their director fees to the account, which is credited with interest at an annual rate equal to one percent above the prime rate reported by the Wall Street Journal as of the first day of the plan year (unless otherwise determined by the board). For 2024, the crediting rate was 8%. The director’s account balance will be distributed upon the director’s separation from service and will be paid in a lump sum or installments over five, ten, or fifteen year, in accordance with the director’s timely election. In the event of a director’s death or disability, the account balance shall be paid to the director (or the director’s beneficiaries) in a lump sum.

Equity Plans. Our directors are eligible to participate in the Seneca Financial Corp. 2019 Equity Incentive Plan (the “Equity Plans”). For more information about the Equity Plans, see “Executive Compensation—Compensation Plans and Agreements—2019 Equity Incentive Plan.”

Benefits to be Considered Following Completion of the Conversion and Stock Offering

Following the conversion and stock offering, we intend to adopt one or more new stock-based benefit plans that will provide for grants of stock options and restricted common stock awards. If adopted within 12 months following the completion of the conversion and stock offering, the aggregate number of shares reserved for the exercise of stock options or available for stock awards under the stock-based benefit plans would be limited to 10% and 4%, respectively, of the shares sold in the stock offering.

The stock-based benefit plans will not be established sooner than six months after the conversion and stock offering, and if adopted within one year after the conversion and stock offering, the plans must be approved by a majority of the votes eligible to be cast by our stockholders. If stock-based benefit plans are established more than one year after the conversion and stock offering, they must be approved by a majority of votes cast by our stockholders. The following additional restrictions would apply to our stock-based benefit plans only if such plans are adopted within one year after the conversion and stock offering:

•	non-employee directors in the aggregate may not receive more than 30% of the options and restricted stock awards authorized under the plans;

•	any one non-employee director may not receive more than 5% of the options and restricted stock awards authorized under the plans;

•	any officer or employee may not receive more than 25% of the options and restricted stock awards authorized under the plans;

•	any tax-qualified employee stock benefit plans and restricted stock plans, in the aggregate, may not acquire more than 10% of the shares sold in the stock offering, unless Seneca Savings Bank has tangible capital of 10% or more, in which case tax-qualified employee stock benefit plans and restricted stock plans may acquire up to 12% of the shares sold in the stock offering;

•	the options and restricted stock awards may not vest more rapidly than 20% per year, beginning on the first anniversary of stockholder approval of the plans;

•	accelerated vesting is not permitted except for death, disability or upon a change in control of Seneca Bancorp or Seneca Savings Bank; and

•	our executive officers or directors must exercise or forfeit their options if Seneca Savings Bank becomes critically undercapitalized, is subject to enforcement action or receives a capital directive.

We have not determined whether we will present stock-based benefit plans for stockholder approval before or more than 12 months after the completion of the conversion and stock offering. If either federal or state regulators change their regulations or policies regarding stock-based benefit plans, including any regulations or policies restricting the size of awards and vesting of benefits as described above, the restrictions described above may not be applicable.

We may obtain the shares needed for our stock-based benefit plans by issuing additional shares of common stock from authorized but unissued shares or through stock repurchases.

The actual value of the shares awarded under stock-based benefit plans would be based in part on the price of Seneca Bancorp’s common stock at the time the shares are awarded. The following table presents the total value of all shares of restricted stock that would be available for issuance under the stock-based benefit plans, assuming the shares are awarded when the market price of our common stock ranges from $8.00 per share to $14.00 per share.

Share Price	35,700 Shares Awarded at Minimum of Offering Range	42,000 Shares Awarded at Midpoint of Offering Range	48,300 Shares Awarded at Maximum of Offering Range	55,550 Shares Awarded at Adjusted Maximum of Offering Range
$8.00	$285,600	$336,000	$386,400	$444,400
10.00	357,000	420,000	483,000	555,500
12.00	428,400	504,000	579,600	666,600
14.00	499,800	588,000	676,200	777,700

The grant-date fair value of the options granted under the stock-based benefit plans will be based in part on the price of shares of common stock of Seneca Bancorp at the time the options are granted. The value also will depend on the various assumptions utilized in the option pricing model ultimately adopted. The following table presents the total estimated value of the options to be available for grant under the stock-based benefit plans, assuming the market price and exercise price for the stock options are equal and the range of market prices for the shares is $8.00 per share to $14.00 per share. The Black-Scholes option pricing model provides an estimate only of the fair value of the options, and the actual value of the options may differ significantly from the value set forth in this table.

Exercise Price	Grant-Date Fair Value Per Option	89,250 Options at Minimum of Offering Range	105,000 Options at Midpoint of Offering Range	120,750 Options at Maximum of Offering Range	138,863 Options at Adjusted Maximum of Offering Range
$8.00	$3.97	$354,323	$416,850	$479,378	$551,286
10.00	4.96	442,680	520,800	598,920	688,760
12.00	5.95	531,038	624,750	718,463	826,235
14.00	6.94	619,395	728,700	838,005	963,709

The tables presented above are provided for informational purposes only. There can be no assurance that our stock price will not trade below $10.00 per share. Before you make an investment decision, we urge you to read this prospectus carefully, including, but not limited to, the section entitled “Risk Factors” beginning on page 16.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table provides, as of June 11, 2025, information regarding the beneficial ownership of shares of common stock of Seneca Financial Corp. held by all persons known to management to own more than 5% of our common stock and by our directors and executive officers, individually and as a group. For purposes of this table, a person is deemed to be the beneficial owner of any shares of common stock over which the person has, or shares, directly or indirectly, voting or investment power.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Shares of Common Stock Outstanding(1)
Greater Than 5% Stockholders other than Directors:
Seneca Financial MHC	1,068,618		58.1%

Directors:
Mark Zames, Chairman of the Board	144,753	(2)	7.9
Kimberly Boynton, Director	6,400	(3)	*
Michael Duteau, Director	400		*
Vincent J. Fazio, Executive Vice President, Chief Financial Officer and Director	17,352	(4)	*
James Hickey, Director	6,980	(5)	*
William M. Le Beau, Director	26,480	(6)	1.4
Joseph G. Vitale, President, Chief Executive Officer and Director	35,824	(7)	1.9
Executive Officers Who Are Not Directors:
Jamie Nastri, Senior Vice President of Operations	4,659	(8)	*
Angelo Testani, Senior Vice President of Commercial Lending	3,608	(9)	*
Laurie Ucher, Senior Vice President of Retail Banking	6,328	(10)	*
All directors and executive officers as a group (10 persons)	252,784	(11)	13.5

* Less than 1.00% of common stock outstanding.

(1)	Percentages with respect to each person or group of persons have been calculated on the basis of 1,838,278 shares of common stock, the total number of shares of common stock outstanding as of June 11, 2025, plus the number of shares that each person or group of persons have the right to acquire within 60 days of June 11, 2025.

(2)	Includes 2,895 shares held in an individual retirement account and 3,040 shares that can be acquired pursuant to stock options within 60 days of June 11, 2025.

(3)	Includes 2,400 shares that can be acquired pursuant to stock options within 60 days of June 11, 2025.

(4)	Includes 902 shares allocated to Mr. Fazio’s employee stock ownership account, 8,250 shares that can be acquired pursuant to stock options within 60 days of June 11, 2025 and 4,800 shares of restricted stock.

(5)	Includes 4,480 shares that can be acquired pursuant to stock options within 60 days of June 11, 2025.

(6)	Includes 17,000 shares held in an individual retirement account, 5,000 shares held in a family trust and 4,480 shares that can be acquired pursuant to stock options within 60 days of June 11, 2025.

(7)	Includes 13,883 shares held in an individual retirement account, 1,466 shares allocated to Mr. Vitale’s employee stock ownership account, 9,750 shares that can be acquired pursuant to stock options within 60 days of June 11, 2025 and 8,000 shares of restricted stock.

(8)	Includes 659 shares allocated to Ms. Nastri employee stock ownership account, 1,900 shares that can be acquired pursuant to stock options within 60 days of June 11, 2025 and 1,800 shares of restricted stock.

(9)	Includes 1,108 shares allocated to Mr. Testani employee stock ownership account, 400 shares that can be acquired pursuant to stock options within 60 days of June 11, 2025 and 1,000 shares of restricted stock.

(10)	Includes 867 shares allocated to Ms. Ucher employee stock ownership account, 3,400 shares that can be acquired pursuant to stock options within 60 days of June 11, 2025 and 1,000 shares of restricted stock.

(11)	Includes 5,002 shares of common stock allocated to the accounts of executive officers under the Seneca Bancorp, Inc. Employee Stock Ownership Plan (the “ESOP”) and excludes the remaining 72,572, or 3.95% of the shares of common stock outstanding, owned by the ESOP for the benefit of employees of Seneca Savings. Under the terms of the ESOP, shares of common stock in the ESOP are voted by the ESOP trustees in a manner proportionate to the voting directions of the allocated shares received by the ESOP participants, subject to the fiduciary duties of the trustees.

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth, for each of director and executive officers of Seneca Financial Corp. and for all directors and executive officers as a group, the following information:

(i)	the number of exchange shares to be owned upon completion of the conversion and stock offering, based upon their beneficial ownership of Seneca Financial Corp. common stock as of [record date];

(ii)	the proposed purchases of subscription shares, assuming sufficient shares of common stock are available to satisfy their subscriptions; and

(iii)	the total shares of common stock to be held upon completion of the conversion and stock offering.

In each case, it is assumed that subscription shares are sold at the minimum of the offering range. See “The Conversion and Stock Offering—Additional Limitations on Common Stock Purchases.” Federal and state regulations prohibit our directors and officers from selling the shares they purchase in the stock offering for one year after the date of purchase.

	Number of	Proposed Stock Purchases in the Stock Offering (2)		Total Shares of Common Stock at Minimum of Offering Range (3)
Name of Beneficial Owner	Exchange Shares to Be Received (1)	Number of Shares	Amount	Number of Shares	Percentage of Shares Outstanding
Mark Zames	119,739	25,000	$250,000	144,739	9.4
Kimberly Boynton	5,294	6,000	60,000	11,294	*
Michael Duteau	330	4,000	40,000	4,330	*
Vincent J. Fazio	14,353	4,000	40,000	18,353	1.2
James Hickey	5,773	3,000	30,000	8,773	*
William M. Le Beau	21,904	1,000	10,000	22,904	1.5
Joseph G. Vitale	29,633	7,500	75,000	37,133	2.4
Executive Officers Who Are Not Directors:
Jamie Nastri	3,853	500	5,000	4,353	*
Angelo Testani	2,984	10,000	100,000	12,984	*
Laurie Ucher	5,234	2,500	25,000	7,734	*
All Directors and Executive Officers as a group (10 persons)	209,097	63,500	$635,000	272,597	17.5%

*	Less than 1%.

(1)	Based on information presented under “Beneficial Ownership of Common Stock” and assuming an exchange ratio of 0.8272 at the minimum of the offering range.

(2)	Includes proposed subscriptions, if any, by associates.

(3)	Assuming an exchange ratio of 1.1192 at the maximum of the offering range, directors and executive officers would beneficially own 282,912 shares, or 13.4%, of the outstanding shares of common stock of Seneca Bancorp upon completion of the conversion and stock offering.

THE CONVERSION AND STOCK OFFERING

The boards of directors of Seneca Financial MHC, Seneca Bancorp, Seneca Financial Corp. and Seneca Savings have approved the plan of conversion. The plan of conversion must also be approved by the stockholders of Seneca Financial Corp. and by the members of Seneca Financial MHC (i.e., depositors and certain borrowers of Seneca Savings). Special meetings of stockholders and members have been called for this purpose. We have filed an application with the Federal Reserve Board with respect to the conversion and with respect to Seneca Bancorp becoming the bank holding company for Seneca Savings Bank. We have also filed an application with the OCC with respect to the conversion of Seneca Savings’ charter to a national association, including amending and restating Seneca Savings Bank’s articles of association to, among other things, establish a liquidation account. Any approvals by the Federal Reserve Board or the OCC do not constitute a recommendation or endorsement of the plan of conversion.

General

Pursuant to the plan of conversion, our organization will convert from the mutual holding company form of organization to the fully stock form. Seneca Financial MHC will be merged into Seneca Financial Corp. and as a result Seneca Financial MHC will cease to exist. Seneca Financial Corp., which owns 100% of the outstanding common stock of Seneca Savings, will merge into a new Maryland corporation named “Seneca Bancorp, Inc.” and as a result Seneca Financial Corp. will cease to exist. Simultaneously with the merger of Seneca Financial Corp. with and into Seneca Bancorp, Seneca Savings will convert from a federal savings association into a national bank that will be renamed “Seneca Savings Bank, National Association.” As part of the conversion and stock offering, the 58.1% ownership interest of Seneca Financial MHC in Seneca Financial Corp. will be offered for sale in the stock offering. When the conversion and stock offering is completed, Seneca Bancorp will own all of the outstanding common stock of Seneca Savings Bank and public stockholders of Seneca Bancorp will own all of the outstanding common stock of Seneca Bancorp. A diagram illustrating our corporate structure before and after the conversion and stock offering is set forth in the “Summary” section of this prospectus.

Under the plan of conversion, upon the completion of the conversion and stock offering, each share of Seneca Financial Corp. common stock owned by persons other than Seneca Financial MHC will be converted automatically into the right to receive new shares of Seneca Bancorp common stock determined pursuant to an exchange ratio. The exchange ratio will ensure that immediately after the exchange of existing shares of Seneca Financial Corp. for new shares of Seneca Bancorp the public stockholders will own the same aggregate percentage of shares of common stock of Seneca Bancorp that they owned in Seneca Financial Corp. immediately before the conversion and stock offering, excluding any shares they purchased in the stock offering and their receipt of cash paid in lieu of fractional shares, and adjusted downward to reflect certain assets held by Seneca Financial MHC.

We intend to retain between $3.0 million and $4.3 million of the net proceeds of the stock offering (or $5.0 million at the adjusted maximum of the offering range) and to invest between $3.7 million and $5.3 million of the net proceeds in Seneca Savings Bank (or $6.2 million at the adjusted maximum of the offering range). The conversion and stock offering will be consummated only upon the issuance of at least the minimum number of shares of our common stock offered pursuant to the plan of conversion.

The plan of conversion provides that we will offer shares of common stock for sale in the subscription offering to eligible account holders of Seneca Savings, our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, supplemental eligible account holders of Seneca Savings, and other members of Seneca Financial MHC (qualifying depositors and borrowers of Seneca Savings). In addition, we may offer common stock for sale in a community offering to members of the general public, with a preference given in the following order:

(i)	Natural persons (including trusts of natural persons) residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga; and

(ii)	Seneca Financial Corp.’s public stockholders at the close of business on [record date].

We have the right to accept or reject, in whole or in part, any orders to purchase shares of the common stock received in the community offering. The community offering may begin concurrently with, during or after the subscription offering and must be completed within 45 days after the completion of the subscription offering unless otherwise extended by the Federal Reserve Board. See “—Community Offering.”

We also may offer for sale shares of common stock not purchased in the subscription or community offerings in a syndicated community offering in which KBW will be sole manager. See “—Syndicated Community Offering.”

We determined the number of shares of common stock to be offered for sale in the stock offering based upon an independent valuation appraisal of the estimated pro forma market value of Seneca Bancorp. All shares of common stock to be sold in the stock offering will be sold at $10.00 per share. Investors will not be charged a commission to purchase shares of common stock. The independent valuation will be updated and the final number of shares of common stock to be issued in the stock offering will be determined at the completion of the stock offering. See “—Stock Pricing and Number of Shares to be Issued” for more information as to the determination of the estimated pro forma market value of the common stock.

The following is a brief summary of the conversion and stock offering and it is qualified in its entirety by reference to the provisions of the plan of conversion. A copy of the plan of conversion is available for inspection at each office of Seneca Savings. The plan of conversion is also filed as an exhibit to Seneca Financial MHC’s application for conversion, of which this prospectus is a part, copies of which may be obtained from the Federal Reserve Board. The plan of conversion is also filed as an exhibit to the registration statement we have filed with the Securities and Exchange Commission, of which this prospectus is a part. Copies of the registration statement may be obtained from the Securities and Exchange Commission or online at the Securities and Exchange Commission’s website (www.sec.gov). See “Where You Can Find Additional Information.”

Reasons for the Conversion and Stock Offering

Our primary reasons for undertaking the conversion and stock offering are to:

•	Support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering. While Seneca Savings exceeds all regulatory capital requirements to be categorized as “well-capitalized,” the proceeds from the stock offering will significantly augment our capital position and enable us to support our planned growth by allowing us to originate more loans and expand our relationships with our current customers and assist us to continue to attract new customers, including by increasing our regulatory loans-to-one borrower limit. The augmented capital will be essential to the continued implementation of our business strategy.

•	Improve the liquidity of our shares of common stock. The larger number of shares that will be outstanding after completion of the conversion and stock offering is expected to result in a more liquid and active market for Seneca Bancorp common stock. A more liquid and active market will make it easier for our stockholders to buy and sell our common stock and will give us greater flexibility in implementing capital management strategies.

•	Facilitate our stock holding company’s ability to pay dividends to our public stockholders. Current regulations of the Federal Reserve Board prohibit the ability of Seneca Financial MHC to waive receipt of dividends declared by Seneca Financial Corp. Accordingly, because any dividends declared and paid by Seneca Financial Corp. would have to be paid to Seneca Financial MHC along with all other stockholders, the amount of any dividends available for all other stockholders would be less than if Seneca Financial MHC were allowed to waive the receipt of dividends. The conversion will eliminate our mutual holding company structure and will facilitate our ability to pay dividends to all stockholders of Seneca Bancorp, subject to legal, regulatory and financial considerations applicable to all financial institutions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments following the completion of the reorganization and offering. See “Our Dividend Policy.”

•	Facilitate future mergers and acquisitions. Although we do not currently have any understandings or agreements regarding any specific acquisition transaction, the stock holding company structure will give us greater flexibility to structure, and make us a more attractive and competitive bidder for, mergers and acquisitions of other financial institutions, branch offices or business lines as opportunities may arise. The additional capital raised in the stock offering also will enable us to consider larger merger transactions if they may arise. Although we intend to remain an independent financial institution, the stock holding company structure may make us a more attractive acquisition candidate for other institutions. Applicable regulations prohibit the acquisition of Seneca Bancorp for three years following completion of the conversion and stock offering, and also prohibit anyone from acquiring or offering to acquire more than 10% of our stock without regulatory approval.

•	Transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure. The stock holding company structure is a more flexible form of organization that will give us greater flexibility to access the capital markets through possible future equity and debt offerings, although we have no current plans, agreements or understandings regarding any additional securities offerings.

Approvals Required

The affirmative vote of a majority of the total votes eligible to be cast by the members of Seneca Financial MHC (i.e., depositors and certain borrowers of Seneca Savings) is required to approve the plan of conversion. Seneca Financial MHC has scheduled a special meeting of members for [meeting date], and intends to send a proxy statement to the members of Seneca Financial MHC eligible to vote at the special meeting to solicit their votes in favor of the plan of conversion. By their approval of the plan of conversion, the members of Seneca Financial MHC will also be approving the merger of Seneca Financial MHC with and into Seneca Financial Corp. and the conversion of Seneca Savings to a national bank. The affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of Seneca Financial Corp. (including shares held by Seneca Financial MHC) and the affirmative vote of the holders of a majority of the outstanding shares of common stock of Seneca Financial Corp. owned by the public stockholders of Seneca Financial Corp. (i.e., all stockholders other than Seneca Financial MHC) also are required to approve the plan of conversion. Seneca Financial Corp. has scheduled a special meeting of stockholders for [meeting date], and intends to send a proxy statement to the stockholders of Seneca Financial Corp. eligible to vote at the special meeting to solicit their votes in favor of the plan of conversion. We have filed an application with the Federal Reserve Board with respect to the conversion and with respect to Seneca Bancorp becoming the bank holding company for Seneca Savings Bank. We have also filed an application with the OCC with respect to the conversion of Seneca Savings’ charter to that of a national banking association, including amending and restating Seneca Savings Bank’s articles of association to, among other things, establish a liquidation account. Any approvals by the Federal Reserve Board or the OCC do not constitute a recommendation or endorsement of the plan of conversion.

Share Exchange Ratio for Current Stockholders

At the completion of the conversion and stock offering, each publicly held share of Seneca Financial Corp. common stock will be converted automatically into the right to receive a number of shares of Seneca Bancorp common stock. The number of shares of common stock will be determined pursuant to the exchange ratio, which ensures that the public stockholders will own the same percentage of common stock in Seneca Bancorp after the conversion and stock offering as they held in Seneca Financial Corp. immediately before the conversion and stock offering, exclusive of their purchase of additional shares of common stock in the stock offering and their receipt of cash in lieu of fractional exchange shares, and adjusted downward to reflect certain assets held by Seneca Financial MHC. The exchange ratio will not depend on the market value of Seneca Financial Corp. common stock. The exchange ratio will be based on the percentage of Seneca Financial Corp. common stock owned by the public stockholders, the independent valuation of Seneca Bancorp prepared by RP Financial, and the number of shares of common stock issued in the stock offering. The exchange ratio is expected to range from 0.8272 shares of Seneca Bancorp for each publicly held share of Seneca Financial Corp. at the minimum of the offering range to 1.2871 shares of Seneca Bancorp common stock for each publicly held share of Seneca Financial Corp. at the adjusted maximum of the offering range.

The following table shows how the exchange ratio will adjust, based on the appraised value of Seneca Bancorp as of May 16, 2025, assuming the public stockholders of Seneca Financial Corp. own 58.1% of the outstanding shares of Seneca Financial Corp. common stock and Seneca Financial MHC has net assets of $100,000 immediately before the completion of the conversion and stock offering. The table also shows how many shares of Seneca Bancorp a hypothetical owner of Seneca Financial Corp. common stock would receive in the exchange for 100 shares of common stock owned at the completion of the conversion and stock offering, depending on the number of shares issued in the stock offering.

	Shares to be Sold in the Stock Offering		Shares of Seneca Bancorp to be Issued in Exchange for Shares of Seneca Financial Corp.		Total Shares of Common Stock to be Issued in Exchange and	Exchange	Equivalent Value of Shares Based Upon Offering	Equivalent Pro Forma Tangible Book Value Per Exchanged	Whole Shares to be Received for 100 Existing
	Amount	Percent	Amount	Percent	Offering	Ratio	Price (1)	Share (2)	Shares (3)
Minimum	892,500	58.4%	636,691	41.6%	1,529,191	0.8272	$8.27	$15.90	82
Midpoint	1,050,000	58.4%	749,048	41.6%	1,799,048	0.9732	9.73	16.65	97
Maximum	1,207,500	58.4%	861,405	41.6%	2,068,905	1.1192	11.19	17.40	111
Adjusted Maximum	1,388,625	58.4%	990,616	41.6%	2,379,241	1.2871	12.87	18.26	128

(1)	Represents the value of shares of Seneca Bancorp common stock to be received in the conversion and stock offering by a holder of one share of Seneca Financial Corp., pursuant to the exchange ratio, based upon the $10.00 per share offering price.

(2)	Represents the pro forma tangible book value (equity) per share at each level of the offering range multiplied by the respective exchange ratio. At March 31, 2025, Seneca Financial Corp.’s tangible book value per share was $12.52.

(3)	Cash will be paid in lieu of fractional shares.

Options to purchase shares of Seneca Financial Corp. common stock that are outstanding immediately before the completion of the conversion and stock offering will be converted into options to purchase shares of Seneca Bancorp common stock, with the number of shares subject to the option and the exercise price per share to be adjusted based upon the exchange ratio. The aggregate exercise price, term and vesting period of the options will remain unchanged.

Effects of the Conversion and Stock Offering

Continuity. The conversion and stock offering will not affect the normal business of Seneca Savings of accepting deposits and making loans. As part of the conversion, Seneca Savings will convert its charter to a national banking association and will be renamed “Seneca Savings Bank, National Association.” This change will not have a material effect on the business of Seneca Savings. After the conversion and stock offering, Seneca Savings Bank will continue to offer existing services to depositors, borrowers and other customers. The directors of Seneca Financial Corp. serving at the time of the conversion and stock offering will be the directors of Seneca Bancorp upon the completion of the conversion and stock offering.

Effect on Deposit Accounts. Pursuant to the plan of conversion, each depositor of Seneca Savings at the time of the conversion and stock offering will automatically continue as a depositor after the conversion, and the deposit balance, interest rate and other terms of such deposit accounts will not change as a result of the conversion and stock offering. Each such account will be insured by the Federal Deposit Insurance Corporation to the same extent as before the conversion and stock offering. Depositors will continue to hold their existing certificates, passbooks and other evidences of their accounts.

Effect on Loans. No loan outstanding from Seneca Savings will be affected by the conversion and stock offering, and the amount, interest rate, maturity and security for each loan will remain as it was contractually fixed before the conversion and stock offering.

Effect on Voting Rights of Members. Depositors of Seneca Savings and borrowers of Seneca Savings as of March 24, 2017 who continue to hold such borrowings are members of, and have voting rights in, Seneca Financial MHC, as to all matters requiring a vote of members, including the election of directors of Seneca Financial MHC, proposed amendments to the charter of Seneca Financial MHC, and the vote on the plan of conversion. Upon completion of the conversion and stock offering, depositors and borrowers will no longer have voting rights. All voting rights in Seneca Savings Bank will be vested in Seneca Bancorp as the sole stockholder of Seneca Savings Bank. The stockholders of Seneca Bancorp will possess exclusive voting rights with respect to Seneca Bancorp common stock.

Tax Effects. We have received an opinion of counsel with regard to the federal income tax consequences of the conversion and stock offering and an opinion of our tax advisor with regard to the New York income tax consequences of the conversion and stock offering to the effect that it will not be a taxable transaction for federal or state income tax purposes to Seneca Financial MHC, Seneca Financial Corp., Seneca Savings, the public stockholders of Seneca Financial Corp. (except for cash paid for fractional shares), eligible account holders, supplemental eligible account holders, or other members. See “—Material Income Tax Consequences.”

Effect on Liquidation Rights. Each depositor in Seneca Savings has both a deposit account in Seneca Savings and a pro rata ownership interest in the net worth of Seneca Financial MHC based upon the deposit balance in his or her account. This ownership interest is tied to the depositor’s account and has no tangible market value separate from the deposit account. This ownership interest may only be realized in the event of a complete liquidation of Seneca Financial MHC and Seneca Savings; however, there has never been a liquidation of a solvent mutual holding company. Currently, any depositor who opens a deposit account receives a pro rata ownership interest in Seneca Financial MHC without any additional payment beyond the amount of the deposit. A depositor who reduces or closes his or her account receives a portion or all of the balance in the deposit account but nothing for his or her ownership interest in the net worth of Seneca Financial MHC, which is lost to the extent that the balance in the account is reduced or closed.

Consequently, depositors in a stock depository institution that is a subsidiary of a mutual holding company normally have no way of realizing the value of their ownership interest, which would be realizable only in the unlikely event that Seneca Financial MHC and Seneca Savings are liquidated completely. If this occurs, the depositors of record at that time, as owners, would share pro rata in any residual surplus and reserves of Seneca Financial MHC after other claims, including claims of depositors to the amounts of their deposits, are paid.

Under the plan of conversion, Eligible Account Holders (as defined below) and Supplemental Eligible Account Holders (as defined below) will receive an interest in liquidation accounts maintained by Seneca Bancorp and Seneca Savings in an aggregate amount equal to (i) Seneca Financial MHC’s ownership interest in Seneca Financial Corp.’s total stockholders’ equity as of the date of the latest statement of financial condition included in this prospectus, plus (ii) the value of the net assets of Seneca Financial MHC as of the date of the latest statement of financial condition of Seneca Financial MHC before the consummation of the conversion and stock offering (excluding its ownership of Seneca Financial Corp.). Seneca Bancorp and Seneca Savings Bank will maintain the liquidation accounts for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts in Seneca Savings Bank after the conversion and stock offering. The liquidation accounts are intended to preserve for Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain their deposit accounts with Seneca Savings Bank a liquidation interest in the residual net worth, if any, of Seneca Bancorp or Seneca Savings Bank (after the payment of all creditors, including depositors to the full extent of their deposit accounts) in the event of a liquidation of (a) Seneca Bancorp and Seneca Savings Bank or (b) Seneca Savings Bank. See “—Liquidation Rights.”

Under the regulations of the Federal Reserve Board which govern mutual-to-stock conversions of mutual holding companies, non-interest bearing demand deposit accounts do not meet the definition of qualifying deposits, and, therefore, a holder of a non-interest bearing demand deposit account would not qualify as an eligible account holder or as a supplemental eligible account holder for purposes of obtaining a purchase priority in the stock offering or having the right to an interest in the liquidation account which is required to be established in connection with the conversion and stock offering.

However, because we afforded subscription rights to holders of non-interest bearing demand accounts in our 2017 stock offering, we have submitted to the Federal Reserve Board a request for a waiver from this regulation. If the waiver is granted, a depositor of Seneca Savings who has an eligible non-interest bearing demand deposit account as of the eligibility record date or the supplemental eligibility record date will be deemed to be an eligible account holder or a supplemental eligible account holder, as applicable, by reason of this account.

The inclusion of depositors with non-interest bearing demand deposits as eligible account holders and supplemental eligible account holders will have a dilutive effect on other qualifying depositors with respect to their stock purchase priorities. It will also have a dilutive effect on the interest of all other eligible account holders and supplemental eligible account holders with respect to the liquidation account that will be established in connection with the conversion and stock offering.

Stock Pricing and Number of Shares to be Issued

The plan of conversion and applicable regulations require that the aggregate purchase price of the common stock sold in the stock offering must be based on the appraised pro forma market value of the common stock, as determined by an independent valuation. We have retained RP Financial to prepare an independent valuation appraisal. For its services in preparing the initial valuation and the valuation update required to be prepared before the completion of the conversion and stock offering, RP Financial will receive a fee of $60,000, as well as payment for reimbursable expenses up to $10,000. We have paid RP Financial a total of $13,500 in professional fees during the previous three years. We have agreed to indemnify RP Financial and its employees and affiliates for certain costs and expenses in connection with claims or litigation relating to the appraisal and arising out of any misstatement or untrue statement of a material fact in information supplied to RP Financial by us or by an intentional omission by us to state a material fact in the information provided, except where RP Financial has been negligent or at fault.

The independent valuation was prepared by RP Financial in reliance upon the information contained in this prospectus, including the consolidated financial statements of Seneca Financial Corp. RP Financial also considered the following factors, among others:

•	the present results and financial condition of Seneca Financial Corp. and the projected results and financial condition of Seneca Bancorp;

•	the economic and demographic conditions in Seneca Financial Corp.’s existing market area;

•	certain historical, financial and other information relating to Seneca Financial Corp.;

•	a comparative evaluation of the operating and financial characteristics of Seneca Financial Corp. with those of other similarly situated publicly traded savings institutions;

•	the effect of the conversion and stock offering on Seneca Bancorp’s stockholders’ equity and earnings potential;

•	the proposed dividend policy of Seneca Bancorp; and

•	the trading market for securities of comparable institutions and general conditions in the market for such securities.

The independent valuation is also based on an analysis of a peer group of publicly traded savings and loan and bank holding companies that RP Financial considered comparable to Seneca Bancorp under regulatory guidelines applicable to the independent valuation. Under these guidelines, a minimum of ten peer group companies are selected from the universe of all publicly traded financial institutions with relatively comparable resources, strategies and financial and other operating characteristics. Such companies must also be traded on a securities exchange (such as the Nasdaq Stock Market or the New York Stock Exchange). The peer group companies selected for Seneca Bancorp also consisted of fully-converted stock institutions that were not subject to an actual or rumored acquisition and that had been publicly traded for at least one year. In addition, RP Financial limited the peer group companies to the following selection criteria: (i) Mid-Atlantic and New England institutions with assets between $400 million and $1.6 billion and positive reported and/or core earnings; and (ii) Midwest, Southeast and Southwest institutions with assets of less than $1.0 billion, tangible equity-to-assets ratios less than 20% and positive reported and/or core earnings.

The independent valuation appraisal considered the pro forma effect of the stock offering. Consistent with federal appraisal guidelines, the appraisal applied three primary methodologies: (i) the pro forma price-to-book value approach applied to both reported book value and tangible book value; (ii) the pro forma price-to-earnings approach applied to reported and core earnings; and (iii) the pro forma price-to-assets approach. The market value ratios applied in the three methodologies were based on the current market valuations of the peer group companies. RP Financial placed the greatest emphasis on the price-to-earnings and price-to-book approaches in estimating pro forma market value. RP Financial did not consider a pro forma price-to-assets approach to be as meaningful in preparing the appraisal, as this approach is more meaningful when a company has low equity or earnings. The price-to-assets approach is less meaningful for a company like us, as we have equity in excess of regulatory capital requirements and positive reported and core earnings.

In applying each of the valuation methods, RP Financial considered adjustments to the pro forma market value based on a comparison of Seneca Bancorp with the peer group. RP Financial advised the board of directors that the valuation conclusion included the following adjustments relative to the peer group. RP Financial made slight downward adjustments for profitability, growth and viability of earnings, liquidity of the shares and marketing of the issue, and made no adjustments for financial condition, asset growth, primary market area, dividends, management and effect of government regulations and regulatory reform. The downward adjustment for profitability, growth and viability of earnings took into consideration Seneca Bancorp’s lower pro forma return on assets and return on equity in comparison to the peer group ratios. The downward adjustment for liquidity of the shares into consideration the expectation that Seneca Bancorp’s common stock likely will trade on the OTCQX Market upon completion of the conversion and stock offering, while all of the peer group members trade on the Nasdaq Stock Market. The downward adjustment for marketing of the issue took into consideration the volatile stock market conditions in both the overall market and the market for bank and thrift stocks and the heightened uncertainty associated with the initial public offering market in the prevailing stock market environment.

Included in RP Financial’s independent valuation were certain assumptions as to the pro forma earnings of Seneca Bancorp after the conversion and stock offering that were used in determining the appraised value. These assumptions included estimated expenses, an assumed after-tax rate of return of 3.96% on the net offering proceeds and purchases in the open market of 4% of the common stock issued in the stock offering by the stock-based benefit plan at the $10.00 per share purchase price. See “Pro Forma Data” for additional information concerning assumptions included in the independent valuation and used in preparing pro forma data. The use of different assumptions may yield different results.

On the basis of the foregoing, RP Financial’s independent valuation states that as of May 16, 2025, the estimated pro forma market value of Seneca Bancorp was $18.0 million. Based on federal regulations, this market value forms the midpoint of a range with a minimum of $15.3 million and a maximum of $20.7 million ($23.8 million at the adjusted maximum). The aggregate offering price of the shares will be equal to the valuation range multiplied by the percentage of Seneca Financial Corp. common stock owned by Seneca Financial MHC. The number of shares offered will be equal to the aggregate offering price of the shares divided by the price per share. Based on the valuation range, the percentage of Seneca Financial Corp. common stock owned by Seneca Financial MHC, certain assets held by Seneca Financial MHC and the $10.00 price per share, the minimum of the offering range is 892,500 shares, the midpoint of the offering range is 1,050,000 shares and the maximum of the offering range is 1,207,500 shares (1,388,625 at the adjusted maximum).

The board of directors of Seneca Bancorp reviewed the independent valuation and, in particular, considered the following:

•	Seneca Financial Corp.’s financial condition and results of operations;

•	a comparison of financial performance ratios of Seneca Financial Corp. to those of other financial institutions of similar size;

•	market conditions generally and in particular for financial institutions; and

•	the historical trading price of the publicly held shares of Seneca Financial Corp. common stock.

All of these factors are set forth in the independent valuation. The board of directors also reviewed the methodology and the assumptions used by RP Financial in preparing the independent valuation and believes that such assumptions were reasonable. The offering range may be amended, with the approval of the Federal Reserve Board, as a result of subsequent developments in the financial condition of Seneca Financial Corp. or Seneca Savings or market conditions generally. If the independent valuation is updated to amend the pro forma market value of Seneca Bancorp to less than $15.3 million or more than $23.8 million, the appraisal will be filed with the Securities and Exchange Commission by means of a post-effective amendment to Seneca Bancorp’s registration statement.

The following table presents a summary of selected pricing ratios for Seneca Bancorp (on a pro forma basis) at and for the twelve months ended March 31, 2025, and for the peer group companies based on earnings and other information at and for the twelve months ended March 31, 2025, with stock prices as of May 16, 2025, as reflected in the appraisal report. Compared to the average pricing of the peer group, and based upon the information in the following table, our pro forma pricing ratios at the midpoint of the offering range indicated a discount of 34.39% on a price-to-book value basis, a discount of 34.62% on a price-to-tangible book value basis, and a premium of 21.81% on a price-to-earnings basis. Our board of directors, in reviewing and approving the appraisal, considered the range of price-to-earnings multiples and the range of price-to-book value and price-to-tangible book value ratios at the different amounts of shares to be sold in the stock offering. The estimated appraised value and the resulting premiums and discounts took into consideration the potential financial effect of the conversion and stock offering as well as the trading price of Seneca Financial Corp.’s common stock. Seneca Financial Corp.’s closing price was $8.00 per share on May 8, 2025, the last trading day immediately preceding the announcement of the conversion and stock offering, and $11.00 per share on May 16, 2025, the effective date of the independent appraisal.

	Price-to-earnings multiple (1)		Price-to-book value ratio	Price-to-tangible book value ratio
Seneca Bancorp (on a pro forma basis, assuming completion of the conversion and stock offering)
Adjusted Maximum	28.57	x	68.54%	70.47%
Maximum	25.64	x	62.46%	64.31%
Midpoint	22.73	x	56.69%	58.45%
Minimum	19.61	x	50.38%	52.03%

Valuation of peer group companies, all of which are fully converted (on an historical basis)
Averages	18.66	x	86.40%	89.40%
Medians	18.99	x	85.56%	86.40%

(1)	Price-to-earnings multiples calculated by RP Financial in the independent appraisal are based on an estimate of “core” or recurring earnings for the twelve months ended March 31, 2025. These ratios are different than those presented in “Pro Forma Data.”

The independent valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing our shares of common stock. RP Financial did not independently verify our consolidated financial statements and other information that we provided to them, nor did RP Financial independently value our assets or liabilities. The independent valuation considers Seneca Savings as a going concern and should not be considered as an indication of the liquidation value of Seneca Savings. Moreover, because the valuation is necessarily based upon estimates and projections of a number of matters, all of which may change from time to time, no assurance can be given that persons purchasing our common stock in the stock offering will thereafter be able to sell their shares at prices at or above $10.00 per share.

Following commencement of the subscription offering, the maximum of the valuation range may be increased by up to 15%, or up to $23.8 million, without resoliciting subscribers, which will result in a corresponding increase of up to 15% in the maximum of the offering range to up to 1,388,625 shares, to reflect changes in the market and financial conditions or demand for the shares. We will not decrease the minimum of the valuation range and the minimum of the offering range, or increase the adjusted maximum of the valuation range and the adjusted maximum of the offering range, without a resolicitation of subscribers. The subscription price of $10.00 per share will remain fixed. See “—Additional Limitations on Common Stock Purchases” as to the method of distribution of additional shares to be issued in the event of an increase in the offering range of up to 1,388,625 shares.

If the update to the independent valuation at the conclusion of the stock offering results in an increase in the maximum of the valuation range to more than $23.8 million and a corresponding increase in the maximum of the offering range to more than 1,388,625 shares, or a decrease in the minimum of the valuation range to less than $15.3 million and a corresponding decrease in the minimum of the offering range to less than 892,500 shares, then we will promptly return, with interest at [interest rate]% per annum, all funds previously delivered to us to purchase shares of common stock in the subscription offering and any community offering and cancel deposit account withdrawal authorizations and, after consulting with the Federal Reserve Board, we may terminate the plan of conversion. Alternatively, we may establish a new offering range, extend the stock offering period and commence a resolicitation of purchasers or take other actions as permitted by the Federal Reserve Board to complete the stock offering. If we extend the stock offering and conduct a resolicitation due to a change in the independent valuation, we will notify subscribers of the extension of time and of the rights of subscribers to place a new stock order for a specified period of time. Any single offering extension will not exceed 90 days; aggregate extensions may not conclude beyond [final extension date], which is two years after the special meeting of members to approve the plan of conversion.

An increase in the number of shares to be issued in the stock offering would decrease both a subscriber’s ownership interest and Seneca Bancorp’s pro forma earnings and stockholders’ equity on a per share basis while increasing stockholders’ equity on an aggregate basis. A decrease in the number of shares to be issued in the stock offering would increase both a subscriber’s ownership interest and Seneca Bancorp’s pro forma earnings and stockholders’ equity on a per share basis, while decreasing stockholders’ equity on an aggregate basis.

Copies of the independent valuation appraisal report of RP Financial and the detailed memorandum setting forth the method and assumptions used in the appraisal report are filed as exhibits to the documents specified under “Where You Can Find Additional Information.”

Subscription Offering and Subscription Rights

In accordance with the plan of conversion, rights to subscribe for shares of common stock in the subscription offering have been granted in the following descending order of priority. The filling of all subscriptions that we receive will depend on the availability of common stock after satisfaction of all subscriptions of all persons having prior rights in the subscription offering and on the purchase and ownership limitations set forth in the plan of conversion and as described below under “—Additional Limitations on Common Stock Purchases.”

Priority 1: Eligible Account Holders. Each depositor of Seneca Savings with aggregate deposit account balances of $50.00 or more (a “Qualifying Deposit”) at the close of business on March 31, 2024 (an “Eligible Account Holder”) will receive, without payment therefor, nontransferable subscription rights to purchase, subject to the overall purchase limitations, up to the greater of $250,000 (25,000 shares) of our common stock, 0.10% of the total number of shares of common stock issued in the stock offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Eligible Account Holders. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will first be allocated so as to permit each Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares or the number of shares for which he or she subscribed. Thereafter, any remaining unallocated shares will be allocated to each remaining Eligible Account Holder whose subscription remains unfilled in the same proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Eligible Account Holders, the excess shall be reallocated among those Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of our shares of common stock, each Eligible Account Holder must list on his or her stock order form all deposit accounts in which he or she has an ownership interest at the close of business on March 31, 2024. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed. In the event of an oversubscription, the subscription rights of Eligible Account Holders who are also directors or executive officers of Seneca Financial Corp. or who are associates of such persons will be subordinated to the subscription rights of other Eligible Account Holders to the extent attributable to their increased deposits in the 12 months preceding March 31, 2024.

Priority 2: Tax-Qualified Plans. Our tax-qualified employee plans, including Seneca Savings’ employee stock ownership plan and 401(k) plan, will receive, without payment therefor, nontransferable subscription rights to purchase in the aggregate up to 10% of the shares of common stock sold in the stock offering, although our employee stock ownership plan intends to purchase 8% of the shares of common stock sold in the stock offering. If market conditions warrant, in the judgment of its trustees, the employee stock ownership plan may instead elect to purchase shares in the open market following the completion of the conversion and stock offering, subject to the approval of the Federal Reserve Board.

Priority 3: Supplemental Eligible Account Holders. To the extent that there are sufficient shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders and by our tax-qualified employee stock benefit plans, each depositor of Seneca Savings with a Qualifying Deposit at the close of business on [SERD], who is not an Eligible Account Holder (“Supplemental Eligible Account Holder”), will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $250,000 (25,000 shares) of common stock, 0.10% of the total number of shares of common stock sold in the offering, or 15 times the product of the number of subscription shares offered multiplied by a fraction of which the numerator is the aggregate Qualifying Deposit account balances of the Supplemental Eligible Account Holder and the denominator is the aggregate Qualifying Deposit account balances of all Supplemental Eligible Account Holders, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated to each Supplemental Eligible Account Holder whose subscription remains unfilled in the proportion that the amount of his or her Qualifying Deposit bears to the total amount of Qualifying Deposits of all Supplemental Eligible Account Holders whose subscriptions remain unfilled. If an amount so allocated exceeds the amount subscribed for by any one or more Supplemental Eligible Account Holders, the excess shall be reallocated among those Supplemental Eligible Account Holders whose subscriptions are not fully satisfied until all available shares have been allocated.

To ensure proper allocation of common stock, each Supplemental Eligible Account Holder must list on the stock order form all deposit accounts in which he or she has an ownership interest at the close of business on [SERD]. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Priority 4: Other Members. To the extent that there are shares of common stock remaining after satisfaction of subscriptions by Eligible Account Holders, by our tax-qualified employee stock benefit plans and by Supplemental Eligible Account Holders, each depositor of Seneca Savings at the close of business on [record date] and each borrower of Seneca Savings as of March 24, 2017 who maintained such borrowings as of the close of business on [record date] who is not an Eligible Account Holder or Supplemental Eligible Account Holder (“Other Members”) will receive, without payment therefor, nontransferable subscription rights to purchase up to the greater of $250,000 (25,000 shares) of common stock or 0.10% of the total number of shares of common stock sold in the offering, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” If there are not sufficient shares available to satisfy all subscriptions, shares will be allocated so as to permit each Other Member to purchase a number of shares sufficient to make his or her total allocation equal to the lesser of 100 shares of common stock or the number of shares for which he or she subscribed. Thereafter, any remaining shares will be allocated in the proportion that the amount of the subscription of each Other Member bears to the total amount of the subscriptions of all Other Members whose subscriptions remain unsatisfied.

To ensure proper allocation of common stock, each Other Member Account Holder must list on the stock order form all deposit and applicable loan accounts in which he or she has an ownership interest at [record date]. In the event of an oversubscription, failure to list all accounts could result in fewer shares being allocated than if all accounts had been disclosed.

Expiration Date. The subscription offering will expire at 2:00 p.m., Eastern time, on [expiration date], unless extended by us for up to 45 days or such additional periods with the approval of the Federal Reserve Board, if necessary. Subscription rights will expire whether or not each eligible account holder can be located. We may decide to extend the expiration date of the subscription offering for any reason, whether or not subscriptions have been received for shares at the minimum, midpoint, maximum or adjusted maximum of the offering range. Subscription rights which have not been exercised before the expiration date will become void.

We will not execute orders until at least the minimum number of shares of common stock has been sold in the stock offering. If at least 892,500 shares have not been sold in the stock offering by [extension date] and the Federal Reserve Board has not consented to an extension, all funds delivered to us to purchase shares of common stock in the stock offering will be returned promptly, with interest at [interest rate]% per annum, for funds received in the subscription offering and any community offering, and all deposit account withdrawal authorizations will be canceled. If the Federal Reserve Board grants an extension beyond [extension date], we will resolicit purchasers in the stock offering as described under “—Procedure for Purchasing Shares in the Subscription and Community Offerings—Expiration Date.”

Community Offering

To the extent that shares of common stock remain available for purchase after satisfaction of all subscriptions of Eligible Account Holders, our tax-qualified employee stock benefit plans, Supplemental Eligible Account Holder and Other Members, we may offer shares pursuant to the plan of conversion to members of the general public in a community offering. Shares would be offered in the community offering with the following preferences:

(i)	Natural persons (including trusts of natural persons) residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga;

(ii)	Seneca Financial Corp.’s public stockholders at the close of business on [record date]; and

(iii)	Other members of the general public.

Persons placing orders in the community offering may purchase up to $250,000 (25,000 shares) of common stock, subject to the overall purchase limitations. See “—Additional Limitations on Common Stock Purchases.” The opportunity to purchase shares of common stock in the community offering category is subject to our right, in our sole discretion, to accept or reject any such orders in whole or in part either at the time of receipt of an order or as soon as practicable following the expiration date of the stock offering.

If we do not have sufficient shares of common stock available to fill the orders of natural persons residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga, we will allocate the available shares among those persons in a manner that permits each of them, to the extent possible, to purchase the lesser of 100 shares or the number of shares subscribed for by such person. Thereafter, unallocated shares will be allocated among natural persons (including trusts of natural persons) residing in those counties whose orders remain unsatisfied on an equal number of shares basis per order. If an oversubscription occurs due to the orders of public stockholders of Seneca Financial Corp. or members of the general public, the allocation procedures described above will apply to the orders of such persons. In connection with the allocation process, orders received for shares of common stock in the community offering will first be filled up to a maximum of 2% of the shares sold in the stock offering, and thereafter any remaining shares will be allocated on an equal number of shares basis per order until all shares have been allocated.

The term “residing” or “resident” as used in this prospectus with respect to the community means any person who occupies a dwelling within the local community, has a present intent to remain within the local community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the local community together with an indication that such presence within the local community is something other than merely transitory in nature. We may utilize deposit or loan records or other evidence provided to us to determine whether a person is a resident. In all cases, however, the determination shall be in our sole discretion.

Expiration Date. The community offering, if held, may begin concurrently with, during or promptly after the subscription offering, and may terminate at the same time as or after the subscription offering, and must terminate no more than 45 days following the subscription offering, unless extended. We may decide to extend the community offering for any reason and we are not required to give purchasers notice of any such extension unless such period extends beyond [extension date], in which case we will resolicit purchasers.

Syndicated Community Offering

If feasible, our board of directors may decide to offer for sale shares of common stock not subscribed for in the subscription offering or purchased in the community offering in a syndicated community offering, subject to such terms, conditions and procedures as we may determine, in a manner that will achieve a wide distribution of our shares of common stock.

If a syndicated community offering is held, KBW will serve as sole manager. In such capacity, KBW may form a syndicate of other brokers-dealers who are member firms of the Financial Industry Regulatory Authority, Inc. Neither KBW nor any registered broker-dealer will have any obligation to take or purchase any shares of the common stock in the syndicated community offering; however, KBW has agreed to use its best efforts in the sale of shares in any syndicated community offering. We have not selected any particular broker-dealers to participate in a syndicated community offering and will not do so until before the commencement of the syndicated community offering. The shares of common stock will be sold at the same price per share ($10.00 per share) that the shares are sold in the subscription offering and the community offering.

If there is a syndicated community offering, it is currently expected that investors would follow the same general procedures applicable to purchasing shares in the subscription offering and the community offering (the use of stock order forms and the submission of funds directly to Seneca Bancorp for the payment of the purchase price of the shares ordered) except that payment must be in immediately available funds from the purchaser (bank checks, money orders, deposit account withdrawals from accounts at Seneca Savings or wire transfers). See “—Procedure for Purchasing Shares in the Subscription and Community Offerings.” “Sweep” arrangements and delivery versus payment settlement will only be used in a syndicated community offering to the extent consistent with Rules 10b-9 and 15c2-4 of the Securities Exchange Act of 1934, as amended, and then-existing guidance and interpretations thereof of the Securities and Exchange Commission regarding the conduct of “min/max” offerings.

A syndicated community offering must terminate no more than 45 days following the expiration of the subscription offering, unless extended with the approval of the Federal Reserve Board, if necessary.

If for any reason we cannot effect a syndicated community offering of shares of common stock not subscribed for in the subscription offering or purchased in the community offering, or if there are an insignificant number of shares remaining unsold after such offerings, we will consider a firm commitment public offering, if feasible. The Federal Reserve Board and the Financial Industry Regulatory Authority must approve any such arrangement.

Additional Limitations on Common Stock Purchases

The plan of conversion includes the following additional limitations on the number of shares of common stock that may be purchased in the stock offering:

(i)	No person may purchase fewer than 25 shares of common stock, to the extent those shares are available for purchase;

(ii)	Tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, may purchase in the aggregate up to 10% of the shares of common stock issued in the stock offering;

(iii)	Except for the employee stock ownership plan, as described above, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more than $350,000 (35,000 shares) of common stock in all categories of the stock offering combined;

(iv)	The number of shares of common stock that an existing Seneca Financial Corp. public stockholder may purchase in the stock offering, together with associates or persons acting in concert with such stockholder, when combined with the shares that the stockholder and his or her associates will receive in exchange for existing Seneca Financial Corp. common stock, may not exceed 9.9% of the shares of common stock of Seneca Bancorp to be issued and outstanding at the completion of the conversion and stock offering; and

(v)	The maximum number of shares of common stock that may be purchased in all categories of the stock offering by executive officers and directors of Seneca Savings and their associates, in the aggregate, when combined with shares of common stock of Seneca Bancorp issued in exchange for existing shares of Seneca Financial Corp., may not exceed 30% of the total shares issued in the conversion and stock offering.

Depending upon market or financial conditions, our board of directors, with regulatory approval and without further approval of members of Seneca Financial MHC and stockholders of Seneca Financial Corp., may decrease or increase the purchase limitations. If a purchase limitation is increased, subscribers in the subscription offering who ordered the maximum amount of shares of common stock and who indicated on their stock order forms a desire to be resolicited in the event of an increase will be given the opportunity to increase their orders up to the then applicable limit, and other large subscribers may be given the opportunity to increase their orders up to the then applicable limit. The effect of this type of resolicitation will be an increase in the number of shares of common stock owned by persons who choose to increase their orders. If the maximum purchase limitation is increased to 5% of the shares sold in the stock offering, such limitation may be further increased to 9.99%, provided that orders for shares of common stock exceeding 5% of the shares sold in the stock offering may not exceed in the aggregate 10% of the total shares sold in the stock offering.

If the offering range is increased to up to 1,388,625 shares of common stock, shares will be allocated in the following order of priority in accordance with the plan of conversion:

(1)	to fill the subscriptions of our tax-qualified employee benefit plans, including our employee stock ownership plan and 401(k) plan, for up to 10% of the total number of shares of common stock sold in the offering;

(2)	if there is an oversubscription at the Eligible Account Holder, Supplemental Eligible Account Holder or Other Member levels, to fill unfilled subscriptions of these subscribers according to their respective priorities; and

(3)	to fill unfilled subscriptions in the community offering, with preference given first to natural persons (including trusts of natural persons) residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga, then to Seneca Financial Corp.’s public stockholders at the close of business on [record date] and then to members of the general public.

The term “associate” of a person means:

(i)	any corporation or organization (other than Seneca Savings, Seneca Bancorp, Seneca Financial Corp. or Seneca Financial MHC or a majority-owned subsidiary of any of those entities) of which the person is a senior officer, partner or, directly or indirectly, 10% beneficial stockholder;

(ii)	any trust or other estate in which the person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; provided, however, it does not include any employee stock benefit plan in which the person has a substantial beneficial interest or serves as trustee or in a similar fiduciary capacity; and

(iii)	any blood or marriage relative of the person, who either has the same home as the person or who is a director or officer of Seneca Financial Corp. or Seneca Savings.

The term “acting in concert” means:

(i)	knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement; or

(ii)	a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

A person or company that acts in concert with another person or company (“other party”) will also be deemed to be acting in concert with any person or company who is also acting in concert with that other party, except that any tax-qualified employee stock benefit plan will not be deemed to be acting in concert with its trustee or a person who serves in a similar capacity solely for determining whether common stock held by the trustee and common stock held by the employee stock benefit plan will be aggregated.

We have the sole discretion to determine whether prospective purchasers are “associates” or “acting in concert.” We may presume that certain persons are acting in concert based upon, among other things, joint account relationships or the fact that persons share a common address (whether or not related by blood or marriage) or may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to Seneca Financial Corp. or other companies. Our directors are not treated as associates of each other solely because of their membership on the board of directors.

Common stock purchased in the stock offering will be freely transferable except for shares purchased by directors and certain officers of Seneca Bancorp or Seneca Savings and except as described below. Any purchases made by any associate of Seneca Bancorp or Seneca Savings for the explicit purpose of meeting the minimum number of shares of common stock required to be sold in order to complete the stock offering shall be made for investment purposes only and not with a view toward redistribution. In addition, under Financial Industry Regulatory Authority guidelines, members of the Financial Industry Regulatory Authority and their associates are subject to certain restrictions on transfer of securities purchased in accordance with subscription rights and to certain reporting requirements upon purchase of these securities. For a further discussion of limitations on purchases of our shares of common stock at the time of conversion and thereafter, see “—Certain Restrictions on Purchase or Transfer of Our Shares after the Conversion and Stock Offering” and “Restrictions on Acquisition of Seneca Bancorp, Inc.”

Prospectus Delivery

To ensure that each purchaser in the subscription offering and community offering receives a prospectus at least 48 hours before the expiration of the offering in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, we may not mail a prospectus any later than five days before the expiration date or hand deliver a prospectus any later than two days before that date. We are not obligated to deliver a prospectus or stock order form by means other than U.S. Mail. Execution of a stock order form will confirm receipt of delivery of a prospectus in accordance with Rule 15c2-8. Stock order forms will be distributed only if preceded or accompanied by a prospectus.

In the syndicated community offering, a prospectus and stock order form in electronic format may be made available on Internet sites or through other online services maintained by KBW or one or more other members of the syndicate, or by their respective affiliates. In those cases, prospective investors may view offering terms online. The members of the syndicate may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made on the same basis as other allocations.

Other than the prospectus in electronic format, the information on the Internet sites referenced in the preceding paragraph and any information contained in any other Internet site maintained by any member of the syndicate is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or by KBW or any other member of the syndicate in its capacity as selling agent or syndicate member and should not be relied upon by investors.

Plan of Distribution; Selling Agent Compensation

Subscription and Community Offerings. To assist in the marketing of our shares of common stock in the subscription offering and any community offering, we have retained KBW, which is a broker-dealer registered with the Financial Industry Regulatory Authority. KBW will assist us on a best efforts basis in the subscription offering and any community offering by:

•	advising us on the financial and securities market implications of the conversion and stock offering and the plan of conversion;

•	assisting us in structuring and marketing the stock offering;

•	serving as sole bookrunning manager for the stock offering;

•	reviewing all offering documents, including the prospectus, stock order forms and marketing materials (it being understood that the preparation and filing of any and all such documents will be our responsibility and that of our counsel);

•	assisting us in scheduling and preparing meetings with potential investors and broker-dealers, if necessary;

•	assisting us in analyzing proposals from outside vendors in connection with the stock offering, as needed;

•	assisting us in the drafting and distribution of press releases as required or appropriate in connection with the stock offering;

•	meeting with our board of directors and/or our management to discuss any of the above services; and

•	providing such other financial advisory and investment banking services as may be reasonably necessary to promote the successful completion of the stock offering.

For these services, KBW has received a non-refundable management fee of $35,000 and will receive at the closing of the stock offering a success fee of $385,000 for shares of common stock sold in the subscription offering and the community offering. The management fee will be applied to the success fee upon the completion of the offering. In addition, if KBW is required or requested to provide significant services as a result of a resolicitation of subscribers, KBW will be entitled to additional compensation for such services, not to exceed $30,000.

Syndicated Community Offering. If shares of common stock are sold in a syndicated community offering, we will pay a fee of up to 6.0% of the aggregate dollar amount of common stock sold in the syndicated community offering to KBW and any other broker-dealers participating in the syndicated community offering. The success fee to be paid to KBW for its services in the subscription and community offerings will be credited against any fee payable for services in the syndicated community offering.

Expenses. KBW will also be reimbursed for reasonable out-of-pocket expenses, not to exceed $30,000, and fees and expenses of its legal counsel not to exceed $100,000. These expenses may be increased by additional amounts not to exceed $15,000 and $25,000, respectively, if unusual circumstances arise or a delay or resolicitation occurs, including a delay in the stock offering that would require an update to the financial information included in this prospectus. In no event shall out-of-pocket expenses, including fees and expenses of legal counsel, exceed $170,000. If the plan of conversion is terminated or if KBW’s engagement is terminated according to the provisions of the agency agreement, KBW will receive reimbursement of its reasonable out-of-pocket expenses. KBW shall have earned in full, and be entitled to be paid in full, all fees then due and payable at such date of termination. We have separately agreed to pay KBW fees and expenses for serving as records management agent, as described below.

Records Management

We have also engaged KBW to serve as conversion and records management agent in connection with the conversion and stock offering. In its role as conversion and records management agent, KBW will assist us in the stock offering by, among other things:

•	reviewing Seneca Savings’ depositor and loan accounts as of the key eligibility record dates and creating a master file of Seneca Financial MHC’s members;

•	assisting the financial printer in connection with labelling the stock offering materials for mailing;

•	providing support for any follow-up mailings to members;

•	proxy tabulation;

•	establishing, managing and supervising the Stock Information Center and providing software for its operation;

•	assisting in educating Seneca Savings personnel regarding the conversion and stock offering;

•	processing stock orders and producing daily reports and analysis for us;

•	assisting our transfer agent with the generation and mailing of stock ownership statements following the completion of the conversion and stock offering; and

•	performing interest calculations and, if necessary, refund calculations and providing a file to our transfer agent to generate interest and refund checks.

KBW will receive fees of $40,000 for these services, of which $10,000 has been paid as of the date of this prospectus. The remaining balance will be paid upon the closing of the conversion and stock offering. These fees can be increased by up to $10,000 if there are material changes in regulations or the plan of conversion, or there are delays requiring duplicate or replacement processing due to changes in key record dates. KBW will also be reimbursed for its reasonable out-of-pocket expenses not to exceed $10,000.

Indemnity

We have agreed to indemnify KBW against liabilities and expenses, including legal fees, incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the stock offering materials for the common stock, including liabilities under the Securities Act of 1933, as well as certain other claims and litigation arising out of KBW’s engagement with respect to the conversion and stock offering.

Solicitation of Offers by Officers and Directors

Some of our directors and executive officers may participate in the solicitation of offers to purchase common stock in the subscription offering and any community offering. These persons will be reimbursed for their reasonable out-of-pocket expenses incurred in connection with the solicitation. Other regular employees of Seneca Savings may assist in the stock offering, but only in ministerial capacities, and may provide clerical work in effecting a sales transaction. No offers or sales may be made by tellers or at the teller counters. Investment-related questions of prospective purchasers will be directed to executive officers or registered representatives of KBW. Our other employees have been instructed not to solicit offers to purchase shares of common stock or provide advice regarding the purchase of common stock. We will rely on Rule 3a4-1 under the Securities Exchange Act of 1934, as amended, and sales of common stock will be conducted within the requirements of Rule 3a4-1, so as to permit officers, directors and employees to participate in the sale of common stock. None of our officers, directors or employees will be compensated in connection with their participation in the stock offering.

Procedure for Purchasing Shares in the Subscription and Community Offerings

Expiration Date. The subscription offering and any community offering will expire at 2:00 p.m., Eastern time, on [expiration date], unless we extend one or both for up to 45 days, with the approval of Federal Reserve Board, if required. This extension may be approved by us, in our sole discretion, without notice to purchasers in the stock offering. Any extension of the subscription and/or community offering beyond [extension date] would require the Federal Reserve Board’s approval. If the stock offering is so extended, all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at [interest rate]% per annum, or cancel your deposit account withdrawal authorization. If the offering range is decreased below the minimum of the offering range or is increased above the adjusted maximum of the offering range, all subscribers’ stock orders will be cancelled, their deposit account withdrawal authorizations will be cancelled, and funds submitted to us will be returned promptly, with interest at [interest rate]% per annum, for funds received in the subscription and community offerings. We will then resolicit the subscribers, giving them an opportunity to place a new stock order for a period of time.

To ensure each purchaser receives a prospectus at least 48 hours before the [expiration date] expiration date of the stock offering, in accordance with Rule 15c2-8 of the Securities Exchange Act of 1934, as amended, no prospectus will be mailed any later than five days before the expiration date or hand delivered any later than two days before the expiration date. Execution of a stock order form will confirm receipt of delivery in accordance with Rule 15c2-8. Stock order forms will be distributed only with a prospectus.

We reserve the right in our sole discretion to terminate the stock offering at any time and for any reason, in which case we will cancel any deposit account withdrawal authorizations and promptly return all funds submitted, with interest at [interest rate]% per annum, from the date of receipt as described above.

Use of Order Forms in the Subscription and Community Offerings. To purchase shares of common stock in the subscription offering and, if held, the community offering, you must properly complete an original stock order form and remit full payment. We are not required to accept orders submitted on photocopied or facsimiled stock order forms. All stock order forms must be received (not postmarked) on or before 2:00 p.m., Eastern time, on [expiration date]. We are not required to accept stock order forms that are not received by that time, are not signed or are otherwise executed defectively or are received without full payment or without appropriate deposit account withdrawal instructions. We are not required to notify subscribers of incomplete or improperly executed stock order forms, and we have the right to waive or permit the correction of incomplete or improperly executed stock order forms. We do not represent, however, that we will do so and we have no affirmative duty to notify any prospective subscriber of any such defects. You may submit your stock order form and payment by mail using the stock order reply envelope provided or by paying for overnight delivery to the address listed on the stock order form. You may also hand-deliver stock order forms to Seneca Savings’ main office, located at 35 Oswego Street, Baldwinsville, New York. Hand-delivered stock order forms will be accepted only at this location. We will not accept stock order forms at any other office of Seneca Savings. Do not mail stock order forms to Seneca Savings.

Once tendered, an order form cannot be modified or revoked without our consent. We reserve the absolute right, in our sole discretion, to reject orders received in the community offering, in whole or in part, at the time of receipt or at any time before completion of the stock offering. If you are ordering shares in the stock offering, you must represent that you are purchasing shares for your own account and that you have no agreement or understanding with any person for the sale or transfer of the shares. We have the right to reject any order submitted in the stock offering by a person who we believe is making false representations or who we otherwise believe, either alone or acting in concert with others, is violating, evading, circumventing, or intends to violate, evade or circumvent the terms and conditions of the plan of conversion. Our interpretation of the terms and conditions of the plan of conversion and of the acceptability of the order forms will be final.

By signing the order form, you will be acknowledging that the common stock is not a deposit or savings account and is not federally insured or otherwise guaranteed by Seneca Savings, the Federal Deposit Insurance Corporation or the federal government, and that you received a copy of this prospectus. However, signing the order form will not result in you waiving your rights under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Payment for Shares. Payment for all shares of common stock must accompany all completed order forms for the purchase to be valid. Payment for shares in the subscription and community offerings may be made by:

(i)	personal check, bank check or money order, from the purchaser, made payable to Seneca Bancorp, Inc.;

(ii)	authorization of withdrawal of available funds from your Seneca Savings deposit account(s); or

(iii)	cash—cash will only be accepted at Seneca Savings’ main office and will be converted to a bank check. Please do not remit cash by mail.

Appropriate means for designating withdrawals from deposit account(s) at Seneca Savings are provided on the stock order form. The funds designated must be available in the account(s) at the time the stock order form is received. A hold will be placed on these funds, making them unavailable to the depositor. Funds authorized for withdrawal will continue to earn interest within the account at the contractual rate until the stock offering is completed, at which time the designated withdrawal will be made. Interest penalties for early withdrawal applicable to certificate of deposit accounts will not apply to withdrawals authorized for the purchase of shares of common stock; however, if a withdrawal results in a certificate of deposit account with a balance less than the applicable minimum balance requirement, the certificate of deposit will be canceled at the time of withdrawal without penalty and the remaining balance will earn interest at [interest rate]% per annum after the withdrawal. In the case of payments made by personal check, these funds must be available in the account(s). Checks and money orders received in the subscription and community offerings will be immediately cashed and placed in a segregated account at Seneca Savings and will earn interest at [interest rate]% per annum from the date payment is processed until the stock offering is completed or terminated.

You may not remit any type of third-party checks (including those payable to you and endorsed over to Seneca Bancorp) or a Seneca Savings line of credit check. You may not designate on your stock order form direct withdrawal from a retirement account at Seneca Savings. See “—Using Individual Retirement Account Funds.” Additionally, you may not designate on your stock order form a direct withdrawal from Seneca Savings deposit accounts with check-writing privileges. Instead, a check should be provided. If you request a direct withdrawal, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and will immediately withdraw the amount from your checking account(s). If permitted by the Federal Reserve Board, in the event we resolicit large purchasers, as described above in “—Additional Limitations on Common Stock Purchases,” such purchasers who wish to increase their purchases will not be able to use personal checks to pay for the additional shares, but instead must pay for the additional shares using immediately available funds. Wire transfers will not be accepted.

Once we receive your executed stock order form, it may not be modified, amended or rescinded without our consent, unless the stock offering is not completed by [extension date]. If the subscription offering and, if held, the community offering are extended beyond [extension date], all subscribers will be notified and given an opportunity to confirm, change or cancel their orders. If you do not respond to the notice of extension, we will promptly return your funds, with interest at [interest rate]% per annum, or cancel your deposit account withdrawal authorization. We may resolicit purchasers for a specified period of time.

Applicable regulations prohibit Seneca Savings from lending funds or extending credit to any persons to purchase shares of common stock in the stock offering.

We have the right, in our sole discretion, to permit institutional investors to submit irrevocable orders together with the legally binding commitment for payment and to thereafter pay for the shares of common stock for which they subscribe in the community offering at any time before 48 hours before the completion of the conversion and stock offering. This payment may be made by wire transfer.

If our employee stock ownership plan purchases shares in the stock offering, it will not be required to pay for such shares until completion of the stock offering, provided that there is a loan commitment from an unrelated financial institution or Seneca Bancorp to lend to the employee stock ownership plan the necessary amount to fund the purchase. In addition, if our 401(k) plan purchases shares in the stock offering, it will not be required to pay for such shares until completion of the stock offering.

Using Individual Retirement Account Funds. If you are interested in using funds in your IRA at Seneca Savings or other retirement account to purchase shares of common stock in the stock offering, you must do so through an account offered by a custodian that can hold common stock. By regulation, Seneca Savings’ IRAs are not capable of holding common stock. Therefore, if you wish to use funds that are currently in an IRA held at Seneca Savings, you may not designate on the order form that you wish funds to be withdrawn from the account for the purchase of common stock. The funds you wish to use for the purchase of common stock will instead have to be transferred to an independent trustee or custodian, such as a brokerage firm, which offers the type of retirement accounts that can hold common stock. The purchase must be made through that account. If you do not have such an account, you will need to establish one before placing a stock order. A one-time and/or annual administrative fee may be payable to the independent trustee or custodian. You may select the custodian of your choice. You may, but are under no obligation to, select KBW or one of its affiliated broker dealers, Stifel, Nicolaus & Company, Incorporated or Century Securities Associates, as your IRA custodian. If you do purchase shares of Seneca Bancorp common stock using funds from a KBW, Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates IRA, IRA, you acknowledge that KBW, Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates IRA, as applicable, did not recommend or give you advice regarding such purchase. Other than the standard account fees and compensation associated with all IRAs, KBW, Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates does not receive additional fees or compensation as a result of the purchase of Seneca Bancorp common stock through a KBW, Stifel, Nicolaus & Company, Incorporated, or Century Securities Associates IRA or other retirement account. There will be no early withdrawal or Internal Revenue Service interest penalties for these transfers. Individuals interested in using funds in an individual retirement account or any other retirement account, whether held at Seneca Savings or elsewhere, to purchase shares of common stock should contact our Stock Information Center for guidance as soon as possible, preferably at least two weeks before the [expiration date] offering deadline. Processing these transactions takes additional time, and whether such funds can be used may depend on limitations imposed by the institutions where such funds are currently held. We cannot guarantee that you will be able to use such funds.

Delivery of Shares of Common Stock. All shares of common stock sold will be issued in book entry form. Stock certificates will not be issued. A book entry statement reflecting ownership of shares of common stock issued in the subscription offering and, if held, the community offering will be mailed by our transfer agent to the persons entitled thereto at the registration address noted by them on their stock order forms as soon as practicable following consummation of the conversion and stock offering. We expect trading in the stock to begin on the day of completion of the conversion and stock offering or the next business day. Until a statement reflecting your ownership of shares of common stock is available and delivered to you, you may not be able to sell the shares of common stock that you purchased, even though the shares of common stock will have begun trading. Your ability to sell the shares of common stock before receiving your statement will depend on arrangements you may make with a brokerage firm.

Other Restrictions. Notwithstanding any other provision of the plan of conversion, no person is entitled to purchase any shares of common stock to the extent the purchase would be illegal under any federal or state law or regulation, including state “blue sky” regulations, or would violate regulations or policies of the Financial Industry Regulatory Authority, particularly those regarding free riding and withholding. We may ask for an acceptable legal opinion from any purchaser as to the legality of his or her purchase and we may refuse to honor any purchase order if an opinion is not timely furnished. In addition, we are not required to offer shares of common stock to any person who resides in a foreign country, or in a state of the United States with respect to which any of the following apply:

(i)	a small number of persons otherwise eligible to subscribe for shares under the plan of conversion reside in such state;

(ii)	the offer or sale of shares of common stock to such persons would require us or our employees to register, under the securities laws of such state, as a broker or dealer or to register or otherwise qualify our securities for sale in such state; or

(iii)	such registration or qualification would be impracticable for reasons of cost or otherwise.

Restrictions on Transfer of Subscription Rights and Shares

Applicable banking regulations prohibit any person with subscription rights, including the Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members, from transferring or entering into any agreement or understanding to transfer the legal or beneficial ownership of the subscription rights issued under the plan of conversion or the shares of common stock to be issued upon their exercise. These rights may be exercised only by the person to whom they are granted and only for his or her account. When registering your stock purchase on the stock order form, you cannot add the name(s) of others for joint stock registration who do not have subscription rights or who qualify only in a lower subscription offering priority than you do. Doing so may jeopardize your subscription rights. You may only add those who were eligible to purchase shares of common stock in the subscription offering at your date of eligibility. Each person exercising subscription rights will be required to certify that he or she is purchasing shares solely for his or her own account and that he or she has no agreement or understanding regarding the sale or transfer of such shares. The regulations also prohibit any person from offering or making an announcement of an offer or intent to make an offer to purchase subscription rights or shares of common stock to be issued upon their exercise before completion of the stock offering.

We will pursue any and all legal and equitable remedies in the event we become aware of the transfer of subscription rights, and we will not honor orders that we believe involve the transfer of subscription rights.

Stock Information Center

Our banking office personnel may not, by law, assist with investment-related questions about the stock offering. If you have any questions regarding the conversion and stock offering, call our Stock Information Center at [stock center #]. The Stock Information Center is open Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time, and will be closed on weekends and bank holidays.

Liquidation Rights

Liquidation Before the Conversion and Stock Offering. In the unlikely event that Seneca Financial MHC is liquidated before the conversion and stock offering, all claims of creditors of Seneca Financial MHC would be paid first. Thereafter, if there were any assets of Seneca Financial MHC remaining, these assets would first be distributed to depositors of Seneca Savings pro rata based on the value of their accounts at Seneca Savings.

Liquidation Following the Conversion and Stock Offering. The plan of conversion provides for the establishment, upon the completion of the conversion and stock offering, of a liquidation account by Seneca Bancorp for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders in an amount equal to (i) Seneca Financial MHC’s ownership interest in Seneca Financial Corp.’s total stockholders’ equity as of the date of the latest statement of financial condition contained in this prospectus plus (ii) the value of the net assets of Seneca Financial MHC as of the date of the latest statement of financial condition of Seneca Financial MHC before the consummation of the conversion and stock offering (excluding its ownership of Seneca Financial Corp.). The plan of conversion also provides for the establishment of a parallel liquidation account by Seneca Savings Bank to support the Seneca Bancorp liquidation account if Seneca Bancorp does not have sufficient assets to fund its obligations under the Seneca Bancorp liquidation account.

In the unlikely event that Seneca Savings Bank were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first. However, except with respect to the liquidation account to be established in Seneca Bancorp, a depositor’s claim would be solely for the principal amount of his or her deposit accounts plus accrued interest. Depositors generally would not have an interest in the value of the assets of Seneca Savings Bank or Seneca Bancorp above that amount.

The liquidation account established by Seneca Bancorp is intended to provide qualifying depositors of Seneca Savings Bank with a liquidation interest (exchanged for the liquidation interests such persons had in Seneca Financial MHC) after the conversion and stock offering in the event of a complete liquidation of Seneca Bancorp and Seneca Savings Bank or a liquidation solely of Seneca Savings Bank. Specifically, in the unlikely event that either (i) Seneca Savings Bank or (ii) Seneca Bancorp and Seneca Savings Bank were to liquidate after the conversion and stock offering, all claims of creditors, including those of depositors, would be paid first, followed by a distribution to depositors as of the close of business on March 31, 2024 and [SERD] of their interests in the liquidation account maintained by Seneca Bancorp. Also, in a complete liquidation of both entities, or of Seneca Savings Bank only, when Seneca Bancorp has insufficient assets (other than the stock of Seneca Savings Bank) to fund the liquidation account distribution owed to Eligible Account Holders, and Seneca Savings Bank has positive net worth, then Seneca Savings Bank shall immediately make a distribution to fund Seneca Bancorp’s remaining obligations under the liquidation account. In no event will any Eligible Account Holder be entitled to a distribution that exceeds such holder’s interest in the liquidation account maintained by Seneca Bancorp as adjusted periodically pursuant to the plan of conversion and federal regulations. If Seneca Bancorp is completely liquidated or sold apart from a sale or liquidation of Seneca Savings Bank, then the Seneca Bancorp liquidation account will cease to exist and Eligible Account Holders will receive an equivalent interest in the Seneca Savings Bank liquidation account, subject to the same rights and terms as the Seneca Bancorp liquidation account.

Pursuant to the plan of conversion, after two years from the date of conversion and upon the written request of the Federal Reserve Board, Seneca Bancorp will transfer, or, upon the prior written approval of the Federal Reserve Board, may transfer the liquidation account and the depositors’ interests in such account to Seneca Savings Bank and the liquidation account shall thereupon be subsumed into the liquidation account of Seneca Savings Bank.

Under the rules and regulations of the Federal Reserve Board, a post-conversion merger, consolidation, or similar combination or transaction with another FDIC depository institution or depository institution holding company in which Seneca Bancorp or Seneca Savings Bank is not the surviving institution, would not be considered a liquidation. In such a transaction, the liquidation account would be assumed by the surviving institution or company.

Each Eligible Account Holder and Supplemental Eligible Account Holder would have an initial pro-rata interest in the liquidation account for each deposit account, including savings accounts, transaction accounts such as negotiable order of withdrawal accounts, money market deposit accounts, and certificates of deposit, with a balance of $50.00 or more held in Seneca Savings Bank as of the close of business on March 31, 2024 or [SERD], respectively, equal to the proportion that the balance of such account holder’s deposit account at the close of business on March 31, 2024 or [SERD], respectively, bears to the balance of all deposit accounts of all Eligible Account Holders and Supplemental Eligible Account Holders in Seneca Savings Bank on such dates.

If, however, on any December 31 annual closing date commencing after the effective date of the conversion and stock offering, the amount in any such deposit account is less than the amount in the deposit account at the close of business on March 31, 2024 or [SERD], or any other annual closing date, then the liquidation account as well as the interest in the liquidation account relating to such deposit account would be reduced by the proportion of any such reduction, and such interest will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the related deposit account. Payment pursuant to liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders would be separate and apart from the payment of any insured deposit accounts to such depositors. Any assets remaining after the above liquidation rights of Eligible Account Holders and Supplemental Eligible Account Holders are satisfied would be available for distribution to stockholders.

Material Income Tax Consequences

Completion of the conversion and stock offering is subject to the prior receipt of an opinion of counsel or tax advisor with respect to the federal and state income tax consequences of the conversion and stock offering to Seneca Financial MHC, Seneca Financial Corp., Seneca Savings, Seneca Bancorp, Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members. Unlike private letter rulings, an opinion of counsel or a tax advisor is not binding on the Internal Revenue Service or any state taxing authority, and those authorities may disagree with the opinion. In the event of a disagreement, there can be no assurance that Seneca Bancorp, or Seneca Savings would prevail in a judicial proceeding.

Seneca Financial MHC, Seneca Financial Corp., Seneca Savings and Seneca Bancorp have received an opinion of counsel, Luse Gorman, PC, regarding the material federal income tax consequences of the conversion and stock offering, as follows:

1.	The merger of Seneca Financial MHC with and into Seneca Financial Corp. will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code.

2.	The constructive exchange of Eligible Account Holders’ and Supplemental Eligible Account Holders’ liquidation interests in Seneca Financial MHC for liquidation interests in Seneca Financial Corp. will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

3.	None of Seneca Financial MHC, Seneca Financial Corp., Eligible Account Holders nor Supplemental Eligible Account Holders will recognize any gain or loss on the transfer of the assets of Seneca Financial MHC to Seneca Financial Corp. and the assumption by Seneca Financial Corp. of Seneca Financial MHC’s liabilities, if any, in constructive exchange for liquidation interests in Seneca Financial Corp.

4.	Seneca Financial Corp. will not recognize any gain or loss on the transfer of its assets to Seneca Bancorp and Seneca Bancorp’s assumption of its liabilities in exchange for shares of Seneca Bancorp stock or the distribution of Seneca Bancorp stock to stockholders of Seneca Financial Corp. and the constructive distribution of the interests in the Liquidation Account to Eligible Account Holders and Supplemental Eligible Account Holders.

5.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Seneca Financial MHC for interests in the liquidation account in Seneca Bancorp.

6.	The basis of the assets of Seneca Financial MHC (other than the stock in Seneca Financial Corp.) and the holding period of the assets to be received by Seneca Financial Corp. will be the same as the basis and holding period of such assets in Seneca Financial MHC immediately before the exchange.

7.	The merger of Seneca Financial Corp. with and into Seneca Bancorp will constitute a mere change in identity, form, or place of organization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code and, therefore, will qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code. Neither Seneca Financial Corp. nor Seneca Bancorp will recognize gain or loss as a result of such merger.

8.	The basis of the assets of Seneca Financial Corp. and the holding period of such assets to be received by Seneca Bancorp will be the same as the basis and holding period of such assets in Seneca Financial Corp. immediately before the exchange.

9.	Eligible Account Holders and Supplemental Eligible Account Holders will not recognize any gain or loss upon the constructive exchange of their liquidation interests in Seneca Financial Corp. for interests in the liquidation account in Seneca Bancorp.

10.	The exchange by the Eligible Account Holders and Supplemental Eligible Account Holders of the liquidation interests that they constructively received in Seneca Financial Corp. for interests in the liquidation account established in Seneca Bancorp will satisfy the continuity of interest requirement of Section 1.368-1(b) of the Federal Income Tax Regulations.

11.	Each stockholder’s aggregate basis in shares of Seneca Bancorp common stock received in the exchange will be the same as the aggregate basis of Seneca Financial Corp. common stock surrendered in the exchange.

12.	Each stockholder’s holding period in its Seneca Bancorp common stock received in the exchange will include the period during which the Seneca Financial Corp. common stock surrendered was held, provided that the Seneca Financial Corp. common stock surrendered is a capital asset in the hands of the stockholder on the date of the exchange.

13.	Seneca Savings charter conversion from a federal savings association to a national banking association will constitute a reorganization under Section 368(a)(1)(F) of the Code and Seneca Savings, either in its status as a federal savings association or national banking association, will recognize no gain or loss as a result of the charter conversion.

14.	Except with respect to cash received in lieu of fractional shares, current stockholders of Seneca Financial Corp. will not recognize any gain or loss upon their exchange of Seneca Financial Corp. common stock for Seneca Bancorp common stock.

15.	Cash received by any current stockholder of Seneca Financial Corp. in lieu of a fractional share interest in shares of Seneca Bancorp common stock will be treated as having been received as a distribution in full payment in exchange for a fractional share interest of Seneca Bancorp common stock, which the stockholder would otherwise be entitled to receive. Accordingly, a stockholder will recognize gain or loss equal to the difference between the cash received and the basis of the fractional share. If the common stock is held by the stockholder as a capital asset, the gain or loss will be capital gain or loss.

16.	It is more likely than not that the fair market value of the nontransferable subscription rights to purchase Seneca Bancorp common stock is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders, Supplemental Eligible Account Holders and Other Members upon distribution to them of nontransferable subscription rights to purchase shares of Seneca Bancorp common stock. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members will not realize any taxable income as the result of the exercise by them of the nontransferable subscriptions rights.

17.	It is more likely than not that at the effective date of the conversion and stock offering the fair market value of the benefit provided to Eligible Account Holders and Supplemental Eligible Account Holders by their interest in the liquidation account of Seneca Savings is zero. Accordingly, it is more likely than not that no gain or loss will be recognized by Eligible Account Holders and Supplemental Eligible Account Holders upon the constructive distribution to them of such rights in the Seneca Savings liquidation account as of the effective date of the conversion and stock offering.

18.	It is more likely than not that the basis of the shares of Seneca Bancorp common stock purchased in the stock offering by the exercise of nontransferable subscription rights will be the purchase price. The holding period of the Seneca Bancorp common stock purchased pursuant to the exercise of nontransferable subscription rights will commence on the date the right to acquire such stock was exercised (i.e., the effective date of the conversion and stock offering).

19.	No gain or loss will be recognized by Seneca Bancorp on the receipt of money in exchange for Seneca Bancorp common stock sold in the stock offering.

We believe that the tax opinions summarized above address the material federal income tax consequences that are generally applicable to Seneca Financial MHC, Seneca Financial Corp., Seneca Savings, Seneca Bancorp, persons receiving subscription rights, and stockholders of Seneca Financial Corp. With respect to items 16 and 18 above, Luse Gorman, PC noted that the subscription rights will be granted at no cost to the recipients, are legally nontransferable and of short duration, and will provide the recipient with the right only to purchase shares of common stock at the same price to be paid by members of the general public in any community offering. Luse Gorman, PC further noted that RP Financial has issued a letter that the subscription rights have no ascertainable fair market value. Luse Gorman, PC also noted that the Internal Revenue Service has not in the past concluded that subscription rights have value. Based on the foregoing, Luse Gorman, PC believes that it is more likely than not that the nontransferable subscription rights to purchase shares of common stock have no value. However, the issue of whether the nontransferable subscription rights have value is based on all the facts and circumstances. If the subscription rights granted to Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are deemed to have an ascertainable value, receipt of these rights could result in taxable gain to those Eligible Account Holders, Supplemental Eligible Account Holders, and Other Members in an amount equal to the ascertainable value, and we could recognize gain on the distribution of such rights. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are encouraged to consult with their own tax advisors as to the tax consequences if subscription rights are deemed to have an ascertainable value.

The opinion as to item 17 above is based on the position that: (i) no holder of an interest in a liquidation account has ever received any payment attributable to liquidation of a solvent bank and/or holding company (other than as set forth below); (ii) the interests in the liquidation accounts are not transferable; (iii) the amounts due under the liquidation account with respect to each Eligible Account Holder and Supplemental Eligible Account Holder will be reduced as their deposits in Seneca Savings are reduced; (iv) holders of an interest in a liquidation account have received payments of their interests in very few instances (out of hundreds of transactions involving mergers, acquisitions and the purchase of assets and assumption of liabilities of holding companies and subsidiary banks) and these instances involved the purchase and assumption of a bank’s assets by a credit union; and (v) the Seneca Savings liquidation account payment obligation arises only if Seneca Bancorp lacks sufficient assets to fund the liquidation account or if Seneca Savings (or Seneca Savings and Seneca Bancorp) enters into a transaction to transfer Seneca Savings’ assets and liabilities to a credit union.

In addition, we have received a letter from RP Financial stating its belief that the benefit provided by the Seneca Savings liquidation account supporting the payment of the liquidation account if (i) Seneca Bancorp lacks sufficient net assets or (ii) Seneca Savings (or Seneca Savings and Seneca Bancorp) enters into a transaction to transfer Seneca Savings’ assets and liabilities to a credit union, does not have any economic value at the time of the conversion and stock offering. Based on the foregoing, Luse Gorman, PC believes it is more likely than not that such rights in the Seneca Savings liquidation account have no value. If such rights are subsequently found to have an economic value as of the effective time of the conversion and stock offering, income may be recognized by each Eligible Account Holder or Supplemental Eligible Account Holder in the amount of the fair market value as of the date of the conversion and stock offering.

The opinion of Luse Gorman, PC, unlike a letter ruling issued by the Internal Revenue Service, is not binding on the Internal Revenue Service and the conclusions expressed therein may be challenged at a future date. The Internal Revenue Service has issued favorable rulings for transactions substantially similar to the proposed conversion and stock offering, but those rulings may not be cited as precedent by any taxpayer other than the taxpayer to whom a ruling is addressed. We do not plan to apply for a letter ruling concerning the transactions described herein.

We have also received an opinion from Bonadio & Co., LLP that the New York income tax consequences are consistent with the federal income tax consequences.

The federal and state tax opinions have been filed with the Securities and Exchange Commission as exhibits to Seneca Bancorp’s registration statement.

Certain Restrictions on Purchase or Transfer of Our Shares after the Conversion and Stock Offering

All shares of common stock purchased in the stock offering by a director or certain officers of Seneca Savings, Seneca Financial Corp., Seneca Bancorp or Seneca Financial MHC generally may not be sold for a period of one year following the closing of the conversion and stock offering, except if the individual dies. Restricted shares will bear a legend giving notice of this restriction on transfer, and instructions will be issued to the effect that any transfer within this time period of any record ownership of the shares other than as provided above is a violation of the restriction. Any shares of common stock issued at a later date as a stock dividend, stock split, or otherwise, with respect to the restricted stock will be similarly restricted. The directors and executive officers of Seneca Bancorp also will be restricted by the insider trading rules under the Securities Exchange Act of 1934, as amended.

Purchases of shares of our common stock by any of our directors, certain officers and their associates, during the three-year period following the closing of the conversion and stock offering, may be made only through a broker or dealer registered with the Securities and Exchange Commission, except with the prior written approval of the Federal Reserve Board. This restriction does not apply, however, to negotiated transactions involving more than 1% of our outstanding common stock or to purchases of our common stock by our stock option plan or any of our tax-qualified employee stock benefit plans or non-tax-qualified employee stock benefit plans, including any restricted stock plans.

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR STOCKHOLDERS OF SENECA FINANCIAL CORP.

General. As a result of the conversion and stock offering, stockholders of Seneca Financial Corp. will become stockholders of Seneca Bancorp. The differing rights of stockholders of Seneca Financial Corp. and stockholders of Seneca Bancorp result from differences between federal and Maryland law and regulations, and differences between Seneca Financial Corp.’s federal charter and bylaws and Seneca Bancorp’s Maryland articles of incorporation and bylaws.

This discussion is not intended to be a complete statement of the differences affecting the rights of stockholders, but rather summarizes the material differences and similarities affecting the rights of stockholders. See “Where You Can Find Additional Information” for procedures for obtaining a copy of Seneca Bancorp’s articles of incorporation and bylaws.

Authorized Capital Stock. The authorized capital stock of Seneca Financial Corp. consists of 19,000,000 shares of common stock, $0.01 par value per share, and 1,000,000 shares of preferred stock, $0.01 par value per share.

The authorized capital stock of Seneca Bancorp consists of 40,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, par value $0.01 per share.

Under Maryland General Corporation Law and Seneca Bancorp’s articles of incorporation, the board of directors may increase or decrease the number of authorized shares without stockholder approval. Stockholder approval is required to increase or decrease the number of authorized shares of Seneca Financial Corp.

Seneca Financial Corp.’s charter and Seneca Bancorp’s articles of incorporation both authorize the board of directors to establish one or more series of preferred stock and, for any series of preferred stock, to determine the terms and rights of the series, including voting rights, dividend rights, conversion and redemption rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board of directors has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management to attempt to block a hostile tender offer, merger or other transaction by which a third party seeks control. We currently have no plans for the issuance of additional shares for such purposes.

Issuance of Capital Stock. Pursuant to applicable laws and regulations, Seneca Financial MHC is required to own not less than a majority of the outstanding shares of Seneca Financial Corp. common stock. Seneca Financial MHC will no longer exist following completion of the conversion and stock offering.

Seneca Bancorp’s articles of incorporation do not contain restrictions on the issuance of shares of capital stock to directors, officers or controlling persons, whereas Seneca Financial Corp.’s charter restricts such issuances to general public offerings, or to directors for qualifying shares, unless the share issuance or the plan under which they would generally be issued has been approved by stockholders. However, stock-based compensation plans, such as stock option plans and restricted stock plans, would have to be submitted for approval by Seneca Financial Corp. stockholders and by Seneca Bancorp stockholders to qualify stock options for favorable federal income tax treatment and under requirements of the Nasdaq Stock Market, if applicable.

Voting Rights. Neither Seneca Financial Corp.’s charter or bylaws nor Seneca Bancorp’s articles of incorporation or bylaws provide for cumulative voting for the election of directors. For additional information regarding voting rights, see “—Limitations on Voting Rights of Greater-than-10% Stockholders” below.

Payment of Dividends. Seneca Financial Corp.’s ability to pay dividends depends, to a large extent, upon Seneca Savings’ ability to pay dividends to Seneca Financial Corp., which is restricted by federal regulations and by federal income tax considerations related to savings banks.

Similar restrictions will apply to Seneca Savings Bank’s ability to pay dividends to Seneca Bancorp. In addition, Maryland law generally provides that Seneca Bancorp is limited to paying dividends in an amount equal to its capital surplus over payments that would be owed upon dissolution to stockholders whose preferential rights upon dissolution are superior to those receiving the dividend, and to an amount that would not make Seneca Bancorp insolvent.

Board of Directors. Seneca Financial Corp.’s bylaws and Seneca Bancorp’s articles of incorporation require the board of directors to be divided into three classes and that the members of each class shall be elected for a term of three years and until their successors are elected and qualified, with one class being elected annually.

Under Seneca Financial Corp.’s bylaws, any vacancies on the board of directors may be filled by the affirmative vote of a majority of the remaining directors although less than a quorum of the board of directors. Persons elected by the board of directors of Seneca Financial Corp. to fill vacancies may only serve until the next election of directors by stockholders. Under Seneca Bancorp’s bylaws, any vacancy occurring on the board of directors, including any vacancy created by reason of an increase in the number of directors, may be filled only by the affirmative vote of two-thirds of the remaining directors, and any director so chosen shall hold office for the remainder of the term to which the director has been elected and until his or her successor is elected and qualified.

Limitations on Liability. Seneca Financial Corp.’s charter provides that directors and officers will not be personally liable for breach of any duty owed to the company and its stockholders, except for any breach of duty based on an act or omission (i) in breach of such person’s duty of loyalty to the company or its stockholders, or (ii) not in good faith or involved in a knowing violation of law or resulting in the receipt of an improper personal benefit.

Seneca Bancorp’s articles of incorporation provide that directors and officers will not be personally liable for monetary damages to Seneca Bancorp for certain actions as directors or officers, except for (i) receipt of an improper personal benefit, (ii) actions or omissions that are determined to have materially involved active and deliberate dishonesty, or (iii) to the extent otherwise provided by Maryland law. These provisions might, in certain instances, discourage or deter stockholders or management from bringing a lawsuit against directors or officers for a breach of their duties even though such an action, if successful, might benefit Seneca Bancorp.

Indemnification of Directors, Officers, Employees and Agents. As generally allowed under current Federal Reserve Board regulations and Seneca Financial Corp.’s bylaws, Seneca Financial Corp. will indemnify its current and former directors, officers and employees for any amount for which that person becomes liable under a judgment in, and any reasonable costs incurred in connection with, any litigation involving such person’s activities as a director, officer or employee if such person obtains a final judgment on the merits in his or her favor. In addition, indemnification is permitted in the case of a settlement, a final judgment against such person, or final judgment other than on the merits, if a majority of disinterested directors determines that such person was acting in good faith within the scope of his or her employment as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interests of Seneca Financial Corp. or its stockholders. Seneca Financial Corp. also is permitted to pay ongoing expenses incurred by a director, officer or employee if a majority of disinterested directors concludes that such person may become entitled to indemnification.

The articles of incorporation of Seneca Bancorp provide that it shall indemnify (i) its current and former directors and officers to the fullest extent required or permitted by Maryland law, including the advancement of expenses, and (ii) other employees or agents to such extent as shall be authorized by the board of directors and Maryland law, all subject to any applicable federal law and regulation. Maryland law allows Seneca Bancorp to indemnify any person for expenses, liabilities, settlements, judgments and fines in suits in which such person has been made a party by reason of the fact that he or she is or was a director, officer or employee of Seneca Bancorp. No such indemnification may be given if the acts or omissions of the person are adjudged to be in bad faith and material to the matter giving rise to the proceeding, if such person is liable to the corporation for an unlawful distribution, or if such person personally received a benefit to which he or she was not entitled. The right to indemnification includes the right to be paid the expenses incurred in advance of final disposition of a proceeding.

Special Meetings of Stockholders. Seneca Financial Corp.’s bylaws provide that special meetings of stockholders may be called by the chairman, the president, a majority of the members of the board of directors or the holders of not less than 10% of the outstanding capital stock entitled to vote at the meeting.

Seneca Bancorp’s bylaws provide that special meetings of stockholders may be called by the president, the chief executive officer, the chairman or by a majority vote of the total authorized directors, and shall be called upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Stockholder Nominations and Proposals. Seneca Financial Corp.’s bylaws provide that stockholders may submit nominations for election of directors at an annual meeting of stockholders and may propose any new business to be taken up at such a meeting by filing the proposal in writing with Seneca Financial Corp. at least five days before the date of the annual meeting.

Seneca Bancorp’s bylaws provide that any stockholder desiring to make a nomination for the election of directors or a proposal for new business at a meeting of stockholders must submit written notice to Seneca Bancorp not less than 90 days nor more than 100 days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before the anniversary of the preceding year’s annual meeting, a stockholder’s written notice shall be timely only if delivered or mailed to and received by the Secretary of Seneca Bancorp at the principal executive office of the corporation no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the tenth day following the earlier of the day notice of the annual meeting was mailed to stockholders or the day on which public disclosure of the date of such annual meeting is first made.

Management of Seneca Bancorp believes that it is in the best interests of Seneca Bancorp and its stockholders to provide sufficient time to enable management to disclose to stockholders information about a dissident slate of nominations for directors. This advance notice requirement may also give management time to solicit its own proxies in an attempt to defeat any dissident slate of nominations, should management determine that doing so is in the best interests of stockholders generally. Similarly, adequate advance notice of stockholder proposals will give management time to study such proposals and to determine whether to recommend to the stockholders that such proposals be adopted. In certain instances, such provisions could make it more difficult to oppose management’s nominees or proposals, even if stockholders believe such nominees or proposals are not in stockholders’ best interests.

Stockholder Action Without a Meeting. Under Seneca Financial Corp.’s bylaws and under Maryland law with respect to Seneca Bancorp, action may be taken by stockholders without a meeting if all stockholders entitled to vote on the action consent to taking such action without a meeting.

Stockholder’s Right to Examine Books and Records. A federal regulation, which is applicable to Seneca Financial Corp., provides that stockholders may inspect and copy specified books and records after proper written notice for a proper purpose. Maryland law provides that a stockholder may inspect a company’s bylaws, stockholder minutes, annual statement of affairs and any voting trust agreements. However, only a stockholder or group of stockholders who together, for at least six months, have held at least 5% of the company’s total shares, have the right to inspect the company’s stock ledger, list of stockholders and books of accounts.

Limitations on Voting Rights of Greater-than-10% Stockholders. Seneca Bancorp’s articles of incorporation provide that no beneficial owner, directly or indirectly, of more than 10% of the outstanding shares of common stock will be permitted to vote any shares in excess of such 10% limit. Seneca Financial Corp.’s charter contained a similar provision that has expired by its terms.

In addition, federal regulations provide that for a period of three years following the date of the completion of the conversion and stock offering, no person, acting singly or together with associates in a group of persons acting in concert, may directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of a class of Seneca Bancorp’s equity securities without the prior written approval of the Federal Reserve Board. Where any person acquires beneficial ownership of more than 10% of a class of Seneca Bancorp’s equity securities without the prior written approval of the Federal Reserve Board, the securities beneficially owned by such person in excess of 10% may not be voted by any person or counted as voting shares in connection with any matter submitted to the stockholders for a vote, and will not be counted as outstanding for purposes of determining the affirmative vote necessary to approve any matter submitted to the stockholders for a vote.

Director Qualifications. Seneca Financial Corp.’s bylaws provide that certain individuals are not eligible for election or appointment as a director, including an individual who (i) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (ii) is a person against who a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and subject to appeal, or (iii) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (1) breached a fiduciary duty involving personal profit or (2) committed a willful violation of any law, rule or regulation governing banking, securities, commodities or insurance, or any final cease and desist order issued by a banking, securities, commodities or insurance regulatory agency.

Seneca Bancorp’s bylaws provide that certain individuals are not eligible for election or appointment as a director, including an individual who (i) in the past ten years, has been subject to a cease and desist, consent or other formal order, other than a civil money penalty, from a financial or securities regulatory agency; (ii) has been convicted of a crime involving dishonesty or breach of trust which is punishable by imprisonment for a term exceeding one year under state or federal law; or (iii) is currently charged in any information, indictment, or other complaint with the commission of or participation in such a crime. The bylaws also prohibit service on the board of directors where an individual: is, at the same time, associated with a bank, savings institution, credit union, mortgage banking company, consumer loan company or similar organization that engages in financial services related business activities or solicits customers in the same market area as Seneca Bancorp or Seneca Savings Bank; does not agree in writing to comply with all of Seneca Bancorp’s policies applicable to directors including but not limited to its confidentiality policy and confirm in writing his or her qualifications under the bylaws; is a party to any agreement or arrangement with a party other than Seneca Bancorp or a subsidiary that (1) provides him or her with material benefits which are tied to or contingent on Seneca Bancorp entering into a merger, sale of control or similar transaction in which it is not the surviving institution, (2) materially limits his or her voting discretion as a member of the board of directors, or (3) materially impairs his or her ability to discharge his or her fiduciary duties with respect to the fundamental strategic direction of Seneca Bancorp; or has lost more than one election for service as a director of Seneca Bancorp.

Seneca Financial Corp.’s bylaws provide that a director will at all times be the beneficial owner of not less than 100 shares of capital stock. Seneca Bancorp’s bylaws do not contain a similar provision.

Business Combinations with Interested Stockholders. Under Maryland law, “business combinations” between Seneca Bancorp and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, statutory share exchange or, in circumstances specified in the statute, certain transfers of assets, certain stock issuances and transfers, liquidation plans and reclassifications involving interested stockholders and their affiliates or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as: (i) any person who beneficially owns 10% or more of the voting power of Seneca Bancorp’s voting stock after the date on which Seneca Bancorp had 100 or more beneficial owners of its stock; or (ii) an affiliate or associate of Seneca Bancorp at any time after the date on which Seneca Bancorp had 100 or more beneficial owners of its stock who, within the two-year period before the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding voting stock of Seneca Bancorp. A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between Seneca Bancorp and an interested stockholder generally must be recommended by the board of directors of Seneca Bancorp and approved by the affirmative vote of at least: (i) 80% of the votes entitled to be cast by holders of outstanding shares of voting stock of Seneca Bancorp, and (ii) two-thirds of the votes entitled to be cast by holders of voting stock of Seneca Bancorp other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder. These super-majority vote requirements do not apply if Seneca Bancorp’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

Current federal regulations do not provide a vote standard for business combinations involving a federal mid-tier stock holding companies, like Seneca Financial Corp.

Mergers, Consolidations and Sales of Assets. As a result of an election made in Seneca Bancorp’s articles of incorporation, a merger or consolidation of Seneca Bancorp requires approval of a majority of all votes entitled to be cast by stockholders. However, no approval by stockholders is required for a merger if:

•	the plan of merger does not make an amendment to the articles of incorporation that would be required to be approved by the stockholders;

•	each stockholder of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after; and

•	the number of shares of any class or series of stock outstanding immediately after the effective time of the merger will not increase by more than 20% the total number of voting shares outstanding immediately before the merger.

In addition, under certain circumstances the approval of the stockholders shall not be required to authorize a merger with or into a 90%-owned subsidiary of Seneca Bancorp.

Under Maryland law, a sale of all or substantially all of Seneca Bancorp’s assets other than in the ordinary course of business, or a voluntary dissolution of Seneca Bancorp, requires the approval of its board of directors and the affirmative vote of two-thirds of the votes of stockholders entitled to be cast on the matter.

Current federal regulations do not provide a vote standard for mergers, consolidations or sales of assets by federal mid-tier stock holding companies, like Seneca Financial Corp.

Evaluation of Offers. The articles of incorporation of Seneca Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Seneca Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Seneca Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to:

•	the economic effect, both immediate and long-term, upon Seneca Bancorp’s stockholders, including stockholders, if any, who do not participate in the transaction;

•	the social and economic effect on the present and future employees, creditors and customers of, and others dealing with, Seneca Bancorp and its subsidiaries and on the communities in which Seneca Bancorp and its subsidiaries operate or are located;

•	whether the proposal is acceptable based on the historical, current or projected future operating results or financial condition of Seneca Bancorp;

•	whether a more favorable price could be obtained for Seneca Bancorp’s stock or other securities in the future;

•	the reputation and business practices of the other entity to be involved in the transaction and its management and affiliates as they would affect the employees of Seneca Bancorp and its subsidiaries;

•	the future value of the stock or any other securities of Seneca Bancorp or the other entity to be involved in the proposed transaction;

•	any antitrust or other legal and regulatory issues that are raised by the proposal;

•	the business and historical, current or expected future financial condition or operating results of the other entity to be involved in the transaction, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the proposed transaction, and other likely financial obligations of the other entity to be involved in the proposed transaction; and

•	the ability of Seneca Bancorp to fulfill its objectives as a financial institution holding company and the ability of its subsidiary financial institution(s) to fulfill the objectives of a federally insured financial institution under applicable statutes and regulations.

If the board of directors determines that any proposed transaction should be rejected, it may take any lawful action to defeat such transaction.

Seneca Financial Corp.’s charter provides when evaluating the same circumstances as stated above, the board of directors may consider the interests of the employees, suppliers, creditors and customers of Seneca Financial Corp. and Seneca Savings, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of Seneca Financial Corp. and its stockholders, including the possibility that these interests may be best served by the continued independence of Seneca Financial Corp.

Dissenters’ Rights of Appraisal. Under Maryland law, stockholders of Seneca Bancorp will not have dissenters’ appraisal rights in connection with a plan of merger or consolidation to which Seneca Bancorp is a party as long as the common stock of Seneca Bancorp trades on a national securities exchange.

Current federal regulations do not provide for dissenters’ appraisal rights for stockholders of federal mid-tier stock holding companies, like Seneca Financial Corp.

Forum Selection for Certain Stockholder Lawsuits. The articles of incorporation of Seneca Bancorp provide that, unless Seneca Bancorp consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Seneca Bancorp, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Seneca Bancorp to Seneca Bancorp or Seneca Bancorp’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Maryland General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the State of Maryland, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This exclusive forum provision does not apply to claims arising under the federal securities laws. Under the articles of incorporation, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Seneca Bancorp shall be deemed to have notice of and consented to the exclusive forum provision of the articles of incorporation. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum it finds favorable for disputes with Seneca Bancorp and its directors, officers, and other employees or may cause a stockholder to incur additional expense by having to bring a claim in a judicial forum that is distant from where the stockholder resides, or both.

Seneca Financial Corp.’s charter and bylaws do not contain a similar provision.

Amendment of Governing Instruments. No amendment of Seneca Financial Corp.’s charter may be made unless it is first proposed by the board of directors, then approved or preapproved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Amendments to Seneca Financial Corp.’s bylaws require either preliminary approval by or post-adoption notice to the Federal Reserve Board as well as approval of the amendment by a majority vote of the authorized board of directors, or by a majority of the votes cast by the stockholders of Seneca Financial Corp. at any legal meeting.

Seneca Bancorp’s articles of incorporation may be amended, upon the submission of an amendment by the board of directors to a vote of the stockholders, by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that absent at least a two-thirds vote of the members of the whole board of directors approving these certain provisions, approval by at least 80% of the outstanding voting stock is generally required to amend the following provisions:

(i)	the limitation on voting rights of persons who directly or indirectly beneficially own more than 10% of the outstanding shares of common stock;

(ii)	the division of the board of directors into three staggered classes;

(iii)	the ability of the board of directors to fill vacancies on the board;

(iv)	the requirement that directors may only be removed for cause and by the affirmative vote of at least two-thirds of the votes eligible to be cast by stockholders;

(v)	the ability of the board of directors to amend and repeal the bylaws;

(vi)	the ability of the board of directors to evaluate a variety of factors in evaluating offers to purchase or otherwise acquire Seneca Bancorp;

(vii)	the authority of the board of directors to provide for the issuance of preferred stock;

(viii)	the validity and effectiveness of any action lawfully authorized by the affirmative vote of the holders of a majority of the total number of outstanding shares of common stock;

(ix)	the number of stockholders constituting a quorum or required for stockholder consent;

(x)	the indemnification of current and former directors and officers, as well as employees and other agents, by Seneca Bancorp;

(xi)	the limitation of liability of officers and directors to Seneca Bancorp for money damages;

(xii)	the inability of stockholders to cumulate their votes in the election of directors;

(xiii)	the advance notice requirements for stockholder proposals and nominations;

(xiv)	the requirement that the forum for certain actions or disputes will be a state or federal court located within the State of Maryland; and

(xv)	the provision of the articles of incorporation requiring approval of at least 80% of the outstanding voting stock to amend the provisions of the articles of incorporation provided in (i) through (xiv) of this list.

Seneca Bancorp’s articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Seneca Bancorp’s directors or by the stockholders by the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the outstanding voting stock unless at least two-thirds of the members of the whole board of directors approves such amendment in which case only the affirmative vote of at least two-thirds of the total votes eligible to be cast will be required.

RESTRICTIONS ON ACQUISITION OF SENECA BANCORP, INC.

Although the board of directors of Seneca Bancorp is unaware of any effort that might be made to obtain control of Seneca Bancorp after the conversion and stock offering, the board of directors believes that it is appropriate to include certain provisions as part of Seneca Bancorp’s articles of incorporation to protect the interests of Seneca Bancorp and its stockholders from takeovers which the board of directors might conclude are not in the best interests of Seneca Bancorp or its stockholders.

The following discussion is a general summary of the material provisions of Maryland law, Seneca Bancorp’s articles of incorporation and bylaws and certain other regulatory provisions that may be deemed to have an “anti-takeover” effect. The following description is necessarily general and is not intended to be a complete description of the document or regulatory provision in question. Seneca Bancorp’s articles of incorporation and bylaws are included as part of Seneca Financial MHC’s application for conversion filed with the Federal Reserve Board and Seneca Bancorp’s registration statement filed with the Securities and Exchange Commission. See “Where You Can Find Additional Information.”

Maryland Law and Articles of Incorporation and Bylaws of Seneca Bancorp, Inc.

Maryland law, as well as Seneca Bancorp’s articles of incorporation and bylaws, contain a number of provisions relating to corporate governance and rights of stockholders that may discourage future takeover attempts. As a result, stockholders who might desire to participate in such transactions may not have an opportunity to do so. In addition, these provisions will also render the removal of the board of directors or management of Seneca Bancorp more difficult.

Directors. The board of directors will be divided into three classes. The members of each class will be elected for a term of three years and only one class of directors will be elected annually. Therefore, it would take at least two annual elections to replace a majority of the board of directors. The bylaws establish qualifications for board members, including restrictions on affiliations with competitors of Seneca Savings Bank and restrictions based upon prior legal or regulatory violations. Further, the bylaws impose notice and information requirements in connection with the nomination by stockholders of candidates for election to the board of directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders. Such notice and information requirements are applicable to all stockholder business proposals and nominations, and are in addition to any requirements under the federal securities laws.

Restrictions on Calling Special Meetings. The articles of incorporation and bylaws provide that special meetings of stockholders can be called by the president, the chief executive officer, the chairman, by a majority of the whole board of directors or upon the written request of stockholders entitled to cast at least a majority of all votes entitled to vote at the meeting.

Prohibition of Cumulative Voting. The articles of incorporation prohibit cumulative voting for the election of directors.

Limitation of Voting Rights. The articles of incorporation provide that in no event will any person who beneficially owns more than 10% of the then-outstanding shares of common stock, be entitled or permitted to vote any of the shares of common stock held in excess of the 10% limit. This provision has been included in the articles of incorporation in reliance on Section 2-507(a) of the Maryland General Corporation Law, which entitles stockholders to one vote for each share of stock unless the articles of incorporation provide for a greater or lesser number of votes per share or limit or deny voting rights.

Restrictions on Removing Directors from Office. The articles of incorporation provide that directors may be removed only for cause, and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of Seneca Bancorp’s then-outstanding common stock entitled to vote (after giving effect to the limitation on voting rights discussed above in “—Limitation of Voting Rights”).

Authorized but Unissued Shares. After the conversion and stock offering, Seneca Bancorp will have authorized but unissued shares of common and preferred stock. See “Description of Capital Stock of Seneca Bancorp, Inc.” The articles of incorporation authorize 10,000,000 shares of serial preferred stock. Seneca Bancorp is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the board of directors is authorized to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. In the event of a proposed merger, tender offer or other attempt to gain control of Seneca Bancorp that the board of directors does not approve, it may be possible for the board of directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of the transaction. An effect of the possible issuance of preferred stock therefore may be to deter a future attempt to gain control of Seneca Bancorp. The board of directors has no present plan or understanding to issue any preferred stock.

Amendments to Articles of Incorporation and Bylaws. Amendments to the articles of incorporation must be approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding shares of common stock, or by the affirmative vote of a majority of the outstanding shares of common stock if at least two-thirds of the members of the whole board of directors approves such amendment; provided, however, that absent at least a two-thirds vote of the members of the whole board of directors approving certain provisions, approval by at least 80% of the outstanding voting stock is generally required to amend certain provisions. A list of these provisions is provided under “Comparison of Stockholders’ Rights For Stockholders of Seneca Financial Corp.—Amendment of Governing Instruments.”

The articles of incorporation also provide that the bylaws may be amended by the affirmative vote of a majority of Seneca Bancorp’s directors or by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders at a duly constituted meeting of stockholders. Any amendment of this super-majority requirement for amendment of the bylaws would also require the approval of 80% of the total votes eligible to be cast unless at least two-thirds of the members of the whole board of directors approves such amendment in which case only the affirmative vote of at least two-thirds of the total votes eligible to be cast will be required.

The provisions requiring the affirmative vote of 80% of the total eligible votes eligible to be cast for certain stockholder actions have been included in the articles of incorporation of Seneca Bancorp in reliance on Section 2-104(b)(4) of the Maryland General Corporation Law, which permits the articles of incorporation to require a greater proportion of votes than the proportion that would otherwise be required for stockholder action under the Maryland General Corporation Law.

Business Combinations with Interested Stockholders. Maryland law restricts mergers, consolidations, sales of assets and other business combinations between Seneca Bancorp and an “interested stockholder.” See “Comparison of Stockholder Rights for Stockholders of Seneca Financial Corp.—Mergers, Consolidations and Sales of Assets.”

Evaluation of Offers. The articles of incorporation of Seneca Bancorp provide that its board of directors, when evaluating a transaction that would or may involve a change in control of Seneca Bancorp (whether by purchases of its securities, merger, consolidation, share exchange, dissolution, liquidation, sale of all or substantially all of its assets, proxy solicitation or otherwise), may, in connection with the exercise of its business judgment in determining what is in the best interests of Seneca Bancorp and its stockholders and in making any recommendation to the stockholders, give due consideration to all relevant factors, including, but not limited to, certain enumerated factors. For a list of these enumerated factors, see “Comparison of Stockholder Rights for Stockholders of Seneca Financial Corp.—Evaluation of Offers.”

Purpose and Anti-Takeover Effects of Seneca Bancorp, Inc.’s Articles of Incorporation and Bylaws. Our board of directors believes that the provisions described above are prudent and will reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by our board of directors. These provisions also will assist us in the orderly deployment of the stock offering proceeds into productive assets during the initial period after the conversion and stock offering. We believe these provisions are in the best interests of Seneca Bancorp and its stockholders. Our board of directors believes that it will be in the best position to determine the true value of Seneca Bancorp and to negotiate more effectively for what may be in the best interests of all our stockholders. Accordingly, our board of directors believes that it is in the best interests of Seneca Bancorp and all of our stockholders to encourage potential acquirers to negotiate directly with the board of directors and that these provisions will encourage such negotiations and discourage hostile takeover attempts. It is also the view of our board of directors that these provisions should not discourage persons from proposing a merger or other transaction at a price reflective of the true value of Seneca Bancorp and that is in the best interests of all our stockholders.

Takeover attempts that have not been negotiated with and approved by our board of directors present the risk of a takeover on terms that may be less favorable than might otherwise be available. A transaction that is negotiated and approved by our board of directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for our stockholders, with due consideration given to matters such as the management and business of the acquiring corporation.

Although a tender offer or other takeover attempt may be made at a price substantially above the current market price, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous, or retaining their investment in an enterprise that is under different management and whose objectives may not be similar to those of the remaining stockholders.

Despite our belief as to the benefits to stockholders of these provisions of Seneca Bancorp’s articles of incorporation and bylaws, these provisions also may have the effect of discouraging a future takeover attempt that would not be approved by our board of directors, but pursuant to which stockholders may receive a substantial premium for their shares over then current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove our board of directors and management. Our board of directors, however, has concluded that the potential benefits outweigh the possible disadvantages.

Federal Conversion Regulations

Federal Reserve Board regulations prohibit any person from making an offer, announcing an intent to make an offer or participating in any other arrangement to purchase stock or acquire stock or subscription rights in a converting institution or its holding company from another person before completion of its conversion. Further, without the prior written approval of the Federal Reserve Board, no person may make an offer or announcement of an offer to purchase shares or actually acquire shares of a converted institution or its holding company for a period of three years from the date of the completion of the conversion and stock offering if, upon the completion of such offer, announcement or acquisition, the person would become the beneficial owner of more than 10% of the outstanding stock of the institution or its holding company. The Federal Reserve Board has defined “person” to include any individual, group acting in concert, corporation, partnership, association, joint stock company, trust, unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution. However, offers made exclusively to a bank or its holding company, or to an underwriter or member of a selling group acting on the converting institution’s or its holding company’s behalf for resale to the general public, are excepted. The regulation also provides civil penalties for willful violation or assistance in any such violation of the regulation by any person connected with the management of the converting institution or its holding company or who controls more than 10% of the outstanding shares or voting rights of a converted institution or its holding company.

Change in Control Law and Regulations

Under the Change in Bank Control Act, no person or group of persons may acquire “control” of a bank holding company, such as Seneca Bancorp, unless the Federal Reserve Board has been given 60 days’ prior written notice and has not issued a notice disapproving the proposed acquisition, taking into consideration certain factors, including the financial and managerial resources of the acquirer and the competitive effects of the acquisition. Control, as defined under the Change in Bank Control Act and applicable regulations, means ownership, control of, or the power to vote 25% or more of any class of voting securities of the company. Acquisition of more than 10% of any class of a bank holding company’s voting securities constitutes a rebuttable presumption of control under certain circumstances, including where, as will be the case with Seneca Bancorp, the issuer has registered securities under Section 12 of the Securities Exchange Act of 1934.

In addition, the Bank Holding Company Act prohibits any company from acquiring control of a bank or bank holding company without first having obtained the approval of the Federal Reserve Board. Among other circumstances, under the Bank Holding Company Act, a company has control of a bank or bank holding company if the company owns, controls or has the power to vote 25% or more of a class of voting securities of the bank or bank holding company, controls in any manner the election of a majority of directors of the bank or bank holding company, or the Federal Reserve Board has determined, after notice and opportunity for hearing, that the company has the power to exercise a controlling influence over the management or policies of the bank or bank holding company. The Federal Reserve Board has established presumptions of control under which the acquisition of control of 5% or more of a class of voting securities of a bank holding company, together with other factors enumerated by the Federal Reserve Board, could constitute the acquisition of control of a bank holding company for purposes of the Bank Holding Company Act.

DESCRIPTION OF CAPITAL STOCK OF SENECA BANCORP, INC.

General

Seneca Bancorp is authorized to issue 40,000,000 shares of common stock, par value of $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.01 per share. Seneca Bancorp currently expects to issue in the stock offering and the exchange up to a total of 2,379,241 shares of common stock, at the adjusted maximum of the offering range. Seneca Bancorp will not issue shares of preferred stock in the conversion and stock offering. Each share of common stock will have the same relative rights as, and will be identical in all respects to, each other share of common stock. Upon payment of the subscription price for the common stock, in accordance with the plan of conversion, all of the shares of common stock will be duly authorized, fully paid and non-assessable.

The shares of common stock will represent non-withdrawable capital, will not be an account of an insurable type, and will not be insured by the Federal Deposit Insurance Corporation or any other government agency.

The articles of incorporation of Seneca Bancorp contain a provision that provides that state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholder lawsuits. See “Risk Factors—Risks Related to the Stock Offering—Our articles of incorporation provide that, subject to limited exception, state and federal courts in the State of Maryland are the sole and exclusive forum for certain stockholders litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, and other employees” and “Comparison of Stockholders’ Rights for Stockholders of Seneca Financial Corp.—Forum Selection for Certain Stockholder Lawsuits” for further information.

Common Stock

Dividends. Seneca Bancorp may pay dividends on its common stock if, after giving effect to such dividends, it would be able to pay its debts in the usual course of business and its total assets would exceed the sum of its total liabilities plus the amount needed to satisfy the preferential rights upon dissolution of stockholders whose preferential rights on dissolution are superior to those receiving the dividends. However, even if Seneca Bancorp’s assets are less than the amount necessary to satisfy the requirement set forth above, Seneca Bancorp may pay dividends from: its net earnings for the fiscal year in which the distribution is made; its net earnings for the preceding fiscal year; or the sum of its net earnings for the preceding eight fiscal quarters. The payment of dividends by Seneca Bancorp is also subject to limitations that are imposed by applicable regulation, including restrictions on payments of dividends that would reduce Seneca Bancorp’s assets below the then-adjusted balance of its liquidation account. The holders of common stock of Seneca Bancorp will be entitled to receive and share equally in dividends as may be declared by our board of directors out of funds legally available therefor. If Seneca Bancorp issues shares of preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

Voting Rights. Upon completion of the stock offering and exchange, the holders of common stock of Seneca Bancorp will have exclusive voting rights in Seneca Bancorp. They will elect Seneca Bancorp’s board of directors and act on other matters as are required to be presented to them under Maryland law or as are otherwise presented to them by the board of directors. Generally, each holder of common stock will be entitled to one vote per share and will not have any right to cumulate votes in the election of directors. Any person who beneficially owns more than 10% of the then-outstanding shares of Seneca Bancorp’s common stock, however, will not be entitled or permitted to vote any shares of common stock held in excess of the 10% limit. If Seneca Bancorp issues shares of preferred stock, holders of the preferred stock may also possess voting rights. Certain matters may require the approval of 80% of our outstanding common stock.

When we become a national banking association, corporate powers and control of Seneca Savings Bank will be vested in its board of directors, who elect the officers of Seneca Savings Bank and who fill any vacancies on the board of directors. Voting rights of Seneca Savings Bank will be vested exclusively in the owners of the shares of capital stock of Seneca Savings Bank, which will be Seneca Bancorp, and voted at the direction of Seneca Bancorp’s board of directors. Consequently, the holders of the common stock of Seneca Bancorp will not have direct control of Seneca Savings Bank.

Liquidation. In the unlikely event of any liquidation, dissolution or winding up of Seneca Savings Bank, Seneca Bancorp, as the holder of 100% of Seneca Savings Bank’s capital stock, would be entitled to receive all assets of Seneca Savings Bank available for distribution, after payment or provision for payment of all debts and liabilities of Seneca Savings Bank, including all deposit accounts and accrued interest thereon, and after distribution of the balance in the liquidation account to Eligible Account Holders and Supplemental Eligible Account Holders. In the unlikely event of liquidation, dissolution or winding up of Seneca Bancorp, the holders of its common stock would be entitled to receive, after payment or provision for payment of all its debts and liabilities (including payments with respect to its liquidation account), all of the assets of Seneca Bancorp available for distribution. If preferred stock is issued, the holders thereof may have a priority over the holders of the common stock in the event of liquidation or dissolution.

Preemptive Rights. Holders of the common stock of Seneca Bancorp will not be entitled to preemptive rights with respect to any shares that may be issued. The common stock is not subject to redemption.

Preferred Stock

None of Seneca Bancorp’s authorized shares of preferred stock will be issued as part of the conversion and stock offering. Preferred stock may be issued with preferences and designations as our board of directors may from time to time determine. Our board of directors may, without stockholder approval, issue shares of preferred stock with voting, dividend, liquidation and conversion rights that could dilute the voting strength of the holders of the common stock and may assist management in impeding an unfriendly takeover or attempted change in control.

TRANSFER AGENT

The transfer agent and registrar for Seneca Bancorp’s common stock is Equiniti Trust Company, LLC.

EXPERTS

The consolidated financial statements of Seneca Financial Corp. as of December 31, 2024 and 2023 and for each of the years ended December 31, 2024 and 2023 have been included in this prospectus and in the registration statement in reliance upon the report of Bonadio & Co., LLP, independent registered public accounting firm, appearing elsewhere in this prospectus, and upon the authority of said firm as experts in accounting and auditing.

RP Financial has consented to the publication in this prospectus of the summary of its report setting forth its opinion as to the estimated pro forma market value of the shares of common stock of Seneca Bancorp upon completion of the conversion and stock offering and of its letters with respect to subscription rights and the liquidation accounts.

LEGAL MATTERS

Luse Gorman, PC, Washington, D.C., special counsel to Seneca Bancorp, Seneca Financial MHC, Seneca Financial Corp., and Seneca Savings, has issued to Seneca Bancorp its opinion regarding the legality of the common stock and has issued to Seneca Bancorp, Seneca Financial MHC, Seneca Financial Corp., and Seneca Savings its opinion regarding the federal income tax consequences of the conversion and stock offering. Bonadio & Co., LLP, Syracuse, New York, has provided an opinion to us regarding the New York income tax consequences of the conversion and stock offering. Certain legal matters will be passed upon for KBW and, in the event of a syndicated community offering, for any other co-managers, by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

Seneca Bancorp has filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the shares of common stock offered hereby. As permitted by the rules and regulations of the Securities and Exchange Commission, this prospectus does not contain all the information set forth in the registration statement. Such information, including the appraisal report, which is an exhibit to the registration statement, can be examined without charge at the public reference facilities of the Securities and Exchange Commission located at 100 F Street, N.E., Washington, D.C. 20549, and copies of such material can be obtained from the Securities and Exchange Commission at prescribed rates. The Securities and Exchange Commission’s telephone number is 1-800-SEC-0330. In addition, the Securities and Exchange Commission maintains a web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission, including Seneca Bancorp. The statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions of the material terms of, and should be read in conjunction with, such contract or document.

Seneca Financial MHC has filed an application for conversion and a bank company application, both with the Federal Reserve Board. To obtain a copy of the applications filed with the Federal Reserve Board, you may contact Mr. Keith Goodwin, Head of Bank Applications, Bank Applications Function of the Federal Reserve Bank of New York at (212) 720-5885. The plan of conversion is available for inspection, upon request, at each office of Seneca Savings.

In connection with the conversion and stock offering, Seneca Bancorp will register its common stock under Section 12 of the Securities Exchange Act of 1934. Upon such registration, Seneca Bancorp and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on common stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Securities Exchange Act of 1934. Under the plan of conversion, Seneca Bancorp has undertaken that it will not terminate such registration for a period of at least three years following the completion of the conversion and stock offering.

TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Seneca Financial Corp. and Subsidiaries

Baldwinsville, New York

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial condition of Seneca Financial Corp. and Subsidiaries (the Company) as of December 31, 2024 and 2023, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2024, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing separate opinions on the critical audit matter or on the accounts or disclosures to which they relate.

Allowance for Credit Losses – Loans Collectively Evaluated

As described in Notes 2 and 4 to the consolidated financial statements, the Company’s allowance for credit losses on loans of $1.8 million reflects management’s expected credit losses that exist in the loan portfolio of $202.7 million as of December 31, 2024, which related entirely to loans evaluated on a collective basis (the collective ACL on loans). The ACL is measured on a collective (pooled) basis for segments of loans when similar risk characteristics are present. The Company uses the weighted-average remaining maturity (WARM) methodology using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are made for differences in current loan-specific risk characteristics. The model calculates forward-looking adjustments for each loan category which is based on regression analysis run utilizing various national and state-level economic variables, indices and leading indicators compared against loan category loss rates of the Company’s specific peer group. The adjusted loss reverts back to the historical loss rates for periods beyond the reasonable and supportable forecast period.

We identified the assessment of the collective ACL on loans as a critical audit matter. The principal considerations for identifying this as a critical audit matter were (i) the significant judgment by management in determining the collective ACL on loans, (ii) a high degree of auditor judgment, subjectivity and effort in performing procedures and in evaluating audit evidence related to management’s determination of the collective ACL on loans, and (iii) the audit effort involved the use of professionals with specialized skill and knowledge.

The primary procedures we performed to address this critical audit matter included:

•	Evaluating management's judgments and assumptions related to the selection of the model including evaluating the conceptual design of the model and the mathematical accuracy of the model;

•	Evaluating the relevance and reliability of data used in the model;

•	Evaluating the composition of the peer group selected by the Company and the methodology for making this determination;

•	Evaluating management’s judgments and assumptions used in the formulation of the qualitative factor framework, including the relevance and reliability of internal and external data used in their formulation;

•	Evaluating the relevance and reliability of the internal and external data used in the development of qualitative adjustments and the effect of those adjustments; and

•	Evaluating the selection and use of a third-party service organization and specialist in assisting with the collective ACL on loans.

We have served as the Company’s auditor since 2018.

/s/ Bonadio & Co., LLP
Syracuse, New York

June 12, 2025

SENECA FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per share data)

	As of March 31,	Years Ended December 31,
	2025	2024	2023
	(Unaudited)
ASSETS
Cash and cash equivalents	$6,517	$6,788	$3,920
Securities, available-for-sale, net of allowance for credit losses of $498, $498 and $47	43,217	46,484	35,440
Loans, net of allowance for credit losses of $1,842, $1,804 and $2,045	204,274	202,429	196,457
Federal Home Loan Bank of New York stock, at cost	3,122	3,361	2,998
Premises and equipment, net	9,612	8,797	5,849
Bank owned life insurance	2,714	2,688	2,673
Pension assets	7,245	7,245	6,340
Accrued interest receivable	1,347	1,247	1,158
Intangible assets	545	584	739
Goodwill	412	412	412
Other assets	1,242	904	739
Total assets	$280,247	$280,939	$256,725

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits:
Noninterest bearing	$32,750	$30,639	$29,557
Interest-bearing	184,502	179,932	164,156
Total Deposits	217,252	210,571	193,713
Federal Home Loan Bank advances	34,753	41,253	35,500
Advances from borrowers for taxes and insurance	1,774	2,349	2,386
Other liabilities	2,494	2,908	2,477
Total liabilities	256,273	257,081	234,076
STOCKHOLDERS' EQUITY
Preferred stock, $0.01 par value, 1,000,000 shares authorized and unissued
Common stock, $0.01 par value, 19,000,000 shares authorized, 2,002,923 shares issued and 1,838,278 shares outstanding at March 31, 2025 and December 31, 2024 and 2,002,923 shares issued and 1,848,278 shares outstanding at December 31, 2023	9	9	9
Additional paid-in capital	8,134	8,118	8,045
Treasury stock, at cost (164,645 shares at March 31, 2025 and December 31, 2024 and 154,645 at December 31, 2023)	(1,557)	(1,557)	(1,487)
Retained earnings	22,525	22,377	21,665
Unearned ESOP shares, at cost	(600)	(605)	(629)
Accumulated other comprehensive loss	(4,537)	(4,484)	(4,954)
Total stockholders' equity	23,974	23,858	22,649
Total liabilities and stockholders' equity	$280,247	$280,939	$256,725

The accompanying notes are an integral part of these consolidated financial statements.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except for share data)

	Three Months Ended March 31,		Years Ended December 31,
	2025	2024	2024	2023

	Unaudited
INTEREST INCOME
Loans, including fees	$2,929	$2,744	$11,632	$9,627
Securities	457	361	1,477	1,404
Other	51	34	255	326
Total interest income	3,437	3,139	13,364	11,357
INTEREST EXPENSE
Deposits	928	928	3,837	2,569
Advances and borrowings	381	317	1,393	1,026
Total interest expense	1,309	1,245	5,230	3,595
Net interest income	2,128	1,894	8,134	7,762
Provision for credit losses available-for-sale securities	-	-	451	47
Provision for credit losses loans receivable	110	15	(145)	228
Net interest income after provision for credit losses	2,018	1,879	7,828	7,487
NONINTEREST INCOME
Service fees	32	32	123	118
Income from financial services	224	203	925	594
Fee income	171	163	699	690
Gain on sale of fixed assets	-	-	6	-
Earnings on bank-owned life insurance	26	11	26	41
Net loss on sales of available-for-sale securities	-	-	-	(51)
Net gains on sale of residential mortgage loans	33	1	87	56
Total noninterest income	486	410	1,866	1,448
NONINTEREST EXPENSE
Compensation and employee benefits	1,286	1,215	4,903	4,258
Core processing	335	364	1,446	1,398
Premises and equipment	223	208	766	763
Professional fees	57	22	232	211
Postage & office supplies	43	41	181	171
FDIC premiums	33	29	118	87
Advertising	98	87	351	341
Director fees	48	48	156	168
Other	204	156	725	644
Total noninterest expense	2,327	2,170	8,878	8,041
Income before provision for income taxes	177	119	816	894
PROVISION FOR INCOME TAXES	29	13	104	139
Net income	$148	$106	$712	$755

Net income per common shares - basic	$0.08	$0.06	$0.40	$0.42
Net income per common shares - diluted	$0.08	$0.06	$0.40	$0.42

The accompanying notes are an integral part of these consolidated financial statements.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Dollars in thousands)

	Three Months Ended March 31,		Years Ended December 31,
	2025	2024	2024	2023

	Unaudited
NET INCOME	$148	$106	$712	$755

OTHER COMPREHENSIVE INCOME, BEFORE TAX
Available-for-sale securities:
Unrealized holding (losses)gains arising during period	(67)	(208)	91	1,145
Less reclassification adjustment for net losses included in net income	-	-	-	51

Net unrealized (losses)gains on available-for-sale securities	(67)	(208)	91	1,196

Defined benefit pension plan:
Net gains income arising during the period	-	-	503	335
Less reclassification of amortization of net losses recognized in net pension expense	-	-	-	-

Net changes in defined benefit pension plan	-	-	503	335

OTHER COMPREHENSIVE (LOSS)INCOME, BEFORE TAX	(67)	(208)	594	1,531

Tax effect	14	44	124	322

OTHER COMPREHENSIVE (LOSS)INCOME, NET OF TAX	(53)	(164)	470	1,209

TOTAL COMPREHENSIVE INCOME(LOSS)	$95	$(58)	$1,182	$1,964

The accompanying notes are an integral part of these consolidated financial statements.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Dollars in thousands)

						Accumulated
		Additional			Unearned	Other
	Common	Paid-In	Treasury	Retained	ESOP	Comprehensive	Total
	Stock	Capital	Stock	Earnings	Shares	Loss	Equity
BALANCE, JANUARY 1, 2023	$9	$7,969	$(1,039)	$20,910	$(655)	$(6,163)	$21,031

Net income	-	-	-	755	-	-	755
Other comprehensive income	-	-	-	-	-	1,209	1,209
ESOP shares committed to be released (2,586 shares)	-	-	-	-	26	-	26
Stock-based compensation	-	76	-	-	-	-	76
Purchase of treasury shares at cost (32,982 shares)	-	-	(448)	-	-	-	(448)
BALANCE, DECEMBER 31, 2023	$9	$8,045	$(1,487)	$21,665	$(629)	$(4,954)	$22,649

Net income	-	-	-	712	-	-	712
Other comprehensive income	-	-	-	-	-	470	470
ESOP shares committed to be released (2,586 shares)	-	-	-	-	24	-	24
Stock-based compensation	-	73	-	-	-	-	73
Purchase of treasury shares at cost (10,000 shares)	-	-	(70)	-	-	-	(70)
BALANCE, DECEMBER 31, 2024	$9	$8,118	$(1,557)	$22,377	$(605)	$(4,484)	$23,858

Net income	$-	$-	$-	$148	$-	$-	$148
Other comprehensive loss	-	-	-	-	-	(53)	(53)
ESOP shares committed to be released (646 shares)	-	-	-	-	5	-	5
Stock-based compensation	-	16	-	-	-	-	16
BALANCE, MARCH 31, 2025 (Unaudited)	$9	$8,134	$(1,557)	$22,525	$(600)	$(4,537)	$23,974

The accompanying notes are an integral part of these consolidated financial statements.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2025	2024	2024	2023

	Unaudited
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$148	$106	$712	$755
Adjustments to reconcile net income to net cash flow from operating activities:
Depreciation and amortization	132	135	530	423
Provision for credit losses	110	15	306	275
Net amortization of premiums and discounts on securities	(43)	25	80	144
Gain on sale of residential mortgage loans	(33)	(1)	(87)	(56)
Proceeds from sale of residential mortgage loans	2,650	177	4,969	2,976
Loans originated and sold	(2,617)	(176)	(4,882)	(2,920)
Deferred income tax (benefit) expense	(40)	24	94	259
Loss on sale of available-for-sale securities	-	-	-	51
Gain on sale of fixed assets	-	-	(6)	-
Amortization of deferred loan fees	40	25	70	(568)
ESOP compensation expense	5	6	24	26
Stock based compensation expense	16	21	74	76
Earnings on investment in bank owned life insurance	(26)	(11)	(26)	(41)
Increase in accrued interest receivable	(100)	(148)	(89)	(116)
Increase in other assets	(338)	(206)	(165)	(5)
Loss on sale of foreclosed real estate	-	-	-	2
Increase in pension assets	-	-	(402)	(405)
Increase (decrease) in other liabilities	(315)	301	513	(355)
Net cash flow (used in) provided by operating activities	(411)	293	1,715	521
CASH FLOWS FROM INVESTING ACTIVITIES:
Activity in securities available-for-sale:
Proceeds from calls and maturities	10,015	15	555	255
Proceeds from sales	-	-	-	3,656
Principal repayments	166	350	844	669
Purchases	(6,938)	-	(12,883)	-
Proceeds from sale of foreclosed real estate	-	-	-	123
Purchase of Federal Home Loan Bank of New York stock	(391)	(26)	(1,250)	(1,232)
Redemption of Federal Home Loan Bank of New York stock	630	351	887	711
Cash paid for acquisitions	-	-	-	(714)
Loan originations and principal collections, net	(1,995)	(465)	(5,897)	(23,395)
Purchases of premises and equipment	(908)	(234)	(3,317)	(588)
Net cash flow provided by (used in) investing activities	579	(9)	(21,061)	(20,515)
CASH FLOWS FROM FINANCING ACTIVITIES:
Increase in deposits	6,681	9,368	16,858	9,466
Decrease in advances from borrowers for taxes and insurance	(575)	(492)	(37)	(1)
Purchase of treasury stock	-	-	(70)	(448)
Payments on acquisition contingent consideration	(45)	-	(290)	(30)
Repayment of long-term FHLB advances	(13,500)	(5,000)	(6,000)	(7,500)
Proceeds from long-term FHLB advances	7,000	-	11,753	16,000
Proceeds from the Federal Reserve Bank term funding program	-	4,500	-	-
Increase (decrease) in short-term FHLB advances	-	(2,000)	-	2,000
Net cash flow (used in) provided by financing activities	(439)	6,376	22,214	19,487
Net change in cash and cash equivalents	(271)	6,660	2,868	(507)
CASH AND CASH EQUIVALENTS - beginning of the period	6,788	3,920	3,920	4,427
CASH AND CASH EQUIVALENTS - end of the period	$6,517	$10,580	$6,788	$3,920

SENECA FINANCIAL CORP. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (cont.)

(Dollars in thousands)

	Three Months Ended March 31,		Year Ended December 31,
	2025	2024	2024	2023

	Unaudited
SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Interest on deposits and borrowed funds	$1,279	$1,161	$5,213	$3,595
Income taxes	$1	$101	$101	$-
SUPPLEMENTAL NONCASH DISCLOSURES
Acquisition contingent consideration payable	$-	$-	$-	$476

The accompanying notes are an integral part of these consolidated financial statements.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

As of March 31, 2025 (Unaudited) and December 31, 2024 and 2023 and

Three Months Ended March 31, 2025 and 2024 (Unaudited)

and Years Ended December 31, 2024 and 2023

1. THE ORGANIZATION

Seneca Financial Corp. (the “Company”) is a federally chartered mid-tier stock holding company and was formed in connection with the conversion of Seneca Federal Savings and Loan Association (the “Bank”) into the mutual holding company form of organization in October 2017, and it is a subsidiary of Seneca Financial MHC (the “Mutual Holding Company”), a federally chartered mutual holding company. The Mutual Holding Company owned 1,068,618 shares, or 54.0%, of the Company’s issued stock at the time of the reorganization. In connection with the reorganization, Seneca Financial Corp. sold 910,305 shares of common stock to the public at $10.00 per share, representing 46% of its outstanding shares of common stock at the time of the reorganization. The Mutual Holding Company activity is not included in the accompanying consolidated financial statements. Seneca Savings, formerly known as Seneca Federal Savings and Loan Association, is a wholly owned subsidiary of the Company. The same directors and officers, who manage the Bank, also manage the Company and the Mutual Holding Company.

Seneca Savings maintains its executive offices and main branch in Baldwinsville, New York, with branches in Liverpool, North Syracuse, Manlius and Bridgeport, New York. The Bank is a community-oriented savings and loan institution whose business primarily consists of accepting deposits from customers within its market area and investing those funds primarily in residential mortgage and commercial loans.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Adoption of New Accounting Standards

In December 2023, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2023-09 - Income Taxes (Topic 740) - Improvements to Income Tax Disclosures, to provide more transparency about income tax information through improvements to income tax disclosures. Specifically, the update requires enhancements to the rate reconciliation, including disclosure of specific categories and additional information for reconciling items meeting a quantitative threshold, and greater disaggregation of income tax disclosures related to income taxes paid. The amendments in this update are effective for fiscal years beginning after December 15, 2024. Other than meeting the new disclosure requirements, the adoption of this guidance is not expected to have a material impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07 – Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures, to improve the reportable segment disclosures by requiring disclosure of incremental segment information on an annual and interim basis. In addition, the amendments will enhance interim disclosure requirements, clarify circumstances in which an entity can disclose multiple segment measures of profit or loss, provide new segment disclosure requirements for entities with a single reportable segment and contain other disclosure requirements.  The ASU does not change how a public entity identifies its operating segments or determines its reportable segments, or applies the quantitative thresholds to determine its reportable segments. The amendments in this ASU are effective for annual periods beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. Other than meeting the new disclosure requirements, the adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

Impact of Recent Accounting Pronouncements

In November 2024, the FASB issued ASU No. 2024-03 Income Statement - Reporting Comprehensive Income- Expense Disaggregation Disclosures, to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses in commonly presented expense captions. The amendments in this ASU require disclosure, in the notes to the consolidated financial statements, of specified information about certain costs and expenses. The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is evaluating the impact this will have on the consolidated financial statements.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Principles of Consolidation

The consolidated financial statements include the accounts of the Company, the Bank and the Bank’s wholly-owned subsidiary, Seneca Savings Insurance Agency, Inc. dba Financial Quest (“Quest”). Quest offers financial planning and investment advisory services and sells various insurance and investment products through broker networks. All significant intercompany transactions and balances have been eliminated in consolidation. The Company, as used in the consolidated financial statements, refers to the consolidated group.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in earnings. Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities and our defined benefit program, are reported as a separate component of the equity section of the consolidated statements of financial condition, such items, along with net income, are components of comprehensive income (loss).

Use of Estimates

The preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates, and such differences may be significant.

Material estimates that are particularly susceptible to significant changes in the near term relate to the determination of the allowance for credit losses, deferred tax assets, the assumptions used in the actuarial valuation and the estimation of fair values for accounting and disclosure purposes.

The Company is subject to the regulations of various governmental agencies. The Company also undergoes periodic examinations by the regulatory agencies which may subject it to further changes with respect to asset valuations, amounts of required loss allowances, and operating restrictions resulting from the regulators’ judgements based on information available to them at the time of their examinations.

Cash and Cash Equivalents

For the purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and amounts due from banks and interest-bearing deposits in the Federal Home Loan Bank of New York with original maturities of three months or less.

Securities

The Company classifies investment securities as available-for-sale. The Company does not hold any securities considered to be trading or held to maturity. Available-for-sale securities are reported at fair value, with net unrealized gains and losses reflected as a separate component of stockholders’ equity, net of the applicable income tax effect.

Gains or losses on investment security transactions are based on the amortized cost of the specific securities sold. Premiums and discounts on securities are amortized and accreted into income using the interest method over the period to maturity or earliest call date.

Investment securities are exposed to various risks such as interest rate, market, and credit risks. Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the accompanying consolidated financial statements.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Allowance for Credit Losses – Available-For-Sale Securities

For available-for-sale debt securities in an unrealized loss position, the Company assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available-for-sale that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited by the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income.

Changes in the allowance for credit losses are recorded as provision for (or reversal of) credit losses. Losses are charged against the allowance when management believes the uncollectibility of an available-for-sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met.

Federal Home Loan Bank of New York Stock

Federal law requires a member institution of the Federal Home Loan Bank System to hold stock of its district Federal Home Loan Bank (“FHLB”) according to a predetermined formula. This restricted stock is carried at cost.

Management’s determination of whether this investment is impaired is based on their assessment of the ultimate recoverability of its cost rather than by recognizing temporary declines in value. The determination of whether a decline affects the ultimate recoverability of cost is influenced by criteria such as (1) the significance of the decline in net assets of the FHLB as compared to the capital stock amount for the FHLB and the length of time this situation has persisted, (2) commitments by the FHLB to make payments required by law or regulation and the level of such payments in relation to the operating performance of the FHLB, and (3) the impact of legislative and regulatory changes on institutions and, accordingly, on the customer base of the FHLB.

Loans

The Company grants mortgage, commercial and consumer loans to customers. A substantial portion of the loan portfolio is represented by residential mortgage loans in Onondaga County located in Upstate New York. The ability of the Company’s debtors to honor their contracts is dependent upon the real estate market and general economic conditions in these areas.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost net of the allowance for credit losses. Amortized cost is the principal balance outstanding, net of purchase premiums and discounts, deferred loan fees and costs. Accrued interest receivable totaled $1,037,000 (unaudited), $1,103,0006 and $872,000 at March 31, 2025, December 31, 2024 and 2023, respectively, and was reported in accrued interest receivable on the consolidated balance sheets and is excluded from the estimate of credit losses. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments.

Interest income on mortgage and commercial loans is discontinued and placed on nonaccrual status at the time the loan is 90 days delinquent unless the loan is well secured and in process of collection.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Consumer and credit card loans continue to accrue interest until they are charged off no later than 90 days past due unless the loan is in the process of collection. Past-due status is based on the contractual terms of the loan, but generally applies when a payment is outstanding greater than 90 days. In all cases, loans are placed on nonaccrual or charged off at an earlier date if collection of principal or interest is considered doubtful.

All interest accrued but not received for loans placed on nonaccrual is reversed against interest income. Interest received on such loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Under the cost-recovery method, interest income is not recognized until the loan balance is reduced to zero. Under the cash-basis method, interest income is recorded when the payment is received in cash. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

The loans receivable portfolio is segmented into mortgage loans on real estate, commercial and industrial loans, and consumer loans. The mortgage loans on real estate segment consists of the following classes of loans: one-to-four family first-lien residential mortgages, residential construction, home equity loans and lines of credit, and commercial loans. Consumer loans includes home equity lines of credit on real estate, loans with junior liens and other consumer loans.

Mortgage loans on real estate:

•	One- to four-family first-lien residential — are loans secured by first lien collateral on residential real estate primarily held in the Central New York region. These loans can be affected by economic conditions and the value of underlying properties. Central New York’s housing market has consistently demonstrated stability in home prices despite economic conditions. Furthermore, the Company has conservative underwriting standards and its residential lending policies and procedures ensure that its one- to four-family residential mortgage loans generally conform to secondary market guidelines.

•	Residential Construction — are loans to finance the construction of either one- to four-family owner occupied homes or commercial real estate. At the end of the construction period, the loan automatically converts to either a one- to four-family or commercial mortgage, as applicable. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the value of the property at completion compared to the actual cost of construction. The Company limits its risk during construction as disbursements are not made until the required work for each advance has been completed and an updated lien search is performed. The completion of the construction progress is verified by a Company loan officer or inspections performed by an independent appraisal firm. Construction delays may impair the borrower’s ability to repay the loan.

•	Home equity loans and lines of credit — are loans or lines of credit secured by first or second liens on owner-occupied residential real estate primarily held in the Central New York region. These loans can also be affected by economic conditions and the values of underlying properties.

Home equity loans may have increased risk of loss if the Company does not hold the first mortgage resulting in the Company being in a secondary position in the event of collateral liquidation. The Company does not originate interest only home equity loans.

•	Commercial — are loans used to finance the purchase of real property, which generally consists of developed real estate that is held as first lien collateral for the loan. These loans are secured by real estate properties that are primarily held in the Central New York region. Commercial real estate lending involves additional risks compared with one- to four-family residential lending, because payments on loans secured by commercial real estate properties are often dependent on the successful operation or management of the properties, and/or the collateral value of the commercial real estate securing the loan, and repayment of such loans may be subject to adverse conditions in the real estate market or economic conditions to a greater extent than one- to four-family residential mortgage loans. Also, commercial real estate loans typically involve relatively large loan balances to single borrowers or groups of related borrowers. Accordingly, the nature of these types of loans make them more difficult for the Company to monitor and evaluate.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Commercial and industrial loans:

Includes business installment loans, lines of credit and other commercial loans. Most of the Company’s commercial loans have fixed interest rates and are for terms generally not in excess of 5 years.

Whenever possible, the Company collateralizes these loans with a lien on business assets and equipment and require the personal guarantees from principals of the borrower. Commercial loans generally involve a higher degree of credit risk because the collateral underlying the loans may be in the form of intangible assets and/or inventory subject to market obsolescence. Commercial loans can also involve relatively large loan balances to a single borrower or groups of related borrowers, with the repayment of such loans typically dependent on the successful operation of the commercial business and the income stream of the borrower. Such risks can be significantly affected by economic conditions. Although commercial loans may be collteralized by equipment or other business assets, the liquidation of collateral in the event of a borrower default may be an insufficient source of repayment because the equipment or other business assets may be obsolete or of limited use, among other things. Accordingly, the repayment of a commercial loan depends primarily on the credit worthiness of the borrowers (and any guarantors), while liquidation of collateral is a secondary and often insufficient source of repayment.

Consumer loans:

Consist of loans secured by collateral such as an automobile or a deposit account, unsecured loans, and lines of credit. Consumer loans tend to have a higher credit risk due to the loans being either unsecured or secured by rapidly depreciable assets. Furthermore, consumer loan payments are dependent on the borrower’s continuing financial stability, and therefore are more likely to be adversely affected by job loss, divorce, illness, or personal bankruptcy.

Allowance for Credit Losses – Loans

The allowance for credit losses is a valuation account that is deducted to the loans’ amortized cost basis to present the net amount expected to be collected on the loans. Loans are charged off against the allowance when management believes the uncollectibility of a loan balance is confirmed. Expected recoveries do not exceed the aggregate of amounts previously charged-off and expected to be charged-off.

Management estimates the allowance balance using the weighted-average remaining maturity (WARM) method using relevant available information, from internal and external sources, relating to past events, current conditions, and reasonable and supportable forecasts. Historical credit loss experience provides the basis for the estimation of expected credit losses. Adjustments to historical loss information are made for differences in current loan-specific risk characteristics such as difference in local economy changes and forecasts, changes in the nature and volume of the portfolio and in the terms of loans, concentrations of credit exposure, changes in lending policies and procedures, including changes in underwriting standards and collection, charge-off and recovery practices, changes in the experience, ability and depth of lending management and relevant staff.

Management considers forward-looking information that is both reasonable and supportable and relevant to assessing the collectability of cash flows. The model calculates forward-looking adjustments for each loan category which is based on regression analysis run utilizing various national and state-level economic variables, indices and leading indicators (contained in the St. Louis FRB “FRED” data base) compared against loan category loss rates of the Bank’s specific peer group. The regression analysis for the variable that results in the highest statistical correlation with the peer-bank losses is utilized for the forward-looking adjustment. The regression analysis is run on various lagged methods (economic variable or index precedes the loss by any six-month interval between one year and three years). The adjusted loss reverts back to the historical loss rates for periods beyond the reasonable and supportable forecast period.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

The allowance for credit losses is measured on a collective pool basis with receivables that have similar risk characteristics. The Company feels that given the size of the loan portfolio, less complex mix of loan products, low historic loss-rate levels, and overall credit risk profile of the loan profiles, that it is appropriate to segment the portfolio into loan categories identified by FFIEC Call Report codes and further segment by risk rating.

Loans that do not share risk characteristics are evaluated on an individual basis. Loans evaluated individually are also not included in the collective evaluation. A collateral-dependent asset is a financial asset for which the repayment is expected to be provided substantially through the operation or sale of the collateral when the borrower, based on management’s assessment, is experiencing financial difficulty. The allowance for credit loss for a collateral dependent financial asset is measured using the fair value of collateral. When management determines that foreclosure is probable, expected credit losses are based on the fair value of the collateral at the reporting date, adjusted for selling costs as appropriate.

An unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses. The unallocated component of the allowance reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating specific and general losses in the portfolio.

Modifications for Debtors Experiencing Financial Difficulty

The allowance for credit losses incorporates an estimate of lifetime expected credit losses and is recorded on each asset upon asset origination or acquisition. The starting point for the estimate of the allowance for credit losses is historical loss information, which includes losses from modifications of receivables to borrowers experiencing financial difficulty. An assessment of whether a borrower is experiencing financial difficulty is made on the date of a modification. Because the effect of most modifications made to borrowers experiencing financial difficulty is already included in the allowance for credit losses and because of the measurement methodologies used to estimate the allowance, a change to the allowance for credit losses is generally not recorded upon modification. The Company modified one loan to a borrower experiencing financial difficulty in the year ending December 31, 2024. The Company did not modify loans to borrowers experiencing financial difficulty in the year ending December 31, 2023. The Company did not modify loans to borrowers experiencing financial difficulty for the three months ended March 31, 2025.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are carried at the lower of cost or market in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to noninterest income. Gains and losses on loan sales are recorded in noninterest income, and direct loan origination costs and fees are deferred at origination of the loan and are recognized in noninterest income upon sale of the loan in the consolidated statements of income. We had no loans held for sale at March 31, 2025 (unaudited), December 31, 2024 and at December 31, 2023.

Income Recognition for Nonaccrual Loans

For residential and commercial classes of loans receivable, the accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past-due or management has serious doubts about further collectability of principal or interest, even though the loan may be currently performing. For other loan classes of loans receivable, the accrual of interest is discontinued when the contractual payment of principal or interest has become 90 days past-due or management has serious doubts about further collectability of principal or interest, even though the loan may be currently performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on non-accrual status, unpaid interest is reversed and charged to interest income. Interest received on non-accrual loans, generally is either applied against principal or reported as interest income, according to management’s judgment as to the collectability of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

For non-accrual loans, when future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a non-accrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Cash interest receipts in excess of that amount are recorded as recoveries to the allowance for credit losses until prior charge-offs have been fully recovered.

Foreclosed Real Estate

Real estate properties acquired through, or in lieu of, loan foreclosure are initially recorded at fair value less estimated selling costs at the date of foreclosure establishing a new cost basis. Any write-downs based on the asset’s fair value at date of acquisition are charged to the allowance for credit losses. After foreclosure, property held for sale is carried at the lower of the new cost basis or fair value less any costs to sell. Costs of significant property improvements are capitalized, whereas costs relating to holding property are expensed. Valuations are periodically performed by management, and any subsequent write-downs are recorded as a charge to earnings, if necessary, to reduce the carrying value of the property to the lower of its cost or fair value less cost to sell. The Company did not have foreclosed real estate at March 31, 2025 (unaudited), December 31, 2024 and December 31, 2023 respectively. The Company had $401,000 of residential real estate loans in the process of foreclosure at December 31, 2024 and March 31, 2025. The Company had $50,000 of residential real estate in the process of foreclosure at December 31, 2023.

Premises and Equipment

Land is carried at cost. Land improvements, buildings and building improvements, furniture, fixtures, and equipment are carried at cost, less accumulated depreciation computed on the straight-line method over the estimated useful lives of the assets. Estimated useful lives are generally seven to 39 years for buildings and building improvements and three to 10 years for furniture, fixtures, and equipment.

Income Taxes

Income taxes are provided for the tax effects of certain transactions reported in the consolidated financial statements. Income taxes consist of taxes currently due plus deferred taxes related primarily to temporary differences between the financial reporting and income tax basis of the allowance for credit losses, premises and equipment, certain state tax credits, and deferred loan origination costs. The deferred tax assets and liabilities represent the future tax return consequences of the temporary differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are reflected at income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

The Company’s Federal and New York State tax returns, constituting the returns of the major taxing jurisdictions, are subject to examination by the authorities for 2022, 2023 and 2024 as prescribed by applicable statute. No waivers have been executed that would extend the period subject to examination beyond the period prescribed by statute.

Advertising

The Company charges the costs associated with advertising to expense as incurred. Advertising expenses charged to operations for the three months ended March 31, 2025 and 2024 was $98,000 (unaudited) and $87,000 (unaudited), respectively, and for the years ended December 31, 2024 and 2023 was $351,000 and $341,000, respectively.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Off-Balance Sheet Credit Related Financial Instruments

In the ordinary course of business, the Company has entered into commitments to extend credit, including commitments under commercial lines of credit. Such financial instruments are recorded when they are funded. The Company does not engage in the use of derivative financial instruments.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales, when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company, (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity.

Revenue Recognition

The Company recognizes revenue in the consolidated statements of income as it is earned and when collectability is reasonably assured. The primary source of revenue is interest income from interest earning assets, which is recognized on the accrual basis of accounting using the effective interest method. The recognition of revenues from interest earning assets is based upon formulas from underlying loan agreements, securities contracts, or other similar contracts. Non-interest income is recognized on the accrual basis of accounting as services are provided or as transactions occur. Non-interest income includes earnings on bank-owned life insurance, fees from brokerage and advisory service, deposit accounts, merchant services, ATM and debit card fees, mortgage banking activities, and other miscellaneous services and transactions. See Note 15 for more information regarding the Company’s non-interest income.

Significant Group Concentrations of Credit Risk

Most of the Company’s activities are with customers located primarily in Onondaga County of New York State. A large portion of the Company’s portfolio is centered in residential and commercial real estate. The Company closely monitors real estate collateral values and requires additional reviews of commercial real estate appraisals by a qualified third party for commercial real estate loans more than $500,000. All residential loan appraisals are reviewed by an individual or third party who is independent of the loan origination or approval process and was not involved in the approval of appraisers or selection of the appraiser for the transaction, and has no direct or indirect interest, financial or otherwise in the property or the transaction. Note 3 discusses the types of securities that the Company invests in. Note 4 discusses the types of lending that the Company engages in. The Company does not have any significant concentrations to any one industry or customer.

Bank-owned life insurance

The Company invests in bank-owned life insurance (BOLI) as a source of funding for employee benefit expenses. BOLI involves the purchasing of life insurance by the Company on a chosen group of employees. The Company is the owner and beneficiary of the life insurance policies, and as such, the investment is carried at the cash surrender value of the underlying policies. Income from the increase in cash surrender value of the policies is included in noninterest income in the consolidated statements of income. The BOLI policies are an asset that can be liquidated, if necessary, with associated tax costs. However, the Company intends to hold these policies and, accordingly, has not provided for deferred income taxes on the earnings from the increases in cash surrender value.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Pension and Postretirement Plans

The Company sponsors qualified defined benefit pension plan and supplemental executive retirement plan (SERP). The qualified defined benefit pension plan is funded with trust assets invested in a diversified portfolio of debt and equity securities. Accounting for pensions and other postretirement benefits involves estimating the cost of benefits to be provided well into the future and attributing that cost over the time period each employee works. To accomplish this, the Company makes extensive use of assumptions about inflation, investment returns, mortality, turnover, and discount rates. The Company has established a process by which management reviews and selects these assumptions annually. Among other factors, changes in interest rates, investment returns and the market value of plan assets can (i) affect the level of plan funding; (ii) cause volatility in the net periodic pension cost; and (iii) increase our future contribution requirements. A significant decrease in investment returns or the market value of plan assets or a significant decrease in interest rates could increase the Company’s net periodic pension costs and adversely affect the Company’s results of operations. A significant increase in the Company’s contribution requirements with respect to the Company’s qualified defined benefit pension plan could have an adverse impact on the Company’s cash flow. Changes in the key actuarial assumptions would impact net periodic benefit expense and the projected benefit obligation for the Company’s defined benefit and other postretirement benefit plan. See Note 10, “Employee Benefit Plans,” for information on these plans and the assumptions used.

Intangible Assets and Goodwill

On October 6, 2023, the Company, through its subsidiary, Seneca Savings Insurance Agency, Inc., completed the acquisition of a retirement plan book of business. The Company paid an aggregate of $714,500 in cash and recorded $475,500 in contingent consideration payable to acquire the assets and recorded a $778,000 customer list intangible asset and goodwill in the amount of $412,000 in conjunction with the acquisition. $290,000 and $30,000 of contingent consideration was paid during the years ended December 31, 2024 and 2023, respectively and $39,000 for the three months ended March 31, 2025 and 2024. The above referenced acquisition was made to expand the Company’s wealth management services activities.

The excess of the cost of acquired entities over the fair value of identifiable tangible and intangible assets acquired, less liabilities assumed, is recorded as goodwill. Goodwill is carried at its acquired value and is reviewed annually for impairment, or when events or changes in circumstances indicate that carrying amounts may be impaired.

Acquired identifiable intangible assets that have finite lives are amortized over their useful economic life. The customer relationship intangibles is amortized over five years based upon the projected discounted cash flows of the accounts acquired. Acquired identifiable intangible assets that are amortized are reviewed for impairment when events or changes in circumstances indicate that the carrying amounts may be impaired.

Employee Stock Ownership Plan (“ESOP”)

Compensation expense is recognized based on the current market price of shares committed to be released to employees. All shares released and committed to be released are deemed outstanding for purposes of earnings per share calculations. Dividends declared and paid on allocated shares held by the ESOP are charged to retained earnings. The value of unearned shares to be allocated to ESOP participants for future services not yet performed is reflected as a reduction of stockholders’ equity. Dividends declared on unallocated shares held by the ESOP are recorded as a reduction of the ESOP’s loan payment to the Company.

Stock-Based Compensation

Compensation costs related to share-based payments transactions are recognized based on the grant-date fair value of the stock-based compensation issued. Compensation costs are recognized over the period that an employee provides service in exchange for the award. Compensation costs related to the employee stock ownership plan are dependent upon the average stock price and the shares committed to be released to the plan participants through the period in which income is reported.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — (Continued)

Federal Home Loan Bank of New York advances

The Bank has secured a Line of Credit (LOC) from the FHLBNY to collateralize New York State deposits related to the Banking Development District Program. The program helps to give incentives for banks to open branches in communities with underserved banking resources. The Bridgeport branch allows us to market our deposit products in Madison County. The LOC is collateralized by one-to four- mortgage loans pledged to the FHLBNY.

Earnings per Common Share

Basic net income per common share is calculated by dividing net income by the weighted-average number of common shares outstanding during the period. The Company had 1,642 and 3,008 potentially dilutive common stock equivalents at December 31, 2024 and 2023, respectively and 1,642 potentially dilutive common stock equivalents at March 31, 2025. Unallocated common shares held by the ESOP are not included in the weighted-average number of common shares outstanding for purposes of calculating earnings per common share until they are committed to be released (See footnote 14).

Reclassifications

Certain amounts in the 2024 and 2023 consolidated financial statements have been reclassified to conform with the 2025 presentation format. These classifications are immaterial and had no effect on net income or stockholders’ equity for the periods presented herein.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

3. Securities

The amortized cost and fair values of securities, with gross unrealized gains and losses are as follows:

	Amortized Cost	Unrealized Gains	Unrealized Losses	Allowance for Credit Losses	Fair Value

	(In thousands)
Available-for-sale securities:
March 31, 2025 (Unaudited):
U.S. Treasury securities	$12,928	$-	$(100)	$-	$12,828
U.S. Government Agency securities	1,000	-	(136)	-	864
Municipal securities	17,119	-	(2,676)	(498)	13,945
Mortgage-backed securities and collateralized mortgage obligations	6,699	-	(988)	-	5,711
Corporate securities	10,142	-	(273)	-	9,869
	$47,888	$-	$(4,173)	$(498)	$43,217

December 31, 2024:
U.S. Treasury securities	$15,923	$4	$(116)	$-	$15,811
U.S. Government Agency securities	1,000	-	(162)	-	838
Municipal securities	17,151	-	(2,372)	(498)	14,281
Mortgage-backed securities and collateralized mortgage obligations	6,862	-	(1,107)	-	5,755
Corporate securities	10,152	8	(361)	-	9,799
	$51,088	$12	$(4,118)	$(498)	$46,484

December 31, 2023:
U.S. Treasury securities	$2,981	$-	$(209)	$-	$2,772
U.S. Government Agency securities	1,000	-	(165)	-	835
Municipal securities	17,334	3	(2,126)	(47)	15,164
Mortgage-backed securities and collateralized mortgage obligations	7,664	-	(1,097)	-	6,567
Corporate securities	10,705	4	(607)	-	10,102
	$39,684	$7	$(4,204)	$(47)	$35,440

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

3. Securities — (Continued)

Government agency and U.S. Treasury securities include notes and bonds with fixed rates. Mortgage-backed securities and collateralized mortgage obligations consist of securities that are issued by Fannie Mae (“FNMA”), Freddie Mac (“FHLMC”), Ginnie Mae (“GNMA”), and Small Business Administration (“SBIC”) and are collateralized by residential mortgages. Municipal securities consist of government obligation and revenue bonds. Corporate securities consist of fixed and variable rate bonds with large financial institutions.

Investment securities with carrying amounts of $12.7 million (unaudited), $22.2 million and $10.5 million were pledged to secure deposits and for other purposes required or permitted by law at March 31, 2025, December 31, 2024 and 2023, respectively.

The amortized cost and fair value of debt securities based on the contractual maturity are shown below. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations.

	March 31, 2025		December 31, 2024		December 31, 2023
	Amortized	Fair	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value	Cost	Value

	(In thousands)
	(Unaudited)
Due in one year or less	$13,206	$12,577	$14,225	$13,723	$-	$-
Due after one year through five years	14,206	13,414	15,878	15,107	16,960	15,943
Due after five years through ten years	9,507	8,210	9,840	8,566	7,323	6,678
Due after ten years	4,270	3,306	4,283	3,333	7,739	6,252
Mortgage-backed securities and collateralized mortgage obligations	6,699	5,710	6,862	5,755	7,664	6,567
	$47,888	$43,217	$51,088	$46,484	$39,686	$35,440

The Company sold $3.7 million of available-for-sale securities with a gross realized loss of $51,000 during the years ended December 31, 2023. The Company did not sell available-for-sale securities during the year ended December 31, 2024 and the three months ended March 31, 2025.

Management has reviewed its loan, mortgage-backed securities and collateralized mortgage obligations portfolios and determined that, to the best of its knowledge, little or no exposure exists to sub-prime or other high-risk residential mortgages. The Company is not in the practice of investing in, or originating, these types of investments or loans.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

3. Securities — (Continued)

Information pertaining to securities with gross unrealized losses aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position follows:

	Less than Twelve Months		Twelve Months and Greater
	Gross Unrealized Losses	Fair Value	Gross Unrealized Losses	Fair Value

	(In thousands)
March 31, 2025 (Unaudited):
U.S. Treasury securities	$(7)	$4,927	$(93)	$2,901
U.S. Government Agency securities	-	-	(136)	864
Municipal securities	(20)	1,118	(2,656)	11,429
Mortgage-backed securities and collateralized mortgage obligations	-	-	(988)	5,711
Corporate securities	-	-	(273)	8,466
	$(27)	$6,045	$(4,146)	$29,371

December 31, 2024:
U.S. Treasury securities	$-	$-	$(116)	$2,874
U.S. Government Agency securities	-	-	(162)	839
Municipal securities	(24)	1,114	(2,348)	11,769
Mortgage-backed securities and collateralized mortgage obligations	-	-	(1,107)	5,755
Corporate securities	(4)	896	(357)	8,402
	$(28)	$2,010	$(4,090)	$29,639

December 31, 2023:
U.S. Treasury securities	$-	$-	$(209)	$2,772
U.S. Government Agency securities	-	-	(165)	835
Municipal securities	-	-	(2,126)	13,475
Mortgage-backed securities and collateralized mortgage obligations	-	-	(1,097)	6,567
Corporate securities	(7)	893	(600)	8,716
	$(7)	$893	$(4,197)	$32,365

Unrealized losses on U.S. treasury securities, government agency securities, mortgage-backed securities, collateral mortgage obligations, corporate securities, and municipal securities, have not been recognized into income because these losses are attributable to changes in interest rates, not credit quality, and because management does not intend to sell and will not be required to sell these securities prior to recovery or maturity.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

3. Securities — (Continued)

At March 31, 2025, two U.S. Treasuries and three municipal securities were at a loss position for less than one year. At March 31, 2025, one government agency, one U.S. Treasury, thirty-two municipal, four mortgage-backed, ten collateralized mortgage obligation securities and twelve corporate securities were in a continuous loss position for more than twelve months.

At December 31, 2024, one corporate security and three municipal securities were at a loss position for less than one year. At December 31, 2024, one government agency, one U.S. Treasury, thirty-two municipal securities, four mortgage-backed, ten collateralized mortgage obligation securities and twelve corporate securities were in a continuous loss position for more than twelve months.

At December 31, 2023, one corporate securities was at a loss position for less than one year. At December 31, 2023, one government agency, one U.S. Treasury, thirty five municipal securities, four mortgage-backed, ten collateralized mortgage obligation securities and thirteen corporate securities were in a continuous loss position for more than twelve months.

Allowance for Credit Losses for Debt Securities:

The following table presents the allowance for credit losses on available-for-sale debt securities.

Municipal Securities
(In thousands)
March 31, 2025 (Unaudited):
Balance, beginning of period	$498
Provision for credit losses, not previously recorded	-
Balance, end of period	$498

December 31, 2024:
Balance, beginning of period	$47
Provision for credit losses, not previously recorded	451
Balance, end of period	$498

December 31, 2023:
Balance, beginning of period	$-
Provision for credit losses, not previously recorded	47
Balance, end of period	$47

At December 31, 2024 and March 31, 2025, the fair value of available-for-sale securities in an unrealized loss position for which an allowance for credit losses has been recorded was $451 thousand. This is comprised of Madison County Capital Resource Corp. (Cazenovia College) bond that is in default at December 31, 2024 and March 31, 2025. The bond is collateralized with all the assets and real estate of the issuer which will be monetized to satisfy bond holders.

At December 31, 2023, the fair value of available-for-sale securities in an unrealized loss position for which an allowance for credit losses has been recorded was $953 thousand. This comprised of Madison County Capital Resource Corp. (Cazenovia College) bond that is in default at December 31,2023.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS

Net loans for the at March 31, 2025, December 31, 2024 and 2023 are as follows:

	March 31, 2025	December 31, 2024	December 31, 2023

		(In thousands)
	Unaudited
Mortgage loans on real estate:
One-to four-family first lien residential	$97,632	$101,236	$102,779
Residential construction	1,033	1,288	3,356
Home equity loans and lines of credit	13,583	11,916	10,733
Commercial	62,497	59,505	51,917
Total mortgage loans on real estate	174,745	173,945	168,785
Commercial and industrial	24,661	23,411	24,205
Consumer loans	5,212	5,339	3,904
Total loans	204,618	202,695	196,894
Allowance for credit losses	(1,842)	(1,804)	(2,045)
Net deferred loan origination (fees) and costs	1,498	1,538	1,608
Net loans	$204,274	$202,429	$196,457

Residential real estate loans serviced for others, not included in net loans, by the Company totaled $31.1 million (unaudited), $29.4 million and $26.9 million at March 31, 2025, December 31, 2024 and 2023, respectively.

Loan Origination/Risk Management

The Company has lending policies and procedures in place that are designed to maximize loan income within an acceptable level of risk. Management reviews and approves these policies and procedures on a regular basis. A reporting system supplements the review process by frequently providing management with reports related to loan production, loan quality, loan delinquencies, non-performing and potential problem loans. Diversification in the loan portfolio is a means of managing risk associated with fluctuations in economic conditions.

Risk Characteristics of Portfolio Segments

The risk characteristics within the loan portfolio vary depending on the loan segment. Consumer loans generally are repaid from personal sources of income. Risks associated with consumer loans primarily include general economic risks such as declines in the local economy creating higher rates of unemployment. Those conditions may also lead to a decline in collateral values should the Company be required to repossess the collateral securing consumer loans. These economic risks also impact the commercial loan segment, however commercial loans are considered to have greater risk than consumer loans as the primary source of repayment is from the cash flow of the business customer. Real estate loans, including residential mortgages, manufactured housing, commercial and home equity loans, comprise approximately 85.4% (unaudited), 85.8% and 85.7% of the portfolio at March 31, 2025, December 31, 2024 and 2023, respectively. Loans secured by real estate provide the best collateral protection and thus significantly reduce the inherent risk in the portfolio.

Management has reviewed its loan portfolio and determined that, to the best of its knowledge, little or no exposure exists to sub-prime or other high-risk residential mortgages. The Company is not in the practice of originating these types of loans.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

Description of Credit Quality Indicators

Real estate, commercial and consumer loans are assigned a “Pass” rating unless the loan has demonstrated signs of weakness as indicated by the ratings below:

•	Special Mention: The relationship is protected but are potentially weak. These assets may constitute an undue and unwarranted credit risk but not to the point of justifying a substandard rating. All loans 60 days past-due are classified Special Mention. The loan is not upgraded until it has been current for six consecutive months.

•	Substandard: The relationship is inadequately protected by the current sound worth and paying capacity of the obligor or the collateral pledge, if any. Assets so classified have a well-defined weakness or a weakness that jeopardized the liquidation of the debt. All loans 90 days past-due are classified Substandard. The loan is not upgraded until it has been current for six consecutive months.

•	Doubtful/Loss: Loans are considered uncollectible and of such little value that continuance as bankable assets are not warranted. It is not practicable or desirable to defer writing off this basically worthless asset even though partial recovery may be possible in the future.

The risk ratings are evaluated at least annually for commercial loans or when credit deficiencies arise, such as delinquent loan payments, for commercial, real estate or consumer loans. See further discussion of risk ratings in Note 2.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

The following table presents the loans to customers as of March 31, 2025, based on year of origination within each credit quality indicator:

At March 31, 2025

Unaudited

(In thousands)

	2025	2024	2023	2022	2021	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
Mortgage loans on real estate:
One-to-four-family first lien residential:
Pass	$52	$2,927	$11,841	$17,825	$10,889	$54,098	$-	$-	$97,632
Total	52	2,927	11,841	17,825	10,889	54,098	-	-	97,632
Current period gross write-offs	-	-	10	-	-	-	-	-	10

Residential construction:
Pass	-	757	-	119	-	157	-	-	1,033
Total	-	757	-	119	-	157	-	-	1,033
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Home equity loans and lines of credit:
Pass	89	757	-	-	-	64	12,489	184	13,583
Total	89	757	-	-	-	64	12,489	184	13,583
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Commercial:
Pass	4,840	8,704	12,040	8,200	6,853	18,325	-	-	58,962
Special Mention	-	587	-	-	-	-	-	-	587
Substandard	-	498	454	-	-	1,996	-	-	2,948
Total	4,840	9,789	12,494	8,200	6,853	20,321	-	-	62,497
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Commercial and Industrial:
Pass	1,890	5,895	5,202	3,853	1,303	2,986	-	-	21,129
Special Mention	-	341	118	1,755	-	-	-	-	2,214
Substandard	-	699	619	-	-	-	-	-	1,318
Total	1,890	6,935	5,939	5,608	1,303	2,986	-	-	24,661
Current period gross write-offs	-	-	45	6	-	-	-	-	51

Consumer:
Pass	399	2,196	943	1,149	270	255	-	-	5,212
Total	399	2,196	943	1,149	270	255	-	-	5,212
Current period gross write-offs	$-	$14	$-	$-	$-	$-	$-	$-	$14

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

The following tables present the loans to customers as of December 31, 2024 and 2023, based on year of origination within each credit quality indicator:

At December 31, 2024

(In thousands)

	2024	2023	2022	2021	2020	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
Mortgage loans on real estate:
One-to-four-family first lien residential:
Pass	$5,633	$12,938	$18,451	$11,101	$7,929	$45,184	$-	$-	$101,236
Total	5,633	12,938	18,451	11,101	7,929	45,184	-	-	101,236
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Residential construction:
Pass	1,006	-	120	-	101	61	-	-	1,288
Total	1,006	-	120	-	101	61	-	-	1,288
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Home equity loans and lines of credit:
Pass	768	-	-	-	-	65	10,895	188	11,916
Total	768	-	-	-	-	65	10,895	188	11,916
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Commercial:
Pass	9,609	12,513	8,375	6,939	4,434	15,124	-	-	56,994
Substandard	500	-	-	-	97	1,914	-	-	2,511
Total	10,109	12,513	8,375	6,939	4,531	17,038	-	-	59,505
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Commercial and Industrial:
Pass	6,145	5,802	5,975	1,656	1,502	1,593	-	-	22,673
Substandard	738	-	-	-	-	-	-	-	738
Total	6,883	5,802	5,975	1,656	1,502	1,593	-	-	23,411
Current period gross write-offs	-	31	-	25	-	22	-	-	78

Consumer:
Pass	2,536	1,038	1,406	271	47	41	-	-	5,339
Total	2,536	1,038	1,406	271	47	41	-	-	5,339
Current period gross write-offs	$4	$10	$4	$-	$-	$-	$-	$-	$18

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

At December 31, 2023

(In thousands)

	2023	2022	2021	2020	2019	Prior	Revolving Loans Amortized Cost Basis	Revolving Loans Converted to Term Loans Amortized Cost Basis	Total
Mortgage loans on real estate:
One-to-four-family first lien residential:
Pass	$15,710	$19,599	$12,317	$8,394	$3,378	$43,381	$-	$-	$102,779
Total	15,710	19,599	12,317	8,394	3,378	43,381	-	-	102,779
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Residential construction:
Pass	467	127	-	109	-	2,653	-	-	3,356
Total	467	127	-	109	-	2,653	-	-	3,356
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Home equity loans and lines of credit:
Pass	-	-	-	-	-	80	10,555	98	10,733
Total	-	-	-	-	-	80	10,555	98	10,733
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Commercial:
Pass	12,392	9,007	7,516	4,652	6,595	8,891	-	-	49,053
Special Mention	-	-	-	439	-	-			439
Substandard	-	-	260	102	54	2,009	-	-	2,425
Total	12,392	9,007	7,776	5,193	6,649	10,900	-	-	51,917
Current period gross write-offs	-	-	-	-	-	-	-	-	-

Commercial and Industrial:
Pass	7,762	7,629	2,612	1,361	1,325	2,962	-	-	23,651
Special Mention	-	-	-	65	-	-			65
Substandard	-	-	-	-	489	-	-	-	489
Total	7,762	7,629	2,612	1,426	1,814	2,962	-	-	24,205
Current period gross write-offs	-	-	-	-	-	67	-	-	67

Consumer:
Pass	1,608	1,891	296	64	8	37	-	-	3,904
Total	1,608	1,891	296	64	8	37	-	-	3,904
Current period gross write-offs	$8	$-	$-	$-	$-	$-	$-	$-	$8

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

At March 31, 2025, a loan relationship consisting of one commercial real estate loan and two commercial and industrial loans totaling $1.0 million was downgraded to substandard, increasing substandard loans by $1.0 million and $1.3 million compared to December 31, 2024, and December 31, 2023, respectively. At March 31, 2025, a loan relationship consisting of one commercial real estate loan and ten commercial and industrial loans totaling $2.8 million was downgraded to special mention from watch, increasing special mention loans by $2.8 million and $2.3 million compared to December 31, 2024 and December 31, 2023, respectively. One commercial and industrial loan relationship consisting of two loans totaling $500,000 was restructured and rated as substandard during the year ended December 31, 2024. Special Mention loans at December 31, 2023 migrated to substandard during the year ended December 31, 2024. All commercial loan relationships are current and paying as agreed.

Loans are considered past-due if the required principal and interest payments have not been received within thirty days of the payment due date. An age analysis of past-due loans, segregated by class of loans, are as follows:

	March 31, 2025 (Unaudited)
	(In thousands)
	30-59 Days Past-Due	60-89 Days Past-Due	90 Days Past-Due	Total Past- Due	Current	Total Loans Receivable
Mortgage loans on real estate:
One-to four-family first lien residential	$653	$191	$369	$1,213	$96,419	$97,632
Residential construction	-	-	-	-	1,033	1,033
Home equity loans and lines of credit	246	-	33	279	13,304	13,583
Commercial	320	-	-	320	62,177	62,497
Total mortgage loans on real estate	1,219	191	402	1,812	172,933	174,745
Commercial and industrial	44	-	-	44	24,617	24,661
Consumer loans	11	5	-	16	5,196	5,212
Total loans	$1,274	$196	$402	$1,872	$202,746	$204,618

	December 31, 2024
	(In thousands)
	30-59 Days Past-Due	60-89 Days Past-Due	90 Days Past-Due	Total Past- Due	Current	Total Loans Receivable
Mortgage loans on real estate:
One-to four-family first lien residential	$1,089	$230	$369	$1,688	$99,548	$101,236
Residential construction	-	-	-	-	1,288	1,288
Home equity loans and lines of credit	1	-	32	33	11,883	11,916
Commercial	371	-	-	371	59,134	59,505
Total mortgage loans on real estate	1,461	230	401	2,092	171,853	173,945
Commercial and industrial	513	-	-	513	22,898	23,411
Consumer loans	5	9	-	14	5,325	5,339
Total loans	$1,979	$239	$401	$2,619	$200,076	$202,695

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

	December 31, 2023
	(In thousands)
	30-59 Days Past-Due		60-89 Days Past-Due	90 Days Past-Due	Total Past- Due	Current	Total Loans Receivable
Mortgage loans on real estate:
One-to four-family first lien residential	$588		$344	$323	$1,255	$101,524	$102,779
Residential construction	-		-	-	-	3,356	3,356
Home equity loans and lines of credit	33		-	93	126	10,607	10,733
Commercial	914		-	-	914	51,003	51,917
Total mortgage loans on real estate	1,535		344	416	2,295	166,490	168,785
Commercial and industrial	-		-	-	-	24,205	24,205
Consumer loans	-		-	-	-	3,904	3,904
Total loans		$$1,535	$344	$416	$2,295	$194,599	$196,894

At March 31, 2025, we have approximately $32,000 (unaudited) home equity loans and lines of credit past-due 90 days and still accruing. Nonaccrual loans, segregated by class of loan as of March 31, 2025 are as follows:

March 31, 2025 Unaudited
(In thousands)
	Nonaccrual loans	Nonaccrual loans without related allowance for credit losses	Recognized interest income
Mortgage loans on real estate:
One-to four-family first lien	$369	$369	$-
Residential construction	-	-	-
Home equity loans and lines of credit	-	-	-
Commercial	662	-	-
Consumer loans	-	-	-
Total nonaccrual loans	$1,031	$369	$-

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

At December 31, 2024, we have approximately $32,000 home equity loans and lines of credit past-due 90 days and still accruing. At December 31, 2023, we did not have loans past-due 90 days and still accruing. Nonaccrual loans, segregated by class of loan as of December 31, 2024 and 2023 are as follows:

December 31, 2024
(In thousands)
	Nonaccrual loans	Nonaccrual loans without related allowance for credit losses	Recognized interest income
Mortgage loans on real estate:
One-to four-family first lien	$369	$369	$-
Residential construction	-	-	-
Home equity loans and lines of credit	-	-	-
Commercial	44	-	-
Consumer loans	-	-	-
Total nonaccrual loans	$413	$369	$-

December 31, 2023
(In thousands)
	Nonaccrual loans	Nonaccrual loans without related allowance for credit losses	Recognized interest income
Mortgage loans on real estate:
One-to four-family first lien	$315	$113	$-
Residential construction	-	-	-
Home equity loans and lines of credit	93	89	-
Commercial	-	-	-
Consumer loans	8	-	-
Total nonaccrual loans	$416	$202	$-

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

Collateral-dependent loans

A loan is considered collateral-dependent when the borrower is experiencing financial difficulty and repayment of the loan is expected to be provided substantially through the operation or sale of the collateral. Loans considered collateral-dependent were as follows:

March 31, 2025 Unaudited
(In thousands)
	Amortized cost	Collateral type
Real estate:
Residential 1-4 family	$617	Residential real estate property
Home equity line of credit	32	Residential real estate property
Commercial real estate	454	Commercial real estate property
Total real estate	$1,103

Commercial and industrial loans	$619	Commercial business assets
Total commercial and industrial	$619

December 31, 2024
(In thousands)
	Amortized cost	Collateral type
Real estate:
Residential 1-4 family	$620	Residential real estate property
Home equity line of credit	32	Residential real estate property
Total real estate	$652

December 31, 2023
(In thousands)
	Amortized cost	Collateral type
Real estate:
Residential 1-4 family	$811	Residential real estate property
Home equity line of credit	126	Residential real estate property
Total real estate	$937

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

During the year ended December 31, 2024, two Commercial loans to one borrower were combined into one loan to extend the terms of the loans and increase the collateral coverage of the portfolio relationship. There were no loans modified to borrowers experiencing financial difficulty during the three months ended March 31, 2025 or year ended December 31, 2023.

The following table shows the amortized cost basis at the end of the reporting period of the loans modified to borrowers experiencing financial difficulty, disaggregated by class of financing receivable and type of concession granted (numbers in thousands):

Term Extension

	Amortized Cost Basis at March 31, 2025 (Unaudited)	% of Total Class of Financing Receivable
Mortgage loans on real estate:
Commercial	$498	0.84%
Total	$498

The following table describes the financial effect of the modifications made to borrowers experiencing financial difficulty during the year ended December 31, 2024:

Term Extension
Mortgage loans on real estate:	Financial Effect

Commercial	Added a weighted-average 20 years to the life of loans, which reduced monthly payment amounts for the borrower.

Upon the Company’s determination that a modified loan (or portion of a loan) has subsequently been deemed uncollectible, the loan (or a portion of the loan) is written off. Therefore, the amortized cost basis of the loan is reduced by the uncollectible amount and the allowance for credit losses is adjusted by the same amount.

The Company closely monitors the performance of the loans that are modified to borrowers experiencing financial difficulty to understand the effectiveness of its modification efforts. Loans modified to borrowers experiencing financial difficulty did not have payment default during the year and were current as of March 31, 2025(unaudited).

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

Changes in the allowance for credit losses for the three months ended March 31, 2025 and 2024 are as follows:

	March 31, 2025 Unaudited
	(In thousands)
	Mortgage Loans on Real Estate	Commercial and Industrial Loans	Consumer Loans	Unallocated	Total
Allowance for credit losses:
Beginning balance	$1,053	$372	$163	$216	$1,804
Charge-offs	(10)	(51)	(14)	-	(75)
Recoveries	-	2	1	-	3
Provision	132	223	(29)	(216)	110
Ending balance	$1,175	$546	$121	$-	$1,842

	March 31, 2024 Unaudited
	(In thousands)
	Mortgage Loans on Real Estate	Commercial and Industrial Loans	Consumer Loans	Unallocated	Total
Allowance for credit losses:
Beginning balance	$1,218	$325	$93	$409	$2,045
Charge-offs	(8)	-	-	-	(8)
Recoveries	-	-	-	-	-
Provision	(78)	81	(2)	14	15
Ending balance	$1,132	$406	$91	$423	$2,052

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

4. LOANS — (Continued)

Changes in the allowance for credit losses for years ended December 31, 2024 and 2023 are as follows:

	December 31, 2024
	(In thousands)
	Mortgage Loans on Real Estate	Commercial and Industrial Loans	Consumer Loans		Unallocated	Total
Allowance for credit losses:
Beginning balance	$1,218	$325	$		$409	$2,045
Charge-offs	-	(78)		(18)	-	(96)
Recoveries	-	-		-	-	-
Provision	(165)	125		88	(193)	(145)
Ending balance	$1,053	$372		163	$216	$1,804

	December 31, 2023
	(In thousands)
	Mortgage Loans on Real Estate	Commercial and Industrial Loans	Consumer Loans	Unallocated	Total
Allowance for credit losses:
Beginning balance, prior to adoption of ASC 326	$1,448	$203	$35	$205	$1,891
Impact of adoption of ASC 326	(141)	133	68	(60)	-
Charge-offs	-	(67)	(8)	-	(75)
Recoveries	-	-	1	-	1
Provision	(89)	56	(3)	264	228
Ending balance	$1,218	$325	$93	$409	$2,045

In the ordinary course of business, the Company makes loans to its directors and officers, including their families and companies in which certain directors are principal owners. All such loans were made on substantially the same terms including interest rates and collateral, as those prevailing at the same time for comparable transactions with unrelated persons. Loans to directors and officers are listed below and are included in loans on the statement of financial condition.

	March 31,	December 31,
	2025	2024	2023
	Unaudited
	(In thousands)
Balance, beginning of period	$780	$924	$1,035
Proceeds	236	-	46
Payments	(23)	(144)	(157)
Balance, end of period	$993	$780	$924

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

5. PREMISES AND EQUIPMENT

Premises and equipment at March 31, 2025, December 31, 2024 and 2023 are summarized as follows:

Construction in progress is composed of ongoing improvements to existing branches and construction of a new branch and purchase of land for a branch. Depreciation expense for the three months ended March 31, 2025 and 2024 was $94,000 (unaudited) and $96,000, respectively. Depreciation expense for the years ended December 31, 2024, and 2023 was $375,000 and $384,000, respectively. Construction commitments at March 31, 2025 and December 31, 2024, were $724,000 (unaudited) and $1.4 million, respectively. There were no construction commitments at December 31, 2023.

	March 31,	December 31,
	2025	2024	2023
	(Unaudited)
	(Dollars in Thousands)
Building and building improvements	$7,128	$7,125	$6,980
Construction in progress	4,192	3,346	548
Furniture, fixtures and equipment	2,818	2,760	2,410
	14,138	13,231	9,938
Accumulated depreciation	(4,526)	(4,434)	(4,089)
Total	$9,612	$8,797	$5,849

6. DEPOSITS

The components of deposits at March 31, 2025, December 31, 2024 and 2023 consist of the following:

	March 31,	December 31,
	2025	2024	2023
	(Unaudited)
	(In thousands)
Demand deposits	$32,750	$30,639	$29,557
NOW accounts	26,809	27,058	24,383
Regular savings and demand clubs	24,095	22,752	23,644
Money markets	70,107	62,767	50,487
Certificates of deposit and retirement accounts	63,491	67,355	65,642
	$217,252	$210,571	$193,713

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

6. DEPOSITS — (Continued)

As of March 31, 2025, certificates of deposit and retirement accounts have scheduled maturities as follows (dollars in thousands):

March 31,
2025
Unaudited
In thousands
2025	$32,883
2026	18,074
2027	7,723
2028	3,966
2029	696
Thereafter	149
$63,491

The aggregate amount of time deposits in denominations of $250,000 or more were $36.3 million (unaudited), $38.3 million and $28.5 million including broker deposits of $16.8 million (unaudited), $16.9 million and $8.5 million at March 31, 2025, December 31, 2024 and 2023, respectively. Under the Dodd-Frank Act, deposit insurance per account owner is $250,000.

Interest expense on deposits for the three months ended March 31, 2025 and 2024 are as follows:

	March 31,
	2025	2024

	Unaudited
	(Dollars in Thousands)
NOW accounts	$6	$6
Regular savings and demand clubs	18	3
Money markets	396	326
Certificates of deposit and retirement accounts	508	593
	$928	$928

Interest expense on deposits for the years ended December 31, 2024 and 2023 are as follows:

	December 31,
	2024	2023

	(Dollars in Thousands)
NOW accounts	$24	$25
Regular savings and demand clubs	20	16
Money markets	1,407	808
Certificates of deposit and retirement accounts	2,386	1,720
	$3,837	$2,569

Related party deposits for the three months ended March 31, 2025 were $1.1 million (unaudited). Related party deposits for the years ended December 31, 2024, and 2023 were $1.3 million and $1.5 million, respectively.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

7. BORROWINGS

Advances from the Federal Home Loan Bank of New York (“FHLBNY”) reflect advances borrowed from the FHLBNY. The FHLBNY charges a substantial prepayment penalty for early payoff of an advance. The unamortized balances on advances at March 31, 2025, December 31, 2024 and 2023 are summarized as follows:

	March 31,	December 31,
	2025	2024	2023

	Unaudited
	(Dollars in Thousands)
Term Advances:
Advanced January 8, 2019 - Due January 8, 2024 - bearing interest at 2.97% fixed rate	$-	$-	$2,000
Advanced December 27, 2019 - Due December 27, 2024 - bearing interest at 1.98% fixed rate	-	-	1,000
Advanced December 30, 2019 - Due January 2, 2024 - bearing interest at 1.91% fixed rate	-	-	3,000
Advanced February 25, 2020 - Due February 25, 2025 - bearing interest at 1.52% fixed rate	-	1,000	1,000
Advanced March 5, 2020 - Due March 5, 2025 - bearing interest at 1.12% fixed rate	-	3,500	3,500
Advanced March 12, 2020 - Due March 12, 2025 - bearing interest at 1.42% fixed rate	-	1,000	1,000
Advanced November 30, 2022 - Due November 30, 2027 - bearing interest at 4.24% fixed rate	2,000	2,000	2,000
Advanced December 30, 2022 - Due December 30, 2025 - bearing interest at 4.54% fixed rate	2,000	2,000	2,000
Advanced December 30, 2022 - Due December 30, 2026 - bearing interest at 4.42% fixed rate	2,000	2,000	2,000
Advanced January 12, 2023 - Due January 12, 2028 - bearing interest at 3.85% fixed rate	2,000	2,000	2,000
Advanced March 10, 2023 - Due March 10, 2028 - bearing interest at 4.38% fixed rate	6,000	6,000	6,000
Advanced July 19, 2023 - Due July 19, 2027 - bearing interest at 4.49% fixed rate	1,000	1,000	1,000
Advanced September 11, 2023 - Due September 11, 2028 - bearing interest at 4.72% fixed rate	3,000	3,000	3,000
Advanced September 13, 2023 - Due September 14, 2026 - bearing interest at 4.61% fixed rate	2,000	2,000	2,000
Advanced September 26, 2023 - Due September 28, 2026 - bearing interest at 5.18% fixed rate	2,000	2,000	2,000
Advanced May 8, 2024 - Due May 10, 2027 - Zero Development Advance at 0% fixed rate	1,695	1,695	-
Advanced May 21, 2024 - Due November 23, 2026 - bearing interest at 4.80% fixed rate	2,000	2,000	-
Advanced May 21, 2024 - Due August 21, 2028 - bearing interest at 4.65% fixed rate	2,000	2,000	-
Advanced May 21, 2024 - Due August 23, 2027 - bearing interest at 4.72% fixed rate	2,000	2,000	-
Advanced May 21, 2024 - Due August 29, 2029- bearing interest at 4.61% fixed rate	2,000	2,000	-
Advanced October 4, 2024 - Due October 4, 2027 - Zero Development Advance at 0% fixed rate	2,058	2,058	-
Advanced February 25, 2025 - Due February 25, 2030 - bearing interest at 4.33% fixed rate	1,000	-	-
Total Term Advances	34,753	39,253	33,500
Repurchase Advances:
Advanced December 29, 2023 - Due January 5, 2024 - bearing interest at 5.56% fixed rate	-	-	2,000
Advanced December 27, 2024 - Due January 3, 2025 - bearing interest at 4.63% fixed rate	-	2,000	-

Total Advances	$34,753	$41,253	$35,500

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

7. BORROWINGS — (Continued)

The contractual maturities and weighted average rates of advances from FHLBNY at March 31, 2025 (unaudited) are as follows (dollars in thousands):

2025	$2,000	4.54%
2026	8,000	4.75%
2027	8,753	4.46%
2028	13,000	4.42%
2029	2,000	4.61%
2030	1,000	4.33%
	$34,753	4.52%

The Company has access to FHLBNY advances, under which it can borrow at various terms and interest rates. Residential and commercial mortgage loans of  $ 63.7 million (unaudited), $68.9 million and $63.5 million at March 31, 2025, December 31, 2024 and 2023 respectively, and investment securities of $12.5 million and $9.3 million at December 31, 2024 and 2023, respectively, have been pledged by the Company under a blanket collateral agreement to secure the Company’s borrowings. There were no investment securities pledged at March 31, 2025. The total outstanding indebtedness under borrowing facilities with the FHLBNY cannot exceed the total value of the assets pledged under the blanket collateral agreement. The Company has a municipal letter of credit (MULOC) with the FHLBNY collateralizing a $10.0 million certificate of deposit with the State of New York Banking Development District at March 31, 2025 (unaudited), December 31, 2024 and 2023. The New York State certificate was deposited after the Company opened its fourth location in Bridgeport, New York. The Company has also pledged collateralized mortgage obligations with a book value of $5,493,000 and market value of $4,836,000 at March 31, 2025, and a book value of $178,000 and a market value of $165,000 at December 31, 2024 and a book value of $190,000 and a market value of $174,000 at December 31, 2023, to a local municipality collateralizing their deposits. The Company has pledged a New York municipal bond with a book value of $336,000 and a market value of $281,000 at March 31, 2025, and a book value of $337,000 and a market value of $282,000 at December 31, 2024 and a book value of $339,000 and a market value of $297,000 at December 31, 2023, to the link deposit program. The Company also has an $8.0 million dollar line of credit with two correspondent banks that is available on an unsecured basis and has no draws at March 31, 2025 (unaudited), December 31, 2024 and 2023.

8. INCOME TAXES

Income tax expense for the three months ended March 31, 2025 and 2024 and the years ended December 31, 2024 and 2023 is summarized as follows (in thousands):

	March 31,		December 31,
	2025	2024	2024	2023

	Unaudited
	(Dollars in thousands)
Current:
Federal	$69	$(12)	$6	$(124)
State	-	1	4	4
	69	(11)	10	(120)
Deferred:
Federal	(40)	24	94	259
State	-	-	-	-
	(40)	24	94	259
Total provision for income taxes	$29	$13	$104	$139

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

8. INCOME TAXES (Continued)

The Company’s deferred federal and state income tax and related valuation accounts represents the estimated impact of temporary differences between how we recognize our assets and liabilities under GAAP and how such assets and liabilities are recognized under federal and state tax law. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities as measured by the enacted tax rates which will be in effect when these differences reverse.

The components of the net deferred tax liabilities, included in other liabilities at March 31, 2025, December 31, 2024 and 2023 in the consolidated statements of financial condition, are as follows:

	March 31	December 31,
	2025	2024	2023

	Unaudited
	(Dollars in thousands)
Deferred tax assets:
Allowance for credit losses	$599	$589	$538
Net operating loss carryforward	866	813	778
Nonaccrual interest	5	4	2
Net unrealized loss on securities available-for-sale	876	862	881
Other	84	98	56
Total deferred tax assets	2,430	2,366	2,255
Deferred tax liabilities:
Net retirement plans	(1,870)	(1,872)	(1,681)
Depreciation	(468)	(403)	(351)
Deferred loan fees	(384)	(394)	(414)
Other	(1)	(1)	(1)
Total deferred tax liabilities	(2,723)	(2,670)	(2,447)
Valuation allowance	(406)	(449)	(342)
Net deferred tax (liabilities) assets	$(699)	$(753)	$(534)

Items that give rise to differences between income tax expense included in the statements of income and taxes computed by applying the statutory federal tax at a rate of 21% for the periods below included the following:

	Three Months Ended March 31,		Years Ended December 31,
	2025	2024	2024	2023
	Unaudited
	(Dollars in thousands)
Computed at the statutory rate	$37	$22	$171	$188
Change in valuation allowance	43	27	107	82
State deferred tax liability	(43)	(27)	(107)	(82)
Nontaxable interest and dividend	(9)	(8)	(31)	(35)
Income from bank owned life insurance	(5)	(1)	(3)	(9)
Other items	6	-	(33)	(5)
Income tax provision	$29	$13	$104	$139

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

8. INCOME TAXES (Continued)

New York State (NYS) tax law changes were enacted in 2015 that resulted in the Company generating a significant deduction, ultimately putting the Company in a NYS net operation loss position for tax purposes that will persist for the foreseeable future. It is anticipated that mortgage recording tax generated each year will reduce the NYS capital base to the fixed dollar minimum tax. Therefore, in 2015, the Company recorded a valuation allowance against its net New York deferred tax asset as of December 31, 2015 as it is unlikely this deferred tax asset will impact the Company’s New York tax liability in future years, primarily mortgage recording tax credit carryforward. The Company also de-recognized state deferred tax liabilities as a result of NYS law changes. The increase in valuation allowance at March 31, 2025, December 31, 2024 from December 31, 2023 was due to the increase in NYS deferred tax assets.

At March 31, 2025(unaudited), December 31, 2024 and 2023, the Company had no unrecognized tax benefits recorded. The Company does not expect the total amount of unrecognized tax benefits to significantly increase or decrease in the next twelve months.

Under current income tax laws, the base-year reserves would be subject to recapture if the Company pays a cash dividend in excess of earnings and profits or liquidates. The Bank does not expect to take any actions in the foreseeable future that would require the recapture of any Federal reserves. As a result, a deferred tax liability has not been recognized with respect to the Federal base-year reserve of $2,188,157 at March 31, 2025 (unaudited), December 31, 2024 and 2023, because the Bank does not expect that this amount will become taxable in the foreseeable future. The unrecognized deferred tax liability with respect to the Federal base-year reserve was $459,513 at December 31, 2024 and 2023. It is more likely than not that this liability will never be incurred because, as noted above, the Bank does not expect to take any action in the future that would result in this liability being incurred.

9. COMPREHENSIVE LOSS

The balances and changes in the components of accumulated other comprehensive loss, net of tax, are as follows:

	For the three months ended March 31, 2025
	Unrealized (Losses) Gains on Available- for-Sale Securities	Net Loss on Pension Plan	Accumulated Other Comprehensive (Loss) Income
	Unaudited
	(In thousands)
Beginning balance	$(3,243)	$(1,241)	$(4,484)
Other comprehensive (loss) income	(53)	-	(53)
Ending balance	$(3,296)	$(1,241)	$(4,537)

	For the year ended December 31, 2024
	Unrealized (Losses) Gains on Available- for-Sale Securities	Net Loss on Pension Plan	Accumulated Other Comprehensive (Loss) Income
	(In thousands)
Beginning balance	$(3,315)	$(1,639)	$(4,954)
Other comprehensive income	72	398	470
Ending balance	$(3,243)	$(1,241)	$(4,484)

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

9. COMPREHENSIVE LOSS — (Continued)

	For the year ended December 31, 2023
	Unrealized Gains (Loss) on Available- for-Sale Securities	Net (Loss) Gain on Pension Plan	Accumulated Other Comprehensive (Loss) Income
	(In thousands)
Beginning balance	$(4,261)	$(1,902)	$(6,163)
Other comprehensive income	946	263	1,209
Ending balance	$(3,315)	$(1,639)	$(4,954)

The amounts of income tax (expense) benefit allocated to each component of other comprehensive loss are as follows:

	For the three months ended
	March 31, 2025			March 31, 2024
	Before Tax Amount	Tax (Expense) Benefit	Net	Before Tax Amount	Tax (Expense) Benefit	Net

	Unaudited
	(In thousands)
Available-for-sale securities:
Unrealized holding losses arising during period	$(67)	$14	$(53)	$(208)	$44	$(164)
Reclassification adjustment for net losses included in net income	-	-	-	-	-	-
Net unrealized losses on available-for-sale securities	(67)	14	(53)	(208)	44	(164)

Defined Benefit Pension Plan:
Net gains arising during the period	-	-	-	-	-	-
Less reclassification of amortization of net losses recognized in net pension expense	-	-	-	-	-	-
Net changes in defined benefit pension plan	-	-	-	-	-	-
Other Comprehensive Loss	$(67)	$14	$(53)	$(208)	$44	$(164)

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

9. COMPREHENSIVE LOSS — (Continued)

	For the years ended
	December 31, 2024			December 31, 2023
	Before Tax Amount	Tax (Expense) Benefit	Net	Before Tax Amount	Tax (Expense) Benefit	Net

	(In thousands)
Available-for-sale securities:
Unrealized holding gains arising during period	$91	$(19)	$72	$1,145	$(240)	$905
Reclassification adjustment for net losses included in net income	-	-	-	51	(10)	41
Net unrealized gains on available-for-sale securities	91	(19)	72	1,196	(250)	946

Defined Benefit Pension Plan:
Net gains arising during the period	503	(105)	398	335	(72)	263
Less reclassification of amortization of net losses recognized in net pension expense	-	-	-	-	-	-
Net changes in defined benefit pension plan	503	(105)	398	335	(72)	263

Other Comprehensive Income	$594	$(124)	$470	$1,531	$(322)	$1,209

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

9. COMPREHENSIVE LOSS — (Continued)

The following table presents the amounts reclassified out of each component of accumulated other comprehensive loss (AOCL):

	Amount Reclassified from AOCL
	For the years ended
	2024	2023	Affected line item in the Statement of Income

	(In thousands)
Available-for-sale securities:
Realized losses on sale of available for sale securities	$-	$(51)	Net realized losses on sales of available-for-sale securities
Tax effect	-	10	Provision for income taxes
	$-	$(41)	Net income

10. EMPLOYEE BENEFIT PLANS

Supplemental Executive Retirement Plan (SERP)

Beginning in 2016, the Company instituted a SERP for its executive officers. All benefits provided under the SERP are unfunded and, as the executive officers retire, the Company will make a payment to the participant. At March 31, 2025, December 31, 2024 and 2023, the Company recorded $200,000 (unaudited), $194,000 and $170,000, respectively, for the SERP in other liabilities on the consolidated statements of financial condition. Expenses for the SERP are included in compensation and employee benefits on the consolidated statements of income and were approximately $6,000 (unaudited) and $6,000 (unaudited), respectively, for the three months ended March 31, 2025 and 2024 and $24,000 and $22,000, respectively, for the years ended December 31, 2024 and 2023.

Defined Benefit Plan

The Company provides pension benefits for eligible employees through a noncontributory defined benefit pension plan (the “Pension Plan”). Substantially all employees participate in the retirement plan on a noncontributing basis and are fully vested after five years of service.

On October 13, 2017, the Compensation Committee elected to soft-freeze the defined benefit pension plan effective January 1, 2018. All employees hired after that date will not be eligible to participate in the defined benefit pension plan; they will, however, be able to participate in a 401k plan that the Company will match up to 50% of the employee elected contribution amount capped at 5% of the employee’s earnings. Expense for the 401k is included in the compensation and employee benefits on the consolidated statement of income and was $19,000 (unaudited) and $10,000 (unaudited), respectively, for the three months ended March 31, 2025 and 2024 and $51,473 and $34,919, respectively for the years ended December 31, 2024 and 2023.

The mortality table used in 2025, 2024 and 2023 was RP-2014 (adjusted) with MP-2021 mortality improvements.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

10. EMPLOYEE BENEFIT PLANS — (Continued)

Information pertaining to the activity in the Pension Plan for the years ended December 31, 2024 and 2023 is as follows:

	December 31,
	2024	2023
Change in benefit obligation:
Benefit obligation at beginning of year	$8,815	$8,741
Service cost	215	211
Interest cost	501	512
Actuarial (gain) loss	(89)	482
Benefits paid	(801)	(1,131)
Benefit obligation at end of year	8,641	8,815

Change in plan assets:
Fair value of plan assets at beginning of year	$15,155	$14,341
Actual return on plan assets	1,532	1,945
Employer contributions	-	-
Benefits paid	(801)	(1,131)
Fair value of plan assets at end of year	15,886	15,155

Net amount recognized, funded status	$7,245	$6,340

 The accumulated benefit obligation was $8.0 and $8.2 million at December 31, 2024 and 2023, respectively.

The assumptions used to determine the benefit obligation at December 31, 2024 and 2023 are as follows:

	2024	2023
Discount rate	6.17%	5.84%
Rate of increase in compensation levels	3.00%	3.00%

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

10. EMPLOYEE BENEFIT PLANS — (Continued)

The components of net periodic pension cost and amounts recognized in other comprehensive income for the three months ended March 31, 2025 and 2024 and for the years ended December 31, 2024 and 2023 are as follows:

	March 31,		December 31,
	2025	2024	2024	2023

	Unaudited
	(Dollars in Thousands)
Service cost	$58	$54	$215	$211
Interest cost	129	125	501	512
Expected return on assets	(280)	(280)	(1,118)	(1,127)
Amortization of unrecognized loss	-	-	-	-
Net periodic pension cost	(93)	(101)	(402)	(404)

Total of amounts recognized in other comprehensive income loss	-	-	(503)	(335)

Total recognized in net periodic pension cost and other comprehensive income	$(93)	$(101)	$(905)	$(739)

The assumptions used to determine net periodic pension cost for the three months ended March 31, 2025 and 2024 and for the years ended December 31, 2024 and 2023 are as follows:

	March 31,		December 31,
	2025	2024	2024	2023

	Unaudited
Discount rate	6.17%	5.84%	5.84%	6.04%
Expected long-term rate of return on plan assets	7.00%	7.00%	7.00%	7.00%
Rate of increase in compensation levels	3.00%	3.00%	3.00%	3.00%

The long-term rate of return on assets assumption was set based on historical returns earned by the asset allocation of the investments currently used by the Pension Plan, which are expected to continue in the future.

Pension Plan assets are invested in diversified funds under the advice of Edgewater Advisors, Ltd. The investment funds include a series of mutual funds, each with its own investment objectives, investment strategies and risks.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

10. EMPLOYEE BENEFIT PLANS — (Continued)

The fair values of the Company’s Pension Plan assets at March 31, 2025, by asset category are as follows (dollars in thousands):

		Market Value of Assets – March 31, 2025
	Asset Category	Total	Level 1	Level 2
	Equities & Commodities:
(1)	Equity Income Separate Account-Z	$784	$-	$784
(2)	LargeCap S&P 500 Index Separate Account-Z	2,980	-	2,980
(3)	Blue Chip Separate Account-Z	746	-	746
(4)	MidCap S&P 400 Index Separate Account-Z	1,752	-	1,752
(5)	SmallCap S&P 600 Index Separate Account-Z	1,425	-	1,425
(6)	Global Emerging Markets Separate Account-Z	826	-	826
(7)	Real Estate Securities Sep Acct-Z	496	-	496
	Total Equities and Commodities	9,009	-	9,009
	Fixed Income:
(8)	LDI Short Duration Separate Account-Z	1,600	-	1,600
(9)	Core Fixed Income Separate Account-Z	1,618	-	1,618
(10)	Core Plus Bond Separate Account-Z	1,622	-	1,622
(11)	Inflation Protection Separate Account-Z 3-BlackRock	817	-	817
(12)	High Yield Separate Account-Z	787	-	787
(13)	Liquid Asset Separate Account-Z	59	-	59
	Total Fixed Income	6,503	-	6,503
	Total Market Value	$15,512	$-	$15,512

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

10. EMPLOYEE BENEFIT PLANS — (Continued)

The fair values of the Company’s Pension Plan assets at December 31, by asset category are as follows (dollars in thousands):

		Market Value of Assets - December 31, 2024
	Asset Category	Total	Level 1	Level 2
	Equities & Commodities:
(1)	Equity Income Separate Account-Z	$775	$-	$775
(2)	LargeCap S&P 500 Index Separate Account-Z	3,229	-	3,229
(3)	Blue Chip Separate Account-Z	816	-	816
(4)	MidCap S&P 400 Index Separate Account-Z	1,907	-	1,907
(5)	SmallCap S&P 600 Index Separate Account-Z	1,602	-	1,602
(6)	Global Emerging Markets Separate Account-Z	734	-	734
(7)	Real Estate Securities Sep Acct-Z	456	-	456
	Total Equities and Commodities	9,519		9,519
	Fixed Income:
(8)	LDI Short Duration Separate Account-Z	1,603	-	1,603
(9)	Core Fixed Income Separate Account-Z	1,564	-	1,564
(10)	Core Plus Bond Separate Account-Z	1,571	-	1,571
(11)	Inflation Protection Separate Account-Z 3-BlackRock	777	-	777
(12)	High Yield Separate Account-Z	798	-	798
(13)	Liquid Asset Separate Account-Z	54		54
	Total Fixed Income	6,367		6,367
	Total Market Value	$15,886	$-	$15,886

		Market Value of Assets - December 31, 2023
	Asset Category	Total	Level 1	Level 2
	Equities & Commodities:
(1)	Equity Income Separate Account-Z	$764	$-	$764
(2)	LargeCap S&P 500 Index Separate Account-Z	3,011	-	3,011
(3)	Blue Chip Separate Account-Z	790	-	790
(4)	MidCap S&P 400 Index Separate Account-Z	1,859	-	1,859
(5)	SmallCap S&P 600 Index Separate Account-Z	1,604	-	1,604
(6)	Global Emerging Markets Separate Account-Z	739	-	739
(7)	Real Estate Securities Sep Acct Z	473	-	473
	Total Equities and Commodities	9,240		9,240
	Fixed Income:
(8)	LDI Short Duration Separate Account-Z	1,445	-	1,445
(9)	Core Fixed Income Separate Account-Z	1,480	-	1,480
(10)	Core Plus Bond Separate Account-Z	1,493	-	1,493
(11)	Inflation Protection Separate Account-Z 3-BlackRock	724	-	724
(12)	High Yield Sep Acct Z	742	-	742
(13)	Liquid Asset Separate Account-Z	31		31
	Total Fixed Income	5,915		5,915
	Total Market Value	$15,155	$-	$15,155

Level 1 — Quoted Prices in Active Markets for Identical Assets

Level 2 — Significant Observable Inputs

Level 3 — Significant Unobservable Inputs

There were no Level 3 plan assets as of March 31, 2025 (unaudited), December 31, 2024 and 2023.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

10. EMPLOYEE BENEFIT PLANS — (Continued)

Fund Descriptions:

(1)	Equity Income Separate Account-Z: The investment seeks to provide current income and long-term growth of income and capital. Under normal circumstances, the fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in dividend-paying equity securities at the time of purchase. It usually invests in equity securities of companies with large and medium market capitalizations. The fund invests in value equity securities, an investment strategy that emphasizes buying equity securities that appear to be undervalued.

(2)	Large Cap S&P 500 Index Separate Account-Z: The investment option normally invests the majority of assets in common stocks of companies that compose the S&P 500 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 500 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 500 Index.

(3)	Blue Chip Separate Account-Z: The investment seeks long-term growth of capital. The fund normally invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies with large market capitalizations at the time of purchase that, in the fund's investment advisor's opinion, display characteristics of a "blue chip" company. The advisor tends to focus on securities of companies that show potential for growth of capital as well as an expectation for above average earnings. The fund invests in securities of foreign companies, as well as companies with medium market capitalizations.

(4)	Mid Cap S&P 400 Index Separate Account-Z: The investment option normally invests the majority of assets in common stocks of companies that compose the S&P MidCap 400 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P MidCap 400 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P MidCap 400 Index.

(5)	Small Cap S&P 600 Index Separate Account-Z: The investment seeks long-term growth of capital and normally invests the majority of assets in common stocks of companies that compose the S&P SmallCap 600 Index. Management attempts to mirror the investment performance of the index by allocating assets in approximately the same weightings as the S&P 600 Index. Over the long-term, management seeks a very close correlation between the performance of the Separate Account before expenses and that of the S&P 600 Index.

(6)	Global Emerging Markets Separate Act-Z: The investment option normally invests the majority of assets in equities of companies in emerging market countries. It invests in securities of companies with their principal place of business or principal office in emerging market countries; companies for which the principal securities trade in an emerging market; or companies, regardless of where their securities are traded, that derive 50% of their total revenue from either goods or services produced in emerging market countries. The fund may invest in securities of companies with small to medium market capitalizations.

(7)	Real Estate Securities Sep Acct-Z: The investment seeks to generate a total return. Under normal circumstances, the fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in equity securities of companies principally engaged in the real estate industry at the time of purchase. It invests in equity securities regardless of market capitalization (small, medium or large). The fund concentrates its investments (invest more than 25% of its net assets) in securities in the real estate industry. It is non-diversified.

(8)	LDI Short Duration Separate Account-Z: The investment seeks to maximize total returns from the universe of debt securities in which the Portfolio invests. As a non-fundamental policy, under normal circumstances, the Portfolio will invest at least 80% of its net assets in fixed income securities considered to be investment grade quality. In addition, the Portfolio is authorized to invest more than 25% of its total assets in U.S. Treasury bonds, bills and notes, and obligations of federal agencies and instrumentalities.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

10. EMPLOYEE BENEFIT PLANS — (Continued)

(9)	Core Fixed Income Separate Account-Z: The investment seeks to provide a high level of current income consistent with preservation of capital. The fund invests primarily in a diversified pool of investment grade fixed-income securities, including corporate securities, U.S. government securities, asset-backed securities and mortgage-backed securities. It maintains an average portfolio duration that is within from 75% to 125% of the duration of the Bloomberg Barclays US Aggregate Bond Index.

(10)	Core Plus Bond Separate Account-Z: The investment option invests primarily in intermediate-term, fixed-income investments such as public and private corporate bonds, commercial and residential mortgages, asset-backed securities, and US government and agency-backed securities. Value is added primarily through sector allocation and security selection. The Separate Account may enter into reverse repurchase agreements to attempt to enhance portfolio return and income.

(11)	Inflation Protection Separate Account-Z 3-BlackRock: The investment seeks to provide current income and real (after inflation) total returns. The fund invests primarily in inflation-indexed bonds of varying maturities issued by the U.S. and non-U.S. governments, their agencies or instrumentalities, and U.S. and non-U.S. corporations. It normally maintains an average portfolio duration that is within from 80% to 120% of the duration of the Bloomberg U.S. Treasury Inflation Protected Securities (TIPS) Index. The fund is not managed to a particular maturity.

(12)	High Yield Sep Acct Z: The investment seeks to provide a high level of current income. The fund invests at least 80% of its net assets, plus any borrowings for investment purposes, in below investment grade bonds and bank loans (sometimes called "high yield" or "junk") which are rated, at the time of purchase, Ba1 or lower by Moody's and BB+ or lower by S&P Global. It also invests in investment grade bank loans (also known as senior floating rate interests) and securities of foreign issuers, including those located in developing or emerging markets.

(13)	Liquid Assets Separate Account-Z: The investment seeks as high a level of current income as is considered consistent with preservation of principal and maintenance of liquidity. It invests in a portfolio of high quality, short-term instruments. The investments are U.S. dollar denominated securities which the sub-advisor believes present minimal credit risks. The sub-advisor maintains a dollar weighted average portfolio maturity of 60 days or less.

The fair values of mutual funds are based upon quoted prices of each fund’s underlying securities. The Company is not required to make any contributions to its defined benefit pension plan in 2025, 2024 and 2023.

Estimated future benefit payments, which reflect expected future service, as appropriate, are as follows (dollars in thousands):

Estimated pension payments:
2025	$614
2026	$604
2027	$607
2028	$592
2029	$584
2029-2033	$3,524

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

10. EMPLOYEE BENEFIT PLANS — (Continued)

EMPLOYEE STOCK OWNERSHIP PLAN (“ESOP”)

Effective upon the completion of the Company’s initial public stock offering in October 2017, the Bank established an Employee Stock Ownership Plan (“ESOP”) for all eligible employees. The ESOP used $775,740 in proceeds from a term loan obtained from the Company to purchase 77,574 shares of common stock on the open market at an average price of  $10.00 per share. The ESOP loan will be repaid principally from the Bank’s contribution to the ESOP in annual payments through 2047 at a fixed interest rate of 4.25%. Shares are released to participants on a straight-line basis over the loan term and allocated based on participant compensation. The Bank recognizes compensation benefit expense as shares are committed for release at their current market price. The difference between the market price and the cost of shares committed to be released is recorded as an adjustment to additional paid-in capital. Dividends on allocated shares are recorded as a reduction of retained earnings and dividends on unallocated shares are recorded as a reduction of debt. The Company recognized approximately $5,000 (unaudited) and $6,000 (unaudited) of compensation expense related to this plan for the three months ended March 31, 2025 and 2024 and $24,000 and $26,000 of compensation expense related to this plan for the year ended December 31, 2024 and December 31, 2023 respectively. At March 31, 2025, there were 58,247 (unaudited) shares not yet released having an aggregate market value of approximately $454,327 (unaudited). Participant vesting provisions for the ESOP are 20% per year and will be fully vested upon completion of six years of credited service. Eligible employees who were employed with the Bank shall receive credit for vesting purposes for each year of continuous employment prior to adoption of the ESOP.

STOCK BASED COMPENSATION

In August of 2019, the board of directors of the Company approved the grant of stock option awards to its directors and executive officers under the 2019 Equity Plan that had 96,967 shares authorized for option awards. A total of 47,500 stock option awards were granted to five directors and nine officers of the Company at an exercise price of $9.20 per share. The awards will vest ratably over five years (20% per year for each year of the participant’s service with the Company) and will expire ten years from the date of the grant, or September 2029. The fair value of each option grant was established at the date of grant using the Black-Scholes option pricing model. The Black-Scholes model used the following weighted average assumptions: risk-free interest rate of 1.5%; volatility factors of the expected market price of the Company's common stock of 21.23%; weighted average expected lives of the options of 7.5 years. Based upon these assumptions, the weighted average fair value of options granted was $2.52. In May of 2020, the board of directors of the Company approved the grant of stock option awards to it executive officers under the 2019 Stock Option Plan. A total of 5,000 stock option awards were granted to five officers of the Company at an exercise price of $6.52. The awards will vest ratably over five years (20% per year for each year of the participant’s service with the Company) and will expire ten years from the date of the grant, or June 2030. The fair value of each option grant was established at the date of grant using the Black-Scholes option pricing model. The Black-Scholes model used the following weighted average assumptions for the options granted in May of 2020: risk-free interest rate of 0.49%; volatility factors of the expected market price of the Company's common stock of 34.21%; weighted average expected lives of the options of 6.5 years. Based upon these assumptions, the weighted average fair value of options granted was $2.27. In June of 2021, the board of directors of the Company approved the grant of stock option awards to it executive officers and directors under the 2019 Stock Option Plan. A total of 15,900 stock option awards were granted to directors and executive officers of the Company at an exercise price of $9.75. The awards will vest ratably over five years (20% per year for each year of the participant’s service with the Company) and will expire ten years from the date of the grant, or July 2031. The fair value of each option grant was established at the date of grant using the Black-Scholes option pricing model. In May 2022, the board of directors of the Company approved the grant of stock option awards to it executive officers and directors under the 2019 Stock Option Plan. A total of 4,800 stock option awards were granted to directors and executive officers of the Company at an exercise price of $11.25. The awards will vest ratably over five years (20% per year for each year of the participant’s service with the Company) and will expire ten years from the date of the grant, or June 2032. The fair value of each option grant was established at the date of grant using the Black-Scholes option pricing model. In May 2023, the board of directors of the Company approved the grant of stock option awards to it executive officers and directors under the 2019 Stock Option Plan. A total of 2,000 stock option awards were granted to directors and executive officers of the Company at an exercise price of $8.83. The awards will vest ratably over five years (20% per year for each year of the participant’s service with the Company) and will expire ten years from the date of the grant, or June 2033. The fair value of each option grant was established at the date of grant using the Black-Scholes option pricing model.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

10. EMPLOYEE BENEFIT PLANS — (Continued)

The Black-Scholes model used the following weighted average assumptions for the options granted in May of 2023: risk-free interest rate of 3.53%; volatility factors of the expected market price of the Company's common stock of 29.22%; weighted average expected lives of the options of 6.5 years. Based upon these assumptions, the weighted average fair value of options granted was $2.93.

A summary of the Company’s stock option activity and related information for its equity incentive plan for the three months ended March 31, 2025 and 2024 is as follows:

	For the three months ended March 31,
	2025		2024
	Options	Weighted Average Exercise Price Per Share	Options	Weighted Average Exercise Price Per Share

	Unaudited
Outstanding at the beginning of the period	60,960	$9.27	62,980	$9.27

Grants:	-	-	-	-
Exercised	-	-	-	-
Forfeitures	-	-	-	-
Outstanding at period end	60,960	$9.27	62,980	$9.27
Vested at end of period	50,640	$9.27	39,500	$9.27
Exercisable	50,640	$9.27	39,500	$9.27

A summary of the Company’s stock option activity and related information for its equity incentive plan for the years ended December 31, 2024 and 2023 is as follows:

	For the year ended December 31,
	2024		2023

	Options	Weighted Average Exercise Price Per Share	Options	Weighted Average Exercise Price Per Share
Outstanding at the beginning of the period	62,980	$9.27	60,980	$9.27

Grants:	-	-	2,000	8.83
Exercised	-	-	-	-
Forfeitures	(2,020)	$(9.18)	-	-
Outstanding at period end	60,960	$9.27	62,980	$9.27
Vested at end of year	50,640	$9.27	39,500	$9.27
Exercisable	50,640	$9.27	39,500	$9.27

The intrinsic value of options outstanding at March 31, 2025, December 31, 2024 and 2023 is $5,905 (unaudited), $2,960 and $3,520, respectively.

The grants to senior management and directors vest over a five-year period in equal installments, with the first installment vesting on the anniversary date of the grant and succeeding installments on each anniversary thereafter, through 2028.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

10. EMPLOYEE BENEFIT PLANS — (Continued)

The compensation expense of the awards is based on the fair value of the instruments on the date of the grant and no options are available to be exercised at each year end.

The Company recorded compensation expense in the amount of $4,274 (unaudited) and $9,755 (unaudited) for the three months ended March 31, 2025 and 2024, $28,057 for the year ended December 31, 2024 and approximately $42,800 for the year ended December 31, 2023. The Company has $23,019 (unaudited) of compensation expense remaining to be recognized at March 31, 2025.

Compensation costs related to share-based payments transactions are recognized based on the grant-date fair value of the stock-based compensation issued. Compensation costs are recognized over the period that an employee provides service in exchange for the award. Compensation costs related to the employee stock ownership plan are dependent upon the average stock price and the shares committed to be released to the plan participants through the period in which income is reported.

In May 2023 and 2022 the Company awarded 12,000 shares of restricted stock awards to senior management, respectively. The restricted stock vests 20% per year on the specified vesting date, until 100% vested on the specified vesting date of the fifth year after the restricted stock was granted. The Company recorded compensation expense in the amount of $11,448 (unaudited) and $11,448 (unaudited) for the three months ended March 31, 2025 and 2024, $45,792 for the year ended December 31, 2024 and $36,396 for the year ended December 31, 2023. The Company has $119,574 (unaudited) of compensation expenses remaining to be recognized at March, 31, 2025.

The Company did not have any awards granted, vested, or forfeited during the three months ended March 31, 2025 and 2024 (unaudited), or for the year ended December 31, 2024.

11. FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS

Management uses its best judgment in estimating the fair value of the Company’s assets and liabilities; however, there are inherent weaknesses in any estimation technique. Therefore, for substantially all assets and liabilities, the fair value estimates herein are not necessarily indicative of the amounts the Company could have realized in a sales transaction on the dates indicated. The estimated fair value amounts have been measured as of their respective year-ends and have not been re-evaluated or updated for purposes of these consolidated financial statements subsequent to those respective dates. As such, the estimated fair values of assets and liabilities subsequent to the respective reporting dates may be different than the amounts reported at each year-end.

Accounting guidance establishes a fair value hierarchy that prioritizes the inputs to valuation methods used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

Level 1:   Unadjusted quoted prices in active markets that are accessible at the measurement date for identical unrestricted assets or liabilities.

Level 2:   Quoted prices in markets that are not active, or inputs that are observable either directly or indirectly, for substantially the full term of the asset or liability.

Level 3:   Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (i.e. supported with little or no market activity).

An asset or liability’s level within the fair value hierarchy is based on the lowest level of input that is significant to the fair value measurement.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

11. FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS  — (Continued)

For financial assets measured at fair value on a recurring basis, the fair value measurements by level within the fair value hierarchy used are as follows:

There were no securities transferred out of Level 2 securities available-for-sale during the three months ended March 31, 2025 or during the twelve months ended December 31, 2024 and 2023.

	Total	Level 1	Level 2	Level 3

	(In thousands)
Available-for-sale Securities:
March 31, 2025 (unaudited):
U.S. Treasury securities	$12,828	$-	$12,828	$-
U.S. Government Agency securities	864	-	864	-
Municipal securities	13,945	-	13,945	-
Mortgage-backed securities and collateralized mortgage obligations	5,711	-	5,711	-
Corporate securities	9,869	-	9,869	-
	$43,217	$-	$43,217	$-
December 31, 2024:
U.S. Treasury securities	$15,811	$-	$15,811	$-
U.S. Government Agency securities	838	-	838	-
Municipal securities	14,281	-	14,281	-
Mortgage-backed securities and collateralized mortgage obligations	5,755	-	5,755	-
Corporate securities	9,799	-	9,799	-
	$46,484	$-	$46,484	$-
December 31, 2023:
U.S. Treasury securities	$2,772		$2,772
U.S. Government Agency securities	835	$-	835	$-
Municipal securities	15,164	-	15,164	-
Mortgage-backed securities and collateralized mortgage obligations	6,567	-	6,567	-
Corporate securities	10,102	-	10,102	-
	$35,440	$-	$35,440	$-

Required disclosures include fair value information about financial instruments, whether or not recognized in the consolidated balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate, and estimates of future cash flows. In that regard, the fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Certain financial instruments and all non-financial instruments are excluded from the disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

11. FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS — (Continued)

Due to a wide range of valuation techniques and the degree of subjectivity used in making the estimates, comparisons between the Company’s disclosures and those of other companies may not be meaningful. The following methods and assumptions were used to estimate the fair values of certain of the Company’s assets and liabilities at March 31, 2025, December 31, 2024 and 2023.

Cash and cash equivalents

The carrying amounts of these assets approximate their fair values.

Securities Available-For-Sale

The fair value of securities available-for-sale (carried at fair value) are determined by matrix pricing, which is a mathematical technique used widely in the industry to value debt securities without relying exclusively on quoted market prices for the specific securities but rather relying on the securities’ relationship to other benchmark quoted prices and is a Level 2 measurement.

Investment in FHLBNY Stock

The carrying value of FHLBNY stock approximates its fair value based on the redemption provisions of the FHLBNY stock, resulting in a Level 2 classification.

Loans, Net

The fair values of loans held in portfolio are estimated using discounted cash flow analyses, using market rates at the balance sheet date that reflect the credit and interest rate risk inherent in the loans, resulting in a Level 3 classification. Projected future cash flows are calculated based upon contractual maturity or call dates, projected repayments, and prepayments of principal. Generally, for variable rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values.

Accrued Interest Receivable and Payable and Advances from Borrowers for Taxes and Insurance

The carrying amount approximates fair value.

Deposits

The fair values disclosed for demand deposits (e.g., NOW accounts, non-interest checking, regular savings and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts), resulting in a Level 1 classification. The carrying amounts for variable-rate certificates of deposit approximate their fair values at the reporting date, resulting in a Level 1 classification. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies market interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits, resulting in a Level 2 classification.

Advances and borrowings from FHLB

The fair values of FHLB long-term borrowings are estimated using discounted cash flow analyses, based on the quoted rates for new FHLB advances with similar credit risk characteristics, terms and remaining maturity, resulting in a Level 2 classification.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

11. FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS — (Continued)

The carrying amounts and estimated fair values of the Company’s financial instruments at March 31, 2025, December 31, 2024 and 2023 are as follows:

	Fair Value	Carrying	Fair
	Hierarchy	Amount	Value

	(In thousands)
March 31, 2025 (Unaudited):
Financial assets:
Cash and due from banks	Level 1	$6,517	$6,517
Securities available-for-sale	Level 2	43,217	43,217
Investment in FHLB stock	Level 2	3,122	3,122
Loans, net	Level 3	204,274	190,364
Accrued interest receivable	Level 1	1,347	1,347
Financial liabilities:
Deposits	Level 1/2	217,252	193,999
Advances and borrowings from FHLB	Level 2	34,753	34,753
Accrued interest payable	Level 1	176	176
Advances from borrowers for taxes and insurance	Level 1	1,774	1,774

December 31, 2024:
Financial assets:
Cash and due from banks	Level 1	$6,788	$6,788
Securities available-for-sale	Level 2	46,484	46,484
Investment in FHLB stock	Level 2	3,361	3,361
Loans, net	Level 3	202,429	189,034
Accrued interest receivable	Level 1	1,247	1,247
Financial liabilities:
Deposits	Level 1/2	210,571	187,395
Advances and borrowings from FHLB	Level 2	41,253	41,253
Accrued interest payable	Level 1	146	146
Advances from borrowers for taxes and insurance	Level 1	2,349	2,349

December 31, 2023:
Financial assets:
Cash and due from banks	Level 1	$3,920	$3,920
Securities available-for-sale	Level 2	35,440	35,440
Investment in FHLB stock	Level 2	2,998	2,998
Loans, net	Level 3	196,457	177,922
Accrued interest receivable	Level 1	1,158	1,158
Financial liabilities:
Deposits	Level 1/2	193,713	177,922
Advances and borrowings from FHLB and PPLF	Level 2	35,500	35,500
Accrued interest payable	Level 1	100	100
Advances from borrowers for taxes and insurance	Level 1	2,386	2,386

Assets Measured at Fair Value on a Nonrecurring Basis

In addition to disclosure of the fair value of assets on a recurring basis, ASC Topic 820 requires disclosures for assets and liabilities measured at fair value on a nonrecurring basis, such as impaired assets and foreclosed real estate. Loans are generally not recorded at fair value on a recurring basis. Periodically, the Company records nonrecurring adjustments to the carrying value of loans based on fair value measurements for partial charge-offs of the uncollectible portions of these loans. Nonrecurring adjustments also include certain impairment amounts for collateral-dependent loans calculated as required by ASC Topic 310, “Receivables — Loan Impairment” when establishing the allowance for credit losses. Impaired loans are those in which the Company has measured impairment generally based on the fair value of the loan’s collateral less estimated selling costs.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

11. FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS — (Continued)

Fair value of real estate collateral is generally determined based upon independent third-party appraisals of the properties, which consider sales prices of similar properties in the proximate vicinity or by discounting expected cash flows from the properties by an appropriate risk adjusted discount rate. Management may adjust the appraised values as deemed appropriate. Fair values of collateral other than real estate is based on an estimate of the liquidation proceeds. Impaired loans and foreclosed real estate are included as Level 3 fair values, based upon the lowest level of input that is significant to the fair value measurements. The fair value consists of the asset balances net of a valuation allowance.

Assets taken in foreclosure of defaulted loans generally measured at the lower cost or fair value less costs to sell. The fair value of the real property is generally determined using appraisals or other indications of value based on recent comparable sales of similar properties or assumptions generally observable in the marketplace, and the related nonrecurring fair value measurement adjustments have generally been classified as Level 3.

For assets measured at fair value on a nonrecurring basis, the fair value measurements by level within the fair value hierarchy used at March 31, 2025, December 31, 2024 and 2023 were as follows:

	Total	Level 1	Level 2	Level 3

	(In thousands)
March 31, 2025 (Unaudited):
Collateral-dependent loans	$1,444	$-	$-	$1,444
	$1,444	$-	$-	$1,444

December 31, 2024:
Collateral-dependent loans	$652	$-	$-	$652
	652	$-	$-	$652

December 31, 2023:
Collateral-dependent loans	$890	$-	$-	$890
	$890	$-	$-	$890

The following table presents additional quantitative information about assets measured at fair value on a nonrecurring basis and for which Level 3 inputs were used to determine fair value:

Quantitative Information about Level 3 Fair Value Measurements

Adjustment
	Valuation Techniques	Unobservable Input	Range	(Weighted- average)

Collateral-dependent loans	Lower of appraisal of collateral or asking priceless selling costs	Appraisal adjustments	10%-55% 10%	(26%) 2025 (10%) 2024 and 2023

		Selling costs	7%-14%	(10%) 2025
			8%-13%	(10%) 2024
			8%-20%	(10%) 2023

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

11. FAIR VALUE MEASUREMENT AND FAIR VALUE OF FINANCIAL INSTRUMENTS — (Continued)

At March 31, 2025, December 31, 2024 and 2023, the fair value consists of loan balances of $1,722,000 (unaudited), $652,000 and $937,000, respectively, net of a valuation allowance of  $278,000 (unaudited), $0 and $47,000, respectively.

12. COMMITMENTS AND CONTINGENCIES

The Company is at times, and in the ordinary course of business, subject to legal actions. Management believes that losses, if any, resulting from current legal actions will not have a material adverse effect on the Company’s consolidated financial condition or results of operations.

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and involve, to varying degrees, elements of credit, market, and interest rate risk more than the amounts recognized in the consolidated statements of financial condition.

The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for loan commitments is represented by the contractual amount of these instruments. The Company uses the same credit policies in making commitments as it does for on-balance sheet instruments.

As of the dates indicated, the following financial instruments were outstanding whose contract amounts represent credit risk:

	March 31,	December 31,
	2025	2024	2023

	Unaudited
	(In thousands)
Commitments to Grant Loans	$396	$787	$805
Performance Standby Letters of Credit	$127	$127	$171
Unfunded Commitments Under Lines of Credit	$27,604	$27,854	$21,264

Commitments to extend credit are agreements to lend to a customer if there is no violation of any conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if deemed necessary by the Company, is based on management’s credit evaluation of the customer.

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are uncollateralized and usually do not contain a specified maturity date and may not be drawn upon to the total extent to which the Company is committed. Allowance for credit losses on unfunded loan commitments was immaterial at March 31, 2025 (unaudited), December 31, 2024 and 2023.

13. REGULATORY CAPITAL REQUIREMENTS

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators, which if undertaken, could have a direct material effect on the Company’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices.

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

13. REGULATORY CAPITAL REQUIREMENTS — (Continued)

The final rules implementing Basel Committee on Banking Supervision’s capital guidelines for U.S. banks (Basel III rules) became effective for the Bank on January 1, 2015 with full compliance with all the requirements being phased in over a multi-year schedule, and fully phased in by January 1, 2019.

The Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios set forth in the table below of total, Tier 1, and Tier 1 common equity capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier 1 capital to average assets (as defined). Management believes, as of March 31, 2025, December 31, 2024 and 2023, that the Bank met all capital adequacy requirements to which it is subject.

The Basel III rules limit capital distributions and certain discretionary bonus payments to management if the institution does not hold a “capital conservation buffer” consisting of 2.5% of common equity Tier I capital to risk-weighted assets above the amount necessary to meet its minimum risk-based capital requirements. The capital conservation buffer requirement is 2.5% of risk-weighted assets.

As a result of the Economic Growth, Regulatory Relief, and Consumer Protection Act, the federal banking agencies were required to develop a “Community Bank Leverage Ratio” (the ratio of a Bank’s Tier 1 capital to average total consolidated assets) for financial institutions with assets of less than $10 billion. A “qualifying community bank” that exceeds this ratio will be deemed to be in compliance with all other capital and leverage requirements, including the capital requirements to be considered “well capitalized” under Prompt Corrective Action statutes. The federal banking agencies may consider a financial institution’s risk profile when evaluating whether it qualifies as a community bank for purposes of the capital ratio requirement. A financial institution can elect to be subject to this new definition. The federal banking agencies set the minimum capital for the Community Bank Leverage Ratio at 9.00%. Pursuant to the CARES Act, the federal banking agencies in April 2020 issued interim final rules to set the Community Bank Leverage Ratio at 8% beginning in the second quarter of 2020 through the end of 2020. Beginning in 2021, the Community Bank Leverage Ratio increased to 8.5% for the calendar year. Beginning January 1, 2022, the Community Bank Leverage Ratio requirement returned to 9%. The Bank elected to adopt the Community Bank Leverage Ratio as of June 30, 2020.

As of March 31, 2025, the most recent notification from the Office of the Comptroller of the Currency categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain a minimum Tier 1 leverage ratios (Community Bank Leverage Ratio) as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category. The Bank’s actual capital amounts and ratios as of March 31, 2025, December 31, 2024 and 2023, are as follows:

	Actual		Capital Adequacy Purposes		To be Well Capitalized Under Prompt and Corrective Action Provisions		Minimum Capital Adequacy with Buffer
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio

	(In thousands)
As of March 31, 2025 (Unaudited):
Tier 1 capital to assets	$26,795	9.63%	$22,268	8.00%	$25,052	9.00%	N/A	N/A
As of December 31, 2024:
Tier 1 capital to assets	$26,556	9.73%	$21,823	8.00%	$24,551	9.00%	N/A	N/A
As of December 31, 2023:
Tier 1 capital to assets	$25,466	10.19%	$19,991	8.00%	$22,489	9.00%	N/A	N/A

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

14. EARNINGS PER SHARE COMMON

Basic earnings per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares outstanding during the period. Net income available to common stockholders is net income to the Company. During the three months ended March 31, 2025, the Company had 8,875 potentially dilutive common stock equivalents. During the twelve months ended December 31, 2024, the Company had 1,642 potentially dilutive common stock equivalents. During the twelve months ended December 31, 2023, the Company had 3,008 potentially dilutive common stock equivalents. Unallocated common shares held by the ESOP are not included in the weighted-average number of common shares outstanding for purposes of calculating earnings per common share until they are committed to be released. Antidilutive share are not include in the weighted-average number of common share outstanding for purposes of calculating earnings per common shares until they become dilutive.

The following table sets forth the calculation of basic and diluted earnings per share.

	Three Months ended March 31,
(Dollars in Thousands Except per Share Data)	2025	2024

	Unaudited
Basic earnings per common share:
Net income available to common stockholders	$148	$106
Weighted average common shares outstanding basic	1,755,379	1,762,795
Weighted average common shares outstanding dilutive	1,764,254	1,764,074
Earnings per share basic	$0.08	$0.06
Earnings per share dilutive	$0.08	$0.06

	Year ended December 31,
(Dollars in Thousands Except per Share Data)	2024	2023
Basic earnings per common share:
Net income available to common stockholders	$712	$755
Weighted average common shares outstanding basic	1,758,729	1,786,740
Weighted average common shares outstanding dilutive	1,760,371	1,789,478
Earnings per share basic	$0.40	$0.42
Earnings per share dilutive	$0.40	$0.42

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

15. NON-INTEREST INCOME

The Company has included the following tables regarding the Company’s non-interest income for the periods presented.

	For the three months ended March 31,
	2025	2024

	(In thousands)
Service fees
Deposit related fees	$9	$10
Loan servicing income	23	22
Total service fees	32	32
Income from financial services
Securities commission income	222	201
Insurance commission income	2	2
Total insurance and securities commission income	224	203
Card income
Debit card interchange fee income	68	69
ATM fees	7	7
Insufficient fund fees	65	63
Total card and insufficient funds income	140	139
Realized gain on sale of residential mortgage loans and available-for-sale securities
Realized gain on sales of residential mortgage loans	33	1
Realized net gain on available-for-sales securities	-	-
Bank owned life insurance	26	11
Other miscellaneous income	31	24
Total non-interest income	$486	$410

	For the years ended December 31,
	2024	2023

	(In thousands)
Service fees
Deposit related fees	$38	$39
Loan servicing income	85	79
Total service fees	123	118
Income from financial services
Securities commission income	906	569
Insurance commission income	19	25
Total insurance and securities commission income	925	594
Card income
Debit card interchange fee income	307	300
ATM fees	31	29
Insufficient fund fees	286	293
Total card and insufficient funds income	624	622
Realized gain (loss) on sale of residential mortgage loans, and available-for-sale securities
Realized gain on sales of residential mortgage loans	87	56
Realized net (loss) on available-for-sales securities	-	(51)
Bank owned life insurance	26	41
Other miscellaneous income	81	68
Total non-interest income	$1,866	$1,448

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

15. NON-INTEREST INCOME — (Continued)

The following is a discussion of key revenues within the scope of the new revenue guidance:

•	Service fees — Revenue from fees on deposit accounts is earned at the time that the charge is assessed to the customer’s account. Fee waivers are discretionary and usually reversed within the same reporting period as assessed.

•	Fee income — Fee income is earned through commissions and is satisfied over the time which the fee has been assessed.

•	Card income and insufficient funds fees — Card income consists of interchange fees from consumer debit card networks and other card related services. Interchange rates are set by the card networks. Interchange fees are based on purchase volumes and other factors and are recognized as transactions occur. Insufficient funds fees are satisfied at the time the charge is assessed to the customer’s account.

16. Parent company only financial information

The following condensed financial statements summarize the financial position and results of operations and cash flows of the parent savings and loan holding company, Seneca Financial Corp., as of March 31, 2025 and the three months ended March 31, 2025 and 2024 and as of December 31, 2024, and 2023 and for the years then ended.

Parent Only Condensed Balance Sheets

	March 31,	December 31,
	2025	2024	2023

	Unaudited
	(In Thousands of Dollars)
Assets
Cash in bank subsidiary	$86	$79	$256
Investments in subsidiaries, at underlying equity	23,205	23,068	21,664
Loan receivable - ESOP	666	666	684
Other assets	17	45	45
Total assets	$23,974	$23,858	$22,649

Liabilities and Stockholders' Equity
Liabilities:
Other liabilities	$-	$-	$-
Total liabilities	-	-	-
Stockholders' equity:
Total stockholders' equity	23,974	23,858	22,649
Total liabilities and stockholders' equity	$23,974	$23,858	$22,649

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

16. Parent company only financial information — (Continued)

Parent Only Condensed Statements of Income

	Three Months Ended March 31,		Year Ended December 31
	2025	2024	2024	2023

	Unaudited
	(In Thousands of Dollars)
Interest income:
Income on ESOP loan	$7	$7	$28	$28
Total interest income	7	7	28	28

Non-interest expenses:
Professional fees	37	5	152	92
Other non-interest expense	16	21	75	75
Total non-interest expense	53	26	227	167

Loss before taxes	(46)	(19)	(199)	(139)

Income tax benefit	10	4	42	29
Earnings before equity in undistributed earnings of Bank	(36)	(15)	(157)	(110)

Equity in undistributed earnings of Bank	184	121	869	865
Net income	$148	$106	$712	$755

Parent Only Statement of Cash Flows

Cash flows from operating activities:
Net income	$148	$106	$712	$755
Adjustments to reconcile net income to net cash provided by operating activities:
Equity in undistributed income of Bank	(184)	(121)	(869)	(865)
Decrease in other assets	27	17	(43)	(28)
Stock based compensation expense	16	21	75	75
Net used in operating activities	7	23	(125)	(63)

Cash flows from investing activities:
Payments received on ESOP loan	-	-	18	16
Net cash used in investing activities	-	-	18	16

Cash flows from financing activities:
Dividend from Bank subsidiary	-	-	-	-
Repurchase of shares into treasury stock	-	-	(70)	(448)
Net cash provided by financing activities	-	-	(70)	(448)

Net change in cash and cash equivalents	7	23	(177)	(495)
Cash and cash equivalents -beginning of year	79	256	256	751
Cash and cash equivalents - end of year	$86	$279	$79	$256

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

17. segment information

The Company has two primary business segments, its community banking franchise, and its wealth management agency.

The community banking segment provides financial services to consumers and businesses principally in the Greater Syracuse Area and Onondaga County of New York State. These services include providing various types of loans to customers, accepting deposits, mortgage banking, and other traditional banking services. Parent company income is included in the community-banking segment, as the majority of effort for these functions is related to this segment. Major revenue sources include net interest income and service fees on deposit accounts. Expenses include personnel and branch-network support charges. The wealth management agency segment offers individual investment management for individuals in the Greater Syracuse Area. The primary revenue source is commissions from 401(k) management and brokered accounts.

The Company’s Chief Financial Officer is the chief operating decision maker (“CODM”). The CODM evaluates the financial performance of the Company’s components such as evaluating revenue streams, significant expenses, and budget to actual results in assessing the performance of the Company’s segments in the determination of allocating resources. Financial information regarding each significant segment expense outlined below is regularly provided (at least monthly) to the CODM. For the community banking segment, interest expense is a significant segment expense. Additionally, for each of the two reportable segments, compensation and employee benefits are significant segment expenses. The accounting policies of the segments are substantially similar to those described in Note 2.

Information about the segments is presented in the following table as of and for the years ended (in thousands):

Reconciliation of Assets	March 31, 2025	December 31, 2024	December 31, 2023
	Unaudited
Total assets for Seneca Savings	$279,375	$280,030	$255,667
Total assets for Financial Quest	1,187	1,183	1,237
Elimination of intercompany receivables	(315)	(274)	(179)
Total consolidated assets	$280,247	$280,939	$256,725

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

17. segment information— (Continued)

	Three Months Ended March 31,
	2025			2024
	Seneca Savings	Financial Quest	Total	Seneca Savings	Financial Quest	Total

	Unaudited
INTEREST INCOME
Total interest income	$3,437	$-	$3,437	$3,139	$-	$3,139
INTEREST EXPENSE
Total interest expense	1,309	-	1,309	1,245	-	1,245
Net Interest Income	2,128	-	2,128	1,894	-	1,894
Provision for credit losses available-for-sale securities	-	-	-	-	-	-
Provision for credit losses loans receivable	110	-	110	15	-	15
Net interest income after provision for credit losses	2,018	-	2,018	1,879	-	1,879
NONINTEREST INCOME
Service fees	32	-	32	32	-	32
Income from financial services	-	232	232	-	213	213
Fee income	189	-	189	164	-	164
Net gains on sale of residential mortgage loans	33	-	33	2	-	2
Total noninterest income	254	232	486	198	213	411
NONINTEREST EXPENSE
Compensation and employee benefits	1,169	116	1,285	1,113	102	1,215
Core processing	335	-	335	364	-	364
Premises and equipment	217	6	223	202	6	208
Professional fees	57	-	57	22	-	22
Postage & office supplies	43	-	43	40	1	41
FDIC premiums	33	-	33	29	-	29
Advertising	96	2	98	86	1	87
Director fees	48	-	48	47	1	48
Other	154	51	205	109	47	156
Total noninterest expense	2,152	175	2,327	2,012	158	2,170
Income before provision for income taxes	120	57	177	63	56	119
PROVISION FOR INCOME TAXES	29	-	29	13	-	13
Net income	$91	$57	$148	$50	$56	$106

SENECA FINANCIAL CORP. AND SUBSIDIARIES

Notes to the consolidated Financial Statements

17. segment information— (Continued)

	Years Ended December 31,
	2024			2023
	Seneca Savings	Financial Quest	Total	Seneca Savings	Financial Quest	Total

INTEREST INCOME
Total interest income	$13,364	$-	$13,364	$11,357	$-	$11,357
INTEREST EXPENSE
Total interest expense	5,230	-	5,230	3,595	-	3,595
Net interest income	8,134	-	8,134	7,762	-	7,762
Provision for credit losses available-for-sale securities	451	-	451	47	-	47
Provision for credit losses loans receivable	(145)	-	(145)	228	-	228
Net interest income after provision for credit losses	7,828	-	7,828	7,487	-	7,487
NONINTEREST INCOME
Service fees	123	-	123	118	-	118
Income from financial services	-	925	925	-	594	594
Fee income	699	-	699	690	-	690
Gain on sale of fixed assets	6	-	6	-	-	-
Earnings on bank-owned life insurance	26	-	26	41	-	41
Net loss on sales of available-for-sale securities	-	-	-	(51)	-	(51)
Net gains on sale of residential mortgage loans	87	-	87	56	-	56
Total noninterest income	941	925	1,866	854	594	1,448
NONINTEREST EXPENSE
Compensation and employee benefits	4,476	427	4,903	3,891	367	4,258
Core processing	1,446	-	1,446	1,398	-	1,398
Premises and equipment	742	24	766	739	24	763
Professional fees	232	-	232	211	-	211
Postage & office supplies	181	-	181	171	-	171
FDIC premiums	118	-	118	87	-	87
Advertising	344	7	351	337	4	341
Director fees	156	-	156	168	-	168
Other	519	206	725	571	73	644
Total noninterest expense	8,214	664	8,878	7,573	468	8,041
Income before provision for income taxes	555	261	816	768	126	894
PROVISION FOR INCOME TAXES	104	-	104	139	-	139
Net income	$451	$261	$712	$629	$126	$755

No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such other information or representation must not be relied upon as having been authorized by Seneca Bancorp, Inc. or Seneca Savings. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale hereunder shall under any circumstances imply that there has been no change in the affairs of Seneca Bancorp, Inc. or Seneca Savings since any of the dates as of which information is furnished herein or since the date hereof.

Up to 1,207,500 Shares

(Subject to Increase to up to 1,388,625 Shares)

(Proposed Holding Company for

Seneca Savings Bank, National Association)

COMMON STOCK

par value $0.01 per share

PROSPECTUS

[Prospectus Date]

These securities are not deposits or accounts and are not federally insured or guaranteed.

Until ____________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Dear Fellow Stockholder:

Seneca Financial Corp. is soliciting stockholder votes regarding the mutual-to-stock conversion of Seneca Financial MHC. Pursuant to a Plan of Conversion and Reorganization (the “Plan of Conversion”), our organization will convert from a partially public company to a fully public company by selling a minimum of 892,500 shares of common stock of a newly formed company named Seneca Bancorp, Inc. (“Seneca Bancorp”) and the proposed fully public stock bank holding company for Seneca Savings.

The Proxy Vote

We must receive the approval of our stockholders before we can proceed with the transactions contemplated by the Plan of Conversion. Enclosed is a proxy statement/prospectus describing the proposals being presented at our special meeting of stockholders. Please vote the enclosed proxy card today. Our Board of Directors unanimously recommends that you vote “FOR” approval of the Plan of Conversion and “FOR” approval of the other matters to be presented at the special meeting.

The Exchange

Upon the completion of the conversion and stock offering, your shares of Seneca Financial Corp. common stock will be exchanged for shares of Seneca Bancorp common stock. The number of new shares that you receive will be based on an exchange ratio that is described in the proxy statement/prospectus. Shortly after the completion of the conversion and stock offering, our exchange agent will send a transmittal form to each stockholder of Seneca Financial Corp. who holds stock certificates. The transmittal form will explain the procedure to follow to exchange your shares. Do not deliver your certificate(s) before you receive the transmittal form. Shares of Seneca Financial Corp. common stock that are held in “street name” (e.g., in a brokerage account) will be converted automatically at the completion of the conversion and stock offering – no action or documentation will be required of you.

The Stock Offering

We are offering for sale shares of common stock of Seneca Bancorp at a price of $10.00 per share. The shares are first being offered in a subscription offering to eligible depositors and borrowers of Seneca Savings. Seneca Financial Corp.’s public stockholders do not have priority rights to purchase shares in the subscription offering unless they are also eligible depositors or borrowers of Seneca Savings. However, if all shares are not subscribed for in the subscription offering, shares would be available for sale in a community offering to Seneca Financial Corp.’s public stockholders and others not eligible to subscribe for shares in the subscription offering. If you are interested subscribing for shares of our common stock, contact our Stock Information Center at [stock center #] (toll-free) to receive a stock order form and a prospectus. The stock offering period is expected to expire on [expiration date], 2025.

If you have any questions, please refer to the Questions & Answers section of this document.

Thank you for your support as a stockholder of Seneca Financial Corp.

Sincerely,

Joseph G. Vitale
President and Chief Executive Officer

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

PROSPECTUS OF SENECA BANCORP, INC.

AND

PROXY STATEMENT OF SENECA FINANCIAL CORP.

Seneca Savings is converting from the mutual holding company structure to a fully-public stock holding company structure. Currently, Seneca Savings is the wholly-owned subsidiary of Seneca Financial Corp., a federally-chartered corporation, and Seneca Financial MHC, a federally-chartered mutual holding company, owns approximately 58.1% of Seneca Financial Corp.’s common stock. The remaining 41.9% of Seneca Financial Corp.’s common stock is owned by public stockholders. As a result of the conversion and stock offering, a newly formed Maryland corporation named “Seneca Bancorp, Inc.” (“Seneca Bancorp”), will replace Seneca Financial Corp. as the holding company of Seneca Savings. Each share of Seneca Financial Corp. common stock owned by the public will be exchanged for between 0.8272 and 1.1192 shares (subject to adjustment to up to 1.2871 shares) of common stock of Seneca Bancorp, so that immediately after the conversion and stock offering Seneca Financial Corp.’s public stockholders will own the same percentage of Seneca Bancorp common stock as they owned of Seneca Financial Corp.’s common stock immediately before the conversion and stock offering, excluding any new shares they purchase in the stock offering and their receipt of cash in lieu of fractional exchange shares, and reflecting certain assets held by Seneca Financial MHC. The actual number of shares that you will receive will depend on the percentage of Seneca Financial Corp. common stock owned by the public at the completion of the conversion and stock offering, certain assets held by Seneca Financial MHC, the final independent appraisal of Seneca Bancorp and the number of shares of Seneca Bancorp common stock sold in the stock offering described in the following paragraph. It will not depend on the market price of Seneca Financial Corp.’s common stock. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders” for a discussion of the exchange ratio. Based on the $____ per share closing price of Seneca Financial Corp. common stock as of _______, 2025 (the last practicable date before the printing of this proxy statement/prospectus), the initial value of the Seneca Bancorp common stock you receive in the share exchange would be less than the market value of the Seneca Financial Corp. common stock you currently own. See “Risk Factors—Risks Related to the Offering and the Exchange—The market value of Seneca Bancorp common stock received in the share exchange may be less than the market value of Seneca Financial Corp. common stock exchanged.”

Concurrently with the exchange offer, we are offering for sale up to 1,207,500 shares (subject to adjustment to up to 1,388,625 shares) of common stock of Seneca Bancorp, representing the ownership interest of Seneca Financial MHC in Seneca Financial Corp. as well as the value of certain assets owned by Seneca Financial MHC. We are offering the shares of common stock to eligible depositors and borrowers of Seneca Savings, to Seneca Savings’ tax qualified benefit plans and to the public, including Seneca Financial Corp. stockholders, at a price of $10.00 per share. The conversion to stock form of Seneca Financial MHC and the offering and exchange of common stock by Seneca Bancorp is referred to herein as the “conversion and offering.” Once the conversion and stock offering is completed, Seneca Savings (renamed “Seneca Savings Bank, National Association”) will be a wholly-owned subsidiary of Seneca Bancorp, and 100% of the common stock of Seneca Bancorp will be owned by public stockholders. As a result of the conversion and stock offering, Seneca Financial Corp. and Seneca Financial MHC will cease to exist.

Seneca Financial Corp.’s common stock is currently quoted on the OTC Pink Market under the symbol “SNNF.” We expect that Seneca Bancorp’s common stock will be quoted on the OTCQX Market upon completion of the conversion and stock offering.

The conversion and stock offering cannot be completed unless the stockholders of Seneca Financial Corp. approve Seneca Financial MHC’s Plan of Conversion and Reorganization, which may be referred to herein as the “plan of conversion.” Seneca Financial Corp. is holding a special meeting of stockholders at [meeting place], on [meeting date], 2025, at [time], Eastern time, to consider and vote upon the plan of conversion. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Seneca Financial Corp. stockholders, including shares owned by Seneca Financial MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Seneca Financial Corp. stockholders other than Seneca Financial MHC. Seneca Financial Corp.’s board of directors unanimously recommends that stockholders vote “FOR” approval of the plan of conversion.

This document serves as the proxy statement for the special meeting of stockholders of Seneca Financial Corp. and the prospectus for the shares of Seneca Bancorp common stock to be issued in exchange for shares of Seneca Financial Corp. common stock. We urge you to read this entire document carefully. You can also obtain information about us from documents that we have filed with the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. This document does not serve as the prospectus relating to the offering by Seneca Bancorp of its shares of common stock in the stock offering, which offering is being made pursuant to a separate prospectus. Stockholders of Seneca Financial Corp. are not required to participate in the stock offering.

This proxy statement/prospectus contains information that you should consider in evaluating the plan of conversion. In particular, you should carefully read the section captioned “Risk Factors” beginning on page 11 for a discussion of certain risk factors relating to the conversion and stock offering.

These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Neither the Securities and Exchange Commission, the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, nor any state securities regulator has approved or disapproved of these securities or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

For answers to your questions, read this proxy statement/prospectus, including the Questions and Answers section, beginning on page 1. Questions about voting on the plan of conversion may be directed to _______________, Monday through Friday from [9:00 a.m. to 5:00 p.m.], Eastern time. Banks and brokers may call _______, and all others may call _______ (toll-free).

The date of this proxy statement/prospectus is [prospectus date], 2025, and it is first being mailed to stockholders of Seneca Financial Corp. on or about [mail date], 2025.

SENECA FINANCIAL CORP.

35 Oswego Street

Baldwinsville, New York 13027

(315) 638-0233

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

On [meeting date], 2025, Seneca Financial Corp. will hold a special meeting of stockholders at [meeting place]. The meeting will begin at [time], Eastern time. At the meeting, stockholders will consider and act on the following:

1.	The approval of a Plan of Conversion and reorganization, whereby Seneca Financial MHC and Seneca Financial Corp. will convert and reorganize from the mutual holding company structure to the stock holding company structure, as more fully described in the attached proxy statement;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion and reorganization;

The following informational proposals:

3.	Approval of a provision in Seneca Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Seneca Bancorp’s articles of incorporation;

4.	Approval of a provision in Seneca Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Seneca Bancorp’s bylaws;

5.	Approval of a provision in Seneca Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Seneca Bancorp’s outstanding voting stock; and

Such other business that may properly come before the meeting. Note: The board of directors is not aware of any other business to come before the meeting.

The provisions of Seneca Bancorp’s articles of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which our board of directors approved the Plan of Conversion and reorganization (the “plan of conversion”). These proposals are informational in nature only because the Board of Governors of the Federal Reserve System’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals.

The board of directors has fixed the close of business on [record date], 2025, as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and at any adjournment or postponement thereof.

Upon written request addressed to the Corporate Secretary of Seneca Financial Corp. at the above address, stockholders may obtain an additional copy of this proxy statement/prospectus and/or a copy of the plan of conversion. In order to assure timely receipt of these materials, Seneca Financial Corp. must receive the written request by _______, 2025.

Please complete, sign and date the enclosed proxy card, which is solicited by the board of directors, and mail it in the enclosed envelope today. Alternatively, you may vote by telephone or Internet as described on the proxy card. The proxy will not be used if you attend the meeting and vote in person.

BY ORDER OF THE BOARD OF DIRECTORS

Jamie Nastri
Corporate Secretary

Baldwinsville, New York

[mail date], 2025

QUESTIONS AND ANSWERS

FOR STOCKHOLDERS OF SENECA FINANCIAL CORP.

REGARDING THE PLAN OF CONVERSION AND REORGANIZATION

You should read this document for more information about the conversion and stock offering. We have received the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) with respect to the conversion and with respect to Seneca Bancorp becoming the bank holding company for Seneca Savings Bank, National Association (“Seneca Savings Bank”). We have received the approval of the Office of the Comptroller of the Currency (the “OCC”) with respect to the conversion of Seneca Savings’ charter from a federal savings association to a national banking association, including amending and restating Seneca Savings Bank’s articles of association to, among other things, establish a liquidation account. Any approval by the Federal Reserve Board or the OCC does not constitute a recommendation or endorsement of the plan of conversion. Consummation of the conversion and stock offering is also subject to approval of the plan of conversion by Seneca Financial Corp.’s stockholders and the members of Seneca Financial MHC, and to the satisfaction of certain other conditions.

Q.            WHAT ARE STOCKHOLDERS BEING ASKED TO APPROVE?

A.	Seneca Financial Corp. stockholders as of the close of business on [record date], 2025 are being asked to vote on the plan of conversion pursuant to which Seneca Financial MHC will convert from the mutual to the stock form of organization. As part of the conversion and stock offering, a newly formed Maryland corporation, named Seneca Bancorp, is offering its common stock to eligible depositors and borrowers of Seneca Savings, to Seneca Savings’ tax qualified benefit plans, to stockholders of Seneca Financial Corp. as of the close of business on [record date], 2025, and to the public. The shares offered for sale represent Seneca Financial MHC’s current ownership interest in Seneca Financial Corp., adjusted for the value of certain assets owned by Seneca Financial MHC. Your vote is very important. Without sufficient votes “FOR” approval of the plan of conversion, we cannot implement the plan of conversion and complete the stock offering.

In addition, Seneca Financial Corp. stockholders are being asked to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

Stockholders also are asked to vote on the following informational proposals with respect to the articles of incorporation of Seneca Bancorp:

•	Approval of a provision requiring a super-majority vote to approve certain amendments to Seneca Bancorp’s articles of incorporation;

•	Approval of a provision requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Seneca Bancorp’s bylaws; and

•	Approval of a provision to limit the voting rights of shares beneficially owned in excess of 10% of Seneca Bancorp’s outstanding voting stock.

The provisions of Seneca Bancorp’s articles of incorporation that are the subject of the informational proposals were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational in nature only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions of mutual holding companies do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Seneca Bancorp’s articles of incorporation that are summarized above as informational proposals may have the effect of deterring, or rendering more difficult, attempts by third parties to obtain control of Seneca Bancorp if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

1

Q.	WHAT ARE THE REASONS FOR THE CONVERSION AND STOCK OFFERING?

A.            The primary reasons for the conversion and stock offering are to:

•	support our planned growth and strengthen our regulatory capital position with the additional capital we will raise in the stock offering;

•	improve the trading liquidity of our shares of common stock;

•	facilitate our stock holding company’s ability to pay dividends to our public stockholders;

•	facilitate future mergers and acquisitions; and

•	transition our organization to a stock holding company structure, which gives us greater flexibility to access the capital markets compared to our existing mutual holding company structure.

As a fully converted stock holding company, we will have greater flexibility in structuring mergers and acquisitions, including the form of consideration that we can use to pay for an acquisition. Our current mutual holding company structure limits our ability to offer shares of our common stock as consideration in a merger or acquisition since Seneca Financial MHC is required to own a majority of Seneca Financial Corp.’s outstanding shares of common stock. Potential sellers often want stock for at least part of the purchase price. With the formation of Seneca Bancorp as a Maryland corporation, our new stock holding company structure will enable us to offer stock or cash consideration, or a combination of stock and cash, and therefore will enhance our ability to compete with other bidders when acquisition opportunities arise. We currently have no arrangements or understandings regarding any specific acquisition. See “Proposal 1—Approval of the Plan of Conversion and Reorganization—Reasons for the Conversion and Stock Offering” for a more complete discussion.

Q.	WHAT WILL STOCKHOLDERS RECEIVE FOR THEIR EXISTING SHARES OF SENECA FINANCIAL CORP. COMMON STOCK?

A.	As more fully described in “Proposal 1—Approval of the Plan of Conversion and Reorganization—Share Exchange Ratio for Current Stockholders,” depending on the number of shares sold in the stock offering, each share of Seneca Financial Corp. common stock that you own at the time of the completion of the conversion and stock offering will be exchanged for between 0.8272 shares at the minimum and 1.1192 shares at the maximum (1.2871 at the adjusted maximum) of the offering range of Seneca Bancorp common stock (cash will be paid in lieu of any fractional shares). For example, if you own 100 shares of Seneca Financial Corp. common stock, and the exchange ratio is 1.1192 (at the maximum of the offering range), after the conversion and stock offering you will receive 111 shares of Seneca Bancorp common stock and $9.20 in cash, the value of the fractional share based on the $10.00 per share purchase price of stock in the stock offering.

If you own shares of Seneca Financial Corp. common stock in a brokerage account in “street name,” your shares will be automatically exchanged within your account, and you do not need to take any action to exchange your shares of common stock or receive cash in lieu of fractional shares. If you hold stock certificate(s) evidencing your shares of Seneca Financial Corp. common stock, after the completion of the conversion and stock offering, our exchange agent will mail to you a transmittal form with instructions to surrender your stock certificate(s). A statement reflecting your ownership of shares of common stock of Seneca Bancorp and a check representing cash in lieu of fractional shares will be mailed to you within five business days after the transfer agent receives a properly executed transmittal form and your existing Seneca Financial Corp. stock certificate(s). Seneca Bancorp will not issue stock certificates. Do not submit your stock certificate(s) until you receive a transmittal form.

2

Q.	WHY WILL THE SHARES THAT I RECEIVE BE BASED ON A PRICE OF $10.00 PER SHARE RATHER THAN THE TRADING PRICE OF THE COMMON STOCK BEFORE COMPLETION OF THE CONVERSION AND STOCK OFFERING?

A.	The shares will be based on a price of $10.00 per share because that is the price at which Seneca Bancorp will sell shares in its stock offering. The amount of common stock that Seneca Bancorp will issue at $10.00 per share in the stock offering and in the exchange is based on an independent appraisal of the estimated pro forma market value of Seneca Bancorp, assuming the conversion and stock offering are completed. RP Financial, LC (“RP Financial”), an appraisal firm experienced in the appraisal of financial institutions, has estimated that, as of May 16, 2025, this pro forma market value was $18.0 million. Based on Federal Reserve Board regulations, the pro forma market value forms the midpoint of the range with a minimum of $15.3 million and a maximum of $20.7 million ($23.8 million at the adjusted maximum). Based on this valuation and the valuation range, the number of shares of common stock of Seneca Bancorp that existing public stockholders of Seneca Financial Corp. will receive in exchange for their shares of Seneca Financial Corp. common stock is expected to range from 0.8272 shares to 1.1192 shares, with a midpoint of 0.9732 shares and an adjusted maximum of 1.2871 shares (a value of approximately $6.4 million to $8.6 million, with a midpoint of $7.5 million and adjusted maximum of $9.9 million, based on a price of $10.00 per share). The number of shares received by the existing public stockholders of Seneca Financial Corp. is intended to maintain their existing ownership in our organization (excluding any new shares purchased by them in the stock offering and their receipt of cash in lieu of fractional exchange shares, and as adjusted to reflect certain assets owned by Seneca Financial MHC). The independent appraisal is based in part on Seneca Financial Corp.’s financial condition and results of operations, the pro forma impact of the additional capital raised by the sale of shares of common stock in the stock offering, and an analysis of a peer group of ten publicly traded savings and loan and bank holding companies that RP Financial considered comparable to Seneca Financial Corp.

Q.	Does the exchange ratio depend on the TRADING price of SENECA FINANCIAL CORP. common stock?

A.	No, the exchange ratio will not be based on the trading price of Seneca Financial Corp. common stock. Instead, the exchange ratio will be based on the appraised value of Seneca Bancorp. The purpose of the exchange ratio is to maintain the ownership percentage of public stockholders of Seneca Financial Corp., as adjusted to reflect certain assets owned by Seneca Financial MHC. Therefore, changes in the trading price of Seneca Financial Corp. common stock between now and the completion of the conversion and stock offering will not affect the calculation of the exchange ratio.

Q.	SHOULD I SUBMIT MY STOCK CERTIFICATE(S) NOW?

A.	No. If you hold stock certificate(s), instructions for exchanging the certificates will be sent to you by our exchange agent after the completion of the conversion and stock offering. If your shares are held in “street name” (e.g., in a brokerage account) rather than in certificate form, the share exchange will be reflected automatically in your account upon completion of the conversion and stock offering.

Q.	HOW DO I VOTE?

A.	Mark, sign and date each proxy card enclosed, and return the card(s) to us in the enclosed proxy reply envelope. Alternatively, you may vote by Internet or telephone by following the instructions on the proxy card. For information on submitting your proxy, please refer to instructions on the enclosed proxy card. Your vote is very important. Please vote today.

3

Q.	IF MY SHARES ARE HELD IN STREET NAME, WILL MY BROKER, BANK OR OTHER NOMINEE AUTOMATICALLY VOTE ON THE PLAN ON MY BEHALF?

A.	No. Your broker, bank or other nominee will not be able to vote your shares without instructions from you. You should instruct your broker, bank or other nominee to vote your shares, using the directions that they provide to you.

Q.	WHY SHOULD I VOTE? WHAT HAPPENS IF I DON’T VOTE?

A.	Your vote is very important. We believe the conversion and stock offering are in the best interests of our stockholders. Not voting all the proxy card(s) you receive will have the same effect as voting “against” the approval of the plan of conversion. Without sufficient favorable votes “FOR” approval of the plan of conversion, we cannot complete the conversion and stock offering.

Q.	WHAT IF I DO NOT GIVE VOTING INSTRUCTIONS TO MY BROKER, BANK OR OTHER NOMINEE?

A.	Your vote is important. If you do not instruct your broker, bank or other nominee to vote your shares, the unvoted proxy will have the same effect as a vote “against” the plan of conversion.

Q.	MAY I PLACE AN ORDER TO PURCHASE SHARES IN THE COMMUNITY OFFERING, IN ADDITION TO THE SHARES THAT I WILL RECEIVE IN THE EXCHANGE?

A.	Yes. If you would like to receive a prospectus and stock order form, you must call our Stock Information Center at [stock center #] (toll-free), Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center is closed bank holidays.

Eligible depositors and borrowers of Seneca Savings have priority subscription rights allowing them to purchase common stock in a subscription offering. Shares not purchased in the subscription offering may be available for sale to the public in a community offering, as described in this document. If orders for Seneca Bancorp common stock in a community offering exceed the number of shares available for sale, shares will be allocated (to the extent shares remain available) as follows: first, to cover orders of natural persons (including trusts of natural persons) residing in the New York counties of Cayuga, Cortland, Madison, Oneida, Oswego and Onondaga; second, to cover orders of Seneca Financial Corp. stockholders as of the close of business on [record date], 2025; and thereafter, to cover orders of the general public.

Stockholders of Seneca Financial Corp. are subject to an ownership limitation. Shares of common stock purchased in the stock offering by a stockholder and his or her associates or individuals acting in concert with the stockholder, plus any shares a stockholder and these individuals receive in the exchange for existing shares of Seneca Financial Corp. common stock, may not exceed 9.9% of the total shares of common stock of Seneca Bancorp to be issued and outstanding after the completion of the conversion and stock offering.

Properly completed and signed stock order forms, with full payment, must be received (not postmarked) no later than 2:00p.m., Eastern time, on [expiration date], 2025.

Q.	WILL THE CONVERSION AND STOCK OFFERING HAVE ANY EFFECT ON DEPOSIT AND LOAN ACCOUNTS AT SENECA SAVINGS?

A.	No. The account number, amount, interest rate and withdrawal rights of deposit accounts will remain unchanged. Deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the legal limit. Loans and rights of borrowers will not be affected. Depositors and eligible borrowers will no longer have voting rights in Seneca Financial MHC as to matters currently requiring such vote. Seneca Financial MHC will cease to exist after the conversion and stock offering. Only stockholders of Seneca Bancorp will have voting rights after the conversion and stock offering.

4

OTHER QUESTIONS?

For answers to other questions, please read this proxy statement/prospectus. Questions about voting on the plan of conversion may be directed to______________, Monday through Friday from [9:00 a.m. to 5:00 p.m.], Eastern time. Banks and brokers may call _______, and all others may call _______ (toll-free). Questions about the stock offering may be directed to our Stock Information Center at [stock center #] (toll-free), Monday through Friday between 10:00 a.m. and 4:00 p.m., Eastern time. The Stock Information Center is closed bank holidays.

5

SUMMARY

This summary highlights material information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the conversion and stock offering and the other proposals fully, you should read this entire document carefully, including the sections entitled “Risk Factors,” “Proposal 1—Approval of the Plan of Conversion and Reorganization,” “Proposal 2—Adjournment of the Special Meeting,” “Proposals 3 through 5—Informational Proposals Relating to Articles of Incorporation of Seneca Bancorp” and the consolidated financial statements and the notes to the consolidated financial statements.

The Special Meeting

Date, Time and Place. Seneca Financial Corp. will hold a special meeting of stockholders at [meeting place], on [meeting date], 2025, at [time], Eastern time.

The Proposals. Stockholders will be voting on the following proposals at the special meeting:

1.	The approval of the Plan of Conversion and Reorganization pursuant to which: (i) Seneca Financial MHC and Seneca Financial Corp. will convert and reorganize from the mutual holding company structure to the stock holding company structure; (ii) Seneca Bancorp, Inc., a newly formed Maryland corporation (“Seneca Bancorp”), will become the fully public stock bank holding company for Seneca Savings (renamed “Seneca Savings Bank, National Association”); (iii) the outstanding shares of common stock of Seneca Financial Corp., other than those owned by Seneca Financial MHC, will be exchanged for shares of common stock of Seneca Bancorp; and (iv) Seneca Bancorp will offer for sale shares of its common stock in a subscription offering, and, if necessary, a community offering and/or syndicated community offering;

2.	The approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion;

The informational proposals:

3.	Approval of a provision in Seneca Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve certain amendments to Seneca Bancorp’s articles of incorporation;

4.	Approval of a provision in Seneca Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder-proposed amendments to Seneca Bancorp’s bylaws;

5.	Approval of a provision in Seneca Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Seneca Bancorp’s outstanding voting stock; and

Such other business that may properly come before the meeting. The board of directors is not aware of any other business to come before the meeting.

The provisions of Seneca Bancorp’s articles of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which our board of directors approved the plan of conversion. These proposals are informational only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Seneca Bancorp’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Seneca Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

6

Vote Required for Approval of Proposals by the Stockholders of Seneca Financial Corp.

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the total number of votes entitled to be cast at the special meeting by Seneca Financial Corp. stockholders, including shares owned by Seneca Financial MHC, and (ii) a majority of the total number of votes entitled to be cast at the special meeting by Seneca Financial Corp. stockholders other than Seneca Financial MHC.

Proposal 1 must also be approved by the members of Seneca Financial MHC (i.e., depositors and certain borrowers of Seneca Savings) at a special meeting called for that purpose. Members of Seneca Financial MHC will receive separate proxy materials from Seneca Financial MHC regarding the conversion and stock offering.

Proposal 2: Approval of the Adjournment of the Special Meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Seneca Financial Corp. stockholders at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Proposals 3 through 5: Informational Proposals Relating to Articles of Incorporation of Seneca Bancorp. The provisions of Seneca Bancorp’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Seneca Financial Corp. approved the plan of conversion. These proposals are informational only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals listed above, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Seneca Bancorp’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Seneca Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Seneca Financial Corp. At this time, we know of no other matters that may be presented at the special meeting.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Seneca Financial Corp. in writing before your common stock has been voted at the special meeting, deliver a signed, later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Vote by Seneca Financial MHC

Management anticipates that Seneca Financial MHC, our majority stockholder, will vote all of its shares of common stock in favor of all the matters set forth above. If Seneca Financial MHC votes all of its shares in favor of each proposal, the approval of the adjournment of the special meeting, if necessary, would be assured.

7

As of [record date], 2025, the directors and executive officers of Seneca Financial Corp. beneficially owned _________ shares (excluding exercisable options), or approximately ____% of the outstanding shares of Seneca Financial Corp. common stock, and Seneca Financial MHC owned 1,068,618 shares, or approximately 58.1% of the outstanding shares of Seneca Financial Corp. common stock.

Vote Recommendations

Your board of directors unanimously recommends that you vote “FOR” approval of the plan of conversion, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” approval of the Informational Proposals 3 through 5.

Our Business

[same as prospectus]

Plan of Conversion and Reorganization

The Boards of Directors of Seneca Financial Corp., Seneca Financial MHC, Seneca Savings and Seneca Bancorp have adopted a plan of conversion pursuant to which Seneca Savings will reorganize from a mutual holding company structure to a stock holding company structure. Public stockholders of Seneca Financial Corp. will receive shares in Seneca Bancorp in exchange for their shares of Seneca Financial Corp. common stock based on an exchange ratio. See “—The Exchange of Existing Shares of Seneca Financial Corp. Common Stock.” This conversion to a stock holding company structure also includes the offering by Seneca Bancorp of shares of its common stock to eligible depositors and borrowers of Seneca Savings and to the public, including Seneca Financial Corp. stockholders, in a subscription offering and, if necessary, in a community offering and/or in a separate offering through a syndicate of broker-dealers, referred to in this proxy statement/prospectus as the syndicated offering. Following the conversion and stock offering, Seneca Financial MHC and Seneca Financial Corp. will no longer exist, and Seneca Bancorp will be the parent company of Seneca Savings (renamed “Seneca Savings Bank, National Association”).

The conversion and stock offering cannot be completed unless the stockholders of Seneca Financial Corp. approve the plan of conversion. Seneca Financial Corp.’s stockholders will vote on the plan of conversion at Seneca Financial Corp.’s special meeting. This document is the proxy statement used by Seneca Financial Corp.’s board of directors to solicit proxies for the special meeting. It is also the prospectus of Seneca Bancorp regarding the shares of Seneca Bancorp common stock to be issued to Seneca Financial Corp.’s stockholders in the share exchange. This document does not serve as the prospectus relating to the stock offering by Seneca Bancorp of its shares of common stock in the subscription offering and any community offering or syndicated community offering, which will be made pursuant to a separate prospectus.

Our Organizational Structure

[same as prospectus]

Business Strategy

[same as prospectus]

Reasons for the Conversion and Stock Offering

[same as prospectus]

See “Proposal 1—Approval of the Plan of Conversion and Reorganization” for a more complete discussion of our reasons for conducting the conversion and stock offering.

8

Conditions to Completion of the Conversion and Stock Offering

[same as prospectus]

[Steps We May Take if We Do Not Receive Orders for the Minimum Number of Shares]

[same as prospectus]

The Exchange of Existing Shares of Seneca Financial Corp. Common Stock

[same as prospectus]

How We Determined the Offering Range, the Exchange Ratio and the $10.00 Per Share Stock Price

[same as prospectus]

How We Intend to Use the Proceeds From the Stock Offering

[same as prospectus]

Our Dividend Policy

[same as prospectus]

Purchases and Ownership by Officers and Directors

[same as prospectus]

Benefits to Management and Potential Dilution to Stockholders Resulting from the Conversion and Stock Offering

[same as prospectus]

Market for Common Stock

[same as prospectus]

Income Tax Consequences

[same as prospectus]

Changes in Stockholders’ Rights for Existing Stockholders of Seneca Financial Corp.

As a result of the conversion and stock offering, existing stockholders of Seneca Financial Corp. will become stockholders of Seneca Bancorp. Some rights of stockholders of Seneca Bancorp will be reduced compared to the rights stockholders currently have in Seneca Financial Corp. The reduction in stockholder rights results from differences between the federal and Maryland charters/articles of incorporation and bylaws, and from distinctions between federal and Maryland law. Many of the differences in stockholder rights under the articles of incorporation and bylaws of Seneca Bancorp are not mandated by Maryland law but have been chosen by management as being in the best interests of Seneca Bancorp and all of its stockholders. The differences in stockholder rights in the articles of incorporation and bylaws of Seneca Bancorp include the following provisions chosen by the board: (i) greater lead time required for stockholders to submit proposals for certain provisions of new business or to nominate directors; (ii) approval by at least 80% of outstanding shares required to amend the bylaws and certain provisions of the articles of incorporation; (iii) a limit on voting rights of shares beneficially owned in excess of 10% of Seneca Bancorp’s outstanding voting stock; (iv) director qualifications; and (v) a greater percentage of outstanding shares that is required for stockholders to call a special meeting. See “Comparison of Stockholders’ Rights For Existing Stockholders of Seneca Financial Corp.” for a discussion of these differences.

9

Dissenters’ Rights

Stockholders of Seneca Financial Corp. do not have dissenters’ rights in connection with the conversion and stock offering.

Important Risks in Owning Seneca Bancorp’s Common Stock

Before you vote on the conversion and stock offering, you should read the “Risk Factors” section beginning on page 11 of this proxy statement/prospectus.

10

RISK FACTORS

You should carefully consider the following risk factors when deciding how to vote on the conversion and stock offering and before purchasing shares of Seneca Bancorp common stock.

[Same as Prospectus]

Risks Related to the Offering and the Exchange

The market value of Seneca Bancorp common stock received in the share exchange may be less than the market value of Seneca Financial Corp. common stock exchanged.

The number of shares of Seneca Bancorp common stock you receive will be based on an exchange ratio that will be determined as of the date of completion of the conversion and offering. The exchange ratio will be based on the percentage of Seneca Financial Corp. common stock held by the public before the completion of the conversion and offering, the final independent appraisal of Seneca Bancorp common stock prepared by RP Financial and the number of shares of common stock sold in the offering. The exchange ratio will ensure that public stockholders of Seneca Financial Corp. common stock will own the same percentage of Seneca Bancorp common stock after the conversion and offering as they owned of Seneca Financial Corp. common stock immediately before completion of the conversion and offering (excluding any new shares purchased by them in the offering and their receipt of cash in lieu of fractional exchange shares, any adjustment to reflect certain assets held by Lake Shore MHC). The exchange ratio will not depend on the market price of Seneca Financial Corp. common stock.

The exchange ratio ranges from 0.8272 shares at the minimum and 1.1192 (1.2871 at the adjusted maximum) shares at the maximum of the offering range of Seneca Bancorp common stock per share of Seneca Financial Corp. common stock. Shares of Seneca Bancorp common stock issued in the share exchange will have an initial value of $10.00 per share. Depending on the exchange ratio and the market value of Seneca Financial Corp. common stock at the time of the exchange, the initial market value of the Seneca Bancorp common stock that you receive in the share exchange could be less than the market value of the Seneca Financial Corp. common stock that you currently own. Based on the most recent closing price of Seneca Financial Corp. common stock before the date of this proxy statement/prospectus, which was $_____, the initial value of the Seneca Bancorp common stock you receive in the share exchange would be less than the market value of the Seneca Financial Corp. common stock you currently own if we closed at the minimum or midpoint of the offering.

11

INFORMATION ABOUT THE SPECIAL MEETING

General

This proxy statement/prospectus is being furnished to you in connection with the solicitation by the board of directors of Seneca Financial Corp. of proxies to be voted at the special meeting of stockholders to be held at [meeting place], on [meeting date], 2025, at [time], Eastern time, and any adjournment or postponement thereof.

The purpose of the special meeting is to consider and vote upon the Plan of Conversion and Reorganization of Seneca Financial MHC (the “plan of conversion”).

In addition, stockholders will vote on a proposal to approve the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal. Stockholders also will vote on informational proposals with respect to the articles of incorporation of Seneca Bancorp.

Voting for or against approval of the plan of conversion includes a vote for or against the conversion of Seneca Financial MHC to a stock holding company as contemplated by the plan of conversion. Voting in favor of the plan of conversion will not obligate you to purchase any shares of common stock in the stock offering and will not affect the balance, interest rate or federal deposit insurance of any deposits at Seneca Savings.

Who Can Vote at the Meeting

You are entitled to vote your Seneca Financial Corp. common stock if our records show that you held your shares as of the close of business on [record date], 2025. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker or nominee. As the beneficial owner, you have the right to direct your broker or nominee how to vote.

At _______, 2025, Seneca Financial Corp. had 1,838,278 shares of common stock outstanding, of which 1,068,618 shares, or 58.1%, were owned by Seneca Financial MHC, and the remaining 769,660 shares were owned by the public. Each share of common stock has one vote.

Attending the Meeting

If you are a stockholder as of the close of business on [record date], 2025, you may attend the meeting. However, if you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Seneca Financial Corp. common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will be held only if there is a quorum. A quorum exists if a majority of the outstanding shares of common stock entitled to vote, represented in person or by proxy, is present at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

12

Proposal 1: Approval of the Plan of Conversion and Reorganization. We must obtain the affirmative vote of the holders of (i) two-thirds of the outstanding common stock of Seneca Financial Corp. entitled to be cast at the special meeting, including shares held by Seneca Financial MHC, and (ii) a majority of the outstanding shares of common stock of Seneca Financial Corp. entitled to be cast at the special meeting, other than shares held by Seneca Financial MHC.

Proposal 2: Approval of the Adjournment of the Special Meeting. We must obtain the affirmative vote of at least a majority of the votes cast by Seneca Financial Corp. stockholders entitled to vote at the special meeting to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the proposal to approve the plan of conversion.

Informational Proposals 3 through 5: Informational Proposals Relating to Articles of Incorporation of Seneca Bancorp. The provisions of Seneca Bancorp’s articles of incorporation that are summarized as informational proposals were approved as part of the process in which the board of directors of Seneca Financial Corp. approved the plan of conversion. These proposals are informational only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. While we are asking you to vote with respect to each of the informational proposals, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Seneca Bancorp’s articles of incorporation that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Seneca Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

Other Matters. We must obtain the affirmative vote of the majority of the votes cast by holders of outstanding shares of common stock of Seneca Financial Corp. At this time, we know of no other matters that may be presented at the special meeting.

Shares Held by Seneca Financial MHC and Our Officers and Directors

As of [record date], 2025, Seneca Financial MHC beneficially owned 1,068,618 shares of Seneca Financial Corp. common stock, or approximately 58.1% of our outstanding shares. We expect that Seneca Financial MHC will vote all of its shares in favor of each of Proposal 1—Approval of the Plan of Conversion and Reorganization, Proposal 2—Approval of the Adjournment of the Special Meeting, and Informational Proposals 3 through 5.

As of [record date], 2025, our officers and directors beneficially owned _______ shares of Seneca Financial Corp. common stock (excluding exercisable options), or approximately ___% of our outstanding shares and ___% of the outstanding shares held by stockholders other than Seneca Financial MHC.

Voting by Proxy

Our board of directors is sending you this proxy statement/prospectus to request that you allow your shares of Seneca Financial Corp. common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Seneca Financial Corp. common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by our board of directors. Our board of directors recommends that you vote “FOR” approval of the Plan of Conversion, “FOR” approval of the adjournment of the special meeting, if necessary, and “FOR” approval of each of the Informational Proposals 3 through 5.

If any matters not described in this proxy statement/prospectus are properly presented at the special meeting, the board of directors will use their judgment to determine how to vote your shares. We do not know of any other matters to be presented at the special meeting.

13

If your Seneca Financial Corp. common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Refer to the instruction form provided by your broker, bank or other nominee that accompanies this proxy statement/prospectus.

Revocability of Proxies

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must advise the corporate secretary of Seneca Financial Corp. in writing before your common stock has been voted at the special meeting, deliver a signed, later-dated proxy or attend the special meeting and vote your shares in person. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Solicitation of Proxies

This proxy statement/prospectus and the accompanying proxy card are being furnished to you in connection with the solicitation of proxies for the special meeting by the board of directors. Seneca Financial Corp. will pay the costs of soliciting proxies from its stockholders. To the extent necessary to permit approval of the plan of conversion and the other proposals being considered, _________, our proxy solicitor, and directors, officers or employees of Seneca Financial Corp. and Seneca Savings may solicit proxies by mail, telephone and other forms of communication. We will reimburse such persons for their reasonable out-of-pocket expenses incurred in connection with such solicitation. For its services as information agent and stockholder proxy solicitor, we will pay to ____________a fee of $_________, plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

We will also reimburse banks, brokers, nominees and other fiduciaries for the expenses they incur in forwarding the proxy materials to you.

Participants in the Employee Stock Ownership Plan

If you participate in Seneca Bancorp, Inc. Employee Stock Ownership Plan, you will receive a voting instruction form that reflects all shares you may direct the trustees to vote on your behalf under the plan. Under the terms of the Employee Stock Ownership Plan, the Employee Stock Ownership Plan trustee votes all shares held by the Employee Stock Ownership Plan, but each Employee Stock Ownership Plan participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The Employee Stock Ownership Plan trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Seneca Financial Corp. common stock held by the Employee Stock Ownership Plan and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the trustee is ________, 2025.

The board of directors unanimously recommends that you sign, date and mark the enclosed proxy “FOR” approval of each of the above described proposals, including the adoption of the plan of conversion, and return it in the enclosed envelope today. Voting the proxy card will not prevent you from voting in person at the special meeting. For information on submitting your proxy, refer to the instructions on the enclosed proxy card.

Your prompt vote is very important. Failure to vote will have the same effect as voting against the plan of conversion.

14

PROPOSAL 1 — APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION

The boards of directors of Seneca Financial Corp. and Seneca Financial MHC have approved the Plan of Conversion and Reorganization of Seneca Financial MHC, referred to herein as the “plan of conversion.” The plan of conversion must also be approved by the members of Seneca Financial MHC and the stockholders of Seneca Financial Corp., and is subject to the satisfaction of certain other conditions. Special meetings of members and stockholders have been called for this purpose. We have received the approval of the Federal Reserve Board with respect to the conversion and with respect to Seneca Bancorp becoming the bank holding company for Seneca Savings Bank. We have received the approval of the OCC with respect to the conversion of Seneca Savings’ charter to a national banking association, including amending and restating Seneca Savings Bank’s articles of association to, among other things, establish a liquidation account. Any approval by the Federal Reserve Board or the OCC does not constitute a recommendation or endorsement of the plan of conversion.

The board of directors unanimously recommends that you vote “FOR” approval of the Plan of Conversion and Reorganization of Seneca Financial MHC.

Exchange of Existing Stockholders’ Stock Certificates

The conversion of existing outstanding shares of Seneca Financial Corp. common stock into the right to receive shares of Seneca Bancorp common stock will occur automatically at the completion of the conversion. As soon as practicable after the completion of the conversion, our transfer agent will send a transmittal form to each public stockholder of Seneca Financial Corp. who holds physical stock certificates. The transmittal form will contain instructions on how to surrender certificates evidencing Seneca Financial Corp. common stock in exchange for shares of Seneca Bancorp common stock in book entry form, to be held electronically on the books of our transfer agent. Seneca Bancorp will not issue stock certificates. We expect that a statement reflecting your ownership of shares of common stock of Seneca Bancorp common stock will be distributed within five business days after the transfer agent receives properly executed transmittal forms, Seneca Financial Corp. stock certificates and other required documents. Shares held by public stockholders in street name (such as in a brokerage account) or electronically with our transfer agent in “book entry” form will be exchanged automatically upon the completion of the conversion; no transmittal forms will be mailed relating to these shares.

No fractional shares of Seneca Bancorp common stock will be issued to any public stockholder of Seneca Financial Corp. when the conversion is completed. For each fractional share that would otherwise be issued to a stockholder who holds a stock certificate, we will pay by check an amount equal to the product obtained by multiplying the fractional share interest to which the holder would otherwise be entitled by the $10.00 offering purchase price per share. Payment for fractional shares will be made as soon as practicable after the receipt by the transfer agent of the transmittal forms and the surrendered Seneca Financial Corp. stock certificates. If your shares of common stock are held in street name, you will automatically receive cash in lieu of fractional shares in your account.

Do not forward your stock certificates until you have received transmittal forms, which will include forwarding instructions. After the conversion, stockholders will not receive new shares of Seneca Bancorp common stock until existing certificates representing existing shares of Seneca Financial Corp. common stock are surrendered for exchange in compliance with the terms of the transmittal form. Each certificate that represents shares of Seneca Financial Corp. common stock outstanding at the effective date of the conversion will be considered to evidence ownership of shares of Seneca Bancorp common stock into which those shares have been converted by virtue of the conversion.

If a certificate for Seneca Financial Corp. common stock has been lost, stolen or destroyed, our transfer agent will issue a new stock certificate upon receipt of appropriate evidence as to the loss, theft or destruction of the certificate, appropriate evidence as to the ownership of the certificate by the claimant, and appropriate and customary indemnification, which is normally effected by the purchase of a bond from a surety company at the stockholder’s expense.

15

All shares of Seneca Bancorp common stock that we issue in exchange for existing shares of Seneca Financial Corp. common stock will be considered to have been issued in full satisfaction of all rights pertaining to such shares of common stock, subject, however, to our obligation to pay any dividends or make any other distributions with a record date before the effective date of the conversion that may have been declared by us on or before the effective date, and that remain unpaid at the effective date.

[remaining sections same as prospectus under “The Conversion and Offering” ]

PROPOSAL 2 — ADJOURNMENT OF THE SPECIAL MEETING

If there are not sufficient votes to constitute a quorum or to approve the plan of conversion at the time of the special meeting, the proposals may not be approved unless the special meeting is adjourned to a later date or dates in order to permit further solicitation of proxies. In order to allow proxies that have been received by Seneca Financial Corp. at the time of the special meeting to be voted for an adjournment, if necessary, Seneca Financial Corp. has submitted the question of adjournment to its stockholders as a separate matter for their consideration. The board of directors of Seneca Financial Corp. recommends that stockholders vote “FOR” approval of the adjournment proposal. If it is necessary to adjourn the special meeting, no notice of the adjourned special meeting is required to be given to stockholders (unless the adjournment is for more than 30 days or if a new record date is fixed), other than an announcement at the special meeting of the hour, date and place to which the special meeting is adjourned.

The board of directors unanimously recommends that you vote “FOR” approval of the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the special meeting to approve the plan of conversion.

PROPOSALS 3 THROUGH 5 — INFORMATIONAL PROPOSALS RELATING TO ARTICLES OF INCORPORATION OF SENECA BANCORP

By their approval of the plan of conversion as set forth in Proposal 1, the board of directors of Seneca Financial Corp. has approved each of the informational proposals numbered 3 through 5, all of which relate to provisions included in the articles of incorporation of Seneca Bancorp. Each of these informational proposals is discussed in more detail below.

As a result of the conversion and stock offering, the public stockholders of Seneca Financial Corp., whose rights are presently governed by the charter and bylaws of Seneca Financial Corp., will become stockholders of Seneca Bancorp, whose rights will be governed by the articles of incorporation and bylaws of Seneca Bancorp. The following informational proposals address the material differences between the governing documents of the two companies. This discussion is qualified in its entirety by reference to the charter and bylaws of Seneca Financial Corp. and the articles of incorporation and bylaws of Seneca Bancorp. See “Where You Can Find Additional Information” for procedures for obtaining a copy of those documents.

The provisions of Seneca Bancorp’s articles of incorporation that are summarized as informational proposals 3 through 5 were approved as part of the process in which the board of directors of Seneca Financial Corp. approved the plan of conversion. These proposals are informational only because the Federal Reserve Board’s regulations governing mutual-to-stock conversions do not provide for votes on matters other than the plan of conversion. Seneca Financial Corp.’s stockholders are not being asked to approve these informational proposals at the special meeting. While we are asking you to vote with respect to each of the informational proposals set forth below, the proposed provisions for which an informational vote is requested will become effective if stockholders approve the plan of conversion, regardless of whether stockholders vote to approve any or all of the informational proposals. The provisions of Seneca Bancorp’s articles of incorporation and bylaws that are summarized as informational proposals may have the effect of deterring or rendering more difficult attempts by third parties to obtain control of Seneca Bancorp, if such attempts are not approved by the board of directors, or may make the removal of the board of directors or management, or the appointment of new directors, more difficult.

16

Informational Proposal 3 – Approval of a Provision in Seneca Bancorp’s Articles of Incorporation Requiring a Super-Majority Vote to Amend Certain Provisions of the Articles of Incorporation of Seneca Bancorp. No amendment of the charter of Seneca Financial Corp. may be made unless it is first proposed by the board of directors, then preliminarily approved by the Federal Reserve Board, and thereafter approved by the holders of a majority of the total votes eligible to be cast at a legal meeting. Seneca Financial MHC, as a 58.1% stockholder, currently can effectively block any stockholder proposed change to the charter.

The articles of incorporation of Seneca Bancorp generally may be amended by the holders of a majority of the shares entitled to vote; provided, however, that any amendment of Section C, D, E or F of Article 5 (Preferred Stock, Restrictions on Voting Rights of the Corporation’s Equity Securities, Majority Vote and Quorum), Article 7 (Directors), Article 8 (Bylaws), Article 9 (Evaluation of Certain Offers), Article 10 (Indemnification, etc. of Directors and Officers), Article 11 (Limitation of Liability), Article 12 (Selection of Forum) and Article 13 (Amendment of the Articles of Incorporation) must be approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote, except that the proposed amendment or repeal of any such provisions need only be approved by the vote of two-thirds of all the votes entitled to be cast by the holders of shares of capital stock of Seneca Bancorp entitled to vote on the matter if the amendment or repeal of such provisions is approved by the board of directors pursuant to a resolution approved by at least two-thirds of the board directors. In addition, the board of directors may amend the articles of incorporation without any action by the stockholders to increase or decrease the aggregate number of shares of capital stock. These limitations on amendments to specified provisions of Seneca Bancorp’s articles of incorporation are intended to ensure that the referenced provisions are not limited or changed upon a simple majority vote.

The requirement of a super-majority stockholder vote to amend specified provisions of Seneca Bancorp’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the articles of incorporation is an important element of the takeover strategy of the potential acquirer. The board of directors believes that the provisions limiting certain amendments to the articles of incorporation will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Seneca Bancorp and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

The board of directors recommends that you vote “FOR” approval of a provision in Seneca Bancorp’s articles of incorporation requiring a super-majority vote to approve certain amendments to Seneca Bancorp’s articles of incorporation.

Informational Proposal 4 – Approval of a Provision in Seneca Bancorp’s Articles of Incorporation Requiring a Super-Majority Vote of Stockholders to Approve Stockholder Proposed Amendments to Seneca Bancorp’s Bylaws. An amendment to Seneca Financial Corp.’s bylaws proposed by stockholders must be approved by the holders of a majority of the total votes eligible to be cast at a legal meeting subject to applicable approval by the Federal Reserve Board. Seneca Financial MHC, as a 58.1% stockholder, currently can effectively block any stockholder proposed change to the bylaws.

The articles of incorporation of Seneca Bancorp provide that stockholders may only amend the bylaws if such proposal is approved by the affirmative vote of the holders of at least 80% of the outstanding shares entitled to vote. The requirement of a super-majority stockholder vote to amend the bylaws of Seneca Bancorp is intended to ensure that the bylaws are not limited or changed upon a simple majority vote of stockholders.

Also, the board of directors of both Seneca Financial Corp. and Seneca Bancorp may by a majority vote amend either company’s bylaws.

This provision in Seneca Bancorp’s articles of incorporation could have the effect of discouraging a tender offer or other takeover attempt where the ability to make fundamental changes through amendments to the bylaws is an important element of the takeover strategy of the potential acquirer. The board of directors believes that the provision limiting amendments to the bylaws will put the board of directors in a stronger position to negotiate with third parties with respect to transactions potentially affecting the corporate structure of Seneca Bancorp and the fundamental rights of its stockholders, and to preserve the ability of all stockholders to have an effective voice in the outcome of such matters.

17

The board of directors unanimously recommends that you vote “FOR” approval of the provision in Seneca Bancorp’s articles of incorporation requiring a super-majority vote of stockholders to approve stockholder proposed amendments to Seneca Bancorp’s bylaws.

Informational Proposal 5 – Approval of a Provision in Seneca Bancorp’s Articles of Incorporation to Limit the Voting Rights of Shares Beneficially Owned in Excess of 10% of Seneca Bancorp’s Outstanding Voting Stock. The articles of incorporation of Seneca Bancorp provide that in no event shall any person unless otherwise approved by the board of directors, who directly or indirectly beneficially owns in excess of 10% of the then-outstanding shares of common stock as of the record date for the determination of stockholders entitled or permitted to vote on any matter, be entitled or permitted to vote in respect of the shares held in excess of the 10% limit. Beneficial ownership is determined pursuant to the federal securities laws and includes, but is not limited to, shares as to which any person and his or her affiliates (i) have the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options and (ii) have or share investment or voting power (but shall not be deemed the beneficial owner of any voting shares solely by reason of a revocable proxy granted for a particular meeting of stockholders, and that are not otherwise beneficially, or deemed by Seneca Bancorp to be beneficially, owned by such person and his or her affiliates). The foregoing restriction does not apply to any employee benefit plans of Seneca Bancorp or any subsidiary or a trustee of a plan.

The provision in Seneca Bancorp’s articles of incorporation limiting the voting rights of beneficial owners of more than 10% of Seneca Bancorp’s outstanding voting stock is intended to limit the ability of any person to acquire a significant number of shares of Seneca Bancorp common stock and thereby gain sufficient voting control so as to cause Seneca Bancorp to effect a transaction that may not be in the best interests of Seneca Bancorp and its stockholders generally. This provision will not prevent a stockholder from seeking to acquire a controlling interest in Seneca Bancorp, but it will prevent a stockholder from voting more than 10% of the outstanding shares of common stock unless that stockholder has first persuaded the board of directors of the merits of the course of action proposed by the stockholder. The board of directors of Seneca Bancorp believes that fundamental transactions generally should be first considered and approved by the board of directors as it generally believes that it is in the best position to make an initial assessment of the merits of any such transactions and that its ability to make the initial assessment could be impeded if a single stockholder could acquire a sufficiently large voting interest so as to control a stockholder vote on any given proposal. This provision in Seneca Bancorp’s articles of incorporation makes an acquisition, merger or other similar corporate transaction less likely to occur, even if such transaction is supported by most stockholders, because it can prevent a holder of shares in excess of the 10% limit from voting the excess shares in favor of the transaction. Thus, it may be deemed to have an anti-takeover effect.

The board of directors unanimously recommends that you vote “FOR” approval of a provision in Seneca Bancorp’s articles of incorporation to limit the voting rights of shares beneficially owned in excess of 10% of Seneca Bancorp’s outstanding voting stock.

18

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

[same as prospectus]

FORWARD-LOOKING STATEMENTS

[same as prospectus]

HOW WE INTEND TO USE THE PROCEEDS FROM THE STOCK OFFERING

[same as prospectus]

OUR DIVIDEND POLICY

[same as prospectus]

MARKET FOR THE COMMON STOCK

[same as prospectus]

HISTORICAL AND PRO FORMA REGULATORY CAPITAL COMPLIANCE

[same as prospectus]

CAPITALIZATION

[same as prospectus]

PRO FORMA DATA

[same as prospectus]

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

[same as prospectus]

BUSINESS OF SENECA BANCORP, INC. AND SENECA FINANCIAL CORP.

[same as prospectus]

BUSINESS OF SENECA SAVINGS

[same as prospectus]

SUPERVISION AND REGULATION

[same as prospectus]

TAXATION

[same as prospectus]

MANAGEMENT

[same as prospectus]

BENEFICIAL OWNERSHIP OF COMMON STOCK

[same as prospectus]

19

SUBSCRIPTIONS BY DIRECTORS AND EXECUTIVE OFFICERS

[same as prospectus]

COMPARISON OF STOCKHOLDERS’ RIGHTS FOR EXISTING STOCKHOLDERS OF SENECA FINANCIAL CORP.

[same as prospectus]

RESTRICTIONS ON ACQUISITION OF SENECA BANCORP, INC.

[same as prospectus]

DESCRIPTION OF CAPITAL STOCK OF SENECA BANCORP, INC. FOLLOWING THE CONVERSION AND STOCK OFFERING

[same as prospectus]

TRANSFER AGENT

[same as prospectus]

EXPERTS

[same as prospectus]

LEGAL MATTERS

[same as prospectus]

WHERE YOU CAN FIND ADDITIONAL INFORMATION

[same as prospectus]

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2026 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, located at 35 Oswego Street, Baldwinsville, New York 13027, no later than __________, 2025. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

Provisions of Seneca Financial Corp.’s Bylaws. Under Seneca Financial Corp.’s Bylaws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at a meeting of stockholders. These procedures provide, generally, that stockholders desiring to make nominations for directors, or to bring a proper subject of business before the meeting, must do so by a written notice timely received (generally at least five days in advance of such meeting, subject to certain exceptions) by the Secretary of Seneca Financial Corp.

Provisions of Seneca Bancorp’s Bylaws. Seneca Bancorp’s Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the board of directors, Seneca Bancorp’s Secretary must receive written notice not less than 90 days nor more than the 100 days before the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event the date of the annual meeting is advanced more than 30 days before the anniversary of the preceding year’s annual meeting, then, to be timely, notice by the stockholder must be so received no earlier than the day on which public disclosure of the date of such annual meeting is first made and not later than the tenth day following the earlier of the day notice of the meeting was mailed to stockholders or such public disclosure was made.

20

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on Seneca Bancorp’s books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of Seneca Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include: (a) as to each person whom the stockholder proposes to nominate for election as a director, (i) all information relating to such person that would indicate such person’s qualification to serve on the Board of Directors of Seneca Bancorp; (ii) an affidavit that such person would not be disqualified under the provisions of Article II, Section 12 of Seneca Bancorp’s Bylaws; (iii) such information relating to such person that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, or any successor rule or regulation; and (iv) a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected; and (b) as to the stockholder giving the notice: (i) the name and address of such stockholder as they appear on Seneca Bancorp’s books and of the beneficial owner, if any, on whose behalf the nomination is made; (ii) the class or series and number of shares of capital stock of Seneca Bancorp which are owned beneficially or of record by such stockholder and such beneficial owner; (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; (v) whether such stockholder intends to solicit proxies in support of director nominees other than Seneca Bancorp’s nominees in accordance with the Exchange Act and the rules and regulations promulgated thereunder; and (vi) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.

The 2026 annual meeting of stockholders is expected to be held on _________, 2026. If the conversion and stock offering is completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than _________, 2026 and no later than _________, 2026. If notice is received before _________, 2026 or after _________, 2026, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting. If the conversion and stock offering is not completed, advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us by _________, 2026. If notice is received after _________, 2026, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement/prospectus shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

21

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

The Notice of Special Meeting of Stockholders, Proxy Statement/Prospectus, and Proxy Card are available at __________________________.

OTHER MATTERS

As of the date of this document, the board of directors is not aware of any business to come before the special meeting other than the matters described above in the proxy statement/prospectus. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Jamie Nastri
Corporate Secretary

Baldwinsville, New York

[mail date], 2025

22

PART II:	INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

Estimated Amounts (1)
Registrant’s Legal Fees and Expenses	$590,000
Registrant’s Accounting Fees and Expenses	92,500
Marketing Agent’s Fees and Expenses	515,000
Records Management Agent’s Fees and Expenses	50,000
Independent Appraiser’s Fees and Expenses	70,000
Printing, Postage, Mailing and EDGAR Fees and Expenses	150,000
Regulatory Filing Fees (SEC, FINRA, Blue Sky and OTCQX)	35,742
Transfer Agent’s Fees and Expenses	10,000
Business Plan Consultant’s Fees and Expenses	30,000
Proxy Solicitation Fees and Expenses	10,000
Other	20,758
Total	$1,574,000

(1)	Assumes all shares are sold in the subscription and community offerings.

Item 14.	Indemnification of Directors and Officers

Articles 10 and 11 of the Articles of Incorporation of Seneca Bancorp, Inc. (the “Corporation”) set forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such. References to the “MGCL” refer to Maryland General Corporation Law:

ARTICLE 10. Indemnification, etc. of Directors and Officers.

A.            Indemnification. The Corporation shall indemnify (1) its current and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the MGCL now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) other employees and agents to such extent as shall be authorized by the Board of Directors and permitted by law; provided, however, that, except as provided in Section B of this Article 10 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

B.            Procedure. If a claim under Section A of this Article 10 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall also be entitled to be reimbursed the expense of prosecuting or defending such suit. It shall be a defense to any action for advancement of expenses that the Corporation has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the indemnitee of his good faith belief that the standard of conduct necessary for indemnification by the Corporation has been met. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the MGCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the MGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 10 or otherwise shall be on the Corporation.

C.            Non-Exclusivity. The rights to indemnification and to the advancement of expenses conferred in this Article 10 shall not be exclusive of any other right that any Person may have or hereafter acquire under any statute, these Articles, the Corporation’s Bylaws, any agreement, any vote of stockholders or the Board of Directors, or otherwise.

D.            Insurance. The Corporation may maintain insurance, at its expense, to insure itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such Person against such expense, liability or loss under the MGCL.

E.            Miscellaneous. The Corporation shall not be liable for any payment under this Article 10 in connection with a claim made by any indemnitee to the extent such indemnitee has otherwise actually received payment under any insurance policy, agreement, or otherwise, of the amounts otherwise indemnifiable hereunder. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Article 10 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.

F.            Limitations Imposed by Federal Law. Notwithstanding any other provision set forth in this Article 10, in no event shall any payments made by the Corporation pursuant to this Article 10 exceed the amount permissible under applicable federal law, including, without limitation, Section 18(k) of the Federal Deposit Insurance Act and the regulations promulgated thereunder.

Any repeal or modification of this Article 10 shall not in any way diminish any rights to indemnification or advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to events occurring, or claims made, while this Article 10 is in force.

ARTICLE 11. Limitation of Liability. An officer or director of the Corporation, as such, shall not be liable to the Corporation or its stockholders for money damages, except (A) to the extent that it is proved that the Person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (B) to the extent that a judgment or other final adjudication adverse to the Person is entered in a proceeding based on a finding in the proceeding that the Person’s action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding; or (C) to the extent otherwise provided by the MGCL. If the MGCL is amended to further eliminate or limit the personal liability of officers and directors, then the liability of officers and directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the MGCL, as so amended.

Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.

Item 15.	Recent Sales of Unregistered Securities

The following sets forth information regarding unregistered securities that were sold by Seneca Financial Corp. within the past three years:

(1)	In the past three years, Seneca Financial Corp. has granted 24,000 shares of restricted stock pursuant to the Seneca Financial Corp. 2019 Equity Incentive Plan to the officers and directors of Seneca Financial Corp. or its subsidiaries.

(2)	In the past three years, Seneca Financial Corp. has granted stock options to the officers and directors of Seneca Financial Corp. or its subsidiaries pursuant to the Seneca Financial Corp. 2019 Equity Incentive Plan to purchase an aggregate of 6,800 shares of Seneca Financial Corp. common stock at exercise prices ranging from $8.83 to $11.25 per share.

(3)	No underwriter or placement agent was involved in the issuance or sale of any of the common stock, and no underwriting discounts or commissions were paid. The issuance and sale of the common stock described above was made in reliance upon exemptions from registration requirements under Section 4(a)(2) of the Securities Act and pursuant to Rule 701 promulgated under the Securities Act as a transaction by an issuer not involving any public offering and pursuant to benefit plans and contracts relating to compensation.

Item 16.	Exhibits and Financial Statement Schedules:

The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)	List of Exhibits

1.1	Engagement Letters between Seneca Savings, Seneca Financial Corp. and Seneca Financial MHC and Keefe, Bruyette & Woods, Inc.
1.2	Form of Agency Agreement between Seneca Savings, Seneca Financial Corp., Seneca Financial MHC, Seneca Bancorp, Inc. and Keefe, Bruyette & Woods, Inc.*
2	Plan of Conversion and Reorganization of Seneca Financial MHC
3.1	Articles of Incorporation of Seneca Bancorp, Inc.
3.2	Bylaws of Seneca Bancorp, Inc.
4	Form of Common Stock Certificate of Seneca Bancorp, Inc.
5	Opinion of Luse Gorman, PC regarding legality of securities being registered
8.1	Federal Tax Opinion of Luse Gorman, PC
8.2	State Tax Opinion of Bonadio & Co., LLP
10.1	Employment Agreement by and between Seneca Savings and Joseph G. Vitale, April 6, 2017
10.2	Employment Agreement by and between Seneca Savings and Vincent J. Fazio, dated April 6, 2017
10.3	Supplemental Executive Retirement Agreement by and between Seneca Savings and Joseph G. Vitale, dated June 20, 2016
10.4	Supplemental Executive Retirement Agreement by and between Seneca Savings and Vincent J. Fazio, dated June 20, 2016
10.5	Amendment to Supplemental Executive Retirement Agreement by and between Seneca Savings and Joseph G. Vitale, dated June 9, 2025
10.6	Amendment to Supplemental Executive Retirement Agreement by and between Seneca Savings and Vincent J. Fazio, dated June 9, 2025
10.7	Executive Split Dollar Life Insurance Agreement by and between Seneca Savings and Joseph G. Vitale, dated May 18, 2016
10.8	Executive Split Dollar Life Insurance Agreement by and between Seneca Savings and Vincent J. Fazio, dated May 18, 2016
10.9	Seneca Financial Corp. 2019 Equity Incentive Plan
10.10	Form of Restricted Stock Award Agreement under the Seneca Financial Corp. 2019 Equity Incentive Plan
10.11	Form of Incentive Stock Option Award Agreement under the Seneca Financial Corp. 2019 Equity Incentive Plan

10.12	Form of Non-Qualified Stock Option Award Agreement under the Seneca Financial Corp. 2019 Equity Incentive Plan
10.13	Seneca Savings Annual Incentive Plan
10.14	Seneca Savings Director Deferred Fee Plan
21	Subsidiaries of Seneca Bancorp, Inc.
23.1	Consent of Luse Gorman, PC (set forth in Exhibits 5 and 8.1)
23.2	Consent of Bonadio & Co., LLP (including with respect to state tax opinion set forth in Exhibit 8.2)
23.3	Consent of RP Financial, LC.
24	Power of Attorney (set forth on the signature page to this Registration Statement)
99.1	Engagement Letter with RP Financial, LC. to serve as appraiser
99.2	Letter of RP Financial, LC. with respect to subscription rights
99.3	Appraisal Report of RP Financial, LC.
99.4	Marketing Materials*
99.5	Stock Order and Certification Form*
99.6	Letter of RP Financial, LC. with respect to Liquidation Rights
99.7	Form of Seneca Financial Corp. Stockholder Proxy Card
107	Filing Fee Table

†	Management contract or compensation plan or arrangement.
*	To be filed supplementally

(b)           Financial Statement Schedules

No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.	Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Village of Baldwinsville, State of New York, on June 13, 2025.

Seneca Bancorp, Inc.

By:	/s/ Joseph G. Vitale
Joseph G. Vitale
President and Chief Executive Officer
(Duly Authorized Representative)

POWER OF ATTORNEY

We, the undersigned directors of Seneca Bancorp, Inc. (the “Company”), severally constitute and appoint Joseph G. Vitale with full power of substitution, our true and lawful attorney and agent, to do any and all things and acts in our names in the capacities indicated below which said Joseph G. Vitale may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement on Form S-1 relating to the offering of the Company common stock, including specifically, but not limited to, power and authority to sign for us or any of us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Joseph G. Vitale shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Joseph G. Vitale	President, Chief Executive Officer and Director (Principal	June 13, 2025
Joseph G. Vitale	Executive Officer)

/s/ Vincent J. Fazio	Executive Vice President, Chief Financial Officer and Director	June 13, 2025
Vincent J. Fazio	(Principal Financial and Accounting Officer)

/s/ Mark Zames	Chairman of the Board	June 13, 2025
Mark Zames

/s/ Kimberly Boynton	Director	June 13, 2025
Kimberly Boynton

/s/ Michael Duteau	Director	June 13, 2025
Michael Duteau

/s/ James Hickey	Director	June 13, 2025
James Hickey

/s/ William M. Le Beau	Director	June 13, 2025
William M. Le Beau

As filed with the Securities and Exchange Commission on June 13, 2025

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS TO

TO THE

REGISTRATION STATEMENT

ON

FORM S-1

Seneca Bancorp, Inc.

Baldwinsville, New York

EXHIBIT INDEX

1.1	Engagements Letter between Seneca Savings, Seneca Financial Corp. and Seneca Financial MHC and Keefe, Bruyette & Woods, Inc.
1.2	Form of Agency Agreement between Seneca Savings, Seneca Financial Corp., Seneca Financial MHC, Seneca Bancorp, Inc. and Keefe, Bruyette & Woods, Inc.*
2	Plan of Conversion and Reorganization of Seneca Financial MHC
3.1	Articles of Incorporation of Seneca Bancorp, Inc.
3.2	Bylaws of Seneca Bancorp, Inc.
4	Form of Common Stock Certificate of Seneca Bancorp, Inc.
5	Opinion of Luse Gorman, PC regarding legality of securities being registered
8.1	Federal Tax Opinion of Luse Gorman, PC
8.2	State Tax Opinion of Bonadio & Co., LLP
10.1	Employment Agreement by and between Seneca Savings and Joseph G. Vitale, April 6, 2017
10.2	Employment Agreement by and between Seneca Savings and Vincent J. Fazio, dated April 6, 2017
10.3	Supplemental Executive Retirement Agreement by and between Seneca Savings and Joseph G. Vitale, dated June 20, 2016
10.4	Supplemental Executive Retirement Agreement by and between Seneca Savings and Vincent J. Fazio, dated June 20, 2016
10.5	Amendment to Supplemental Executive Retirement Agreement by and between Seneca Savings and Joseph G. Vitale, dated June 9, 2025
10.6	Amendment to Supplemental Executive Retirement Agreement by and between Seneca Savings and Vincent J. Fazio, dated June 9, 2025
10.7	Executive Split Dollar Life Insurance Agreement by and between Seneca Savings and Joseph G. Vitale, dated May 18, 2016
10.8	Executive Split Dollar Life Insurance Agreement by and between Seneca Savings and Vincent J. Fazio, dated May 18, 2016
10.9	Seneca Financial Corp. 2019 Equity Incentive Plan
10.10	Form of Restricted Stock Award Agreement under the Seneca Financial Corp. 2019 Equity Incentive Plan
10.11	Form of Incentive Stock Option Award Agreement under the Seneca Financial Corp. 2019 Equity Incentive Plan
10.12	Form of Non-Qualified Stock Option Award Agreement under the Seneca Financial Corp. 2019 Equity Incentive Plan
10.13	Seneca Savings Annual Incentive Plan
10.14	Seneca Savings Director Deferred Fee Plan
21	Subsidiaries of Seneca Bancorp, Inc.
23.1	Consent of Luse Gorman, PC (set forth in Exhibits 5 and 8.1)
23.2	Consent of Bonadio & Co., LLP (including with respect to state tax opinion set forth in Exhibit 8.2)
23.3	Consent of RP Financial, LC.
24	Power of Attorney (set forth on the signature page to this Registration Statement)
99.1	Engagement Letter with RP Financial, LC. to serve as appraiser
99.2	Letter of RP Financial, LC. with respect to subscription rights
99.3	Appraisal Report of RP Financial, LC.
99.4	Marketing Materials*
99.5	Stock Order and Certification Form*
99.6	Letter of RP Financial, LC. with respect to Liquidation Rights
99.7	Form of Seneca Financial Corp. Stockholder Proxy Card
107	Filing Fee Table

†	Management contract or compensation plan or arrangement.
*	To be filed supplementally